Exhibit 96.1

SK-1300 TECHNICAL REPORT SUMMARY

ON THE

NEVES LITHIUM PROJECT,

MINAS GERAIS STATE, BRAZIL

Prepared for:

Atlas Lithium Corporation (NASDAQ: ATLX)

1200 N Federal Hwy, Suite 200

Boca Raton, FL 33432

Report Date: July 30, 2025

Effective Date: May 15, 2025

Prepared by:

SGS Canada Inc.

Mining Proficiency Group – Engenharia e Serviços

Vinq – Geotecnia

SGS Project #19546-02

SGS Canada Inc.	Geological Services
10 boul. de la Seigneurie Est, Suite 203, Blainville, Québec Canada J7C 3V5 t (450) 433-1050 f (450) 433-1048 www.geostat.com

Member of SGS Group (SGS SA)

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page i

TABLE OF CONTENTS

TABLE OF CONTENTS		i
LIST OF FIGURES		vii
LIST OF TABLES		xi
1 SUMMARY		1
1.1	Introduction	1
1.2	Property Description, Location, Access, and Physiography	2
1.2.1	Neves Project	2
1.2.2	Gaia Project	2
1.3	History	4
1.4	Geology and Mineralization	4
1.5	Exploration and Drilling	5
1.5.1	Neves Project	5
1.5.2	Gaia Project	5
1.6	Mineral Processing and Metallurgical Testing	5
1.6.1	Neves Project	5
1.7	Mineral Resource Estimates	7
1.7.1	Neves Project	7
1.7.2	Gaia Project	10
1.8	Mineral Reserves Estimates	10
1.9	Mining Methods	12
1.10	Project Infrastructure	13
1.10.1	On-Site Infrastructure	13
1.10.2	Off-Site Infrastructure	15
1.11	Market Studies	15
1.12	Environmental Studies, Permitting, and Social or Community Impact	15
1.12.1	Environmental Licensing	15
1.12.2	Reclamation and Mine Closure	18
1.12.3	Community Engagement and Government Relations	18
1.13	Capital and Operating Costs Estimates	19
1.13.1	Capital Costs	19
1.13.2	Operating Costs	20
1.14	Project Economics	21
1.15	Conclusions and Recommendations	23
1.15.1	Geology	23
1.15.2	Mineral Processing	24
1.15.3	Mining Methods and Mineral Reserves	24
1.15.4	Infrastructure	24
1.15.5	Mine Waste Storage Facilities	25
1.15.6	Waste Dumps (PDER-1 and PDE-2 Waste Project)	25
1.15.7	Water Management	25
1.15.8	Hydrogeology	25
1.15.9	Environmental Studies and Permitting	25
1.15.10	Power Supply	26
1.15.11	Commissioning	26
1.15.12	Economic Analysis	26
1.15.13	Overall	26
2 INTRODUCTION		27
2.1	Registrant Information	28
2.2	Terms of Reference and Purpose	28
2.3	Sources of Information	29
2.4	Personal Inspection Summary	31
2.5	Previously Filed Technical Report Summary Report	33
2.6	Units and Abbreviations	33

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page ii

3 PROPERTY DESCRIPTION		35
3.1	Property Description and Location	35
3.2	Mineral Tenure	37
3.3	Surface Rights	38
3.4	Property Rights	38
3.5	Royalties and Encumbrances	41
3.6	Reliance on Other Experts	41
4 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY		42
4.1	Accessibility	42
4.2	Climate	42
4.3	Local Resources	42
4.4	Infrastructure	42
4.5	Physiography	42
5 HISTORY		44
5.1	Historical Resource Estimates	44
5.2	Past Production	44
6 GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT		45
6.1	Regional Geology	45
6.2	Local and Property Geology	47
6.2.1	Neves	48
6.2.2	Gaia	51
6.3	Deposit Type	52
7 EXPLORATION		53
7.1	Neves Project	53
7.1.1	Aerophotogrammetric Survey	53
7.1.2	Planimetric Survey	53
7.1.3	Geoclouds Sentinel II Satellite Imagery	53
7.1.4	LiDAR Surveys	53
7.1.5	Geophysics	54
7.1.6	Geological Mapping and Sampling	56
7.1.7	Trenching	58
7.1.8	Soil Sampling	59
7.1.9	Magnetic Susceptibility	61
7.2	Gaia Project	61
7.2.1	Geological Mapping and Sampling	61
7.2.2	Soil Sampling	62
7.3	Drilling	63
7.3.1	Neves Project	63
7.3.2	Gaia Project	68
7.4	Geotechnical Drilling	69
7.4.1	Description of the Probing and Sampling Holes	70
8 SAMPLE PREPARATION, ANALYSES, AND SECURITY		72
8.1	Core Sampling	72
8.2	Analytical and Test Laboratories	72
8.3	Sample Preparation and Analysis	72
8.4	Density Determinations	72
8.5	Quality Assurance and Quality Control	73
8.5.1	Analytical Standards	73
8.5.2	Analytical Blanks	75
8.5.3	Coarse Duplicates	76
8.5.4	Pulp Duplicates	76
8.6	Sample Security and Storage	78
8.7	QP Comments	78
9 DATA VERIFICATION		79
9.1	Drilling Database	79
9.2	Site Visits	79
9.2.1	SGS	79
9.2.2	VinQ Geotecnia	80

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page iii

10 MINERAL PROCESSING AND METALLURGICAL TESTING		82
10.1	Test Work completed at SGS Lakefield	82
10.1.1	Sample Selection, Preparation and Head Assay	82
10.1.2	Mineralogy	85
10.1.3	Comminution	86
10.1.4	Heavy Liquid Separation	86
10.1.5	Dense Media Separation Test	90
10.1.6	Magnetic Separation on Dense Media Separation Concentrate	91
10.1.7	Additional Heavy Liquid Separation Tests on DMS Middling and Tailing	92
10.1.8	Flotation Tests	93
10.2	Additional Tests Conducted at SGS Geosol Brazil between 2023 and 2025	93
10.3	Metals Recovery Predictions and Technical Discussions	107
10.4	Conclusions and Recommendations	112
11 MINERAL RESOURCE ESTIMATES		113
11.1	Exploratory Data Analysis	113
11.2	Analytical Data	114
11.3	Composite Data	115
11.4	Density	115
11.5	Geological Interpretation	116
11.6	Resource Block Modelling	116
11.7	Block Model Interpretation	118
11.8	Mineral Resource Classification	123
11.9	Reasonable Prospects for Eventual Economic Extraction	129
11.10	Mineral Resource Estimation	130
12 MINERAL RESERVE ESTIMATES		134
12.1	Introduction	134
12.2	Key Assumptions, Parameters and Methods	134
12.2.1	Geological Block Model	134
12.2.2	Economic Parameters	134
12.2.3	Cut-Off Grade and Ore Definition	135
12.2.4	Concentrate Calculation	135
12.2.5	Dilution and Mining Recovery	135
12.2.6	Density	135
12.2.7	Topographic Surface	135
12.2.8	Physical Restrictions	136
12.2.9	Weathering Surface	137
12.2.10	Geotechnical Parameters	137
12.3	Pit Optimization Study	138
12.3.1	Pit Optimization Results	138
12.3.2	Mine Design	156
12.3.3	Mineral Reserves	159
13 MINING METHODS		167
13.1	Parameters for the Pit Design	168
13.1.1	Geotechnical Considerations for the Pit Design	168
13.1.2	Geotechnical Study	168
13.1.3	Geotechnical Parameter for Anitta 2.5	181
13.1.4	Hydrogeological Considerations for the Pit Design	183
13.2	Mine Plan	184
13.2.1	Pushbacks	184
13.2.2	Mine Sequencing	200
13.2.3	Mining Operation	209
13.2.4	Dewatering Plan	227
14 PROCESSING AND RECOVERY METHODS		233
14.1	General Description	233
14.2	Comminution Circuit	237

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page iv

14.3	Wet Plant Feed Preparation	238
14.4	Dense Media Separation Circuits	238
14.5	Concentrate and Tailings Handling Areas	241
14.6	Reagents	241
14.7	Water and Power	241
15 INFRASTRUCTURE		243
15.1	General Site Plan	243
15.2	Site Access	247
15.2.1	Regional Site Access	247
15.2.2	Processing Plant Site Access	247
15.2.3	Transhipment Area Access	248
15.3	Power Supply	250
15.3.1	Electrical Power Source – Areas 171 and 172	250
15.3.2	Electrical Distribution	252
15.3.3	Main Substation (future)	252
15.3.4	Secondary Substations	252
15.4	Water Systems	253
15.4.1	Raw Water Supply System	253
15.4.2	Overall Site Water Balance	255
15.4.3	Potable Water Supply	257
15.4.4	Fire Suppression System	257
15.4.5	Sewage Collection and Treatment	257
15.4.6	Hydrogeological Model	258
15.5	Mine Waste, Low-Grade Ore and Tailings Storage Facilities	263
15.5.1	Internal Drainage	263
15.5.2	Geotechnical Studies	266
15.5.3	Geotechnical Stability Analysis	269
15.5.4	Hydrological and Hydraulic Studies	272
15.5.5	Pile Geometric Design	275
15.5.6	Volumes of Waste and Tailings Produced	285
15.5.7	Disposal of Waste Rock and Tailings	285
15.6	IT and Communication Infrastructure	286
15.6.1	WAN (Wide Area Network)	287
15.6.2	LAN (Local Area Network) and WLAN (Wireless Local Area Network)	287
15.6.3	Data and Voice Communication Systems	289
15.6.4	Security Systems	289
15.6.5	Information Security	289
15.6.6	Regulatory Compliance and Auditing	289
15.7	Processing Area	290
15.7.1	ROM PAD/ Crushing Area/ Crushed Ore Storage Reclaim – Area 310	290
15.7.2	Feed Preparation – Area 410	294
15.7.3	Primary DMS – Area 420	296
15.7.4	Primary Floats Stockpile – Area 510	298
15.7.5	Interstage Screening – Are 430	299
15.7.6	Secondary DMS – Area 440	301
15.7.7	Secondary Floats Stockpile – Are 520	302
15.7.8	Final Product Stockpile – Area 530	303
15.7.9	Tails Handling – Area 450	304
15.7.10	Grit Stockpile – Area 540	307
15.7.11	Water Tanks – Areas 620 and 630	307
15.7.12	Compressed air – Area 610	308
15.7.13	Emergency Ponds – Area 630	308
15.7.14	Mine Support Area / Truck Shop / Truck Wash	309
15.8	Support Buildings – Processing Plant	309
15.8.1	Plant Administration – Building	309
15.8.2	Canteen – Area 712	313

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page v

15.8.3	Outpatient Clinic – Area 713	316
15.8.4	Main Gatehouse – Area 714	319
15.8.5	ROM PAD Gatehouse – Area 714	321
15.8.6	Dispatch Gatehouse – Area 714	322
15.8.7	Locker Room – Area 715	323
15.8.8	Waste Deposit – Area 717	326
15.8.9	Control Room Support Building – Area 722	327
15.8.10	Workshop – Area 723	329
15.8.11	Warehouse – Area 724	330
15.9	Support Buildings – Mining Facilities	331
15.9.1	Mine Operation Support Area	331
15.9.2	Essential infrastructure to be implemented	331
15.9.3	Fueling Station and Storage	334
15.9.4	Explosives Magazine	335
15.10	Support Buildings – Transshipment Area	342
15.10.1	Transshipment Area Gatehouse – Area 821	342
15.10.2	Laboratory – Area 822	344
15.10.3	Truck Scale Support Room – Area 817	346
15.10.4	Driver’s Waiting Room – Area 817	348
15.11	Site Geotechnical	349
15.12	Concentrate Shipping	349
15.13	Gravel/Sand Sources	351
15.13.1	Gravel Support	351
15.13.2	Sand Support	352
16 MARKET STUDIES		353
16.1	Recent Historical Pricing	353
16.2	Lithium Demand 2025 and Beyond	353
16.3	Lithium-Ion Battery Cathode Active Material	354
16.4	Lithium Chemical Demand	355
16.5	Lithium Raw Material Supply	356
16.6	Lithium Price Forecast	357
16.7	Contracts	359
17 ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS		360
17.1	Environmental Studies	360
17.1.1	Anitta Project – Delimitation and Permissions	362
17.1.2	Environmental Intervention Authorization – AIA	363
17.1.3	Water Use Authorization	365
17.1.4	Final Considerations about the Permit	365
17.1.5	Expansion of the Anitta Project – Delimitation and Progress	366
17.1.6	Water Use Authorization	368
17.1.7	Final Considerations about the Permit	368
17.2	Requirements, Plans for Waste, Tailings Disposal, Site Monitoring, Water Management	370
17.2.1	Physical Environment Programs	370
17.2.2	Biotic Environment Programs	370
17.2.3	Socioeconomic Environment Programs	371
17.2.4	Specific Plans/Programs	371
17.3	Contextualization of the Anitta Project and Expansion	371
17.4	Community Engagement	374
17.5	Mine Closure	376
17.6	Commitments to Local Procurement or Hiring	379
17.7	Planning and Design	382
18 CAPITAL AND OPERATING COSTS		383
18.1	Basis of Estimates	383
18.1.1	General	384
18.1.2	Mining	385
18.1.3	Processing Plant and Infrastructure	385

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page vi

18.2	Capital Cost Estimates	385
18.2.1	Buildings	387
18.2.2	MV Substation & Automation	388
18.2.3	Spares	388
18.2.4	Water Supply	388
18.2.5	Weighbridge	389
18.2.6	Civil Works	389
18.2.7	Commissioning	389
18.2.8	Crushing Area	390
18.2.9	Contract Mining (Pre-Operational Phase)	390
18.2.10	Earthworks	391
18.2.11	Engineering	391
18.2.12	Generators	392
18.2.13	Installation	392
18.2.14	Shipping	393
18.2.15	Contingency	394
18.3	Corporate Cost Breakdown	394
18.3.1	Taxes	394
18.3.2	Owners Team & Management Services	394
18.3.3	Land Acquisition	395
18.3.4	Environment & Social - Permits and Programs	395
18.3.5	Temporary Facilities	395
18.3.6	Insurance	395
18.3.7	Contingency	396
18.4	CAPEX and Corporate Cost	396
18.5	Sunk Cost	398
18.6	Sustaining Capital	402
18.7	Operating Cost Estimate	403
18.7.1	Mining Operating Costs Summary	404
18.7.2	Crushing Processing Cost Summary	405
18.7.3	DMS Plant Operating Cost Summary	405
18.7.4	G&A Cost Summary	407
18.7.5	Freight and Port Operating Cost Summary	407
19 ECONOMIC ANALYSIS		408
19.1	Project Economic Headline Results	408
19.2	General Criteria	408
19.3	Economic Model Inputs	410
19.4	Economic Model Results	410
19.5	Production and Cashflow Summary	411
19.6	Cash Flow Statement	411
19.7	Sensitivity Analysis	416
19.8	Breakeven Analysis	417
19.9	Conclusion	418
20 ADJACENT PROPERTIES		419
21 OTHER RELEVANT DATA AND INFORMATION		420
22 INTERPRETATION AND CONCLUSIONS		421
23 RECOMMENDATIONS		422
23.1	Geology	422
23.1.1	Neves Project	422
23.1.2	Gaia Project	422
23.1.3	Geological Model Maintenance and Quality Control	422
23.2	Mineral Processing	422
23.3	Mining Methods and Mineral Reserves	423
23.3.1	Mine Planning Scenario Validation	423
23.3.2	Operational Monitoring of Mining Activities	423

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page vii

23.3.3	Rock Blasting Activity, Fragmentation, Explosives and Storage	424
23.3.4	Topography and Slope Shaping	424
23.3.5	Access Infrastructure and Operational Cycles	424
23.3.6	Geotechnical Investigation and Instrumentation Monitoring	424
23.3.7	Visual Monitoring and Regulatory Compliance	425
23.4	Infrastructure	425
23.5	Mine Waste Storage Facilities	425
23.6	Waste Dumps (PDER-1 and PDE-2 Waste Project)	425
23.7	Water Management	425
23.8	Hydrogeology	426
23.9	Environmental Studies and Permitting	426
23.10	Power Supply	426
23.11	Commissioning	426
23.12	Economic Analysis	426
23.13	Overall	426
24 REFERENCES		427
25 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT		430
APPENDIX A		431

LIST OF FIGURES

Figure 1-1	Location Map	3
Figure 1-2	Financial Sensitivity Analysis	23
Figure 3-1	Atlas Property Map	36
Figure 3-2	Neves Project Property Acquisitions	40
Figure 6-1	Regional Geology Map and Stratigraphic Column	46
Figure 6-2	Simplified Map of Araçuaí Orogen and Eastern Brazilian Pegmatite Province	47
Figure 6-3	Neves Geological Map	49
Figure 6-4	Pegmatite and Schist of the Salinas Formation (A) and Teixerinha Granite Outcrop (B)	50
Figure 6-5	Crystalline and Altered Argillic Petalite	50
Figure 6-6	Gaia Geological Map	51
Figure 6-7	Deposit Model for Neves Pegmatites	52
Figure 7-1	Final DTM with Respect to Tenement Boundaries	54
Figure 7-2	Anomalous Magnetic Lows and their Correlation with Known Pegmatites	55
Figure 7-3	Neves Aeromagnetic Survey with Structural Interpretation	56
Figure 7-4	Geological Map of the Neves Property with Known Pegmatites	57
Figure 7-5	Trench Excavated at the Anitta 3 Pegmatite	58
Figure 7-6	Atlas 2021 - 2024 Trench Program and Locations	59
Figure 7-7	Soil Sampling over the Neves Project	60
Figure 7-8	Map of the Gaia Property with Known Pegmatites	61
Figure 7-9	Soil Sampling over the Gaia Project	62
Figure 7-10	Plan View of Neves Drilling	66
Figure 7-11	Longitudinal View of Neves Drilling	67
Figure 7-12	Plan View of Gaia Drilling	69
Figure 7-13	Location of Drill Holes & Samples Collected	70
Figure 8-1	Original versus Re-Assay Values	74
Figure 8-2	Shewhart Performance Chart of OREAS Standard Results	75
Figure 8-3	Atlas Blank Sample Analyses	76
Figure 8-4	Correlation Between Original Samples and Coarse Duplicates	77
Figure 8-5	Correlation Between Original Samples and Pulp Duplicates	77
Figure 10-1	-9.5 mm Heavy Liquid Separation Curves	89
Figure 10-2	Settling Rate and Terminal Density of Sample 010428	105
Figure 10-3	Settling Rate and Terminal Density of Sample 010427-01-05-03-02	106
Figure 11-1	Neves Project Drill Hole Collar Locations	114
Figure 11-2	Neves Pegmatite Solids	116
Figure 11-3	Isometric View of Anitta 1 Search Ellipses	119

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page viii

Figure 11-4	Isometric View of Anitta 1 Interpolated Block Model	120
Figure 11-5	Isometric View of Anitta 2 Interpolated Block Model	120
Figure 11-6	Isometric View of Anitta 2.5 Interpolated Block Model	121
Figure 11-7	Isometric View of Anitta 3 Interpolated Block Model	121
Figure 11-8	Isometric View of Anitta 3N Interpolated Block Model	122
Figure 11-9	Isometric View of Anitta 4 Interpolated Block Model	122
Figure 11-10	Isometric View of Neves Project Interpolated Block Models	123
Figure 11-11	Anitta 1 Block Model Classification	126
Figure 11-12	Anitta 2 Block Model Classification	126
Figure 11-13	Anitta 2.5 Block Model Classification	127
Figure 11-14	Anitta 3 Block Model Classification	127
Figure 11-15	Anitta 3N Block Model Classification	128
Figure 11-16	Anitta 4 Block Model Classification	128
Figure 11-17	Neves Deposit Mineral Resource Block Models and Optimised Pits	130
Figure 12-1	Topographic Surface	136
Figure 12-2	License Limits of the Project	137
Figure 12-3	Anitta 2 – Pit Sensitivity Analysis: Stripping Ratio	140
Figure 12-4	Anitta 2 – Pit Sensitivity Analysis: Li2O	141
Figure 12-5	Anitta 2 – Pit Sensitivity Analysis: Value	141
Figure 12-6	Anitta 2 – Pit Sensitivity Analysis	142
Figure 12-7	Anitta 2 – Pit Sensitivity Analysis – Section EW01	143
Figure 12-8	Anitta 2 – Pit Sensitivity Analysis – Section EW02	143
Figure 12-9	Anitta 2 – Pit Sensitivity Analysis – Section EW03	144
Figure 12-10	Anitta 2.5 - Pit Sensitivity Analysis: Stripping Ratio	146
Figure 12-11	Anitta 2.5 - Pit Sensitivity Analysis: Li2O	146
Figure 12-12	Anitta 2.5 – Pit Sensitivity Analysis: Value	147
Figure 12-13	Anitta 2.5 – Pit Sensitivity Analysis	147
Figure 12-14	Anitta 2.5 – Pit Sensitivity Analysis – Section A	148
Figure 12-15	Anitta 2.5 – Pit Sensitivity Analysis – Section B	148
Figure 12-16	Anitta 3 – Pit Sensitivity Analysis: Stripping Ratio	152
Figure 12-17	Anitta 3 – Pit Sensitivity Analysis: Li2O	152
Figure 12-18	Anitta 3 – Pit Sensitivity Analysis: Value	153
Figure 12-19	Anitta 3 – Pit Sensitivity Analysis	153
Figure 12-20	Anitta 3 – Pit Sensitivity Analysis – Section EW01	154
Figure 12-21	Anitta 3 – Pit Sensitivity Analysis – Section EW02	155
Figure 12-22	Anitta 3 – Pit Sensitivity Analysis – Section EW03	156
Figure 12-23	Anitta 2 – Final Pit	157
Figure 12-24	Anitta 2.5 – Final Pit	158
Figure 12-25	Anitta 3 – Final Pit	159
Figure 13-1	Anitta Open Pits	167
Figure 13-2	Geotechnical Sectors Proposed for Final Anitta 2 Pit	170
Figure 13-3	Geotechnical Sectors Proposed for Anitta 3 Pit	171
Figure 13-4	General Stereogram of the project, 325/43	174
Figure 13-5	Anitta 2 Stereogram, 323/52, 317/81 and 326/14	175
Figure 13-6	Anitta 3 Stereogram, 330/41	175
Figure 13-7	Lithostructural Domains Projected in the Final Pit Anitta 2	176
Figure 13-8	Lithostructural Domains Projected in the Final Pit Anitta 3	177
Figure 13-9	Geotechnical Sectors of the Anitta 2 Final Pit and Sections	179
Figure 13-10	Geotechnical Sectors of the Anitta 3 Final Pit	180
Figure 13-11	Location of Geotechnical Boreholes for Anitta 3, 2, 2.5, 3 and 4 Ore Bodies	181
Figure 13-12	Final pit geotechnical sectors and cross-sections – Anitta 2.5	183
Figure 13-13	Pushbacks Anitta 2 – Pits Selected from Sensitivity Analysis	185
Figure 13-14	Anitta 2 – Design of Pushbacks	186
Figure 13-15	Anitta 2 – Design of Pushbacks: Phase 1	186
Figure 13-16	Anitta 2 – Design of Pushbacks: Phase 2	187
Figure 13-17	Anitta 2 – Design of Pushbacks: Phase 3	187

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page ix

Figure 13-18	Anitta 2 – Design of Pushbacks: Final Pit	188
Figure 13-19	Pushbacks Anitta 3 – Pits Selected from Sensitivity Analysis	190
Figure 13-20	Anitta 3 – Design of Pushbacks	190
Figure 13-21	Anitta 3 – Design of Pushbacks: Phase 01	191
Figure 13-22	Anitta 3 – Design of Pushbacks: Phase 02	191
Figure 13-23	Anitta 3 – Design of Pushbacks: Phase 03	192
Figure 13-24	Anitta 3 – Design of Pushbacks: Phase 04 – Pit Final	192
Figure 13-25	Pushbacks Anitta 2.5 – Pits Selected from Sensitivity Analysis	194
Figure 13-26	Anitta 2.5 – Design of Pushbacks	194
Figure 13-27	Anitta 2.5 – Design of Pushbacks: Phase 01	195
Figure 13-28	Anitta 2.5 – Design of Pushbacks: Phase 02	195
Figure 13-29	Anitta 2.5 – Design of Pushbacks: Phase 03	196
Figure 13-30	Anitta 2.5 – Design of Pushbacks: Phase 04 – Pit Final	196
Figure 13-31	Final Pits: Anitta 2, Anitta 3 and Anitta 2.5	198
Figure 13-32	Year 0 - Pre-stripping	205
Figure 13-33	Year 1	205
Figure 13-34	Year 2	206
Figure 13-35	Year 3	206
Figure 13-36	Year 4	207
Figure 13-37	Year 5	207
Figure 13-38	Year 6	208
Figure 13-39	Year 7	208
Figure 13-40	Percentage of Plant Feed Contribution by Pit	209
Figure 13-41	Speed Bin Data	212
Figure 13-42	Haul Road Cross Section	219
Figure 13-43	Powder Factor by Scenario for Ore Blasting	222
Figure 13-44	Graph of Powder Factor	225
Figure 13-45	Evolution of Average Pit Pumping Over Time (Anitta 2 and 3)	228
Figure 13-46	Location of the Dewatering Wells	232
Figure 14-1	Atlas Lithium Neves Project Process Flow Diagram – Comminution	234
Figure 14-2	Atlas Lithium Neves Project Process Flow Diagram – Primary Dense Media Separation	235
Figure 14-3	Atlas Lithium Neves Project Process Flow Diagram – Secondary Dense Media Separation	236
Figure 15-1	Overall Site Plan	244
Figure 15-2	General Arrangement – Processing Plant Area	245
Figure 15-3	General Arrangement – Transshipment Area	246
Figure 15-4	Site Access	247
Figure 15-5	Typical B-Train Truck	249
Figure 15-6	TSP Access	249
Figure 15-7	Areas for HV substation and Diesel Generators Installation	250
Figure 15-8	Diesel Generator Substation	251
Figure 15-9	Borehole Water Intake – Typical Plan View	254
Figure 15-10	Borehole Water Intake – Typical Side View	254
Figure 15-11	Processing Plant Area Ponds	255
Figure 15-12	Site Wide Water Balance	257
Figure 15-13	Advancement of the Drawdown Cone in the Pit, in Cross-Section	259
Figure 15-14	Location of the Dewatering Wells	260
Figure 15-15	General Layout of the Internal Drainage System for PDER-1 and PDE-2	264
Figure 15-16	Typical Section – Internal Drain of PDER-1 and PDE-2	265
Figure 15-17	Internal Drain Outlet Sections	266
Figure 15-18	Location of Instruments Provided for PDER-1	267
Figure 15-19	Location of Instruments Provided for PDE-2	268
Figure 15-20	Surface Drainage Diagram of PDER-1	273
Figure 15-21	Surface Drainage Diagram of PDE-2	274
Figure 15-22	General Layout of Phase I of PDER-1	276
Figure 15-23	General Layout of Phase II of PDER-1	277

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page x

Figure 15-24	Schematic Section of Phase II of PDER-1, Indicating the Geometry of Phase I to be Stacked	278
Figure 15-25	General Layout of Phase III of PDER-1	279
Figure 15-26	Schematic Section of Phase III of PDER-1	280
Figure 15-27	General Layout of Phase I of PDE-2	281
Figure 15-28	Schematic Section of Phase I of PDE-2	282
Figure 15-29	General Layout of Phase II of PDE-2	283
Figure 15-30	Schematic Section of Phase II of PDE-2	284
Figure 15-31	Illustrative Diagram of IT Infrastructure	286
Figure 15-32	Illustrative Design of IT and TA Backbone	288
Figure 15-33	ROM PAD/ Crushing Area/ Crushed Ore Storage Reclaim – Area 310	291
Figure 15-34	Crushing Flowchart	292
Figure 15-35	Conceptual Water Management Plan	292
Figure 15-36	Feed Preparation – Area 410	294
Figure 15-37	Feed Preparation Flowchart	295
Figure 15-38	Primary DMS – Area 420 - View 1	297
Figure 15-39	Primary DMS – Area 420 - View 2	298
Figure 15-40	Primary Floats Stockpile – Area 510	299
Figure 15-41	Interstage Screening – Area 430	299
Figure 15-42	Interstage Screening Flowchart	300
Figure 15-43	Secondary DMS – Area 430 - View 1	301
Figure 15-44	Secondary DMS – Area 430 – View 2	302
Figure 15-45	Secondary Floats Stockpile – Area 520	303
Figure 15-46	Final Product Stockpile – Area 530	304
Figure 15-47	Tails Handling – Area 450	305
Figure 15-48	Tails Handling Flowchart	306
Figure 15-49	Grit Stockpile - Area 540	307
Figure 15-50	Water Tanks – Areas 620 and 630	308
Figure 15-51	Emergency Ponds	309
Figure 15-52	Administrative Building – Perspective View	310
Figure 15-53	Administrative Building – Inside View	311
Figure 15-54	Administrative Building – Plan View	312
Figure 15-55	Canteen – Perspective View	313
Figure 15-56	Canteen – Inside View	314
Figure 15-57	Canteen – Plan View	315
Figure 15-58	Outpatient Clinic – Perspective View	316
Figure 15-59	Outpatient Clinic – Inside View	317
Figure 15-60	Outpatient Clinic – Plan View	318
Figure 15-61	Main Gatehouse – Perspective View	319
Figure 15-62	Main Gatehouse – Inside View	320
Figure 15-63	Main Gatehouse – Plan View	320
Figure 15-64	ROM PAD Gatehouse – Perspective View	321
Figure 15-65	ROM PAD Gatehouse – Inside View	321
Figure 15-66	ROM PAD Gatehouse – Plan View	322
Figure 15-67	Dispatch Gatehouse – Perspective View	322
Figure 15-68	Dispatch Gatehouse – Inside View	323
Figure 15-69	Dispatch Gatehouse – Plan View	323
Figure 15-70	Locker Room – Perspective View	324
Figure 15-71	Locker Room – Inside View	324
Figure 15-72	Locker Room – Plan View	325
Figure 15-73	Waste Deposit – Perspective View	326
Figure 15-74	Control Room Support Building – Perspective View	327
Figure 15-75	Control Room Support Building – Inside View	328
Figure 15-76	Control Room Support Building – Plan View	328
Figure 15-77	Workshop – Perspective View	329
Figure 15-78	Warehouse – Perspective View	330

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page xi

Figure 15-79	General Layout of the Suggested Mine Operation Support Area	332
Figure 15-80	Typical Mining Facilities to be Implemented – View 1	332
Figure 15-81	Typical Mining Facilities to be Implemented – View 2	333
Figure 15-82	Typical Mining Facilities to be Implemented – View 3	333
Figure 15-83	Typical Mining Facilities to be Implemented – View 4	334
Figure 15-84	Typical Fueling System and Storage Tank Arrangement	335
Figure 15-85	Site Explosives Magazine Facility	336
Figure 15-86	Emulsion Receiving Area	338
Figure 15-87	Typical Storage Explosive Magazine	339
Figure 15-88	Layout of the Explosives Magazine Structures with Regulated Distances	340
Figure 15-89	Transshipment Area Gatehouse – Perspective View	343
Figure 15-90	Transshipment Area Gatehouse – Inside View	343
Figure 15-91	Transshipment Area Gatehouse – Plan View	343
Figure 15-92	Laboratory – Perspective View	344
Figure 15-93	Laboratory – Inside View	345
Figure 15-94	Laboratory – Plan View	346
Figure 15-95	Truck Scale Support Room – Perspective View	347
Figure 15-96	Truck Scale Support Room – Inside View	347
Figure 15-97	Truck Scale Support Room – Plan View	347
Figure 15-98	Driver’s Waiting Room – Perspective View	348
Figure 15-99	Driver’s Waiting Room – Plan View	348
Figure 15-100	Port of Ilhéus	350
Figure 15-101	Vitória – Brazil, Harbor, Business, City, Cargo Container, Bulk Shipment	351
Figure 15-102	Port of Vitória	351
Figure 16-1	Forecast Power Battery Capacity Growth	354
Figure 16-2	Global Demand for Refined Lithium to 2040	355
Figure 16-3	Lithium Concentrate SC6 Pricing	358
Figure 17-1	Collage of Avifauna, Herpetofauna, Terrestrial and Flying Mammalian Fauna	367
Figure 17-2	Map of Anitta Project Licensing Status	372
Figure 17-3	Anitta Project Master Plan	373
Figure 18-1	Capital Expenditure Breakdown	397
Figure 18-2	Corporate Costs Breakdown	398
Figure 19-1	Post-Taxes Annualized Cash Flow Generation (in US$’000)	414
Figure 19-2	Cash Flow Generation Transitioning from Construction into Operations (in US$’000)	415
Figure 19-3	Sensitivity to NPV (in US$’000) for Changes in Various Key Inputs	417

LIST OF TABLES

Table 1-1	Combined Neves Deposit In-Pit Mineral Resource Estimate 0.3% Li2O Cut-Off 15th May 2025	8
Table 1-2	Anitta 1 In-Pit Mineral Resource Estimate 14th May 2025	8
Table 1-3	Anitta 2 In-Pit Mineral Resource Estimate 15th May 2025	8
Table 1-4	Anitta 2.5 In-Pit Mineral Resource Estimate 15th May 2025	9
Table 1-5	Anitta 3 In-Pit Mineral Resource Estimate 15th May 2025	9
Table 1-6	Anitta 3N In-Pit Mineral Resource Estimate 15th May 2025	9
Table 1-7	Anitta 4 In-Pit Mineral Resource Estimate 15th May 2025	10
Table 1-8	Economic Parameters	10
Table 1-9	Total Atlas Open Pit Mineral Reserve	11
Table 1-10	Environmental, Authorizations, and Operations Process List	17
Table 1-11	Capital Cost Summary (1)	20
Table 1-12	Operating Cost Summary	21
Table 1-13	Financial Analysis Assumptions	21
Table 1-14	Financial Analysis Results	22
Table 2-1	List of Qualified Persons, Professional Designations and Site Visit Dates	29
Table 2-2	Qualified Persons Areas of Responsibility	29

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page xii

Table 2-3	Previously Filed TRS	33
Table 2-4	List of Abbreviations	34
Table 3-1	Neves Mineral Rights Description	37
Table 3-2	Neves Mining Permit per Annex	37
Table 3-3	Neves Project Property Acquisitions and Access Authorizations	39
Table 7-1	Neves Diamond Drilling	63
Table 7-2	Neves Representative Drill Hole Intercepts	64
Table 7-3	Gaia Representative Drill Hole Intercepts	68
Table 7-4	Anitta 2 Pit Probe Coordinates	71
Table 7-5	Anitta 3 Pit Probe Coordinates	71
Table 8-1	Neves Average Densities	73
Table 8-2	Standard Average Li Values with Analytical Error for Peroxide Fusion	74
Table 10-1	Sample Identification and Weight	83
Table 10-2	Main Composite Whole Ore Analysis Results	85
Table 10-3	Main Composite Assays for F, Be, As, Ta, Rb and Cs	85
Table 10-4	Semi Quantitative XRD Mineralogical Composition on Master Composite Sample	85
Table 10-5	-9.5 mm Heavy Liquid Separation Cumulative Sink Product Chemical Assays	87
Table 10-6	-9.5 mm Heavy Liquid Separation Cumulative Sink Product Major Component Distribution	87
Table 10-7	-12.5 mm Heavy Liquid Separation Cumulative Sink Product Chemical Assays	88
Table 10-8	-12.5 mm Heavy Liquid Separation Cumulative Sink Product Major Component Distribution	88
Table 10-9	-9.5 mm Heavy Liquid Separation Incremental Product Lithium Assays and Distribution	89
Table 10-10	Dense Media Separation Final Products Results	90
Table 10-11	DMS Concentrate Magnetic Separation Results	91
Table 10-12	Tantalum and Iron Recovery and Assays in Magnetic Separation Products	91
Table 10-13	HLS Test Results on Re-crushed DMS Middlings	92
Table 10-14	Cumulative Sink Products from HLS Test on Re-crushed DMS Middlings	92
Table 10-15	HLS Test Results on the DMS Tailings	92
Table 10-16	Test Sample Description – Anitta 1	93
Table 10-17	Test Sample Description – Anitta 2	94
Table 10-18	Test Sample Description – Anitta 3	94
Table 10-19	Test Sample Description – Anitta 2.5	94
Table 10-20	Test Sample Description – Anitta 4	95
Table 10-21	HLS Test Cumulative Sink Product Lithium Grade and Recovery – Anitta 1	96
Table 10-22	HLS Test Cumulative Sink Product Lithium Grade and Recovery – Anitta 2	97
Table 10-23	HLS Test Cumulative Sink Product Lithium Grade and Recovery – Anitta 3	98
Table 10-24	HLS Test Cumulative Sink Product Lithium Grade and Recovery – Anitta 3 (Continued)	99
Table 10-25	HLS Test Cumulative Sink Product Lithium Grade and Recovery – Anitta 2.5	100
Table 10-26	HLS Test Cumulative Sink Product Lithium Grade and Recovery – Anitta 4	101
Table 10-27	-0.85 mm Material Summary of HLS Test Samples from Anitta 1	102
Table 10-28	-0.85 mm Material Summary of HLS Test Samples from Anitta 2	102
Table 10-29	-0.85 mm Material Summary of HLS Test Samples from Anitta 3	102
Table 10-30	-0.85 mm Material Summary of HLS Test Samples from Anitta 2.5	103
Table 10-31	-0.85 mm Material Summary of HLS Test Samples from Anitta 4	103
Table 10-32	Particle Size Distributions of Sedimentation Test Feed	103
Table 10-33	Flocculant Screening Test on Sample 010428	104
Table 10-34	Flocculant Screening Test on Sample 010427-01-05-03-02	104
Table 10-35	Flocculant Dosage Optimization for Sample 010428	104
Table 10-36	Flocculant Dosage Optimization for Sample 010427-01-05-03-02	104
Table 10-37	Filtration Test Data of Sample 010428 with 50% Solids Concentration	106
Table 10-38	Filtration Test Data of Sample 010428 with 10% Solids Concentration	106
Table 10-39	Filtration Test Data of Sample 010427-01-05-03-02 with 50% Solids Concentration	107
Table 10-40	Filtration Test Data of Sample 010427-01-05-03-02 with 10% Solids Concentration	107
Table 10-41	Averaged HLS Data for Anitta 2 Samples (VSA-13 to VSA-19)	108
Table 10-42	Averaged HLS DATA For Anitta 3 Samples (MET-AN-001 to MET-AN-015)	108

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page xiii

Table 10-43	Averaged HLS DATA For Anitta 2.5 Samples (HLS-001 to HLS-005)	109
Table 10-44	Averaged HLS DATA For Anitta 4 Samples (HLS-001 to HLS-005)	109
Table 10-45	Predicted DMS Lithium Recovery and Concentrate Mass Pull based on SGS DMS Model	109
Table 10-46	Weight Percentage and Lithium Content of -0.85 mm Material in the Samples from Each Pit	110
Table 10-47	Predicted Mass Balance and Lithium Recovery for Each Pit	111
Table 11-1	Neves Assay Statistics Inside Mineralized Solid	115
Table 11-2	Neves 1 m Composite Statistics	115
Table 11-3	Anitta 1 Resource Block Model Parameters	117
Table 11-4	Anitta 2 Resource Block Model Parameters	117
Table 11-5	Anitta 2.5 Resource Block Model Parameters	117
Table 11-6	Anitta 3 Resource Block Model Parameters	117
Table 11-7	Anitta 3N Resource Block Model Parameters	118
Table 11-8	Anitta 4 Resource Block Model Parameters	118
Table 11-9	Neves Volume, Tonnage and Number of Blocks per Mineralized Zone	118
Table 11-10	Neves Parameters for Reasonable Prospect for Eventual Economic Extraction	129
Table 11-11	Combined Neves Deposit In-Pit Mineral Resource Estimate 0.3% Li2O Cut-Off 15th May 2025	130
Table 11-12	Anitta 1 In-Pit Mineral Resource Estimate 15th May 2025	131
Table 11-13	Anitta 2 In-Pit Mineral Resource Estimate 15th May 2025	131
Table 11-14	Anitta 2.5 In-Pit Mineral Resource Estimate 15th May 2025	131
Table 11-15	Anitta 3 In-Pit Mineral Resource Estimate 15th May 2025	132
Table 11-16	Anitta 3N In-Pit Mineral Resource Estimate 15th May 2025	132
Table 11-17	Anitta 4 In-Pit Mineral Resource Estimate 15th May 2025	132
Table 12-1	Economic Parameters	134
Table 12-2	Geotechnical Parameters	137
Table 12-3	Anitta 2 – Pit Sensitivity Analysis Results	138
Table 12-4	Anitta 2.5 – Pit Sensitivity Analysis Results	144
Table 12-5	Anitta 3 – Pit Sensitivity Analysis Results	150
Table 12-6	Anitta 2 – Mineral Reserves	160
Table 12-7	Anitta 2 – Mineral Reserves (detailed)	161
Table 12-8	Anitta 2.5 – Mineral Reserves	162
Table 12-9	Anitta 2.5 – Mineral Reserves (detailed)	163
Table 12-10	Anitta 3 – Mineral Reserves	164
Table 12-11	Anitta 3 – Mineral Reserves (detailed)	165
Table 12-12	Total Atlas Open Pit Mineral Reserve	166
Table 13-1	Geotechnical Parameters	168
Table 13-2	Anitta 2 & 3 Pits Geotechnical Sectors	169
Table 13-3	Anitta 2 Lithotypes Compact and Quantitative Tests	172
Table 13-4	Compact Lithotypes Tested and Numbers for the Body Anitta 3	172
Table 13-5	Resistance and Deformation Parameters Obtained by Destructive Tests for All Typologies	173
Table 13-6	Probable Rupture Mechanisms by Sector for the Two Pits	178
Table 13-7	Geometric Parameters of the Geotechnical Sectors of the Anitta 2 and 3 Pits	181
Table 13-8	Anitta 2.5 Pit – Geotechnical Sector Geometry Parameters	183
Table 13-9	Anitta 2 – Reserves	189
Table 13-10	Anitta 3 – Reserves	193
Table 13-11	Anitta 2.5 – Reserves	197
Table 13-12	Total Reserves: Anitta 2, Anitta 3 and Anitta 2.5	199
Table 13-13	Mining Scheduling - Summary Result	202
Table 13-14	Mining Scheduling - Detailed Result	203
Table 13-15	List of Main Equipment to be Used in the Operation	214
Table 13-16	Staffing Requirement Summary – Operation	216
Table 13-17	Staffing Requirement Summary - Management	217
Table 13-18	Simulated Scenarios – Ore Blasting Parameters	221

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page xiv

Table 13-19	Simulated Scenarios – Waste Rock Parameters	224
Table 13-20	Drilling & Blasting Parameters	226
Table 13-21	Evolution of the Contribution of the Total Average Inflow Over Time	228
Table 13-22	Total Water Inflow and Drainage Flow Associated with the Pits	229
Table 13-23	Total Water Inflow and Drain Flow Associated with Each Period	230
Table 13-24	Total Water Inflow and Drainage Flow Associated with the Pits	231
Table 14-1	Atlas Lithium Comminution Circuit Process Design Criteria	237
Table 14-2	Atlas Lithium Primary and Secondary DMS Circuits Process Design Criteria	239
Table 15-1	Electrical Load List	251
Table 15-2	E-rooms	252
Table 15-3	Calculated Flow Rates from Pits and Wells for Year 5	258
Table 15-4	Location, Pump Elevation, and Flow Rate Data of the Wells	259
Table 15-5	Total Water Inflow and Dewatering Flow Rate Associated with the 14-Day Period	262
Table 15-6	Minimum Safety Factors for Tailings Piles (NBR 13.029:2024)	269
Table 15-7	Adopted Admissible Safety Factors	269
Table 15-8	SF Results - Stability Analysis	270
Table 15-9	Expected Generation of Tailings and Waste Rock in the Anitta Project	285
Table 15-10	Waste Rock and Tailings Disposal Capacity in PDER-1	285
Table 15-11	Waste Rock Disposal Capacity in PDE-2	285
Table 15-12	Deposition of Waste and Waste in Piles	286
Table 15-13	Administrative Office Building	310
Table 15-14	Canteen	313
Table 15-15	Outpatient Clinic	316
Table 15-16	Main Gatehouse	319
Table 15-17	ROM PAD Gatehouse	321
Table 15-18	Dispatch Gatehouse	322
Table 15-19	Locker Room	324
Table 15-20	Waste Deposit	326
Table 15-21	Control Room Support Building	327
Table 15-22	Workshop	329
Table 15-23	Warehouse	330
Table 15-24	Transshipment Gatehouse	342
Table 15-25	Laboratory	344
Table 15-26	Truck Scale Support Room	346
Table 15-27	Driver’s Waiting Room	348
Table 16-1	Recorded Resources and Supply Potential	356
Table 16-2	Historical and Long-Term Forecast Pricing	358
Table 17-1	September 2023 Submitted Environmental License for Approval	362
Table 17-2	September 2024 Submitted Environmental License for Approval	362
Table 17-3	Completed Baseline Studies	362
Table 17-4	AIA List	363
Table 17-5	Environmental, Authorizations and Operations Licenses	365
Table 17-6	List of Environmental Impact Studies Completed	366
Table 17-7	Environmental, Authorizations and Operations Process List	369
Table 17-8	Community Support Program for Implementation	375
Table 17-9	Planned Measures to Minimize Environmental Impact	377
Table 18-1	CAPEX CBS – Cost Breakdown Structure	383
Table 18-2	Capital Breakdown Structure CapEx (USD Million)	386
Table 18-3	Corporate Cost Breakdown Structure (USD Million)	386
Table 18-4	Building CapEx Expenditures (USD Million)	388
Table 18-5	Electrical and Communications Capital Expenditures (USD Million)	388
Table 18-6	Spares (USD Million)	388
Table 18-7	Water Supply (USD Million)	388
Table 18-8	Weighbridge (USD Million)	389
Table 18-9	Civil Works Capital Expenditures (USD Million)	389
Table 18-10	Commissioning Capital Expenditures (USD Million)	390

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page xv

Table 18-11	Crushing Area (USD Million)	390
Table 18-12	Contract Mining- Pre-Operational Phase (USD Million)	391
Table 18-13	Earthworks (USD Million)	391
Table 18-14	Engineering Capital Expenditures (USD Million)	392
Table 18-15	Generators Capital Expenditures (USD Million)	392
Table 18-16	Installation Capital Expenditures (USD Million)	393
Table 18-17	Shipping Capital Expenditures (USD Million)	394
Table 18-18	Contingency Capital Expenditures (USD Million)	394
Table 18-19	Taxes Capital Expenditures (USD Million)	394
Table 18-20	Owners Team & Management Services Capital Expenditures (USD Million)	395
Table 18-21	Land Acquisition (USD Million)	395
Table 18-22	Capital Expenditures Breakdown	396
Table 18-23	Corporate Costs Breakdown	397
Table 18-24	Cost Breakdown Structure	398
Table 18-25	Sustaining Capital Year 1	403
Table 18-26	Operating Costs Summary	403
Table 18-27	Annual Production	403
Table 18-28	Total Operating Costs Summary (USD million)	404
Table 18-29	Total Mining Operating Cost (USD Million)	405
Table 18-30	Total DMS Plant Operating Cost (USD Million)	407
Table 18-31	Unitary Cost to Freight and Port Expenses (USD)	407
Table 19-1	Project Economic Model Headline Results Before Taxation	408
Table 19-2	Project Economic Model Headline Results After Taxation	408
Table 19-3	Model Inputs	410
Table 19-4	Project Economic Performance (Post Taxation)	410
Table 19-5	Production Physicals per Year	411
Table 19-6	Project Financials Per Year – After Taxation	411
Table 19-7	Annualized Cash Flow Statement (in US$’000)	412
Table 19-8	Sensitivity Table for NPV (in US$’000), After Taxation	416
Table 19-9	Breakeven Analysis After Taxation	417

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 1

1	SUMMARY

SGS was engaged by Atlas Lithium Corporation (NASDAQ:ATLX, “Atlas”) for the preparation of the independent Technical Report Summary (“TRS”) on the Neves Lithium deposit, located near the rural community of Nossa Senhora das Neves, municipality of Araçuaí, Minas Gerais and to prepare an initial exploration summary of the Gaia project, located near the town of Salinas, both within Minas Gerais state, Brazil. The purpose of this Technical Report is to support the disclosure of the Neves Mineral Resource and Mineral Reserve estimates as of May 15th, 2025.

The scope of the TRS includes the study of the mineral resources, and the economic and technical viability of mineral extraction for the deposits.

Atlas Lítio Brasil Ltda. (ALBL) is the Brazilian subsidiary of Atlas and is the owner of the mining rights. On May 27th ,2025, the granting by Brazil’s Ministry of Mines and Energy of mining concession status. The grant provides ownership of the mineral right in perpetuity and the right to mine the substance for which it was issued (in this case, lithium) without volume limitations.

The Neves Lithium Project is located 36 km south of the municipality of Araçuaí, Brazil. Araçuaí is a Brazilian municipality located in the northeast of the state of Minas Gerais in the Jequitinhonha River valley. The Gaia project is located 100 km north of the Neves Project, within the municipality of Salinas, also within the Jequitinhonha River valley.

The Neves Lithium project is located approximately 4.14 km northwest of Nossa Senhora das Neves. Nossa Senhora das Neves is located 46 km from Araçuaí and is connected to Araçuaí by road. The Gaia project is located 26 km east of the city of Salinas.

1.1	Introduction

This TRS conforms to the United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary. The definitions for Mineral Resources and Mineral Reserves in this FS follow S-K 1300 and are consistent with the definitions in the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the JORC Code) and Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards for Mineral Resources and Mineral Reserves dated May 10, 2014 (CIM (2014) definitions).

The Project is located in the state of Minas Gerais, Brazil, and Atlas is proposing to develop a conventional open-pit lithium mine and concentrator operation. The concentrated ore (spodumene) will be trucked to a transfer site near the City of Araçuaí. The spodumene will then be loaded onto B-Train trucks and transported to a port facility.

The following updates have been completed, as detailed in this TRS:

●	Mineral Resources increased due to new drilling, a new geological interpretation, and a larger constraining pit shell.
●	Mineral Reserves and the mining schedule were re-run on the updated block model.
●	A new market study has been completed.
●	Capital and operating cost estimates have been updated to reflect intervening work on basic engineering and new cost inputs.
●	The Project cash flow has been updated to reflect the changes above.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 2

1.2	Property Description, Location, Access, and Physiography

ALBL holds 50 mineral rights in the northeast region of the Minas Gerais state, Brazil, near the cities of Salinas, Rubelita, Coronel Murta, Virgem da Lapa, Araçuaí, and Itinga.

1.2.1	Neves Project

The Neves Project is located approximately 36 km southeast of Araçuaí and 653 km northeast of Belo Horizonte. The Project is located at approximately 16°58’ S Latitude and 41°54’ W Longitude (Universal Transverse Mercator (UTM) coordinates of 191,555 m E, 8,113,675 m N).

1.2.2	Gaia Project

The Gaia Project is located approximately 26 km east of the city of Salinas and 650 km northeast of Belo Horizonte. The Gaia project is located at approximately 16°7’ S Latitude and 42°2’ W Longitude (Universal Transverse Mercator (UTM) coordinates of 816,617 m E, 8,215,499 m N).

Both Projects are located in the prospective Jequitinhonha Valley region, also called the “Lithium Valley” due to the presence of large lithium deposits associated with pegmatites that are currently being developed by other companies. The location of the Projects is shown in Figure 1-1.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 3

Figure 1-1 Location Map

50°W
45°W
40°W
15°S
20°S
BRAZIL
South America
Brasilia
Gaia Lithium Project
Salinas
Itinga
Araçuai
Neves Lithium Project
N
Atlantic Ocean
Belo Horizonte
LEGEND
Minas Gerais
Brazil
Highway
NEVES LITHIUM PROJECT LOCATION MAP
Drawn by SGS Geological Services
SGS
June 11, 2025
Coordinate System Sirgas 2000/UTM zone 24s
0
100
200 km
Sao Paulo
Rio de Janeiro

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 4

1.3	History

The Projects are located in the “Lithium Valley” which is known to have several other lithium exploration projects and mines. The Projects are predominantly located within the Eastern Brazilian Pegmatite Province, which was surveyed by the Geological Survey of Brazil (SGB) in 2010. There is no record of any further historical exploration within the Project areas, however, the Neves area has historical artisanal mine workings. The Neves exploration area was developed for the extraction of tourmaline and other gems, including spodumene, petalite, beryl, and columbite-tantalite. The historical artisanal mines at Neves are currently inactive.

1.4	Geology and Mineralization

The Projects’ regional geology is dominated by the Araçuaí orogen, comprised of a suite of late Neoproterozoic to Cambrian deformed metasedimentary rocks and granitic batholiths overlain by Mesozoic volcanics of the Serra Do Tombo Formation and Cenozoic detrital sediments.

Approximately one third of the exposed terrain of the Araçuaí orogen is composed of granitic rocks that reflect a succession of tectonic events spanning 50 million years (630 Ma to 480 Ma) (Pedrosa-Soares et al., 2011) and forms the immense and prolific Eastern Brazilian Pegmatite Province (EBPP), which is almost entirely situated in eastern Minas Gerais. Thousands of granitic pegmatites have been discovered in the EBPP which host a variety of gem, tin (Sn), lithium (Li), tantalum (Ta), niobium (Nb), and uranium (U) deposits (Pedrosa-Soares et al., 2011). The pegmatites were differentiated from G4 magmas of the Araçuaí orogen and are highly evolved products of granitic plutonism (Morteani et al., 2000, Pedrosa-Soares et al., 2011, Paes et al., 2016).

In eastern Minas Gerais, lithium rich pegmatite mineralization is hosted in metamorphosed Salinas Formation shales (quartz-biotite schist) and is either concordant or discordant with schist foliation. The pegmatites occur as tabular bodies with thicknesses from several meters to more than 50 meters. Laterally, mineralized bodies vary from tens of meters up to one kilometer in length and are primarily made of quartz, alkali (K-) feldspar (perthitic microcline), albite, muscovite, spodumene, and petalite. Spodumene makes up approximately 20% of the mineralization, with K-feldspar and albite constituting approximately 35%, quartz approximately 35%, and muscovite less than 10%.

The exploration areas are covered by a thick (up to five meter) horizon of sandy to silty soil, brownish ochre in color, with blocks (<30 cm) of pegmatites from adjacent mines or displaced by heavy rainfall and steep relief.

The Neves area is heavily vegetated which makes it difficult to identify outcrop, however, historical artisanal mining activity has exposed the deposits. For decades, the Neves exploration area has been developed for tourmaline resources and gems (spodumene, triphane, petalite, columbite-tantalite) at some farms within the mineral right. The artisanal mines are inactive today. Tailings from these mines were disposed of in piles or “dumps” scattered throughout the area, and in some places complicating access to outcrop.

Cordierite-quartz-mica-feldspar schists of the Salinas Formation outcropping in the Neves exploration area are light gray to black in color, banded, foliated and occasionally with quartzitic composition. Occasionally, the schists also contain small quantities of graphite. The banding reflects variations in the proportions of biotite to muscovite (dark bands) and the sum of quartz and feldspar (light bands). These metamorphic rocks are in the green schist facies with foliations perpendicular to the strike which varies between N30°E and N50°E. High angle dips (45°-80°) have been observed in contact with intrusive igneous rocks. Syn-tectonic quartz veins are concordant with the schist foliation, exhibit local boudinage structure, and are one centimeter to 30 cm thick. The Salinas Formation schists host significant pegmatite bodies, ranging from one to two meters thick to 10 m to 30 m thick and up to 40 m to 350 m long.

Mineralized pegmatite outcrops have been mapped in the northwest portion of the Neves exploration property that are 2 to 29 meters thick and up to 350 m long where exposed at surface. The strike of the pegmatites is predominantly sub-parallel to oblique to schist foliation, locally homogeneous, and composed of quartz, feldspar, muscovite, black tourmaline, and locally spodumene and petalite. The spodumene and petalite occurs as altered white clay at surface and as phenocrysts disseminated throughout the host rock.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 5

In the eastern portion of the property, several pegmatite bodies outcrop along the main drainages in schists of the Salinas Formation. At least 10 pegmatite bodies were delineated with dimensions varying from 2 m to 36 m thick and from 40 m to 450 m long. The pegmatites follow a strike trend of N5°E to N30°E and are concordant with schist foliation.

The lithium bearing pegmatites of Araçuaí-Itinga were formed from residual melts associated with post-collisional granitic plutonism and G4 magmas.

1.5	Exploration and Drilling

1.5.1	Neves Project

Exploration on the Neves property consists of a photogrammetric survey, planimetric survey, Geocloud Sentinel II satellite imagery, two drone LiDAR surveys with orthophoto and Geocloud interpretation, a drone magnetic survey, a drone radiometric survey, detailed geological mapping based on the aforementioned surveys, rock sampling, including handheld XRF and K/Rb studies on micas and feldspars and drill core, soil sampling across the property, magnetic susceptibility readings on drill core and outcrops and trenching programs.

Atlas has conducted several drilling campaigns on the project since 2021. This drilling has concentrated primarily on the known pegmatites located within the Neves tenements, specifically mining rights 832925/2008, 833331/2006, and 833356/2007. To the 10th June 2025, a total of 536 exploration holes (RC and DD holes) for 100,403 m of drilling were completed.

1.5.2	Gaia Project

Exploration on the Gaia property consists of surface mapping, soil geochemistry and initial diamond drilling. To the 10th June 2025, Atlas had drilled six surface holes on the Gaia property for 501 meters of core.

1.6	Mineral Processing and Metallurgical Testing

1.6.1	Neves Project

In 2023, Atlas Lithium sent to SGS Lakefield laboratory a composite sample collected from Anitta 1 pit to explore the feasibility of recovering lithium into a concentrate through dense media separation (DMS) and flotation. The testwork included a mineralogy study with semi-quantitative XRD analysis, a comminution test, heavy liquid separation (HLS) tests with two crush sizes, a DMS pilot test employing two stage DMS cyclone separation, magnetic separation on DMS concentrate, and flotation tests performed on the DMS middling and the minus 0.85 mm material. Based on the mineralogical analysis on the test sample, the lithium mainly occurs in the form of spodumene and petalite, with the majority of lithium present in spodumene.

Both the HLS and DMS tests indicated that this material is amenable to dense media separation to recover the spodumene, and a spodumene concentrate with a 5.5% or higher lithium oxide grade typically being obtained. The DMS tests were conducted at crush sizes of 12.5 mm and 9.5 mm. Due to better liberation, the lithium recovery of the 9.5 mm crush size material was higher than that of the 12.5 mm crush size material in the tests. Since the majority of material tested will report to DMS float (reject) product, to enhance the DMS efficiency, two stages of DMS were employed. The concentrate of the first stage DMS will be further treated in the secondary DMS stage. Based on the DMS tests and a METSIM simulation, approximately 61.7% of the lithium can be recovered to DMS concentrates assaying 5.5% lithium oxide after two stages of DMS treatment. In addition, the tests also indicated that magnetic separation can further improve the concentrate lithium grade by eliminating iron bearing and mica material.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 6

The flotation tests conducted on the minus 0.85 mm material and ground DMS middling indicated that at least 50% of lithium in these two streams can be recovered to the flotation concentrate. Alternatively, the DMS middling can also be further re-crushed and then subjected to the DMS process again. Based on HLS tests conducted on the re-crushed DMS middlings (crush size of 3.3 mm, SG between 2.7 and 2.8), approximately 60% of lithium in the middling can be recovered to the final concentrate.

Based on the 2023 SGS Lakefield testwork and industry standard practices, the following key process parameters and design information were utilized in the process design of Atlas Lithium Neves Project, as summarized below.

●	Crush size of DMS feed will be controlled at 9.5 mm and minus 0.85 mm material will be discarded before the DMS circuit.
●	Two stages of DMS in a rougher and cleaner configuration will be utilized in the process design, with the concentrate from the first stage DMS being treated at the secondary DMS circuit.
●	The dense media used will be 100% ferrosilicon, having a SG around 6.8 and a P80 of minus 45 microns.

Between July 2023 and early 2025, to investigate the ore variability in the deposit, a series of additional samples from the project site were collected and sent to SGS Geosol laboratory in Brazil for chemical composition analysis and HLS tests. The samples as collected cover the region of Anitta 1, Anitta 2, Anitta 3, Anitta 2.5 and Anitta 4 pits. All samples were crushed to 9.5 mm with minus 0.85 mm material removed before being subjected to HLS tests. A relatively large variation between individual samples was observed from the HLS tests; however, on average all samples are considered amenable to the heavy media separation process.

To estimate the lithium recovery from different pits, a proprietary SGS DMS model was run on the averaged HLS data from each of the pits. The samples from Anitta 1, Anitta 2 and Anitta 3 pits have very similar lithium recovery, in the range of 60.5% to 62%, while the samples from Anitta 2.5 and Anitta 4 have significantly higher lithium recoveries close to 70%. This can be explained by the large spodumene crystals as observed from the SGS’s QP site visit to the project site.

The minus 0.85 mm material collected from SGS Geosol tests was sent to PESCO laboratory for sedimentation and filtration tests, Due to the coarse particle size, the material is very easy to settle and filter; however, these characteristics also create a very high yield stress in the thickened slurry, which may pose operational challenges in the thickener in the future. Alternatively, the minus 0.85 mm material can be dewatered directly by a vacuum belt filter.

From the test work and site visit, some opportunities to further improve the lithium recovery have been identified below.

●	At both the mine site and Atlas Lithium core shack facility, quite large spodumene crystals were observed. According to Atlas Lithium geologists, most of spodumene in this project occurs in this level of large crystals. In this case, a larger crush size and DMS middlings re-crush are expected to further improve the lithium recovery, due to the minimization of lithium loss to the minus 0.85 mm material.
●	The flotation tests conducted on the DMS middlings and the minus 0.85 mm material indicated at least 50% of the lithium can be recovered to a concentrate meeting the 5.5% lithium oxide grade specification.
●	Some micaceous materials were observed during the site visit, which can impact the final concentrate grade as DMS is not efficient in removing this type of material. If problems arise in a future operation, a reflux classifier or magnetic separator is recommended to further remove the impurities contained in the heavy media concentrate.
●	Opportunity for a recrushing route.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 7

1.7	Mineral Resource Estimates

1.7.1	Neves Project

Mineral resources have been estimated for six discrete pegmatite occurrences of the Neves Project in the northwestern portion of the tenements, namely the Anitta 1, Anitta 2, Anitta 2.5, Anitta 3, Anitta 3 North and Anitta 4 deposits.

Mineral Resources for the Neves Project were estimated using a computerized resource block model. Three-dimensional wireframe solids of the mineralization were defined using drill hole Li2O analytical data.

Data were composited to 1 m composite lengths, based on the width of the block size defined for the resource block model. Compositing starts at the identified mineralized contact. No capping was applied on the analytical composite data.

The Mineral Resource Estimates (MREs) were calculated using an inverse distance weighting to the second power (ID2) methodology. The interpolation process was conducted using three successive passes with more inclusive search conditions from the first pass to the next until most blocks were interpolated.

The estimates and models were validated by statistically comparing block model grades to the assay and composite grades, and by comparing block values to the composite values located inside the interpolated blocks. The estimates were considered reasonable.

Mineral Resources are classified into Measured, Indicated and Inferred categories. The Mineral Resource classification is based on the density of analytical information, the grade variability and spatial continuity of mineralization.

Conceptual economic parameters were used to assess the reasonable prospects of eventual economic extraction. A series of economic parameters were estimated to represent the production cost and economic prospectivity of an open pit mining operation in Brazil and came either from SGS Canada or Atlas. These parameters are believed to be sufficient to include all block models in future open pit mine planning, due mostly to the relatively low mining costs in Brazil.

The combined Mineral Resource Estimate for the Neves Project is reported in Table 1-1, while the individual MREs for the different pegmatites are reported in Table 1-2 to 7 using a 0.3% Li2O cut-off. The Mineral Resource Estimates are constrained by the topography and are based on the conceptual economic parameters.

The estimate has an effective date of the 15th May 2025.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 8

Table 1-1 Combined Neves Deposit In-Pit Mineral Resource Estimate
0.3% Li2O Cut-Off 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	8,457,000	1.20	250.6
0.3	Indicated	-	-	-
0.3	Measured + Indicated	8,457,000	1.20	250.6
0.3	Inferred	149,000	0.81	3.0

Table 1-2 Anitta 1 In-Pit Mineral Resource Estimate 14th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	740,000	0.90	16.5
0.3	Indicated	-	-	-
0.3	Measured + Indicated	740,000	0.90	16.5
0.3	Inferred	-	-	-

Table 1-3 Anitta 2 In-Pit Mineral Resource Estimate 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	2,067,000	1.20	61.4
0.3	Indicated	-	-	-
0.3	Measured + Indicated	2,067,000	1.20	61.4
0.3	Inferred	-	-	-

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 9

Table 1-4 Anitta 2.5 In-Pit Mineral Resource Estimate 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	820,000	1.48	30.0
0.3	Indicated	-	-	-
0.3	Measured + Indicated	820,000	1.48	30.0
0.3	Inferred	-	-	-

Table 1-5 Anitta 3 In-Pit Mineral Resource Estimate 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	4,533,000	1.19	133.6
0.3	Indicated	-	-	-
0.3	Measured + Indicated	4,533,000	1.19	133.6
0.3	Inferred	--	-	-

Table 1-6 Anitta 3N In-Pit Mineral Resource Estimate 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	-	-	-
0.3	Indicated	-	-	-
0.3	Measured + Indicated	-	-	-
0.3	Inferred	104,000	0.73	1.9

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 10

Table 1-7 Anitta 4 In-Pit Mineral Resource Estimate 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	298,000	1.23	9.1
0.3	Indicated	-	-	-
0.3	Measured + Indicated	298,000	1.23	9.1
0.3	Inferred	45,000	1.01	1.1

Notes to accompany Mineral Resource tables:

1.	Mineral Resources have an effective date of the 15th May, 2025 and have been classified using the S-K 1300 Definitions
2.	All Resources are presented undiluted and in situ, constrained by continuous 3D wireframe models, and are considered to have reasonable prospects for eventual economic extraction.
3.	Mineral Resources are reported assuming open pit mining methods, and the following assumptions: lithium concentrate (5.5% Li2O) price of US$1,700/t, mining costs of US$2.60/t for mineralization and waste, crushing and processing costs of US$27.71/t, general and administrative (G&A) costs of US$1.93/t, concentrate recovery of 61.7%, pit slope angles of 60º, and an overall cut-off grade of 0.3% Li2O.
4.	Tonnages and grades have been rounded in accordance with reporting guidelines. Totals may not sum due to rounding.
5.	Mineral resources which are not mineral reserves do not have demonstrated economic viability. An Inferred Mineral Resource has a lower level of confidence than that applying to a Measured and Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration.
6.	The results from the pit optimization are used solely for the purpose of testing the “reasonable prospects for economic extraction” by an open pit and do not represent an attempt to estimate mineral reserves. The results are used as a guide to assist in the preparation of a Mineral Resource statement and to select an appropriate resource reporting cut-off grade.
7.	The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

1.7.2	Gaia Project

There are no current resources on the Gaia project.

1.8	Mineral Reserves Estimates

The Mineral Reserve estimate in this report adheres to S-K 1300 definitions, which are consistent with CIM (2014) definitions, and includes only Measured and Indicated Mineral Resources, excluding Inferred Mineral Resources. These Reserves are representative of the economically extractable tonnage and grade of ore, factoring in considerations such as ore dilution and potential losses during mining or extraction.

Table 1-8 Economic Parameters

Sales
Price Concentrate@5.5% ($/t)	1,700
Operating Costs
Process $/t ROM	27.71
G&A $/t ROM	1.93
Mine $/t	2.60
Rates
Discount rate	10%

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 11

Table 1-9 Total Atlas Open Pit Mineral Reserve

Pit	Classification	Tonnes (t)	Volume (m3)	Li2O (%)	Li2O_Dil (%)	Concentrate (t)
Anitta 2.0	Proven	2,052,786	844,768	1.202	1.142	263,048.36
Anitta 2.5	Proven	800,935	329,603	1.465	1.392	125,079.57
Anitta 3.0	Proven	4,399,081	1,629,289	1.201	1.141	562,863.39
All Pits	Proven	7,252,802	2,803,660	1.230	1.169	950,991.32

Notes:

1.	S-K 1300 definitions were followed, which are consistent with CIM (2014) definitions.
2.	The effective date of the estimate is May 15th, 2025.
3.	Mineral Reserves are estimated using the following long-term metal prices (Li2O Conc = USD 1,700/t Li2O at 5.5% Li2O) and an exchange rate of 6.00 Reais (BRL) to US$.
4.	A minimum mining width of 5 m was used.
5.	A cut-off grade of 0.3% Li2O as defined by SGS was used.
6.	The bulk density of ore is variable, outlined in the geological block model, and averages 2.77 t/m³.
7.	The average strip ratio is 16.72.
8.	The average mining dilution factor is 5%
9.	Overall Metallurgical recovery is 61.7%
10.	Mineral Reserves are 100% attributable to Atlas
11.	Numbers may not add due to rounding.

The SGS QP is not aware of any known mining, metallurgical, infrastructure, permitting, and / or other relevant factors that could materially affect the stated Mineral Reserve estimates.

The Mineral Reserve considers modifying factors - a variety of considerations, including but not limited to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social, and governmental factors - used to convert Mineral Resources to Mineral Reserves. This demonstrates that extraction could reasonably be justified, as of the reporting time.

SGS developed a regularized block model in Genesis. The block dimensions of 5 m x 5 m x 5 m were chosen to accurately represent the selective mining unit size, considering the loading units. The weighted mass average method was used for density and Li2O grade computations, and domain and class assessments were based on the largest volume value.

The open pit’s optimal economic shape was determined by applying the PseudoFlow algorithm on the MinePlan Economic Planner (MPEP) tool. The design of the open pit, including the pit slopes, was guided by the ITAACU Final Geotechnical Assessment Report for the Final Pit Neves Project (Anitta 2, 2.5, and 3 Pits) (ITAACU, March 2025).

Using MPEP, Prominas Mining generated both constrained and unconstrained pit shells for Measured and Indicated Mineral Resource categories at various lithium prices. Constraints were based on the open pit footprint defined by the optimized pit shell. There were no project permitting constraints; the optimized constrained pit shell was selected for the Reserve estimate.

For the dilution and mining recovery, a 5% ore dilution and a 95% mining recovery were assumed. The dilution accounts for waste material unintentionally incorporated into the ore during mining, while the recovery reflects ore losses during extraction and transport. These values were considered constant throughout the mine’s life to support simplified financial modeling and were based on historical data from comparable operations and industry best practices. The 5% dilution is considered technically feasible, given the geometry of the ore bodies and the operational routines to be implemented.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 12

1.9	Mining Methods

The project consists of 3 proposed pits that will be mined with a conventional truck and shovel open pit operation. Mineralized rock and waste would be drilled, blasted, loaded by hydraulic shovels and hydraulic excavators into off-highway dump trucks, and hauled to the processing plant and waste dump.

The basis for the pit design work was the Mineral Resource block model that was developed by SGS pursuant to §§ 229.1300 through 229.1305 (subpart 229.1300 of Regulation S-K), for the MRE (refer to Section 11).

There is one primary deposit currently under consideration. Due to the nature of the deposit, the resultant pits are shallow with Anitta 2 and 2.5 being the deepest at 228 m below surface. Currently in pit waste dumping/ backfilling is not contemplated due to the pit scheduling with the pits being mined simultaneously and the nature of the deposit where grade and dilution control was considered.

The proposed mining method is the development of a slot in front of the mineralized zone at each level. The centralized slot will enable waste mining on one side while mining mineralized material on the other side. This methodology will also facilitate separating mineralized material from the waste material.

The target ROM feed to the processing plant is 1,200,000 MTPY. The annual plant production is assumed at 150,000 tonnes of spodumene concentrate. Mineralized low-grade material can be sent to a stockpile so it could be processed at a later stage if economics allow.

The combined Life of Mine of the three pits is approximately 8 years, including pre-production.

Three-dimensional (3D) geologically controlled wireframe models representing the selected mineralized zones were constructed using SGS proprietary modelling software Genesis™. Mineralized intercepts were created from the drill hole data using minimum cut-off grades but mostly focussing on pegmatite occurrences (from lithology records), with each zone of mineralization having its own unique identifier or tag. The Genesis™ software was then used to create a planar envelope (wireframe) for each zone by interpolating the mineralized intercepts. The overall dimensions of the planar envelopes were constrained based on the properties set, including smoothing, resolution, margins, and overall thickness front and back.

In order to determine the quantities of material offering “reasonable prospects for eventual economic extraction” by an open pit, optimization from MinePlan (Hexagon) software and reasonable mining and processing assumptions to evaluate the proportions of the block model that could be “reasonably expected” to be mined from an open pit are used. The pit optimization for the Neves Project was completed by Prominas for the current MRE and the pit optimization parameters used are summarized in Table 12-1. Pit shells at a revenue factor of 1.0 (i.e. 100 % of base case metal prices) were selected as the ultimate pit shells for the purposes of reporting the Neves Project MRE. A selected base case cut-off grade of 0.3 % Li2O is used to determine the in-pit MRE for the Neves Project deposit.

The pit shells selected as the templates for the pit designs are described in Section 12.3 for the scheduling with the resultant tonnages. As per standard practice in mine design, the pit shells are used as templates to guide the pit design process.

The initial step was to design a pit shell without ramps to determine how closely the design could be matched to the optimized pit shell while applying batter angles and berm widths. MinePlan adds blocks to the pit until the maximum value is reached without consideration for the practicality of mining the resultant pit. This results in drop-cuts of single blocks or small groups of blocks into the pit floor. Consequently, in a narrow deposit such as Neves, it is practical to design a pit as deep as the pit shell as the pit bottom becomes narrower to deploy equipment using the minimum mining width where both excavator and the truck can maneuver safely. Removing these drop-cuts results in a more practical layout.

These initial designs were then reviewed to determine the number and location of ramps to ensure access for all operating benches. With the inclusion of the ramp system, the overall highwall slopes is approximately 57° at the Anitta 3 southwest wall, 53.8° at the Anitta 2.5 northeast wall, and 47.4° in the upper weathered portion of the west wall of Anitta 2.5.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 13

Dominated by equatorial and tropical climates, northern and central Brazil receives frequent rainfall and experiences higher temperatures. Meanwhile, southern Brazil is characterized by a humid subtropical climate. Notably, northeast Brazil exhibits a semi-arid climate, receiving less than 700 mm per year of rain. Therefore, no serious dewatering issues are expected. However, minimal pumping capacity has been allowed for water ingress due to rainfall, and will be managed with berms and cut-off drains.

Separate sets of mining equipment are envisaged for waste mining and ROM production. The production schedule was developed using MinePlan Schedule Optimizer (MPSO), Hexagon scheduling tool.

A 5m x 5m grid was created for each area such that the block orientation is approximately aligned with the general strike of the deposit. This grid was then used to reserve the mining model within the design pit to create input files for the pit scheduler.

Haulage reference points were defined at the entrance to the ramp on each level, and where the ramp reaches surface. In-pit haul distances, both on bench and on ramp were manually calculated with string creation for the haulage profiles and registered to the haul surfaces and measurement for the lines done in Hexagon. The on-bench distances were calculated for each block as the sum of the Northing and Easting distance to the applicable reference point. The on-ramp distance is the vertical height from the reference point to the ramp exit multiplied by the ramp gradient of 1:10.

Resultant schedules were then exported as .CSV files and used as input to the economic model.

1.10	Project Infrastructure

1.10.1	On-Site Infrastructure

The Project operations will include the following facilities:

●	Open pit mine
●	Crushed ore stockpile
●	Process plant (crushing & reclaim, dense medium separation (DMS) building)
●	Dry stack system (thickener and filtration)
●	Spodumene concentrate storage facility
●	Fine and coarse tailing stockpiles
●	Waste rock and tailings storage facilities (WRTSF)
●	Overburden and peat storage facility (OPSF)
●	Water management ponds (WMP) and a plant water management pond
●	Run-of-Mine (ROM) pad
●	Contact water ditches and non-contact diversion water ditches

The tailings stockpile and spodumene concentrate will be located adjacent to the process plant.

All storage areas were selected to minimize their environmental impacts. A surface drainage network will be built to divert non-contact water from the ROM pad and stockpile, WRTSF, OPSF, stockpiles, and process plant. A similar drainage network will be used to manage the surface water run-off (contact water) for all disturbed land.

The basic design for the waste dump piles PDER-1 and PDE-2 was completed by DF+ Engenharia (“DF+”) as part of the Neves Project adhering to the current national standards and engineering best practices with all the data provided by Atlas. A document NEV-B-MD-215-DFM-F-0002-A was completed and was reviewed by SGS Mining Engineers. The document with a summary report provided the organization and the data, which will serve as the foundation for pile design development. The report addresses the project results of geological, geotechnical, and hydrological/hydraulic studies, with the objective of presenting the piles to be implemented in the Neves Project. For the design of the future PDER-1 and PDE-2, a "wedding cake" type geometry is planned, with PDER-1 being implemented in three phases and PDE-2 in two. The designs of both structures were designed by DF+ in 2025 as part of the Basic Project for these stacks.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 14

For the phase I of PDER-1 will be developed to ensure a satisfactory Factor of Safety (FS) considering the new test results, benches with a height of 20 meters, berm widths of 10 meters, and slope face angles of 37.6° (1V:1.3H) were designed for this stage, resulting in an expected waste disposal volume of 13.9 million cubic meters.

For Phase II, DF+ maintained the same configurations for bench heights, berm widths, and slope face angles as in Phase I, expanding towards the southern boundaries of the area. In this scenario, the stacking of Phase II over Phase I will result in an additional volume of 9.8 million cubic meters, leading to a total waste disposal volume (Phase I + Phase II) of 23.7 million cubic meters.

For PDE-2, the geometric design of Phases I and II was developed by DF+ throughout 2025. For Phase I, benches were designed with a height of 20 meters, berm widths of 10 meters, and slope face angles of 34° (1V:1.5H), not exceeding four benches at the highest section (approximately 80 meters total). For this phase, the pile will have a capacity to accommodate 4.4 million cubic meters of waste.

In addition, the following infrastructure facilities are planned for the Project:

●	Generator Set substation
●	Laboratory building
●	Workshop and reagent buildings within DMS Building
●	Diesel storage and distribution facility
●	Mine Service Center including a Truck-shop and wash-bay
●	Dome warehouse for the storage of critical parts
●	Mine Dry
●	Explosives Storage
●	Water treatment plant (effluent)
●	Potable water treatment plant
●	Sewage treatment plant
●	Communications

Operational personnel will be housed off-site.

The process plant and supporting infrastructure will be powered by generating sets and a 13.8 kV overhead distribution system. The 13.8 kV transmission line is relayed to a Diesel Generator Substation to be located at the process plant area.

All essential power loads will be supported with power supply available from the diesel generators at the mine support services area. Suitable diesel storage, unloading, and distribution facilities will be installed to provide an uninterrupted diesel fuel supply to the operations and maintenance fleet and equipment.

The main source of raw water for the Neves Project will be supplied from eight (8) boreholes currently licensed by Atlas. The water system is explained in detail in Section 15.4. The 8 wells can deliver a total of 50 m3/hour, which is enough to continuously supply the processing requirement of 23 m3/hour and the site water requirements.

Additionally, communication facilities will need to be developed as the site is not currently serviced by cellular data or fiber optics.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 15

1.10.2	Off-Site Infrastructure

1.10.2.1	Transshipment

The spodumene concentrate will be transported to Ilhéus Port, BA via a Transshipment (transfer facility) planned to be located 34 km from the process plant. The concentrate will be transported by mining trucks to a stockpile at the transfer facility and will be loaded into B-trains.

1.10.2.2	Concentrate Shipment to Port

Access to the port is available through well-paved (federal or state highways) from the Transhipment facility to Ilhéus Port, BA. A second alternative is available via Vitória Port, ES.

The following are the proposed Access Routes to Ilhéus Port, BA:

●	The first preferred route is on BR-367 to the junction with BR-116 (74 km), BR-116 to the junction with BA-634/BR-415 (181 km), and 296 km BA-634 and BR-415 to the Port of Ilhéus. Total distance of 551 km.
●	Truck route first traverse LMG-678 to BR-242/BR-367 (8.8 km) in Aeroporto, Araçuaí followed by BR-367 to Av.Olindo de Miranda in Almenara (186 km) then LMG-634 and R. Hipolito Sousa to BA-638 (67.3 km). The haul route continues via BA-638, BA-130, and BR-415 to R. Rotary in Ilhéus (254 km). Route continues to R. Rotary-R. Tobias Barreto in Cidade Nova (650 m). Total route distance is 516 km.
●	For the next option, the total haul route distance from the Transshipment area to the port is 556 km. The first leg is LMG-678 to BR-342/BR-367 in Aeroporto, Araçuaí (8.8 km). Next leg follows BR-367 and BR-116 to Veredinha (253 km). Finally, the final leg BA-639, BA-634 and BR-415 to R. Tobias Baretto in Cidade Nova, Ilhéus (294 km).

1.11	Market Studies

Lithium market information used in this report is gathered from a variety of sources, including industry studies, public commodity forecasts and trailing average prices of spodumene SC5.5 concentrate. The information presented here is current as of the 1st quarter of 2025. All pricing in this section is in US dollars.

Pricing forecasts show long term spodumene prices climbing slightly for the next several years, then stabilizing. The conservative pricing used for this study is set at USD$1,700 per tonne of SC5.5% concentrate.

1.12	Environmental Studies, Permitting, and Social or Community Impact

1.12.1	Environmental Licensing

The environmental licensing process in Minas Gerais is carried out in accordance with the normative deliberation of the State Council for Environmental Policy (COPAM) No. 217, signed on December 6, 2017, and published on December 8, 2017. This resolution establishes the criteria for classification, according to size and polluting potential, as well as the locational criteria to be used to define the modalities of environmental licensing of enterprises and activities that use environmental resources in Minas Gerais, and other measures.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 16

Environmental licensing in the form of Concurrent Environmental Licensing - LAC1, comprising the simultaneous obtaining of the Preliminary License (LP), Installation License (LI) and Operating License (LO) from the Regional Management Directorate (DRG) of the State Environmental Foundation of the State of Minas Gerais (FEAM-MG) through Administrative Process SLA No. 2102/2023 / SEI Process No. 1370.01.0037951/2023-04 / Opinion No. 56/FEAM/GST/2024, being concluded with the granting of the Environmental License upon unanimous approval of the Chamber of Mining Activities (CMI) of the State Council for Environmental Policy (Copam) of Minas Gerais at the 117th Ordinary Meeting held on October 25, 2024, published in the Official Gazette of the State of Minas Gerais on October 26, 2024, valid for 10 (ten) years.

Atlas Líthium Brazil continued to develop mineral research and diamond rotary drilling work with the aim of discovering new mineralized pegmatite bodies, as well as to obtain a better understanding of the dimensions and volume of the Anitta Project deposit, so that it gathered the technical conditions to consolidate the understanding of the area of Pit 1 and a new deposit in the area ANM Process 833.356/2007 sufficient for a Pit 2 area, implying the need to license an expansion of the Anitta Project 1.12.2 Authorizations.

The water supply for the project comes from water collection permits from wells in accordance with the authorizations already obtained.

The environmental authorizations and operating licenses presented in Table 17-5 refer to the project area in which Atlas Lítio Brasil already has all the licenses and permissions to carry out the necessary interventions and installations of the pit, the pile and the mineral treatment unit, as well as to start the mining and processing of pegmatites.

Expansion of Anitta Project are subject to environmental licensing under the Concomitant Environmental Licensing modality - LAC1, comprising the simultaneous obtaining of the Preliminary License (LP), Installation License (LI) and Operating License (LO) from the Regional Management Directorate (DRG) of the State Environmental Foundation of the State of Minas Gerais (FEAM-MG) through Administrative Process SLA PA No. 4709/2024 / formalized on 12/21/2024 through publication in the Official Gazette of the State of Minas Gerais and SEI process no. 2090.01.0001026/2025-05.

Table 1-10 provides the environmental, authorizations, and operations process related to the area of the expansion project.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 17

Table 1-10 Environmental, Authorizations, and Operations Process List

		Expansion Anitta Project
Annex	Environmental License	No.	Description	Status
Annex 8	Concomitant Environmental License (LAC1)	4709/2024

Preliminary License (LP) + Installation License (LI) + Operating License (LO)

1) Waste Pile - 17,61 ha

2)Road for transporting ore/waste outside the limits of mining projects – 3,64 km

3) Open Pit Mining - 1,500,000 t/year

				Process in Analysis in the Environmental Agency
Annex 9	Authorization for Environmental Intervention (AIA)	2090.01.0031471/2024-68	Authorization for Environmental Intervention - 64,48 ha 1) Removal of Native Vegetation 2) Intervention in Permanent Preservation Area (APP)	Process in Analysis in the Environmental Agency
Annex 10	Grant 1 - Exempt Use Crossing (Córrego São José)	12.05.0000865.2024	Authorization to cross a stream	Granted
Annex 11	Grant 2 - Exempt Use Crossing (Córrego São José)	12.05.0000866.2024	Authorization to cross a stream	Granted
Annex 12	Grant 3 - Exempt Use Crossing (Córrego São José)	12.05.0000919.2024	Authorization to cross a stream	Granted

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 18

1.12.2	Reclamation and Mine Closure

The Conceptual Mine Closure Plan outlines activities aimed at minimizing impacts during the Project’s closure phase. Its primary goal is to establish guidelines and corporate criteria for closure activities approved by the ANM and the Minas Gerais Department of Environment and Sustainable Development (SEMAD). These activities ensure technical and financial conditions for mine closure, transitioning to post-closure status, and determining future land use.

The Atlas Mine Closure Plan for the Neves Project will incorporate final pile configurations with properly sloped sides to ensure the effective execution of the closure strategy. The plan includes a meticulously designed drainage network to control surface water and promote vegetation growth on slope faces. These measures mitigate the visual impact of mining activities and significantly reduce erosive effects.

The rehabilitation and closure plan consists of three main stages:

1.	Decommissioning planning

2.	Execution of decommissioning

3.	Implementation of the socio-environmental and geotechnical follow-up and monitoring actions of the post-closing. Waste piles will be graded as needed, capped with a vegetation suppression layer and revegetated with herbaceous-shrub species. A final protective cover can be placed over the pile to facilitate revegetation and minimize erosion, at which point the sedimentation pond may be decommissioned. A cap layer of soil will be placed and seeded on the open pit berm areas. A fence will be built around the open pits, and all mine haul roads will be blocked off.

The Planned Measure Minimize Environmental Impact (Table 17-9) can be reviewed in Section 17.4.

1.12.3	Community Engagement and Government Relations

The Atlas's Lithium Project was designated as a state priority by the Economic Development Group (GDE) of Minas Gerais State on June 6, 2023. The Neves Project priority status in internal state agency assessments aimed at expediting the licensing process for its implementation.

During the development of the EIA studies for the Expansion of the Neves Project, prepared by WSP, the Area of Direct Influence (AID) for the Socioeconomic Environment is composed of the locations surrounding the Area Directly Affected by the project, namely:

●	Nossa Senhora das Neves;
●	São José das Neves; and
●	Ribeirão Calhauzinho das Neves

The locations most directly subject to the impacts of vehicle traffic along the access route to the project, given the concentration of residences close to the road, are:

●	Aguada Nova; and
●	Ribeirão Calhauzinho das Neves (already considered in the previous criterion).

It is worth noting that the Baixa Quente community, although not classified as an AID, will be the target of labor prioritization actions and monitoring of socioeconomic indicators – the latter with the aim of verifying the potential impact of the arrival of the project on changes in living conditions in the area, considering the network of socioeconomic relations with neighboring communities.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 19

It is important to clarify that access for maintaining economic and social ties between Aguada Nova and Baixa Quente is completely different from the route that will be used by the project, that is, the route and traffic between the communities are not affected in any way by the Expansion of the Neves Project.

The areas surrounding the project are sparsely populated, with little vehicular traffic. The villages are mainly concentrated along BR 367 and in the municipal district of Araçuaí, which has approximately 40,000 inhabitants. The main economic activities of the region are subsistence agriculture and small livestock farming.

Atlas maintains an open dialogue channel and close relationship with the communities surrounding the project and in the Municipality of Araçuaí as a whole, having held regular consultation meetings with the communities directly affected by the project.

The development of mining activities by Atlas in the Jequitinhonha Valley is viewed positively by the communities of Nossa Senhora das Neves, São José das Neves, Calhauzinho and Aguada Nova as well as by the Municipal Government, being recognized as an important economic driver in the region and an opportunity for employment and professional development.

In support of relationships with the local community, Atlas signed a Memorandum of Understanding with the Municipality of Araçuaí with the objective of establishing a partnership for improvements in infrastructure, health, education, access to water, among others.

In this sense, actions are being developed in partnership with the Municipality of Araçuaí and other companies, with emphasis on improving existing access roads, especially when compared to the conditions of the roads before the company's activities, as well as various actions to support the communities, based on knowledge of local needs.

In general terms, the following actions are planned for the communities of Calhauzinho, São José das Neves, Neves and Aguada Nova, among others, within the scope of the Neves Project as a whole. These actions are related to the implementation of small water storage dams, improvements and graveling of roads, donation of machinery and equipment, construction of infrastructure, in addition to support, donations and sponsorships. The community support program for implementation is presented in Table 17-8 in Section 17.

1.13	Capital and Operating Costs Estimates

1.13.1	Capital Costs

The total capital costs to completion of the Project are estimated to be $71.7M (Net of credits 67.2M). Sustaining capital beyond project commissioning is estimated at $26.6M (Net of tax credits $24.1M). Sunk costs of $30.0M were funded out of existing equity and are included in the cash flow analysis. Total capital costs for the project are estimated at $98.3M ($91.3M Net of tax credits). No salvage value is applied to the capital estimate.

The overall capital cost estimate developed in this FS generally meets the American Association of Cost Engineers (“AACE”) Class 3 requirements. The capital cost estimate was compiled using a mix of quotations and budgetary quotations, database costs, and database factors.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 20

Table 1-11 Capital Cost Summary (1)

CBS - Cost Breakdown Structure	Sunk Cost ($M)	Estimate to Complete ($M)	Actual Budget ($M)
Bins & Conveyors	2.99		2.99
Buildings	0.45	3.52	3.97
DMS	5.86		5.86
Effluent	2.93		2.93
MV Subs & Automation	2.20	2.78	4.98
Piping	0.76		0.76
Screens - Prep & sizing	1.64		1.64
Spares	1.35	0.05	1.40
Steelwork & Platework	1.56		1.56
Tanks	0.64		0.64
Taxes		0.90	0.90
Water Supply	0.03	0.85	0.88
Weighbridge		0.06	0.06
Civils	0.001	6.25	6.26
Commissioning	0.01	1.09	1.09
Crushing Area		6.89	6.89
Contract Mining		6.90	6.90
Earth works	0.21	9.45	9.66
Engineering	2.86	0.80	3.66
Generators		1.34	1.34
Installation		12.15	12.15
Owners team OPS		11.86	11.86
Project Developed	3.66		3.66
Shipping	2.91	1.65	4.57
Contingency		4.84	4.84
Insurance		0.34	0.34
Total	30.04	71.73	101.78

(1) Numbers may not add up due to rounding.

All capital costs for the Project have been distributed against the development schedule to support the economic cash flow model.

1.13.2	Operating Costs

The operating cost estimate was based on budget quotations, first principle calculations with vendor support, and Atlas Lithium’s current cost structure. The operating cost estimate is appropriate for a feasibility study. The target accuracy of the operating costs is ±15%. No cost escalation or contingency has been included within the operating cost estimate.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 21

The average operating cost over the LOM is estimated to be $64.06 per tonne mined. Total LOM and unit operating cost estimates are summarized Table 1-12.

Table 1-12 Operating Cost Summary

Item	Total Cost (USDM)	Unit Cost USD/t of SC5.5	Unit Cost USD/t Ore
Mining	274	288.0	37.8
Crushing	14	14.6	1.9
DMS Plant Cost	88	92.4	12.1
G&A	49	51.6	6.8
Freight & Port Cost	40	41.9	5.5
Total	464.6	488.5	64.1

1.14	Project Economics

The economic assessment of the Project was carried out using a discounted cash flow approach on a pre-tax and after-tax basis, based on a combination of trailing average prices and long term projections for spodumene concentrate in United States dollars and cost estimates in the currency in which they are incurred. An exchange rate of BRL 6.00 per USD 1.00 was used for the economic projections. No provision was made for the effects of inflation. Current Brazilian tax regulations were applied to assess the corporate tax liabilities, as well as future legislated tax regulations that will take effect during the life of the project.

The input parameters used, and results of the financial analysis are presented in Table 1-13, and the financial analysis summary is presented in Table 1-14.

The pre-tax base case financial model resulted in an IRR of 162% and a NPV of $629.0M using a 7% discount rate.

On an after-tax basis, the base case financial model resulted in an IRR of 145% and a NPV of $539.2M using a 7% discount rate. The payback period after start of operations is 0.92 years.

The AISC including royalties over the LOM are USD595/tonne.

Table 1-13 Financial Analysis Assumptions

Item	Unit	Value
Pre-production period	months	18
Life of Project production	years	6.8
LOM ore mined and processed	kt	7,253
LOM waste mined	kt	121,238
LOM average strip ratio	t	16.8
LOM average Li2O grade	%	1.17%
LOM metallurgical recovery	%	61.70%
LOM average product – Li2O grade	%	5.50%
Plant throughput (average)	Mt/a	1.1
LOM SC5.5 price	US$/t	1,700

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 22

Table 1-14 Financial Analysis Results

Item	Unit	Value
Net cash flow	US$M	779,639
NPV	US$M	539,225
IRR	%	145%
Breakeven (NPV) SC5.5 price	US$/t	735
Mining costs	US$/t ore	38
Mining costs	US$/t SC5.5	288
C1 Cost	US$/t SC5.5	489
All in Sustaining cost	US$/t SC5.5	594
Production year payback	Years	0.92
LOM Li recovered	Kt	52
Average SC5.5 production at 1.2 Mt/a ore	kt/a	146
Total revenue	US$M	1,541
Total production costs (C1)	US$M	465
Operating cash flow	US$M	871
Capital intensity – Initial capex/t lithium	$US/t SC5.5	96

A financial sensitivity analysis was conducted on the Project’s after tax NPV using the following variables: capital cost (pre-production and sustaining), mining costs, BRL:USD exchange rate, SC5.5 Spodumene concentrate pricing, metallurgical recovery and discount rates.

The graphical representation of the financial sensitivity analysis on NPV is shown in Figure 1-2. The project is most sensitive to spodumene pricing and metallurgical recovery, somewhat sensitive to BRL:USD exchange rates and relatively insensitive to capital costs, discount rates and mining costs. Overall, the NPV of the Project is positive over the range of values used for the sensitivity analysis.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 23

Figure 1-2 Financial Sensitivity Analysis

1.15	Conclusions and Recommendations

1.15.1	Geology

1.15.1.1	Neves Project

The Neves Lithium Project contains Measured, Indicated and Inferred Mineral Resources that are associated with well-defined mineralized trends and models. The deposit is open along strike and at depth.

Given the prospective nature of the Neves Deposit, it is the QP’s opinion that the Project merits further exploration and that a proposed plan for further work by Atlas is justified. The QP is recommending Atlas continue further drilling, subject to funding and any other matters which may cause the proposed exploration program to be altered in the normal course of its business activities or alterations which may affect the program as a result of exploration activities themselves.

1.15.1.2	Gaia Project

It is recommended that Atlas continue with their surface mapping, sampling and soil sampling over the Gaia project and develop a diamond drill program to bring the project to a mineral resource status.

1.15.1.3	Geological Model Maintenance and Quality Control

As outlined in Section 13 and the planned organizational structure of the project, it is recommended to maintain a qualified team composed of geologists and mining technicians, responsible for:

●	Systematic updating of the block model.
●	Quality control of mining operations (QA/QC).
●	Improving mineral predictability to support short-term mine planning.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 24

1.15.2	Mineral Processing

Based on the metallurgical tests conducted and the site visit, some risks and opportunities are identified and corresponding recommendations are summarized below.

●	During the site visit, relatively large spodumene crystals in numerous ore samples were pointed out by Atlas lithium personnel to the SGS QPs. Based on the information provided by Atlas Lithium geologists, most of the spodumene in this deposit consists of relatively large crystals. This situation usually corresponds to an elevated DMS recovery of spodumene. A larger crush size for DMS feed with DMS middling re-crushing can be further explored in a future test program or future operation to optimize the lithium recovery.
●	SGS Lakefield conducted flotation tests on the combined material of minus 0.85 mm material and DMS middlings and indicated that at least 50% of the lithium in the material can be recovered to the final concentrate having a potential product grade of 5.5% lithium oxide. Though flotation is not included in the current process design, it is a future opportunity for consideration.
●	Micaceous material was observed at the mine site during SGS QPs visit, this type of material will be difficult to remove by the DMS process. If this material contaminates the final spodumene concentrate, a reflux classifier or magnetic separator can be considered to remove these impurities and further improve the concentrate grade.
●	There was a significant portion of lithium present in the minus 0.85 mm material as revealed by the metallurgical tests. To further optimize the lithium recovery, the dense media separation size range could possibly be further lowered to 0.5 mm or so to optimize the overall lithium recovery.
●	If there is a market for a lower grade petalite concentrate, recovering the petalite mineral through DMS can be further explored.
●	As concentrate dispatch costs are an important contributor to the operating costs, it is recommended to investigate concentrate dispatch cost reduction by drying of the final concentrate prior to transportation.

1.15.3	Mining Methods and Mineral Reserves

SGS offers the following recommendations regards mining:

●	Conduct a dilution study to determine the optimal block size and confirm the value of diluted content in the model. Analyze operational strategies to support minimizing dilution to the ROM.
●	Refine the open pit designs and mining schedule to maximize profitability.

1.15.4	Infrastructure

Promon – Infrastructure

The infrastructure engineering designs have been developed to a detailed level, incorporating the technical specifications and data provided by equipment manufacturers during their respective design phases. It is recommended to carry out a comprehensive review focused on the coordination and integration of the suppliers’ final designs with the final designs for civil works and electromechanical installations, in order to ensure full compatibility, avoid interferences, and mitigate potential construction and assembly risks.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 25

1.15.5	Mine Waste Storage Facilities

The SGS QP recommends the following additional validation to refine the detailed design of the WRTSF, OPSF, and WMPs, in addition to the geotechnical investigations:

●	Consider staged consolidation and slope stability analysis, given the presence of undrained foundation conditions.
●	Develop an instrumentation and monitoring program for construction and operation of the WRTSF with established threshold alert levels and an appropriate response framework.

1.15.6	Waste Dumps (PDER-1 and PDE-2 Waste Project)

It is recommended that the following additional work be included in the detailed engineering phase:

●	Detailing of the access roads and water drainage areas during all the construction phases of the project.
●	Design of dumping phases aimed at reducing initial installation costs and maintenance costs over the useful life of the mine.

1.15.7	Water Management

The SGS QP recommends the following studies related to water management to support future detailed design:

1.15.8	Hydrogeology

●	It is recommended to maintain the continuous update of hydrogeological numerical models according to the progress of mining activities.
●	Carry out routine monitoring of groundwater levels, following the hydrogeological report guidelines, as the systematic collection and analysis of piezometric data to monitor/understand water table dynamics related to dewatering, slope stability, and environmental controls throughout the mine’s operational life.

1.15.9	Environmental Studies and Permitting

Atlas - Environmental Studies, Permitting, Etc (Important)

It is recommended to ensure full compliance with all environmental conditions and compensation measures established in the project’s environmental license, in accordance with applicable legal and regulatory requirements. Additionally, the implementation of all actions defined in the Environmental Control Plan (PCA) is essential to guarantee the proper execution of mitigation, monitoring, and corrective measures. Maintaining transparent, continuous, and constructive communication with stakeholders—including regulatory agencies, local communities, and other interested parties

Atlas will facilitate with the Environmental Agency the granting of the Concomitant Environment License (LAC 1) and Authorization for Environmental Intervention (AIA) of Anitta 3 and PDE-2, still in the process of analysis by the Agency.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 26

1.15.10	Power Supply

Power is the second largest process operating cost, and further use of renewables is recommended, as well as trying to obtain power from sources cheaper than diesel fuel (natural gas pipeline, high voltage overland power lines, etc.) if availability becomes suitable for the project timeline.

1.15.11	Commissioning

In accordance with the operational schedule and as illustrated in the operational histogram, Atlas is responsible for ensuring the timely mobilization of the Operational Readiness and Mine Development Management teams. Furthermore, as detailed in the current Owner’s Team budget, Atlas shall proactively conduct all required training programs for its personnel to ensure readiness and alignment with project milestones.

1.15.12	Economic Analysis

●	Based on the current economics, this project should progress to the detailed engineering and development / Life of Mine budgeting phase.
●	Detailed monthly bench plans should be developed with the selected mining contractor to ensure compliance to plan

1.15.13	Overall

Develop Detail Engineering for Bulk Earthworks and Construction Support facilities (i.e. roads and facilities platforms, and service hub, raw water supply, etc.) to allow for an immediate construction start after investment decision, while detail engineering for the rest of the plant and facilities can be performed during the first year of construction.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 27

2	INTRODUCTION

This TRS was prepared at the request of Atlas Lithium Corporation, a company existing under the laws of USA, trading under the symbol “ATLX” on the National Association of Securities dealers (NASDAQ) Exchange with its U.S. corporate office at 1200 N Federal Hwy, Suite 200, Boca Raton, FL 33432.

This document presents the results of the feasibility study evaluation of the Neves Project (“Neves”) and focuses primarily on the Neves deposit, together with an initial exploration summary of the Gaia project (“Gaia”).

This TRS is an updated Feasibility Study completed for Atlas’s Neves Project and is the second TRS for the Project filed with the United States Securities and Exchange Commission (SEC). The first TRS was effective August 10, 2022 and is titled “S-K 1300 Technical Report Summary on the Neves Lithium Project”.

SGS was engaged by Atlas Lithium Corporation (NASDAQ:ATLX, “Atlas”) for the preparation of the independent Technical Report Summary (TRS) on the Neves Lithium deposit, located near the rural community of Nossa Senhora das Neves, municipality of Araçuaí, Minas Gerais and to prepare an initial exploration summary of the Gaia project, located near the town of Salinas, both within Minas Gerais state, Brazil. The purpose of this Technical Report is to support the disclosure of the Neves Mineral Resource and Mineral Reserve estimates as of May 15th, 2025.

The scope of the TRS includes the study of the mineral resources, and the economic and technical viability of mineral extraction for the deposits.

Atlas Lítio Brasil Ltda. (ALBL) is the Brazilian subsidiary of Atlas and is the owner of the mining rights. On May 27th ,2025, the granting by Brazil’s Ministry of Mines and Energy of mining concession status. The grant provides ownership of the mineral right in perpetuity and the right to mine the substance for which it was issued (in this case, lithium) without volume limitations.

The Neves Lithium Project is located 36 km south of the municipality of Araçuaí, Brazil. Araçuaí is a Brazilian municipality located in the northeast of the state of Minas Gerais in the Jequitinhonha River valley. The Gaia project is located 100 km north of the Neves Project, within the municipality of Salinas, also within the Jequitinhonha River valley.

The Neves Lithium project is located approximately 4.14 km northwest of Nossa Senhora das Neves. Nossa Senhora das Neves is located 46 km from Araçuaí, and is connected to Araçuaí by road. The Gaia project is located 26 km east of the city of Salinas.

The Project is located in the state of Minas Gerais, Brazil, and Atlas is proposing to develop a conventional open-pit lithium mine and concentrator operation. The concentrated ore (spodumene) will be trucked to a transfer site near the City of Araçuaí. The spodumene will then be loaded onto B-Train trucks and transported to a port facility.

The following updates have been completed, as detailed in this TRS:

●	Mineral Resources increased due to new drilling, a new geological interpretation, and a larger constraining pit shell.
●	Mineral Reserves and the mining schedule were re-run on the updated block model.
●	A new market study has been completed.
●	Capital and operating cost estimates have been updated to reflect intervening work on basic engineering and new cost inputs.
●	The Project cash flow has been updated to reflect the changes above.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 28

2.1	Registrant Information

Atlas Lithium Corporation (NASDAQ: ATLX) is a U.S.-based mineral exploration company with the largest size and breadth of exploration projects for strategic minerals in Brazil, a premier mineral jurisdiction. Atlas Lithium Corporation is a mineral exploration and development company with lithium projects and multiple lithium exploration properties. In addition, the company owns exploration properties in other battery minerals, including nickel, copper, rare earths, graphite, and titanium. Its current focus is the development from exploration to active mining of a hard-rock lithium project located in the state of Minas Gerais, Brazil, within a well-known pegmatitic district that has been designated by the government of Minas Gerais as the “Lithium Valley.

Atlas Lítio Brasil Ltda. (ALBL) is the Brazilian subsidiary of Atlas holding the mining rights and the mining concession ordinances which are referenced in this TRS.

Neves is Atlas Lithium’s flagship project located in the prospective Jequitinhonha Valley region, also called the “Lithium Valley” due to the presence of large lithium deposits associated with pegmatites. The pegmatites contain high concentrations of lithium bearing minerals such as spodumene and petalite. In general, lithium derived from pegmatites is less expensive to process and purify for uses in high technology applications than lithium obtained from brine.

The Gaia project is a new exploration project also within the Jequitinhonha Valley region.

Atlas Lithium owns a total of 50 mineral rights for lithium exploration spread over an area of 56,834 acres (230 km2) and predominantly located within the Brazilian Eastern Pegmatitic Province which has been surveyed by the Brazilian Geological Survey and is known for the presence of hard rock formations known as pegmatites which contain lithium-bearing minerals such as spodumene and petalite in northeast Minas Gerais. The Neves Project consists of four mineral rights for lithium exploration covering an area of 2,683.9 Ha.

Atlas Lithium initiated geological reconnaissance and literature reviews of the Neves area in 2021 including detailed geological mapping on pegmatites with historical mine workings located within the exploration areas. As a result, 91 new pegmatite bodies were identified at Neves and a drilling campaign was commenced in 2021 and is currently ongoing. To date, a total of 536 exploration holes (RC and DD holes) for 100,403 m of drilling were completed.

The Gaia project was initiated in 2025 with exploration mapping, sampling and soli geochemistry, with over 70 pegmatite bodies being identified. A short drilling campaign on the most prospective pegmatites was completed, with six holes being drilled for 501 meters of core.

2.2	Terms of Reference and Purpose

SGS Geological Services Inc. (“SGS”) was contracted by Atlas Lithium Corporation, (“Atlas” or the “Company”) to update its current Mineral Resource Estimate (“MRE”) and to complete a Feasibility Study (“FS”) for the Neves Lithium Project (“NLP”) near the Municipality of Araçuaí, Brazil, and to prepare an initial exploration summary on the Gaia project, within the municipality of Salina, Brazil and to prepare a Public Report in accordance with the §§ 229.601(b)(96) Technical report (subpart 229.1300 of Regulation S-K) written in support of the MRE and FS.

SGS Geological Services (Canada) (SGS), Mining Proficiency Group – Engenharia e Serviços, Vinq – Geotecnia, Promon Engenharia, Prominas Mining, ITAACU- Geology & Engineering, WSP Consultoria e Projetos do Brasil Ltda and DF+ Engenharia were retained by Atlas Lítio Brasil Ltda. (ALBL) (Atlas or the Company) to prepare this TRS for Atlas Lithium (the Project). The purpose of this TRS is to disclose Mineral Resource and Mineral Reserve estimates for the Project.

This TRS conforms to the United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary. The definitions for Mineral Resources and Mineral Reserves in this FS follow S-K 1300 and are consistent with the definitions in the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the JORC Code) and Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards for Mineral Resources and Mineral Reserves dated May 10, 2014 (CIM (2014) definitions).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 29

2.3	Sources of Information

SGS Canada Inc. (“SGS”) was commissioned by Atlas to prepare this TRS. In preparing this report, SGS relied upon input from Atlas and information prepared by several qualified independent consulting groups particularly regarding regional geology, geological mapping, exploration, the lithium market and resource estimation. Atlas has contracted Prominas to carry out mine engineering including pit design, pit optimization, scheduling and calculations of the mineral reserve estimation for this Report. SGS reviewed methods used by Prominas for Mine Engineering, Planning and Scheduling and signed off on the work completed by Prominas consultants. Furthermore, SGS has conducted a thorough review of the Process Engineering including Process Flow Diagrams, Mass Balances, Commination circuits, and power requirements and will be signing off as Qualified Engineers on the processing plant segments of the Report. WSP Consultoria e Projetos do Brasil Ltda contributed to work on environmental and DF+ Engenharia for tailings and waste storage facilities.

Section 24 includes the reference documents that are part of the sources of information used in the preparation of this TRS.

SGS, Mining Proficiency Group – Engenharia e Serviços, and Vinq - Geotecnia are independent companies and not associates or affiliates of Atlas or any associated company of Atlas. Table 2-1 lists the Qualified Persons (QP) involved with authoring this report. Table 2-2 lists the sections each QP is responsible for.

Table 2-1 List of Qualified Persons, Professional Designations and Site Visit Dates

Company of Qualified Person	Professional Designation	Company Abbreviation	Date of Site Visit
SGS Canada Inc.	P.Geo.	SGS	March 11 to 14, 2025
SGS Canada Inc.	P.E.	SGS	June 2 to 7, 2025
SGS Canada Inc.	P.E.	SGS	June 2 to 7, 2025
SGS Canada Inc.	P.Eng.	SGS	-
Mining Proficiency Group – Engenharia e Serviços	FAusIMM	Mining Proficiency Group	-
Vinq – Geotecnia	MAusIMM CP	Vinq	May 26. 2025

Table 2-2 Qualified Persons Areas of Responsibility

Section	Section Name	Responsible Party	Description of Responsibly	Subsections
1	Summary	All	-	-
2	Introduction	All	-	-
3	Property Description	SGS	-	-
4	Accessibility, Climate, Local Resources, Infrastructure and Physiography	SGS	-	-
5	History	SGS	-	-

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 30

Section	Section Name	Responsible Party	Description of Responsibly	Subsections
6	Geological Setting. Mineralization and Deposit	SGS	-	-
7	Exploration	SGS	-
		Vinq – Geotecnia	Geotechnical Drilling	All of 7.4
8	Sample Preparation, Analyses and Security	SGS	-	-
9	Data Verification	SGS	Site visit Processing site visit	All Section 9 except 9.2.2
		Vinq – Geotecnia	Geotechnical site visit	9.2.2
10	Mineral Processing and Metallurgical Testing	SGS	-	-
11	Mineral Resource Estimates	SGS	-	-
12	Mineral Reserve Estimates	SGS	-	-
13	Mining Methods	SGS	-	All Section13 except 13.1.1, 13.1.2, and 13.1.3
		Vinq – Geotecnia	Geotechnical Drilling	All of 13.1.1, 13.1.2, and 13.1.3
14	Processing and Recovery Methods	SGS	-	-
15	Infrastructure	SGS	-	All Section 15 except 15.5.2 and 15.5.3
		Mining Proficiency Group – Engenharia e Serviços	Tailings	All of 15.5.2 and 15.5.3
16	Market Studies	SGS	-	-
17	Environmental Studies, Permitting and Social or Community Impact	SGS	-	-
18	Capital and Operating Costs	SGS	-	-
19	Economic Analysis	SGS	-	-
20	Adjacent Properties	SGS	-	-

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 31

Section	Section Name	Responsible Party	Description of Responsibly	Subsections
21	Other Relevant Data and Information Other Relevant Data and Information	SGS	-	-
22	Interpretation and Conclusions	All	-	-
23	Recommendations	All	-	-
24	References	All	-	-
25	Reliance on Information Provided by the Registrant	All	-	-

This TRS was prepared by SGS, and communication with Atlas Lithium sources was conducted through the following list of personnel:

●	Igor Tkachenko, Vice President, Corporate Strategy
●	Eduardo Queiroz, Vice-President of Engineering & PMO
●	Raimundo Almeida Jr., Vice President Lithium Processing
●	Lucas Roux, GIS and Modelling Geologist
●	Fabrício Pinheiro, Mining Manager
●	Joel Monteiro, Vice-President Legal & ESG
●	Tiago Miranda, Chief Financial Officer, Principal Accounting Officer, and Treasurer
●	Mariella Catarino, DataBase Manager
●	Mariana Espechit, Geology Coordinator

2.4	Personal Inspection Summary

The following Qualified Persons visited the Project site:

Mr. Marc-Antoine Laporte, P.Geo., M.Sc., from SGS visited the Project site on March 11th to 14th, 2025 and previously on May 4 to 6, 2023. During the 2025 site visit, Mr. Laporte conducted a general review of the logging and QA/QC procedures in place since the original drill program back in 2023. Drill hole collars were visited, and selected collar positions checked with a hand-held global positioning system (GPS) instrument on the Neves property. An inspection of the drilling equipment/contractors and deviation survey methodology and tools was completed. An extensive review of the mineralized core from the four main pegmatites zone was conducted during the first days of the visit including discussion of the sampling methodology with technical staff. One day was spent on reviewing geological 3D model including technical discussion with Atlas geologist. All information and personal were available during the QP visit to facilitate review process.

Mr. Joseph Keane and Mr. Sam Yu from SGS visited the Project site on June 2nd to 7th, 2025. The site visit purpose was to view an equipment storage area and inspect specific container contents of a heavy media separation equipment plant that Atlas Lithium had purchased for the project. A visit was also made to the project mine and plant site.

At the Belo Horizonte office the SGS representatives met with Eduardo Queiroz, PMO & VP Engineering. Mr. Queiroz had arranged a visit to an equipment storage facility located close to the nearby town of Betim.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 32

The equipment storage facility consists of secure areas where photography is not allowed and other areas where process consumables such as grinding media and dense media separation materials (ferrosilicon) are stored in bulk. Much of the facility consists of covered areas which shield the contents from the tropical environment. The storage facility is well managed and the security of the goods in the facility is continuously monitored based on the information provided during the warehouse visit.

The equipment package purchased by Atlas Lithium arrived in Belo Horizonte in numerous shipping containers and certain large or bulky items were shipped on pallets or skids. It was not possible to inspect every container, but the seals were broken and the doors were opened on 12 individual containers for our inspection. The SGS QP’s were also shown items that were on pallets that had been equipped with weatherproof coverings. It was noted that each container had an individual identification placard and the container weight was noted externally. The inspection of the containerized equipment items in storage in Belo Horizonte has corroborated the statements of Atlas Lithium that an equipment assemblage suitable for the heavy media beneficiation of spodumene ore has been purchased in South Africa, shipped to Belo Horizonte, and is now in secure storage.

Summarizing, the container inspection was conducted by SGS representatives, and the conclusion is drawn that the pronouncements by Atlas Lithium regarding the number, types, and contents of the containers in storage is corroborated.

On June 5th, 2025, the SGS QP’S visited the project sites including the proposed open pit mining operations, the mill site, and various waste disposal areas. The road from Araçuaí to the project site is mostly unpaved and the terrain is undulating making the road sinuous along certain sections. The tour was supervised by Raimundo Almeida Jr., Vice President, Lithium Processing for Atlas Lithium who was accompanied by members of the geology staff. Two of the proposed mine sites were visited along with the proposed mill site and waste/tailings disposal areas. The project site is hilly and undulating as depicted on the present mining and site plans that have been so far developed.

In addition to a general site overview and individual facility locations, a physical cut in mineralized soil close to Anitta 3 was inspected and the weathered material revealed rather large liberated spodumene crystals that were identified by the Atlas Lithium geological team. According to geologists accompanying the visit, these crystals were larger than the spodumene crystals from Anitta 1 pit.

It was observed that the open pit sites, the plant site, and the waste and tailings area all have heavy vegetation. Due to the undulating terrain, considerable earthwork may be required for the site preparation.

According to Atlas Lithium geologists, the open pits have relatively high strip ratios around 16.72 and the mineralized zones are usually thin. Topics relating to ore control, blasting, ore blending, and geo-metallurgical programs were also discussed. The core storage area was visited. Numerous sections of split and sawed core were examined. A substantial quantity of the split core had the spodumene crystals outlined such that an examiner could compare those spodumene crystals with other contained minerals in the split core. Based on the observation of core samples, most of the spodumene crystals were quite large and associated with quartz and other minerals. Some spodumene crystal sizes were even larger than what was observed in the trench cut described earlier. This explains why some HLS (Heavy Liquid Separation) tests conducted had significantly higher lithium recovery than the results from HLS test conducted on Anitta 1 sample. Depending on the content of impurity metals in the spodumene crystals, the crystal color can be either green, or pink or colorless. Several additional geological exhibits were also reviewed including select mineral specimens from the deposits and a demonstration of fluorescence of certain property minerals.

As part of the technical due diligence process and in compliance with the requirements, Vinq – Geotecnia conducted a field visit to the Neves Project on May 26, 2025.

The project’s geotechnical assessment was based on field investigations, including core drilling with sampling, geological-structural mapping, laboratory testing, and stability analyses using various methodologies such as kinematic analysis, limit equilibrium, and stress-strain modeling. The results indicated appropriate Factors of Safety (FoS) in accordance with the criteria of Read & Stacey (2009), with recommendations for geometric adjustments in specific sectors to optimize slope stability and maximize resource recovery.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 33

During the visit, a detailed inspection was carried out at the core storage facility, allowing for visual verification of the quality of the drill core samples. The inspection included assessment of sample preservation, core recovery, box organization, and the correct labeling and identification of sampled sections. This on-site verification was essential to confirm the representativeness and integrity of the materials described in the geotechnical databases used in the studies.

In addition, the technical team visited the future pit areas of Anitta 2, 2.5 and Anitta 3, inspecting access conditions to the mining fronts and physically verifying the locations of the completed drill holes, which were properly marked with stakes and identification plates. This step allowed for the validation of the geographical coordinates of the boreholes and verification of the consistency between physical markers in the field and the positional data recorded in the project’s topographic and geotechnical databases.

The observations made during the field visit, both at the core storage facility and in the field areas, were incorporated into the final analysis and validation of the data, providing the technical foundation to support the issuance of the Technical Report for the Neves Project.

2.5	Previously Filed Technical Report Summary Report

This is the second TRS for the Project filed with the United States Securities and Exchange Commission (SEC). Prior version of the Mineral Resource was reported in previously filed TRS as shown in Table 2-3.

Table 2-3 Previously Filed TRS

Preparer	Issuer	Title	Effective Date
SLR International Corporation	Atlas Lithium Corporation (formerly Brazil Minerals Inc.)	S-K 1300 Technical Report Summary on the Das Neves Lithium Project	August 10, 2022

The current Mineral Resource has an effective date of May 15th, 2025.

2.6	Units and Abbreviations

All units of measurement used in this technical report are International System of Units (SI) or metric, except for Imperial units that are commonly used in industry (e.g., ounces (oz.) and pounds (lb.) for the mass of precious and base metals). All currency is in US dollars, unless otherwise noted. Frequently used abbreviations and acronyms can be found in Table 2-4.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 34

Table 2-4 List of Abbreviations

$	Dollar sign	LCE	Lithium Carbonate Equivalent
%	Percent sign	Li2O	Lithium Oxide
°	Degree	m	Metres
°C	Degree Celsius	m2	Square meters
°F	Degree Fahrenheit	m3	Cubic meters
µm	micron	masl	Metres above sea level
AA	Atomic absorption	mm	millimeter
Au	Gold	mm2	square millimeter
Az	Azimuth	mm3	cubic millimeter
$CAD	Canadian dollar	Moz	Million troy ounces
cm	centimeter	MRE	Mineral Resource Estimate
cm2	square centimeter	Mt	Million tonnes
cm3	cubic centimeter	mtph	Metric Tonnes per Hour
Co	Cobalt	N	North
DDH	Diamond drill hole	NAD 83	North American Datum of 1983
E	East	Ni	Nickel
ft	Feet	NQ	Drill core size (4.8 cm in diameter)
ft2	Square feet	OES	Optical emission spectroscopy
ft3	Cubic feet	ppm	Parts per million
g	Grams	QA	Quality Assurance
GPS	Global Positioning System	QC	Quality Control
Ha	Hectares	QP	Qualified Person
HQ	Drill core size (6.3 cm in diameter)	RC	Reverse circulation drilling
ICP	Induced coupled plasma	RQD	Rock quality description
kg	Kilograms	SG	Specific Gravity
km	Kilometers	Ton	Short Ton
km2	Square kilometer	Tonnes or T	Metric tonnes
Li	Lithium (elemental)	$US	US Dollar
Li2CO3	Lithium Carbonate	UTM	Universal Transverse Mercator

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 35

3	PROPERTY DESCRIPTION

3.1	Property Description and Location

Atlas Lithium Corporation holds 50 mineral rights in the northeast region of the Minas Gerais state, Brazil, near the cities of Salinas, Rubelita, Coronel Murta, Virgem da Lapa, Araçuaí, and Itinga.

The projects which are the subject of this report consist of four mineral claims known as Neves located approximately 36 km southeast of Araçuaí and 653 km northeast of Belo Horizonte and a single claim known as Gaia, located approximately 26 km east of the city of Salinas and 650 km northeast of Belo Horizonte.

The Neves Project is located at approximately 16°58’ S Latitude and 41°54’ W Longitude, Universal Transverse Mercator (UTM) coordinates of 191,555 m E, 8,113,675 m N.

The Gaia project is located at approximately 16°7’ S Latitude and 42°2’ W Longitude (Universal Transverse Mercator (UTM) coordinates of 816,617 m E, 8,215,499 m N).

Figure 3-1 shows the location of the project claims in relation to nearby towns.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 36

Figure 3-1 Atlas Property Map

140000
160000
180000
200000
220000
8240000
8220000
8200000
8180000
8160000
8140000
8120000
8100000
N
Gaia Project
Salinas
Rubelita
Coronel Murta
Itinga
Virgem de Lapa
Araçuai
0
7.5
15 km
LEGEND
Atlas Lithium Properties
Neves Project
ATLAS LITHIUM CORP. DAS NEVES PROJECT
SGS
Drawn by SGS Geological Services
June 10, 2025
Coordinate System Sirgas 2000/UTM zone 24s

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 37

3.2	Mineral Tenure

The legal framework for the development and use of mineral resources in Brazil was established by the Brazilian Federal Constitution, which was enacted on October 5, 1988 (the Brazilian Constitution) and the Brazilian mining code, which was enacted on January 29, 1940 (Decree-law 1985/40, later modified by Decree-law 227, of February 29, 1967, the Brazilian Mining Code).

According to the Brazilian Constitution, all mineral resources in Brazil are the property of the Federal Government. The Brazilian Constitution also guarantees mining companies the full property of the mineral products that are mined under their respective concessions. Mineral rights come under the jurisdiction of the Federal Government and mining legislation is enacted at the Federal level only. To apply for and acquire mineral rights, a company must be incorporated under Brazilian law, have its management domiciled within Brazil, and its head office and administration in Brazil.

In general, there are no restrictions on foreign investment in the Brazilian mining industry, except for mining companies that operate, or hold mineral rights within a 150 km wide strip of land parallel to the Brazilian terrestrial borders. In this instance the equity interests of such companies have to be majority Brazilian-owned. Exploration and mining activities in the border zone are regulated by the Brazilian Mining Code and supporting legislation.

The Neves Project consists of one mining concession, one mining application and two exploration permits covering an area of 2,683.9 Ha. The tenure holdings are summarized in Table 3-1 and the Mining Permit are summarized in Table 3-2.

Table 3-1 Neves Mineral Rights Description

Tenement	Year Granted	Area (Ha)	Phase
832.639/2003	2003	780	Exploration Permit
833.331/2006	2006	67.5	Mining Application
832.925/2008	2008	122.13	Exploration Permit
833.356/2007	2007	1,536.45	Mining Concession

Table 3-2 Neves Mining Permit per Annex

Annex	Mining Permit	No.	Description	Validity
Annex 1	Research Permit - 831.336/2006	12506	Permission to make mineral research	10.14.2011
Annex 2	Research Permit - 833.356/2007	2028	Permission to make mineral research	03.18.2025
Annex 3	User Guide (UG) - National Mining Agency	368/2023	Permission to produce 300,000 tonnes of spodumene concentrate per year	09.21.2026 Extendable for equal periods
Annex 4	Mining servitude - National Mining Agency	n/a	Declares the public utility of the UTM installation area and waste pile	Permanent
Annex 5	Grant Mining Concession - Ministry of Mines and Energy	674	Mining concession (“Portaria de Lavra”) for lithium exploration in the entire area of 1,536.45 hectares covered by mining right no. 833,356/2007	Permanent

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 38

3.3	Surface Rights

Under Brazilian law, foreign companies may acquire surface rights as long as the share capital is controlled by Brazilians. However, the holder of an exploration license is guaranteed by law access to conduct exploration field work, provided that adequate compensation is paid to third-party landowners and that the holder of the exploration license assumes all environmental responsibilities arising from the exploration work.

After the exploration license is granted by the Brazilian government, Atlas negotiates and obtains the necessary authorizations for access to the properties for research and exploration activities, with the exercise of mining activity guaranteed by the Brazilian Federal Constitution.

Atlas is responsible for the reclamation of areas used for drilling, safety of personnel in the work area, monetary compensation to the landowner for surface damage caused by mineral exploration activities, and all environmental liabilities resultant from exploration activities.

3.4	Property Rights

For the purposes of mine development, ALBL has acquired a number of properties within the tenement area. These properties cover the areas identified for the installation of the DMS circuit and associated infrastructure, the tails containment area and the waste pile.

Table 3-3 details the property acquisitions and access authorizations, while Figure 3-2 shows the areas in question in regard to the property boundaries.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 39

Table 3-3 Neves Project Property Acquisitions and Access Authorizations

Nº	Owner	Registration	CAR Nº	Structure	Status
1	Djalma Ribeiro Alves Maria / Walter Zwicker Esbaille Junior	31.374	MG-3103405-69D5.1D04.E168.4AFA.BCBA.2491.5E96.4CA3	Access to Pit for Mineral Treatment Unit (MTU)	Authorization Term Obtained
2	Rene Caminhas Gomes Matos / Edson Caminhas Gomes / Heleno Caminhas Gomes / Maria Zene Gomes Ribeiro / Virlene Caminhas Gomes / Jair Caminhas Gomes / Vaci Vanderlei Caminhas Gomes	36.787 36.788	MG-3103405-FDA0.96E6.96E9.423F.BEBD.F97F.31EF.D53F	Part of pit 2	Authorization Term Obtained
3	Antônio Luiz	37.202 37.204	MG-3103405-7131.6C9C.3891.4087.8538.5265.1820.5C89	Pit 1 / internal access / part of pit 2 / Sedimentation basin / Explosives store	Property acquired by Atlas
4	Antônio Luiz / Flávia Ferreira Luiz / Jansen Ferreira Luiz	37.082 36.497	MG-3103405-7838.DBC6.3BF3.49A1.9B09.A677.911D.A795	Part of pit 2/ Waste pile PDE-2	Property acquired by Atlas
5	Atlas Lítio Brasil Ltda.	37.083	MG-3103405-C1C2.428D.97D3.4212.8E5E.F49F.DE03.7081	Part of waste pile PDE-2	Property acquired by Atlas
6	Atlas Lítio Brasil Ltda.	42.693	MG-3103405-BD9D.36C9.DA3A.43A1.9BC4.CA55.E47B.A60B	Sump/ Support area fo MTU	Property acquired by Atlas
7	Atlas Lítio Brasil Ltda.	36.258	MG-3103405-BD9D.36C9.DA3A.43A1.9BC4.CA55.E47B.A60B	MTU Area	Property acquired by Atlas
8	Atlas Lítio Brasil Ltda.	36.260	MG-3103405-BD9D.36C9.DA3A.43A1.9BC4.CA55.E47B.A60B	PDER Area	Property acquired by Atlas
9	Atlas Lítio Brasil Ltda.	35.731	MG-3103405-BD9D.36C9.DA3A.43A1.9BC4.CA55.E47B.A60B	Legal Reserve Area	Property acquired by Atlas

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 40

Figure 3-2 Neves Project Property Acquisitions

41°56'15"W
41°55'30"W
41°54'45"W
41°54'W
17°1'30"S
17°2'15"S
N
Faz. S. José do Calhauzinho P02
Faz. São José - P02

LEGEND

- Road
- Hydrography
- Expansion of the Anitta Project (in licensing)
- Anitta Project in Atlas property (licensee)
- Atlas Lithium Corporation property
- Third parties

LOCATION

Datum: SIRGAS 2000

PROJECT: **PROJECT ANITTA**

TITLE: **LAND PROPERTY**

P.NUMBER: 23670491			Scale:
GIS	Daiane Miranda	mai/2025	**Figure**
REV	Cecilia Loureiro	00

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 41

3.5	Royalties and Encumbrances

Atlas reports that there are no liens and encumbrances associated with the properties.

The Brazilian Government is entitled to a Compensação Financeira pela Exploração de Recursos Minerais (CFEM) royalty. The holder of a mining concession for lithium mineral must pay the Brazilian government 2.0% on mining operations. The only deductions allowed are taxes levied on commercial sales.

A 3.0% royalty with allowable deductions from gross spodumene revenues is held by Lithium Royalty Corporation (LRC).

3.6	Reliance on Other Experts

The QP has not reviewed the mineral tenure, nor independently verified the legal status, ownership of the Project area, underlying property agreements or permits. The QP has fully relied upon, and disclaims responsibility for, information supplied to them by Atlas Lithium.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 42

4	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

4.1	Accessibility

The Project is accessed from Belo Horizonte via highway BR-040 for approximately 160 km to Curvelo, then travelling on BR-259 for approximately 100 km to Gouveia and then on BR-367 for approximately 340 km to Araçuaí. From Araçuaí, access is via unpaved (dirt) roads for approximately 36 km.

4.2	Climate

Broadly speaking, the area of Brazil where the Neves Project is located is within the tropical savannah climate (Aw – drier winter) under the Köppen Climatic Classification system. Locally, however, the climate in Intinga and Araçuaí is characterized as hot semi-arid (BSh) under the same classification system.

The region has an average annual rainfall of 755.8 mm, distributed irregularly throughout the year. The rains are concentrated in the period from October to March, with the November-January quarter accounting for more than 50% of the average annual total rainfall. In the Araçuaí weather station, the annual average temperature is 25.0°C, with an average annual spread of around 12.2°C. The lowest temperatures occur in June and July (lows 15.9°C) and the highest in January and February (highs of 34.4°C).

4.3	Local Resources

The Araçuaí region has a long mining history, mainly related with lithium, tin, tantalite, and gem resources found in pegmatites. Other commodities include ornamental rock, which has a more recent history of mining starting in the 1990s (Pedrosa-Soares 1997). The city is an important supplier of goods and services related to the mining industry.

The basic services available at Araçuaí include hotel accommodation, clinics and hospitals, general supermarkets and retail shops, recreational facilities, industrial suppliers, and general engineering companies. Analytical and drilling services are mainly contracted in the metropolitan region of Belo Horizonte. Skilled and semi-skilled labor is available in the region to support exploration activities.

4.4	Infrastructure

Because of the extensive historical mining activities that occurred in the region, substantial infrastructure exists surrounding the Property, including the proximity to the Irapé Hydroelectric Power Plant, which supplies power to the nearby villages, and along rivers or streams that have water to support mining operations. There is a network of unpaved (dirt) roads that connect the area to highway BR-367.

4.5	Physiography

The Project area is situated in the hydrographic sub-basin of the middle Jequitinhonha River, located in a basin with the same name with elevations below 700 MASL (Pedrosa-Soares 1997). The hydrographic network is connected to the Jequitinhonha River which drains important tributaries including the Araçuaí, Calhauzinho, and Piauí rivers. The Chapada do Piauí is the watershed between the Calhauzinho, and Piauí River valleys (Sá 1977). Due to the deforestation of riparian forest, the Piauí River, previously a perennial stream, has turned into an intermittent stream, ceasing to flow during the driest periods of the year from July to October (according to residents that live on the banks of the Piauí River). Other intermittent streams include the Água Branca, a tributary of the Piauí River, the Quatis, Barriguda, Taquaral, and Teixeira, the right bank tributaries of the Jequitinhonha River, and the Jenipapo, Santana, and Angicos streams, the left bank tributaries of the Jequitinhonha River. The dendritic drainage pattern of the rivers generally defines the regional hydrographic network, although in some areas regional structures are also an important control (Sá 1977).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 43

The current topography is shaped by the Jequitinhonha River and its tributaries, which resulted in rock exposures facilitating mineral prospecting. Several pegmatite bodies are exposed in the river and stream beds. The Cachoeira group (Companhia Brasileira de Lítio, or CBL) and Xuxa (Sigma Mineração S.A., or Sigma) pegmatites were discovered in outcrops on the banks of the Piauí River.

Four geomorphological features are distinguished along the middle Jequitinhonha River, including the Project area (Pedrosa-Soares 1997):

1.	Polyconvex hills dissected by erosion, with elevations generally lower than 650 MASL, and generally composed of rocks of the Salinas Formation.

2.	Plateaus, with elevations above 650 MASL, composed of rocks of the Salinas Formation which are overlain by detrital-lateritic sedimentary rocks (Sá 1977, Pedrosa-Soares 1997, Paes 2010).

3.	Granite outcrops (sugar loaf type) with rounded geometries, which explains the diapiric placement of these bodies (Paes 2010).

4.	Terraces and alluvial fans of the Jequitinhonha River and its tributaries, with elevations of approximately 300 MASL (Sá 1977).

The bushy caatinga and the cerrado are the predominant vegetation cover of the region. The bushy caatinga, dominated mainly by entangled thorny bushes and cactaceae, covers the slopes of the plateaus, hills, and granite peaks in low relief areas. The tops of the plateaus are covered by typical cerrado bushes and grasses. Near the rivers and streams, medium to large trees predominate, typical of gallery forest vegetation.

Soil derived from the schists is generally sandy to silty and is reddish to light brown in color. Soil derived from the granites is predominantly light to yellowish gray in color. The average thickness of the weathered material is up to 10 m. In some areas, there is evidence of pegmatites in soils such as fragments of muscovite, feldspar, and spodumene (Sá 1977).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 44

5	HISTORY

The Project is predominantly located within the Eastern Brazilian Pegmatite Province, which has been surveyed by the Geological Survey of Brazil (SGB) in 2010. There is no record of any further historical exploration within the Project, however, the area has historical artisanal mine workings. The Neves exploration area has been developed for tourmaline and gems (spodumene, triphane, columbite and tantalite). Tesouras has been mined for petalite and Santa Clara, for tourmaline and cassiterite. The historical mines at Neves and Tesouras are inactive today, while artisanal production continues at Santa Clara.

The following information presents a summary of exploration and development history in the “Lithium Valley”.

Cassiterite was discovered in the Araçuaí/Itinga region in the 1950s. In 1957, Companhia Estanífera do Brasil (CEBRASA) started exploration, followed by the mining of three pegmatite bodies, Fumal, Urubu, and Generosa (Sá, 1977). The primary product was cassiterite/tantalite concentrate, with lithium and feldspar minerals as a byproduct.

Arqueana Minérios Metais (Arqueana) bought the mine from CEBRASA and mined tantalum and tin from 1980 to 2000. Reported production totals 29,700 t of tantalum-tin concentrate, 31,467 t of petalite, 2,353 t of amblygonite, and 1,317 t of spodumene. The company produced a spodumene concentrate with 6% Li2O to 6.5% Li2O and a petalite concentrate with 3.5% Li2O to 4% Li2O (Sigma, 2017).

During the 2000s, Tanex Resources Ltd. (Tanex) and then Sigma carried out exploration over the mining concessions previously owned by Arqueana. Initially, exploration was focused on tantalum ore, however, in 2014, the focus shifted to lithium exploration and drilling was carried out in several areas including Xuxa, Barreiro, Meio, Maxixe, and Murial (the current Grota do Cirilo project).

In 1991, CBL started operations at the Cachoeira Mine (CBL, 2020), also in the Araçuaí/Itinga region. This mine had been known for the occurrence of lithium minerals since the 1960s, producing spodumene to meet the demands of the domestic market (Sá, 1977). The mine is currently in operation.

5.1	Historical Resource Estimates

There are no historical Resource Estimates for the Project.

5.2	Past Production

There is evidence of historical artisanal mining on the property, although there are no official records of production.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 45

6	GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT

6.1	Regional Geology

The Project’s regional geology is dominated by the Araçuaí orogen, comprised of a suite of late Neoproterozoic to Cambrian deformed metasedimentary rocks and granitic batholiths overlain by Mesozoic volcanics of the Serra Do Tombo Formation and Cenozoic detrital sediments (Figure 6-1).

The Araçuaí orogen is one of several orogenic events which records the formation and development of the Pan-African orogeny (Almeida, 1977, Pedrosa-Soares and Wiedemann-Leonardos, 2000). Basement rocks of the Araçuaí orogen are made of Archean to Paleoproterozoic tonalite-trondhjemite-granodiorite (TTG), granitoids, and greenstone belt sequences (Noce et al., 2007). Below the Araçuaí orogen, syn-rift, nearshore, and deepwater sedimentary depositional systems exist in the Ribeirão da Folha Formation of the Macaúbas Group (Pedrosa-Soares et al. 2007) (Figure 6-2).

With respect to the evolution of the Araçuaí orogen (pre-, syn-, late, and post-collisional stages) in eastern Minas Gerais, five magmatic suites (G1, G2, G3, G4, and G5) have been recognised based on distinct structural relationships, geochemical and isotopic trends, and uranium-lead (U-Pb) geochronology (Pedrosa-Soares et al. 2007, Pedrosa-Soares et al. 2011). Suite G1 rocks of the pre-collisional stage and are I-type granitoids. Suite G2 is comprised of S-type granites and are syn-collisional. Coeval sedimentation occurred during the syn-collisional phase of the Araçuaí orogen, which is evidenced by flysch-type deposits of the Salinas Formation (Santos et al. 2009; Peixoto et al., 2013). The Salinas Formation also exhibits regional and contact metamorphism (amphibolite to greenschist facies) which records a series of deformational events related to the evolution of the Araçuaí orogen (Santos et al., 2009). Magmatic suite G3 records late to post-collisional stages of the orogenic event and is an amalgamation of S-type granites and metasedimentary rocks (Pedrosa-Soares & Wiedemann-Leonardos, 2000, Pedrosa-Soares et al., 2011).

Orogenetic collapse characterises magmatic suites G4 and G5 and represents the post-collisional stage (530 Ma to 500 Ma). In the northern Araçuaí orogen, near the cities of Araçuaí, Itinga and Salinas, suite G4 is characterised by S-type magmatism with sub-alkaline composition. The emplacement of magmatic suite G4 also formed large normal shear zones (Alkmim et al., 2007). Suite G4 is hosted mainly in deposits of the Salinas Formation (Pedrosa-Soares & Wiedemann-Leonardos, 2000, Pedrosa-Soares et al., 2011).

Approximately one third of the exposed terrain of the Araçuaí orogen is composed of granitic rocks that reflect a succession of tectonic events spanning 50 million years (630 Ma to 480 Ma) (Pedrosa-Soares et al., 2011) and forms the immense and prolific Eastern Brazilian Pegmatite Province (EBPP), which is almost entirely situated in eastern Minas Gerais. Thousands of granitic pegmatites have been discovered in the EBPP which host a variety of tin (Sn), lithium (Li), tantalum (Ta), niobium (Nb), uranium (U) and gemstone deposits (Pedrosa-Soares et al., 2011). The pegmatites were differentiated from G4 magmas of the Araçuaí orogen and are highly evolved products of granitic plutonism (Morteani et al., 2000, Pedrosa-Soares et al., 2011, Paes et al., 2016).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 46

Figure 6-1 Regional Geology Map and Stratigraphic Column

780000
810000
840000
870000
8220000
8190000
8160000
8130000
8100000
Curral de Dentro
Novorizonte
Santa Cruz de Salinas
Salinas
GAIA
Comercinho
Rubelita
Cel Murta
Itinga
Ponto dos Volantes
Virgem da Lapa
NEVES
Berilo
Francisco Badaró
Jenipapo de Minas
Caraí
LITHOSTRATIGRAPHIC COLUMN
CENOZOIC
Alluvial
Elluvial - Colluvial
Detritic-lateritic covers
São Domingos Formation
MESOZOIC
Serra do Tombo Formation
PALEOZOIC
Uncertain Tectonic Position Magmatism
Post-collisonal Magmatism, A-Type & I-Type
Morro do Frade Granites
Post-collisonal Magmatism, S-Type
Texeirinha Granite
Córrego da Chuva Granites
Pegmatoid Granites
Fazenda Areão Granite
Lagoa da Espera Pegmaroid Granite
S-Type Granite
NEOPROTEROZOIC
Salinas Formation
Sin-colisonal Magmatism, S-Type
Rebeirão da Folha Formation
Macaúbas Group
Chapada Acauã Formation
Capelinha Formation
SYMBOLS
Cities
Atlas Mineral Rights
N
0 10 20 km
Atlas Lithium Corp.
Neves Lithium Project
Minas Gerais, Brazil
Simplified Map of Aracuai Orogen
And Eastern Brazilian Pegmatite
Province

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 47

Figure 6-2 Simplified Map of Araçuaí Orogen and Eastern Brazilian Pegmatite Province

N
Key Map
BRAZIL
SFC
Belo Horizonte
Araçuaí orogen
0 1000 km
GEOLOGY LEGEND
TQ Cenozoic cover
ARAÇUAÍ OROGEN
Pegmatite districts
Cambrian-Ordovician
G5 supersuite (520-480 Ma)
G4 supersuite (530-500 Ma)
Neoproterozoic
G2 (585-560 Ma) and G3 (545-525 Ma) supersuites
Orogenic basins and older successions
Arc-forearc-basement assemblage
G1 supersuite (630-585 Ma)
Paragneiss complexes
Rift, passive margin and oceanic successions
Rift-related granites (c. 875 Ma)
SÃO FRANCISCO CRATON
Neoproterozoic cover
Alkaline intrusions (730-690 Ma)
PRE-NEOPROTEROZOIC
Basement and supracrustal units
44°W
42°W
40°W
15°S
16°S
17°S
18°S
19°S
20°S
21°S
TQ
Itambé
SFC
Pardo
River
Francisco
craton
São
Pedra Azul
Salto da Divisa
Araçuaí
Padre Paraíso
Mucuri
Malacacheta
Nanuque
Ataléia
São José da Safira
Diamantina
SV
CC
Governador Valadares
Nova Venécia
Santa Maria de Itabira
Belo Horizonte
Doce River
Caratinga
Vitória
MF
Espírito Santo
Atlantic
Ocean
0 30 60 90 120 150
Kilometers

BA
MG
Itambé
Araçuaí
EBP
Governador Valadares
ES
Belo Horizonte
RJ
Ocean
Atlantic
0 200
km
Araçuaí orogen
Eastern Brazilian Pegmatite Province - EBP

Atlas Lithium Corp.
Neves Lithium Project
Minas Gerais, Brazil
Simplified Map of Araçuaí Orogen
And Eastern Brazilian Pegmatite Province

6.2	Local and Property Geology

In eastern Minas Gerais, lithium-rich pegmatite mineralization is hosted in metamorphosed Salinas Formation shales (cordierite-quartz-mica schist) and is either concordant or discordant with schist foliation. The pegmatites occur as tabular bodies with thicknesses from 2 m to 36 m. Laterally, mineralized bodies vary from 40 m to 350 m in length and are primarily made of quartz, alkali (K-) feldspar (perthitic microcline), albite, muscovite, spodumene, and petalite. Spodumene makes up approximately 20% of the mineralization, with K-feldspar and albite constituting approximately 35%, quartz approximately 35%, and muscovite less than 10%.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 48

6.2.1	Neves

Schists of the Salinas Formation outcrop in the Neves exploration areas (ANM No. 833.331/2006, 832.925/2008, 833.356/2008, and 833.639/2003) which were intruded by magmatic suite G4 monzogranites of the Teixerinha batholith and pegmatites hosting lithium rich spodumene, columbite-tantalite, and gem quality tourmalines (Figure 6-3).

The exploration area is covered by a thick (five meter) horizon of sandy to silty soil brownish ochre in color, with blocks (<30 cm) of pegmatites from adjacent artisanal mines or displaced by heavy rainfall and steep relief. The area is heavily vegetated which makes it difficult to identify outcrop, however, historical artisanal mining activity has exposed the deposits. For decades, the Neves exploration area has been developed for tourmaline resources and gems (spodumene, triphane, petalite, columbite-tantalite) at some farms within the mineral right. The artisanal mines are inactive today. Tailings from these mines were disposed of in piles or “dumps” scattered throughout the area, and in some places complicating access to outcrop.

Cordierite-quartz-mica schists of the Salinas Formation outcropping in the Neves exploration area (Figure 6-4A) are light gray to black in color, banded, and occasionally with quartzitic composition. The banding reflects variations in the proportions of biotite to muscovite (dark bands) and the sum of quartz and feldspar (light bands). These metamorphic rocks are in the green schist facies with foliations perpendicular to the strike which varies between N30°E and N50°E. High angle dips (45°-80°) have been observed in contact with intrusive igneous rocks. Syn-tectonic quartz veins are concordant with the schist foliation, exhibit local boudinage structure, and are one centimeter to 30 cm thick. The Salinas Formation schists host significant pegmatite bodies, ranging from 1 m to 2 m thick to 10 m to 30 m thick and up to 40 m to 450 m long.

Six mineralized pegmatite outcrops have been mapped in the western portion of the Neves exploration property, that are 2 m to 29 m thick and up to 200 m long, where exposed at surface. The strike of the pegmatites is sub-parallel to oblique to schist foliation, locally homogeneous, and composed of quartz, feldspar, muscovite, black tourmaline, and locally spodumene and petalite. The spodumene and petalite occurs as altered white clay at surface and as phenocrysts disseminated throughout the host rock.

In the eastern portion of the property, several pegmatite bodies outcrop along the main drainages in schists of the Salinas Formation. The pegmatites follow a strike trend of N5°E to N30°E and are concordant with schist foliation.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 49

Figure 6-3 Neves Geological Map

190000
191000
192000
193000
8116000
8115000
8114000
8113000
8112000
8111000
LEGEND
LITHOSTATIGRAPHY
Pegmatite
Laterite
Teixeirinha Granite
Salinas Formation
CARTOGRAPHY CONVENTIONS
spodumene
Tenement
Targets
roads
rivers
MAPPED POINT
Pegmatite Block
Quartz Vein Block
Schist Block
Granite
Pegmatite
Quartz Vein
Quartzite
Quaternary
Schist
GEOLOGICAL STRUCTURE
Contact
Foliation
Fracture
Neves Project
ATLAS LITHIUM
0
200
400 m
Transverse Mercator Projection
DATUM SIRGAS 2000
Units: Meter
Zone 24 S
1:5000

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 50

Figure 6-4 Pegmatite and Schist of the Salinas Formation (A) and Teixerinha Granite Outcrop (B)

Multiple outcrops have been mapped in the northern portion of the Neves exploration property, north of the Anitta 1 deposit. The strike of the pegmatites is sub-parallel to oblique to schist foliation, locally homogeneous, and composed of quartz, feldspar, muscovite, black tourmaline, and locally petalite. Petalite occurs as altered white clay and as phenocrysts disseminated throughout the host rock (Figure 6-5).

Figure 6-5 Crystalline and Altered Argillic Petalite

A - Crystalline Petalite	B – Altered Argillic Petalite

In the central northern portion of the property, multiple pegmatite bodies outcrop along the main drainages in schists of the Salinas Formation. The pegmatites follow a strike trend of N5°E to N30°E and are concordant with schist foliation, which may indicate potential for the presence of densely spaced, stacked, and sizeable lithium-bearing pegmatite bodies.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 51

6.2.2	Gaia

The Gaia geology is similar to that of the Neves Project. It comprises Neoproterozoic age sedimentary rocks of Araçuaí Orogen intruded by fertile Li-bearing pegmatites originated by fractionation of magmatic fluids from the peraluminous S-type post-tectonic granitoids of Araçuaí Orogen. Lithium mineralization is related to discordant warms of spodumene-bearing tabular pegmatites hosted by biotite-quartz schists.

Figure 6-6 shows the geology of the Gaia project area.

Figure 6-6 Gaia Geological Map

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 52

6.3	Deposit Type

The mineral systems in highly evolved magmatic sources of REEs and lithium are controlled by the degree of fractionation. In granitic rocks with a high degree of fractionation, lithium and tantalum is more abundant. This characteristic defines the spatial zoning and distribution of pegmatite mineralogy with respect to the parent magma (pluton). The relationship between fractionation and REE concentration has not been determined in eastern Minas Gerais. Based on geochemical studies, Morteani et al. (2000) show that the pegmatites of the Araçuaí-Itinga/orogen cover the complete fractionation interval exposed in the EBPP.

A schematic figure showing the tendency of spodumene crystals to grow towards the top of the body and the phenomenon of “flooding” of aqueous fluid in the lower plunging portion is provided in Figure 6-7.

The Araçuaí-Itinga lithium pegmatites are controlled by structure which can be concordant or discordant with respect to schist foliation. The work of Sá (1977) shows that pegmatites discordant with schist foliation predominate, with strikes varying from 40° to 80° and high angle dips in the northeastern quadrant of the exploration area. The pegmatite bodies tend to be tabular with little variable thickness and are hosted in the schists of the Salinas Formation.

Figure 6-7 Deposit Model for Neves Pegmatites

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 53

7	EXPLORATION

7.1	Neves Project

The following sections are a description of surface exploration work completed by Atlas on the Neves property from 2021 to present.

7.1.1	Aerophotogrammetric Survey

A photogrammetric survey using a drone was carried out over the 833.331/2006 mineral right of Neves, in December 2021 to define mineralized zones and lithological contacts.

7.1.2	Planimetric Survey

In December 2021, a planimetric survey of the Neves 833.331/2006 mineral right was performed.

7.1.3	Geoclouds Sentinel II Satellite Imagery

Multi-spectral images from the Geoclouds Sentinel II Copernicus Earth Exploration Program over the project area were downloaded and studied to enhance site exploration targets.

7.1.4	LiDAR Surveys

Two LiDAR surveys were conducted over the property in 2023. The first survey, conducted in March 2023, covered the northwest corner of the Neves property, while the second survey, conducted in December 2023 extended the coverage of the first survey to encompass approximately the western half of the property.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 54

Figure 7-1 shows the final DTM coverage (light green) with respect to the property boundaries and exploration drilling.

Figure 7-1 Final DTM with Respect to Tenement Boundaries

7.1.5	Geophysics

A drone magnetic and radiometric survey were conducted over the property in December 2023, with a total of 508-line kilometers of survey being flown.

Post processing of the data allowed for the association of magnetically anomalous zones and mapped pegmatites (Figure 7-2), and by association, similar unknown magnetic anomalies in areas that didn’t have mapped pegmatites.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 55

The magnetic data also allowed for an in-depth structural interpretation of the project area, with a series of distinct NE-SW, NW-SE and NNE-SSW structures being identified (Figure 7-3).

Figure 7-2 Anomalous Magnetic Lows and their Correlation with Known Pegmatites

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 56

Figure 7-3 Neves Aeromagnetic Survey with Structural Interpretation

7.1.6	Geological Mapping and Sampling

Beginning in 2021, Atlas have conducted ongoing mapping and sampling across the Neves property.

Initial mapping and sampling were conducted around historical artisanal mines within the tenement areas, then starting in April 2022, mapping was extended property-wide, focussing on the main east-northeast to west-southwest drainage systems in the exploration area, as they were considered more likely to contain outcrops of more well-preserved rocks.

The results of the 2023 aeromagnetic survey further focused the surface mapping program, with a concentration on the areas identified by the survey.

A total of 1,163 field points were surveyed during the exploration campaigns, allowing for the identification and characterization of 92 pegmatite bodies. Among them, six mineralized pegmatites were delineated and grouped under the name “Anitta”.

Figure 7-4 is the surface mapping of the Neves property to the end of April 2024.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 57

Figure 7-4 Geological Map of the Neves Property with Known Pegmatites

190000
191000
192000
193000
N
8116000
8115000
8114000
8113000
8112000
8111000
LEGEND
Pegmatite
Schist
Granite
Laterite
Roads
Rivers
0 250 500 m
Sirgas 2000/UTM zone 24

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 58

7.1.7	Trenching

Atlas initiated trenching programs at the Neves Project in 2021, with ongoing activities as part of the exploration strategy to identify and delineate mineralized pegmatite bodies. To date, 65 trenches, for a total of approximately 6,000 m have been excavated, positioned to test the structural continuity of outcropping pegmatites and investigate previously identified geochemical anomalies in soil samples.

In the Anitta targets, the trenches revealed fresh spodumene crystals exposed at the surface, corroborating the geochemical interpretation and reinforcing the prospective potential of the region. Additionally, the structural analysis of the sections exposed by the trenches provided essential information for understanding the geometry and orientation of the pegmatite bodies, allowing for more efficient planning of subsequent drilling stages.

Figure 7-5 shows a trench excavated at the site of the Anitta 3 pegmatite and Figure 7-6 shows the location of completed trenches with respect to known pegmatites.

Figure 7-5 Trench Excavated at the Anitta 3 Pegmatite

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 59

Figure 7-6 Atlas 2021 - 2024 Trench Program and Locations

7.1.8	Soil Sampling

Between October 2022 and January 2024, Atlas conducted a detailed soil sampling campaign across the Neves tenements, with the objective of identifying and delineating geochemical anomalies associated with lithium mineralization. Initially focussing on the vicinity of the Anitta 1, Anitta 2, Anitta 2.5, Anitta 3, Anitta 3N and Anitta 4 areas, then expanding to the eastern granite and the area south of the drilled pegmatites, a total of 4,599 soil samples were collected.

Atlas planned the sampling over a grid pattern of 25 m intervals on lines spaced at 100 m in areas of low outcrop/poor detail and on lines spaced at 100 m in areas of known outcrop and higher detail.

Atlas collected samples from the B-horizon of the soil, as this is generally accepted as the depositional or accumulation horizon, where minerals that have leached out of the A and E horizons accumulate.

Geochemical analyses were performed at the SGS Vespasiano laboratories using ICP90A and ICM90A methods. Additionally, selected samples from the Anitta targets were analyzed internally by the Atlas laboratory using handheld X-ray fluorescence (XRF).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 60

Figure 7-7 shows the grid pattern and results over Neves Project area.

Figure 7-7 Soil Sampling over the Neves Project

190500
192000
8116000
8115000
8114000
8113000
8112000
8111000
Anittas Sector
0 - 98
98 - 131
131 - 170
170 - 305
305 - 725
Granite Sector
20 - 239
239 - 322
322 - 375
375 - 459
459 - 700
South of Neves Sector
0 - 71
71 - 90
90 - 104
104 - 143
143 - 250
Samples Collected
ATLAS LITHIUM
250
500 m
0
400
800
1,200 m

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 61

7.1.9	Magnetic Susceptibility

The majority of drill core and mapped surface outcrops have been analyzed with a magnetic susceptibility meter and the data recorded in a database maintained by Atlas geologists. The data is regularly reviewed and updated.

7.2	Gaia Project

The following sections are a description of surface exploration work completed by Atlas on the Gaia property.

7.2.1	Geological Mapping and Sampling

Beginning in 2025, Atlas have conducted ongoing mapping and sampling across the Gaia property.

Figure 7-8 shows the mapped pegmatites on the Gaia property to the end of April 2025.

Figure 7-8 Map of the Gaia Property with Known Pegmatites

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 62

7.2.2	Soil Sampling

During the 2025 exploration campaign, Atlas conducted a detailed soil sampling campaign across the Gaia tenement, with the objective of identifying and delineating geochemical anomalies associated with lithium mineralization.

Atlas planned the sampling over a grid pattern of 25 m intervals on lines spaced at 100 m.

Atlas collected samples from the B-horizon of the soil, as this is generally accepted as the depositional or accumulation horizon, where minerals that have leached out of the A and E horizons accumulate.

Geochemical analyses were performed at the SGS Vespasiano laboratories using ICP90A and ICM90A methods.

Figure 7-9 shows the results over the Gaia project area.

Figure 7-9 Soil Sampling over the Gaia Project

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 63

7.3	Drilling

7.3.1	Neves Project

7.3.1.1	Drill Type

The first three holes in the Neves program were drilled with AX core bits, with an internal diameter of 30.2 mm. All subsequent diamond holes have been drilled with HQ core bits, with an internal diameter of 63.5 mm.

The HQ core size is considered appropriate to provide quality logging material, and to recover sufficient material for future metallurgical testing.

In 2024, 13 exploration holes were drilled with reverse circulation (RC) drill rigs.

7.3.1.2	Drilling Results

Atlas has conducted several drilling campaigns on the Neves Project since 2021. Table 7-1 is a drill summary table showing the drilling completed by Atlas on the Neves property until the 9th of April 2025. A total of 98,733 meters was completed in 523 diamond drill holes. In addition, Atlas drilled 13 exploration holes in 2024 with RC rigs, for a total of 1,669 meters. Table 7-1 above is total meters drilled using diamond drill. A total of 536 exploration holes (including RC holes) for 100,403 m of drilling were completed.

Table 7-1 Neves Diamond Drilling

Year	Number Of Drill Holes	Metres Drilled
2021	6	212
2022	43	3,747
2023	338	68,885
2024	91	16,704
2025	45	9,185
Total	523	98,733

The drilling on the Anitta 1 and Anitta 2 pegmatites was conducted on a 20 m x 20 m grid, with the majority of the holes being drilled at an angle of 60 ° to 70° at an azimuth of 130° for Anitta 1 and 110° for Anitta 2.

The Anitta 3 drilling was conducted on an approximate 50 m x 50 m grid, with most of the holes dipping between -55° and -60°. The bulk of the holes were drilled at an azimuth of 250°, although some holes were drilled at an azimuth of 170° to 180°.

Anitta 4 was drilled on an approximate 25 m x 25 m grid, with the holes dipping at -60°, at an azimuth of 110°, while Anitta 2.5 was drilled on an approximate 30 m by 30 m grid, with the holes dipping at -60°, at an azimuth of 140°.

Illustrative intercepts through the deposit, showing examples of drill holes with low-grade intercepts, with high-grade intercepts, and with higher-grade intercepts within lower-grade widths, are provided in Table 7-2. A drill hole location plan for the drilling is provided in Figure 7-1, and a longitudinal view of the drill traces in Figure 7-11-11.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 64

Table 7-2 Neves Representative Drill Hole Intercepts

Drill Hole	From (m)	To (m)	Drill Intercept (m)	Li2O (%)
Anitta 1
DHAB-0011B	74.04	94.36	20.32	1.35
DHAB-0015	59.49	87.31	27.82	0.94
DHAB-0021	49.07	58.02	9.75	1.21
DHAB-0039B	107.49	128.29	20.80	1.14
DHAB-0041	81.00	105.19	24.19	1.02
DHAB-0057	92.21	110.50	18.29	1.26
Anitta 2
DHAB-0047	55.00	63.19	8.19	3.34
DHAB-0068	54.15	91.00	36.85	1.04
DHAB-0085	13.00	54.00	41.00	1.31
DHAB-0102	40.84	53.75	12.91	1.75
DHAB-0104	113.82	196.80	82.98	1.51
DHAB-0145EX	209.95	278.60	68.65	1.14
Anitta 2.5
DHGT-0007	128.00	165.10	37.1	1.66
DHAB-0456	227.00	245.00	18.0	1.79
DHAB-0458	68.00	100.45	32.45	1.02
DHAB-0460	247.05	274.20	27.15	2.29
DHAB-0473	259.76	297.00	37.24	1.50
Anitta 3
DHAB-0185	8.10	60.20	52.10	1.30
DHAB-0208	67.56	85.56	18.00	1.64
DHAB-0347	133.12	176.00	42.88	1.32
DHAB-0369	113.55	130.00	16.45	1.43
DHAB-0374	166.00	208.50	42.50	1.49
DHAB-0382	234.35	264.00	29.65	1.33

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 65

Drill Hole	From (m)	To (m)	Drill Intercept (m)	Li2O (%)
Anitta 3N
RCAB-0004	57.00	72.00	15.00	1.12
DHAB-0437	67.00	74.00	7.00	1.30
DHAB-0437	118.00	134.00	16.00	1.06
DHAB-0439	118.00	172.00	54.00	1.26
Anitta 4
DHAB-0377	152.00	169.00	17.0	1.20
DHAB-0462	174.00	192.48	18.48	1.78
DHAB-0464	205.37	208.09	2.72	1.19
DHAB-0477	120.00	128.80	8.80	1.86

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 66

Figure 7-10 Plan View of Neves Drilling

X=189500
X=190000
X=190500
X=191000
X=191500
X=192000
X=192500
X=193000
Y=8116500
Y=8116000
Y=8115500
Y=8115000
Y=8114500
Y=8114000
Y=8113500
Y=8113000
Y=8112500
Y=8112000
Y=8111500
Y=8111000
N
2021 Drilling
2022 Drilling
2023 Drilling
2024 Drilling
2025 Drilling
RC Drilling
Geotech Drilling
0
200
400
600

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 67

Figure 7-11 Longitudinal View of Neves Drilling

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 68

7.3.2	Gaia Project

7.3.2.1	Drill Type

All diamond holes on the Gaia project have been drilled with HQ core bits, with an internal diameter of 63.5 mm.

The HQ core size is considered appropriate to provide quality logging material, and to recover sufficient material for future metallurgical testing.

7.3.2.2	Drilling Results

Atlas conducted an initial drilling campaign on the Gaia project in 2025, completing six diamond holes for a total of 501 meters of core.

Table 7-4 shows representative assays to date from the Gaia project, while Figure 7-12 shows the Gaia drilling in plan view.

Table 7-3 Gaia Representative Drill Hole Intercepts

Drill Hole	From (m)	To (m)	Drill Intercept (m)	Li2O (%)
Gaia
DHGA-0001	73.45	79.67	6.22	1.78
DHGA-0002	23.13	32.00	8.87	0.99
DHGA-0003	91.83	96.00	4.17	1.40

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 69

Figure 7-12 Plan View of Gaia Drilling

7.4	Geotechnical Drilling

A total of 14 guided geotechnical probes were performed, eight of which are located in the Anitta 2 pit and six in the Anitta 3 pit. The results were described using the RMR classification system (Rock Mass Rating, 1989). The probe campaign was performed as proposed by WALM.

The location of the probes can be viewed in Figure 7-13. The green points represent the locations where the samples were collected for geotechnical testing. The black, red and green points indicate the location of the geotechnical probes.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 70

Figure 7-13 Location of Drill Holes & Samples Collected

PI_003
DHGT-005
DHGT-006
PI_001
DHGT-001
DHGT-007
ANITTA 2
PI_002
DHGT-008
DHGT-004
DHGT-002
DHGT-003
PG-16
DHGT-012
DHGT-009
DHGT-013
ANITTA 3
PI_005
PI_004
DHGT-010
DHGT-014
DHGT-011
PG-15
Open Pit
Drill Holes
DRILL PAD
ONGOING
COMPLETED
Geotechnical Surface Sample
0
100
200 m

7.4.1	Description of the Probing and Sampling Holes

The main purpose of drilling the rotary boreholes was to gather geotechnical data for the geomechanical classification of the rock mass.

For each of the borehole, samples were selected boreholes to carry out geotechnical rock tests, such as Uniaxial Compression, Triaxial Compression and Indirect Tension. The main lithotypes present in the Anitta 2 and Anitta 3 pit models, are shales (XIS) and pegmatite (PEG). The detailed description is found in reports WA16223003-1-GL-RTE-0001 and WA16223003-1-GL-RTE-0002 (WALM,2024). The coordinates of the probes for Anitta 2 are in presented in Table 7-4 and of Anitta 3 in Table 7-5.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 71

Table 7-4 Anitta 2 Pit Probe Coordinates

Probe	Coordinates (SIRGAS 2000, 24S)		Elevation (m)	Azimuth (°)	Dip (°)	Depth (m)
	E (m)	N (m)
DHGT-0001	190,049	8,115,134	498	328.18	-74.21	250.50
DHGT-0002	190,154	8,115,001	481	140.36	-54.81	271.35
DHGT-0003	190,137	8,114,892	462	145.06	-54.71	250.25
DHGT-0004	190,225	8,115,040	489	140.97	-56.27	251.30
DHGT-0005	190,207	8,115,193	489	324.22	-74.13	250.05
DHGT-0006	190,137	8,115,154	499	322.77	-75.89	250.60
DHGT-0007	190,289	8,115,144	495	142.56	-54.26	265.60
DHGT-0008	190,034	8,115,024	490	318.49	-76.44	251.85

Table 7-5 Anitta 3 Pit Probe Coordinates

Probe	Coordinates (SIRGAS 2000, 24S)		Elevation (m)	Azimuth (°)	Dip (°)	Depth (m)
	E (m)	N (m)
DHGT-0009	189,823	8,114,412	487	316.15	-72.28	251.00
DHGT-0010	190,045	8,114,176	515	146.28	-54.22	250.35
DHGT-0011	190,009	8,114,070	525	142.58	-53.68	250.95
DHGT-0012	189,844	8,114,541	472	317.16	-76.53	250.30
DHGT-0013	189,733	8,114,357	498	321.50	-73.07	250.45
DHGT-0014	189,724	8,114,204	511	321.16	-75.72	250.15
DHGT-0015	189,874	8,114,052	514	144.45	-54.76	251.45
DHGT-0016	189,917	8,114,619	456	289.13	-77.10	252.10

For the Anitta 2.5 pit, a geotechnical drilling campaign was conducted to define the design parameters for the pit, which was characterized as an extension of the Anitta 2 pit. A total of four oriented geotechnical boreholes were executed, and the core samples were described using the RMR (Rock Mass Rating, 1989) classification system.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 72

8	SAMPLE PREPARATION, ANALYSES, AND SECURITY

8.1	Core Sampling

Drill core of NQ and HQ size was placed in wooden core boxes and delivered daily by the drill contractors to the project core logging facilities. The drill core was first aligned and measured by the technician and geologist for core recovery. The core recovery measurements were followed by the RQD measurements. After a summary review of the core, it was logged, and sampling intervals were defined by a geologist. Before sampling, the core was photographed using a digital camera and the core boxes were identified with box number, hole ID, and aluminium tags were used to mark the sample intervals.

Sampling intervals were determined by the geologist, marked and tagged based on lithology and mineralization observations. The typical sampling length was 1 m but varied according to lithological contacts between the mineralized pegmatite and the host rock. In general, 1 m host rock samples were collected from each side of the pegmatite contacts. The HQ drill core samples were cut into two halves with one half placed in a new plastic bag along with the sample tag; the other half was replaced in the core box with the second sample tag for reference.

8.2	Analytical and Test Laboratories

All samples collected by Atlas during the 2021-2025 exploration programs relating to the Neves property were sent to SGS Geosol in Vespasiano, Brazil.

SGS Lakefield (metallurgical testing) and SGS Geosol are ISO/IEC 17025 accredited. The SGS Geosol laboratory is ISO 14001 and 17025 accredited by the Standards Council. All laboratories used for the technical report are independent of Atlas and provide services pursuant to service contracts.

8.3	Sample Preparation and Analysis

All samples received at SGS Geosol were inventoried and weighted prior to being processed. Drying was done to samples having excess humidity. Sample material was crushed to 75% passing 3 mm using jaw crushers. One kilogram of material was put in a separate bag and reserved for future analysis. Ground material was then split in two using a Jones split riffle to obtain one 2 kg sample reserved for duplicate analysis and one 1 kg sample for primary analysis. One-kilogram sub-samples were then pulverised using a ring and puck mill or a single component ring mill to 95% passing 150 mesh (106 µm) and split into four 250 g samples using a rotative splitter. The balance of the crushed sample (reject) was placed into the original plastic bag. The pulverised samples were finally analyzed by SGS Geosol.

The SGS Geosol analytical method used by Atlas is a 31-element analytical package using sodium peroxide fusion followed by both Inductively Coupled Plasma Atomic Emission Spectrometry (ICP-AES) and ICP-MS finish (SGS code ICP90A). Analytical results were sent electronically to Atlas and results were compiled in an MS Excel spreadsheet by the project geologists.

8.4	Density Determinations

Density samples from 15 cm to 20 cm were selected by the Atlas geologists, representing the different rock types (schist and pegmatite), alterations (weathered and fresh rock), and mineralization qualities (pegmatite with little spodumene, pegmatite with medium spodumene, pegmatite with much spodumene, and pegmatite without spodumene). Atlas have completed a total of 2,821 density determinations on the different lithologies of the Neves Project.

Densities were measured by SGS Geosol using pycnometer measurement.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 73

Table 8-1 shows the average densities for the different lithologies.

Table 8-1 Neves Average Densities

Lithology	Specific Gravity (g/cm3)
Spodumene Zone	2.70
Petalite Zone	2.58
Quartz	2.66
Pegmatite	2.62
Feldspar Zone	2.62
Schist	2.77

8.5	Quality Assurance and Quality Control

In addition to the laboratory quality assurance quality control (QA/QC) routinely implemented by SGS Geosol using pulp duplicate analysis, Atlas developed an internal QA/QC protocol for the Neves drilling, which consisted of the insertion of analytical standard reference materials (standards), blanks and core duplicates on a systematic basis with the samples shipped to the analytical laboratory.

The Atlas protocol for QAQC is for every 22 samples, three reference samples are randomly inserted, including one standard, one blank and one duplicate sample.

Blanks can be inserted anywhere in the sample stream, but standards and duplicates are included in pegmatite intervals, whether they are considered mineralized or not.

Each 50-sample batch sent to the lab contains at least two standards, two blanks and two duplicates. When the batch size varies the control samples are inserted proportionally.

8.5.1	Analytical Standards

8.5.1.1	EURO Standards

Prior to mid-2023, Atlas used standards supplied by Centro Tecnológico de Referência Sul-americano (CTRS). The organisation advertises that they supply Certified Reference Materials (CRM) according to international protocols, but there is no publicly available access to the certificates of analysis for these standards. Atlas used a total of 10 different CTRS standards between 2021 and 2023.

In July 2023, Atlas migrated their drilling database to an Access-based database and in the process, a QAQC review identified issues with three of the CTRS standards, namely EURO0330, EURO0331 and EURO0332. Investigation suggested that the supplied CRMs had been mislabelled at the source and the claimed lithium value of the standard was not the assayed value.

To ascertain that the assays around these standards were valid, it was determined to resample the five assays above and the five assays below each of the failed standards. A total of 359 pulp samples were submitted to Geosol for re-assay.

An analysis of the re-assayed material versus the original assays determined that there was a very high correlation between the samples, with an R2 value of 0.9992. Figure 8-1 is a scatterplot of the original versus re-assayed samples.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 74

Figure 8-1 Original versus Re-Assay Values

8.5.1.2	OREAS Standards

In July 2023, Atlas adopted OREAS standards as their CRMs, using three certified standards for their QAQC, namely a low-grade, mid-grade and high-grade sample (Table 8-2).

A total of 163 OREAS standards were submitted by Atlas between July 2023 and April 2025. Figure 8-2 shows the standards results for the OREAS standards submitted.

The results from the standards are considered reasonable and within industry-accepted tolerances.

Table 8-2 Standard Average Li Values with Analytical Error for Peroxide Fusion

Analytical Standards	Li2O (%)	Analytical Error (2σ)
OREAS 750	0.496	0.044
OREAS 751	1.01	0.074
OREAS 753	2.19	0.1

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 75

Figure 8-2 Shewhart Performance Chart of OREAS Standard Results

8.5.2	Analytical Blanks

A total of 471 blanks were analyzed during the 2021 to 2025 drilling campaigns. Of the 471 blanks, four samples were higher than five times the Lower detection Limit (LDL) of 10 ppm Li. Figure 8-3 shows blank sample results across the exploration program.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 76

Figure 8-3 Atlas Blank Sample Analyses

8.5.3	Coarse Duplicates

Over the course of the exploration programs, Atlas has analyzed 455 coarse duplicate pairs. Figure 8-4 is a scatterplot comparing original and duplicate core pairs. The average value for the original values is 0.201% Li2O and the average value for the duplicate values is 0.205% Li2O. The difference between original and duplicate averages is 1.99% Li2O. The correlation coefficient R2 of 0.876 suggests a strong correlation and a high similarity between the two sets of samples.

8.5.4	Pulp Duplicates

Atlas has analyzed 310 pulp duplicate samples over the course of the exploration programs. Figure 8-5 is a scatterplot comparing original and duplicate pulp pairs. The average value for the original values is 0.387% Li2O and the average value for the duplicate values is 0.386% Li2O. The difference between original and duplicate averages is 0.26% Li2O. The correlation coefficient R2 of 0.996 suggests a strong correlation and a high similarity between the two sets of samples.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 77

Figure 8-4 Correlation Between Original Samples and Coarse Duplicates

Figure 8-5 Correlation Between Original Samples and Pulp Duplicates

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 78

8.6	Sample Security and Storage

Samples are placed into bags tagged and numbered with the sample tag inserted in the bag. Sample collection and transportation have always been undertaken by company personnel using company vehicles. Tracking of sample shipments used industry-standard procedures. Chain-of-custody procedures consisted of filling out sample submittal forms that were sent to the laboratory with sample shipments to make certain that all samples were received by the laboratory.

Core storage for unlogged and unsampled core is located at the core logging facility.

8.7	QP Comments

SGS validated the exploration processes and core sampling procedures used by Atlas in 2023 and 2025 as part of an independent verification program.

The QP concluded that the drill core handling, logging and sampling protocols are at conventional industry standard and conform to generally acceptable best practices. The chain of custody was followed by Atlas employees, and the sample security procedure showed no flaws.

The QP considers that the sample quality is good and that the samples are generally representative.

Finally, the QP is confident that the system is appropriate for the collection of data suitable for a Mineral Resource Estimate.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 79

9	DATA VERIFICATION

A visit to the Project was conducted by Marc-Antoine Laporte, P.Geo., M.Sc. from May 4 to 6, 2023 and from March 11 to 14, 2025. The visits enabled the QP to become familiar with the exploration methods used by Atlas, the field conditions, the position of the drill hole collars, the core storage and logging facilities and the different exploration targets.

The data validation was conducted from three fronts:

●	Validation of the drilling database
●	Validation of the QA/QC data (see section 8.5)
●	Control sampling program.

9.1	Drilling Database

The database for the Project was first transmitted to SGS by Atlas on the 11th May, 2023, and regularly updated by Atlas geologists. The database contains data for: collar locations; downhole surveys; lithologies and lithium assays.

Upon importation of the data into the modelling and mineral resources estimation software (Genesis™), SGS conducted a second phase of data validation. At this point all the major discrepancies were removed from the database.

Lastly, SGS conducted random checks on approximately 5% of the assay certificates, to validate the assay values entered in the database.

9.2	Site Visits

The following Qualified Persons visited the Project site.

9.2.1	SGS

Mr. Marc-Antoine Laporte, P.Geo., M.Sc., from SGS visited the Project site on March 11th to 14th, 2025 and previously on May 4 to 6, 2023. During the 2025 site visit, Mr. Laporte conducted a general review of the logging and QA/QC procedures in place since the original drill program back in 2023. Drill hole collars were visited, and selected collar positions checked with a hand-held global positioning system (GPS) instrument on the Neves property. An inspection of the drilling equipment/contractors and deviation survey methodology and tools was completed. An extensive review of the mineralized core from the four main pegmatites zone was conducted during the first days of the visit including discussion of the sampling methodology with technical staff. One day was spent on reviewing geological 3D model including technical discussion with Atlas geologist. All information and personal were available during the QP visit to facilitate review process.

Mr. Joseph Keane and Mr. Sam Yu from SGS visited the Project site on June 2nd to 7th, 2025. The site visit purpose was to view an equipment storage area and inspect specific container contents of a heavy media separation equipment plant that Atlas Lithium had purchased for the project. A visit was also made to the project mine and plant site.

At the Belo Horizonte office the SGS representatives met with Eduardo Queiroz, PMO & VP Engineering. Mr. Queiroz had arranged a visit to an equipment storage facility located close to the nearby town of Betim.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 80

The equipment storage facility consists of secure areas where photography is not allowed and other areas where process consumables such as grinding media and dense media separation materials (ferrosilicon) are stored in bulk. Much of the facility consists of covered areas which shield the contents from the tropical environment. The storage facility is well managed and the security of the goods in the facility is continuously monitored based on the information provided during the warehouse visit.

The equipment package purchased by Atlas Lithium arrived in Belo Horizonte in numerous shipping containers and certain large or bulky items were shipped on pallets or skids. It was not possible to inspect every container, but the seals were broken and the doors were opened on 12 individual containers for our inspection. The SGS QP’s were also shown items that were on pallets that had been equipped with weatherproof coverings. It was noted that each container had an individual identification placard and the container weight was noted externally. The inspection of the containerized equipment items in storage in Belo Horizonte has corroborated the statements of Atlas Lithium that an equipment assemblage suitable for the heavy media beneficiation of spodumene ore has been purchased in South Africa, shipped to Belo Horizonte, and is now in secure storage.

Summarizing, the container inspection was conducted by SGS representatives, and the conclusion is drawn that the pronouncements by Atlas Lithium regarding the number, types, and contents of the containers in storage is corroborated.

On June 5th, 2025, the SGS QP’S visited the project sites including the proposed open pit mining operations, the mill site, and various waste disposal areas. The road from Araçuaí to the project site is mostly unpaved and the terrain is undulating making the road sinuous along certain sections. The tour was supervised by Raimundo Almeida Jr., Vice President, Lithium Processing for Atlas Lithium who was accompanied by members of the geology staff. Two of the proposed mine sites were visited along with the proposed mill site and waste/tailings disposal areas. The project site is hilly and undulating as depicted on the present mining and site plans that have been so far developed.

In addition to a general site overview and individual facility locations, a physical cut in mineralized soil close to Anitta 3 was inspected and the weathered material revealed rather large liberated spodumene crystals that were identified by the Atlas Lithium geological team. According to geologists accompanying the visit, these crystals were larger than the spodumene crystals from Anitta 1 pit.

It was observed that the open pit sites, the plant site, and the waste and tailings area all have heavy vegetation. Due to the undulating terrain, considerable earthwork may be required for the site preparation.

According to Atlas Lithium geologists, the open pits have relatively high strip ratios around 16.72 and the mineralized zones are usually thin. Topics relating to ore control, blasting, ore blending, and geo-metallurgical programs were also discussed. The core storage area was visited. Numerous sections of split and sawed core were examined. A substantial quantity of the split core had the spodumene crystals outlined such that an examiner could compare those spodumene crystals with other contained minerals in the split core. Based on the observation of core samples, most of the spodumene crystals were quite large and associated with quartz and other minerals. Some spodumene crystal sizes were even larger than what was observed in the trench cut described earlier. This explains why some HLS (Heavy Liquid Separation) tests conducted had significantly higher lithium recovery than the results from HLS test conducted on Anitta 1 sample. Depending on the content of impurity metals in the spodumene crystals, the crystal color can be either green, or pink or colorless. Several additional geological exhibits were also reviewed including select mineral specimens from the deposits and a demonstration of fluorescence of certain property minerals.

9.2.2	VinQ Geotecnia

As part of the technical due diligence process and in compliance with the requirements, a field visit to the Neves Project was conducted on May 26, 2025.

The project’s geotechnical assessment was based on field investigations, including core drilling with sampling, geological-structural mapping, laboratory testing, and stability analyses using various methodologies such as kinematic analysis, limit equilibrium, and stress-strain modeling. The results indicated appropriate Factors of Safety (FoS) in accordance with the criteria of Read & Stacey (2009), with recommendations for geometric adjustments in specific sectors to optimize slope stability and maximize resource recovery.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 81

During the visit, a detailed inspection was carried out at the core storage facility, allowing for visual verification of the quality of the drill core samples. The inspection included assessment of sample preservation, core recovery, box organization, and the correct labeling and identification of sampled sections. This on-site verification was essential to confirm the representativeness and integrity of the materials described in the geotechnical databases used in the studies.

In addition, the technical team visited the future pit areas of Anitta 2, 2.5 and Anitta 3, inspecting access conditions to the mining fronts and physically verifying the locations of the completed drill holes, which were properly marked with stakes and identification plates. This step allowed for the validation of the geographical coordinates of the boreholes and verification of the consistency between physical markers in the field and the positional data recorded in the project’s topographic and geotechnical databases.

The observations made during the field visit, both at the core storage facility and in the field areas, were incorporated into the final analysis and validation of the data, providing the technical foundation to support the issuance of the Technical Report for the Neves Project.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 82

10	MINERAL PROCESSING AND METALLURGICAL TESTING

The Neves lithium project, owned by Atlas Lithium, is located to the southwest of the municipality of Araçuaí, in the northeast region of Minas Gerais state, Brazil. The targeted deposits are mostly between the city of Araçuaí and the city of Itinga. The main lithium bearing material is spodumene, followed by a smaller amount of petalite. Based on the samples tested at SGS Lakefield, approximately 78.5% of the lithium in the sample is in the form of spodumene, the remainder is predominantly in the form of petalite. Since spodumene typically has a higher specific gravity than most of the gangue materials, dense media separation (DMS) was recommended for the beneficiation process.

In April 2023, SGS completed a series of laboratory tests to investigate the potential to recover the lithium from this deposit using DMS and flotation processes. The tests indicated that this mineralized material is amenable to DMS technology and flotation can further improve the lithium recovery. Per discussions with Atlas Lithium, only DMS will be considered in the process design for this project. The test samples utilized for the SGS Lakefield testing were all from Anitta 1 Pit. To further explore the ore variability for this project, additional samples were collected from Anitta 1, Anitta 2, Anitta 3, Anitta 2.5 and Anitta 4 pits and sent to SGS Geosol laboratory in Brazil for chemical composition analysis and Heavy Liquid Separation (HLS) tests which were performed from late 2023 to early 2024. Though the HLS tests are not always considered a comprehensive metallurgical study, the HLS data does strongly correlate with DMS performance and indicate the future metallurgical performance of the material from different locations of the deposit. HLS data is considered a perfect separation and empirical data shows that actual DMS performance is typically downgraded marginally to account for the operational inefficiencies in the field.

The fine size fraction waste materials generated from the SGS Geosol tests was subjected to sedimentation and filtration testwork at PESCO, which was completed in early 2025. This report section summarizes and analyzes all the test work.

10.1	Test Work completed at SGS Lakefield

10.1.1	Sample Selection, Preparation and Head Assay

In December 2022, Atlas Lithium sent one drum of test samples to the SGS Lakefield laboratory. The samples consisted of half and quarter drill core in labelled sample bags. The samples came from several drill holes from Anitta 1 pit. The detailed sample receipt information is listed in Table 10-1.

Each sample bag was inventoried and weighted resulting in a total of 117 kg of drill core. The sample was combined, and stage crushed to ¾ inch (19.1 mm), and a 5 kg subsample was procured and submitted for Bond Work Index and Bond Abrasion Index tests. The remainder was further stage crushed to minus ½ inch (-12.7 mm) from which another 30 kg subsample was taken and stage crushed to minus 3/8 inch (-9.5 mm).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 83

Table 10-1 Sample Identification and Weight

DHID	From	To	Length	Sample	Li2O %	Wthrg	Spod %	Pet %	1/4 Core	1/2 Core	Weight Kg
DHAB-11	67.94	68.80	0.86	MET_AB-001_DHAB-11	1.15	Fresh	10%	0%	X		1.312
DHAB-11	69.90	71.10	1.20	MET_AB-002_DHAB-11	2.67	Fresh	22%	5%		X	4.430
DHAB-11	71.10	72.30	1.20	MET_AB-003_DHAB-11	2.37	Fresh	22%	5%		X	4.064
DHAB-11B	76.75	77.65	0.90	MET_AB-004_DHAB-11B	2.11	Fresh	28%	10%	X		1.622
DHAB-11B	77.65	78.49	0.84	MET_AB-005_DHAB-11B	3.26	Fresh	28%	10%	X		1.382
DHAB-11B	78.49	79.30	0.81	MET_AB-006_DHAB-11B	2.37	Fresh	28%	10%	X		1.578
DHAB-11B	79.30	80.00	0.70	MET_AB-007_DHAB-11B	1.94	Fresh	28%	10%	X		1.060
DHAB-11B	90.46	91.30	0.84	MET_AB-008_DHAB-11B	1.74	Fresh	30%	0%	X		1.496
DHAB-11B	92.50	93.45	0.95	MET_AB-010_DHAB-11B	1.59	Fresh	40%	5%	X		1.866
DHAB-11B	93.45	94.36	0.91	MET_AB-011_DHAB-11B	1.11	Fresh	30%	5%	X		1.474
DHAB-12	85.05	85.80	0.75	MET_AB-012_DHAB-12	1.57	Fresh	35%	5%		X	2.890
DHAB-12	85.80	86.75	0.95	MET_AB-013_DHAB-12	1.67	Fresh	35%	5%		X	3.468
DHAB-12	86.75	87.55	0.80	MET_AB-014_DHAB-12	0.86	Fresh	35%	5%		X	3.130
DHAB-12	87.55	88.43	0.88	MET_AB-015_DHAB-12	0.80	Fresh	25%	5%		X	3.290
DHAB-15	60.50	61.50	1.00	MET_AB-016_DHAB-15	1.75	Fresh	30%	0%		X	3.368
DHAB-15	61.50	62.50	1.00	MET_AB-017_DHAB-15	1.45	Fresh	25%	0%		X	3.278
DHAB-15	62.50	63.55	1.05	MET_AB-018_DHAB-15	1.09	Fresh	25%	0%		X	4.636
DHAB-15	64.55	65.55	1.00	MET_AB-019_DHAB-15	0.81	Fresh	25%	0%		X	3.592
DHAB-15	66.55	67.55	1.00	MET_AB-020_DHAB-15	1.76	Fresh	25%	0%		X	3.676
DHAB-15	67.55	68.55	1.00	MET_AB-021_DHAB-15	1.41	Fresh	25%	0%		X	3.546
DHAB-15	68.55	69.55	1.00	MET_AB-022_DHAB-15	2.30	Fresh	25%	0%		X	3.396
DHAB-15	69.55	70.55	1.00	MET_AB-023_DHAB-15	2.03	Fresh	25%	0%		X	4.532
DHAB-15	70.55	71.55	1.00	MET_AB-024_DHAB-15	1.63	Fresh	25%	0%		X	3.416
DHAB-15	71.55	72.55	1.00	MET_AB-025_DHAB-15	0.80	Fresh	25%	0%		X	3.676
DHAB-15	72.55	73.53	0.98	MET_AB-026_DHAB-15	0.88	Fresh	25%	0%		X	3.744
DHAB-15	73.53	74.51	0.98	MET_AB-027_DHAB-15	1.71	Fresh	25%	0%		X	3.830
DHAB-15	74.51	75.51	1.00	MET_AB-028_DHAB-15	2.16	Fresh	25%	0%		X	4.070

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 84

DHID	From	To	Length	Sample	Li2O %	Wthrg	Spod %	Pet %	1/4 Core	1/2 Core	Weight Kg
DHAB-15	82.65	83.60	0.95	MET_AB-029_DHAB-15	2.07	Fresh	20%	0%		X	3.426
DHAB-16	44.25	45.25	1.00	MET_AB-030_DHAB-16	1.01	Fresh	20%	0%		X	3.274
DHAB-17	73.63	74.63	1.00	MET_AB-031_DHAB-17	1.03	Fresh	35%	0%	X		1.492
DHAB-17	74.63	75.50	0.87	MET_AB-032_DHAB-17	1.51	Fresh	35%	0%		X	4.200
DHAB-17	75.50	76.23	0.73	MET_AB-033_DHAB-17	1.33	Fresh	35%	0%		X	2.128
DHAB-18	83.63	84.60	0.97	MET_AB-034_DHAB-18	0.95	Fresh	17%	0%	X		2.032
DHAB-18	86.55	87.65	1.10	MET_AB-035_DHAB-18	1.74	Fresh	25%	10%	X		1.576
DHAB-18	87.65	88.60	0.95	MET_AB-036_DHAB-18	2.15	Fresh	25%	10%		X	3.268
DHAB-18	88.60	89.55	0.95	MET_AB-037_DHAB-18	2.69	Fresh	25%	10%	X		1.616
DHAB-21	51.00	52.00	1.00	MET_AB-038_DHAB-21	1.15	Fresh	15%	0%	X		1.134
DHAB-21	52.00	53.00	1.00	MET_AB-039_DHAB-21	1.41	Fresh	15%	0%		X	2.542
DHAB-21	53.00	54.00	1.00	MET_AB-040_DHAB-21	2.87	Fresh	20%	0%		X	3.736
DHAB-21	54.00	55.00	1.00	MET_AB-041_DHAB-21	1.51	Fresh	20%	0%		X	3.258
DHAB-21	55.00	56.00	1.00	MET_AB-042_DHAB-21	1.88	Fresh	20%	0%		X	3.382
DHAB-21	56.00	57.00	1.00	MET_AB-043_DHAB-21	2.00	Fresh	10%	5%		X	3.972
DHAB-21	73.22	74.28	1.06	MET_AB-044_DHAB-21	1.03	Fresh	0%	0%	X		1.514
DHAB-21	74.28	75.28	1.00	MET_AB-045_DHAB-21	0.83	Fresh	20%	0%	X		1.910

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 85

A 10 kg subsample of 3/8 inch sample was submitted for HLS test work, and a 20 kg of 3/8 inch sample was further stage-crushed to pass 6 mesh (3.35 mm) and sampled again for assay and Bond Work Index test work. From the rest of the -½ inch sample, about 10 kg was stored for HLS testwork and the remainder was stored for DMS test work.

The composite sample was prepared and analyzed for the Whole Rock Analysis (WRA) determination for key spodumene concentrate compounds including Li2O, Fe2O3, Na2O, K2O, SiO2 and Al2O3. Additional assay concentrations were determined for F, Be, As, Ta, Rb and Cs. The results are summarized in Table 10-2 and Table 10-3 respectively. Based on the WRA result, this material contains an average of 1.53% Li2O and 0.39% Fe2O3.

Table 10-2 Main Composite Whole Ore Analysis Results

Sample ID	Assay (%)
	Li	Li2O	SiO2	Al2O3	Fe2O3	MgO	CaO	Na2O	K2O	TiO2	P2O5	MnO	Cr2O3	V2O5	LOI	Sum
Main Composite	0.71	1.53	73.6	16.3	0.39	0.12	0.15	4.07	1.98	0.01	0.38	0.1	<0.01	<0.01	1.18	98.3

Table 10-3 Main Composite Assays for F, Be, As, Ta, Rb and Cs

Sample ID	Assay
	F (%)	Be (g/t)	As (g/t)	Ta (g/t)	Rb (g/t)	Cs (g/t)
Main Composite	0.036	146	< 200	96	370	46

10.1.2	Mineralogy

Semi-quantitative XRD analysis was conducted on the main composite sample and the mineralogical composition is summarized in Table 10-4. The major gangue minerals in the sample are albite and quartz, while the main lithium bearing minerals are spodumene and petalite. Spodumene has a specific gravity (SG) typically ranging between 2.95 to 3.05. Therefore, it is relatively easy to separate from the rest of the gangue material which typically has an average SG of 2.7, whilst petalite has an even lighter SG of 2.4, the majority of which could possibly report to the DMS tailings.

Table 10-4 Semi Quantitative XRD Mineralogical Composition on Master Composite Sample

Mineral	Composition	wt (%)
Albite	NaAlSi3O8	35.7
Quartz	SiO2	27.9
Spodumene	LiAlSi2O6	14.9
Orthoclase	KAlSi3O8	7.2
Petalite	Li(AlSi4O10)	6.7
Muscovite	KAl2(AlSi3O10)(OH)2	6.4
Biotite	K(Mg,Fe)3(AlSi3O10)(OH)2	0.7
Flurapatite	Ca5(PO4)3F	0.6
TOTAL		100

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 86

10.1.3	Comminution

Bond Ball Mill Work Index testing was conducted at a size of 48 mesh (300 micron) on the composite sample after being crushed to minus 6 mesh (-3.35 mm). The Bond Ball Mill Work Index of the composite sample was found to be 14.6 kWhr/t, which indicates that the sample is classified as a medium hard material.

Bond Abrasion Index testing was conducted on the composite sample after being crushed to minus ¾ inch (-19.1 mm). The Bond Abrasion Index of the sample is 0.399 gram, which is classified as a relatively abrasive material.

10.1.4	Heavy Liquid Separation

HLS testing was performed to provide a baseline for the DMS test. Two 10 kg subsamples of the composite were crushed to minus 12.7 mm and minus 9.5 mm respectively and then pre-screened to remove the minus 0.85 mm material. The screened material, with size fractions between 0.85 mm to 9.5 mm or 12.5 mm, were subjected to heavy liquid separation. The heavy liquid used was methylene iodide diluted with acetone to achieve a certain SG. The SG cut points for the heavy liquid separation were controlled at 3.0, 2.95, 2.90, 2.85, 2.80, 2.70, 2.65, 2.60, 2.50, and 2.45 in sequence. The HLS test started with the heaviest liquid and removed the sink product, and then was progressively moved to a lighter liquid density. The incremental samples between individual SGs were acquired for chemical assays. The detailed HLS test results are listed in Table 10-5 to Table 10-8.

In Table 10-5 to Table 10-8, the major component distribution includes the -0.85 mm (-20 mesh) material, and the lithium recovery represents the “global recovery” including the -0.85 mm material being screened off before the HLS test. The initial HLS test data revealed that to produce a minimum lithium oxide concentrate grade of 5.5%, the -12.5 mm material requires a separation density near 2.80 and corresponds with a theoretical lithium recovery close to 65.8%; whilst the -9.5 mm material requires a separation density between 2.70 and 2.80 and corresponds with a theoretical lithium recovery between 65.1% and 71.8%. The HLS test data indicated that to produce a DMS concentrate with a minimum grade of 5.5% Li2O, -9.5 mm material will have better lithium recovery compared with -12.5 mm material. This difference is mainly due to a better spodumene liberation of the -9.5 mm material compared to the -12.5 mm material. Therefore, a crush size at 9.5 mm was used as the top size for the DMS test feed.

Table 10-9 summarizes the incremental HLS product assays and lithium distribution based on -9.5 mm material, including the float product cutting at SG of 2.45 and the -0.85 mm material. The lithium assay initially declined when the product SG decreased, however, the lithium assay began to increase when the product SG approached 2.45. This phenomenon is due to the presence of petalite in the material, which has a much lower SG around 2.40. Based on the HLS test, the material with SG lower than 2.45 produced a float product containing 3.93% Li2O.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 87

Table 10-5 -9.5 mm Heavy Liquid Separation Cumulative Sink Product Chemical Assays

Combined HLS Products	HL SG	Weight		Assays (%)
	(g/cm3)	(g)	(%)	Li	Li2O	SiO2	Al2O3	Fe2O3	MgO	CaO	Na2O	K2O	P2O5
HLS Sink 3.00 SG	3.00	1061	10.7	3.36	7.22	64.5	25.9	0.96	0.05	0.04	0.30	0.13	0.16
HLS Sink 2.95 SG	2.95	1181	11.9	3.30	7.09	64.8	25.6	1.03	0.05	0.05	0.33	0.16	0.18
HLS Sink 2.90 SG	2.90	1304	13.1	3.20	6.89	65.2	25.1	1.06	0.06	0.05	0.40	0.20	0.20
HLS Sink 2.85 SG	2.85	1443	14.5	3.09	6.63	65.6	24.6	1.10	0.07	0.06	0.50	0.26	0.23
HLS Sink 2.80 SG	2.80	1650	16.6	2.86	6.15	65.6	24.3	1.11	0.10	0.07	0.63	0.61	0.28
HLS Sink 2.70 SG	2.70	2384	24.0	2.18	4.69	66.3	23.0	1.07	0.12	0.08	1.13	1.46	0.36
HLS Sink 2.65 SG	2.65	2910	29.3	1.85	3.98	67.8	21.6	1.05	0.12	0.09	1.44	1.60	0.37
HLS Sink 2.60 SG	2.60	6016	60.6	0.94	2.01	74.6	16.2	0.79	0.07	0.10	3.32	1.08	0.28
HLS Sink 2.50 SG	2.50	8440	85.1	0.74	1.58	73.6	16.3	0.61	0.07	0.11	3.93	2.01	0.28
HLS Sink 2.45 SG	2.45	8529	86.0	0.74	1.59	73.5	16.3	0.61	0.07	0.11	3.91	2.01	0.28

Table 10-6 -9.5 mm Heavy Liquid Separation Cumulative Sink Product Major Component Distribution

Combined HLS Products	HL SG	Weight		Distribution (%)
	(g/cm3)	(g)	(%)	Li	SiO2	Al2O3	Fe2O3	MgO	CaO	Na2O	K2O	P2O5
HLS Sink 3.00 SG	3.00	1061	10.7	49.2	9.4	17.0	16.7	6.5	3.7	0.8	0.7	5.6
HLS Sink 2.95 SG	2.95	1181	11.9	53.8	10.5	18.6	19.9	7.9	4.9	1.0	1.0	6.9
HLS Sink 2.90 SG	2.90	1304	13.1	57.7	11.7	20.2	22.8	9.7	6.2	1.3	1.3	8.7
HLS Sink 2.85 SG	2.85	1443	14.5	61.5	13.0	21.9	26.0	12.8	7.9	1.8	1.9	10.9
HLS Sink 2.80 SG	2.80	1650	16.6	65.1	14.8	24.8	29.9	19.6	9.9	2.6	5.2	15.2
HLS Sink 2.70 SG	2.70	2384	24.0	71.8	21.7	33.9	42.0	34.1	16.4	6.8	17.8	28.0
HLS Sink 2.65 SG	2.65	2910	29.3	74.3	27.0	38.9	50.3	41.9	22.4	10.7	23.8	35.2
HLS Sink 2.60 SG	2.60	6016	60.6	77.8	61.5	60.1	78.3	53.4	52.4	50.8	33.3	54.6
HLS Sink 2.50 SG	2.50	8440	85.1	85.8	85.1	85.2	84.3	74.3	78.0	84.5	86.7	77.6
HLS Sink 2.45 SG	2.45	8529	86.0	87.3	86.0	86.1	84.7	75.4	78.8	85.0	87.9	78.4

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 88

Table 10-7 -12.5 mm Heavy Liquid Separation Cumulative Sink Product Chemical Assays

Combined HLS Products	HL SG	Weight		Assays (%)
	(g/cm3)	(g)	(%)	Li	Li2O	SiO2	Al2O3	Fe2O3	MgO	CaO	Na2O	K2O	P2O5
HLS Sink 3.00 SG	3.00	991	9.9	3.18	6.84	67.0	26.1	0.83	0.05	0.05	0.30	0.06	0.14
HLS Sink 2.95 SG	2.95	1151	11.5	3.08	6.63	67.3	25.6	0.83	0.05	0.05	0.36	0.12	0.15
HLS Sink 2.90 SG	2.90	1321	13.2	2.97	6.38	67.7	25.0	0.84	0.06	0.05	0.46	0.20	0.19
HLS Sink 2.85 SG	2.85	1546	15.5	2.80	6.01	68.5	24.2	0.83	0.07	0.06	0.57	0.31	0.20
HLS Sink 2.80 SG	2.80	1822	18.3	2.55	5.47	68.4	23.8	0.85	0.09	0.07	0.74	0.71	0.26
HLS Sink 2.70 SG	2.70	2678	26.9	1.95	4.20	68.7	22.5	0.85	0.11	0.08	1.12	1.51	0.31
HLS Sink 2.65 SG	2.65	3508	35.2	1.57	3.38	70.6	20.7	0.79	0.10	0.08	1.64	1.62	0.30
HLS Sink 2.60 SG	2.60	7007	70.3	0.84	1.80	75.6	16.2	0.59	0.08	0.12	3.56	1.13	0.29
HLS Sink 2.50 SG	2.50	8908	89.3	0.70	1.51	74.1	16.5	0.51	0.07	0.12	3.74	2.43	0.30
HLS Sink 2.45 SG	2.45	9060	90.8	0.72	1.54	74.1	16.5	0.51	0.08	0.11	3.69	2.40	0.30

Table 10-8 -12.5 mm Heavy Liquid Separation Cumulative Sink Product Major Component Distribution

Combined HLS Products	HL SG	Weight		Distribution (%)
	(g/cm3)	(g)	(%)	Li	SiO2	Al2O3	Fe2O3	MgO	CaO	Na2O	K2O	P2O5
HLS Sink 3.00 SG	3.00	991	9.9	44.7	9.0	15.7	15.5	6.1	4.1	0.8	0.3	4.4
HLS Sink 2.95 SG	2.95	1151	11.5	50.4	10.5	17.9	17.9	7.5	4.8	1.1	0.6	5.4
HLS Sink 2.90 SG	2.90	1321	13.2	55.7	12.1	20.0	20.8	9.8	5.8	1.6	1.1	8.0
HLS Sink 2.85 SG	2.85	1546	15.5	61.4	14.3	22.7	24.2	12.6	7.1	2.4	2.0	9.8
HLS Sink 2.80 SG	2.80	1822	18.3	65.8	16.9	26.3	29.1	19.4	10.8	3.6	5.5	14.8
HLS Sink 2.70 SG	2.70	2678	26.9	74.2	24.9	36.7	42.6	35.3	17.3	8.1	17.1	25.8
HLS Sink 2.65 SG	2.65	3508	35.2	78.2	33.5	44.0	51.9	44.5	23.5	15.5	24.0	32.9
HLS Sink 2.60 SG	2.60	7007	70.3	83.2	71.7	68.9	78.2	70.5	70.4	67.2	33.3	64.9
HLS Sink 2.50 SG	2.50	8908	89.3	88.6	89.4	89.5	86.1	82.2	86.4	89.6	91.4	85.3
HLS Sink 2.45 SG	2.45	9060	90.8	92.4	90.9	91.1	87.5	84.1	87.0	90.1	91.7	85.9

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 89

Table 10-9 -9.5 mm Heavy Liquid Separation Incremental Product Lithium Assays and Distribution

HLS Products	HL SG	Weight	Assays (%)		Distribution (%)
	(g/cm3)	(%)	Li2O	Fe2O3	Li	Fe2O3
HLS -9.5 mm SG 3.00 Sink	3.00	10.69	7.22	0.96	49.2	16.7
HLS -9.5 mm SG 2.95 Sink	2.95	1.21	5.91	1.61	4.6	3.2
HLS -9.5 mm SG 2.90 Sink	2.90	1.24	4.97	1.43	3.9	2.9
HLS -9.5 mm SG 2.85 Sink	2.85	1.40	4.21	1.42	3.7	3.2
HLS -9.5 mm SG 2.80 Sink	2.80	2.09	2.75	1.16	3.7	3.9
HLS -9.5 mm SG 2.70 Sink	2.70	7.40	1.42	1.00	6.7	12.0
HLS -9.5 mm SG 2.65 Sink	2.65	5.30	0.75	0.97	2.5	8.4
HLS -9.5 mm SG 2.60 Sink	2.60	31.30	0.17	0.55	3.4	28.0
HLS -9.5 mm SG 2.50 Sink	2.50	24.44	0.52	0.15	8.0	6.0
HLS -9.5 mm SG 2.45 Sink	2.45	0.89	2.54	0.31	1.4	0.5
HLS -9.5 mm SG 2.45 Float	2.45	1.53	3.93	0.24	3.8	0.6
Main Comp. -3/8” -0.85 mm		12.5	1.12	0.72	8.9	14.7

Figure 10-1 -9.5 mm Heavy Liquid Separation Curves

Figure 10-1 is a plot of the theoretical concentrate grade, lithium recovery and mass pull in terms of “global” mass balance based on the HLS test. At the separation density of 2.80, theoretically the concentrate (sink product) can achieve 68% lithium recovery with a Li2O grade above 5.5%. The quantity of near density material around SG of 2.80 is also moderate which indicates good potential for a clean DMS separation.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 90

10.1.5	Dense Media Separation Test

Dense media separation tests were conducted at the SGS Lakefield DMS pilot plant utilizing a 100 mm dense media cyclone. Material with a size fraction between 0.85 mm to 9.5 mm from the main composite sample was used for the DMS test. A DMS concentrate was generated using two stages of DMS in a rougher and cleaner configuration to replicate the full-scale plant flowsheet. The first stage DMS separation cut-point target was at a lower separation density of SG 2.70. The concentrate from this stage DMS was further screened at 0.85 mm to eliminate any potentially generated fines and then subjected to the second stage of DMS which cut at SG 2.80. The float product from the second stage DMS was the middling product, while the sink product was the final DMS concentrate. The final DMS concentrate still contained a nominal amount of mica type material and iron-bearing impurities. Therefore, the final DMS concentrate was further processed using a dry magnetic separator to remove the majority of the magnetic iron bearing material.

The dense media used during the first stage DMS test was a mixture of magnetite and ferrosilicon to achieve media slurry density of SG 2.70, while the media used during the second stage was 100% ferrosilicon to achieve the media slurry density of 2.80. The final DMS test results, which were based on global metal recoveries, are summarized in Table 10-10.

Table 10-10 Dense Media Separation Final Products Results

	Weight		Assay (%)		Distribution (%)
	Wt (kg)	Wt (%)	Li2O	Fe2O3	Li	Fe2O3
DMS Concentrate Non-mag	11.1	14.4	6.04	0.53	58.5	19.3
DMS Concentrate Mag	1.3	1.7	2.35	3.31	2.6	13.7
DMS Concentrate (SG +2.8)	12.4	16.1	5.66	0.82	61.1	33.0
DMS Middling (SG 2.7-2.8)	4.7	6.0	1.42	0.68	5.8	10.3
DMS Tailings (SG -2.7)	43.1	55.9	0.45	0.19	16.9	26.5
- 20 Mesh Material	16.9	22.0	1.10	0.55	16.2	30.2
Feed (Calc.)	77.1	100	1.49	0.40	100	100
Feed (Dir.)			1.53	0.39

The final spodumene concentrate, after two stages of rougher/cleaner configuration DMS, assayed 5.66% Li2O and 0.82% Fe2O3. This meets the industry standard requirement of a minimum 5.50% Li2O in the spodumene concentrate. Additional processing with a magnetic separator further increased the concentrate grade above 6% Li2O. DMS middling (which has a SG between 2.70 and 2.80) and minus 20 mesh material were combined to produce the feed for flotation testing which was conducted to further recover the remaining lithium in the test material.

It can be shown from the above table that the lithium distribution in the DMS tailings and -0.85 mm materials is still significant, exceeding 30% of the lithium from the plant feed. This is mainly due to the presence of low density mineral petalite, some spodumene lost to the fine size fractions, and unliberated spodumene in the DMS middlings and tailings.

Two stages of DMS were employed in the laboratory tests, due to a very high mass yield of the float product being rejected (approximately 80% of DMS feed by weight). This large percentage of DMS tailings can potentially diminish the performance of the DMS cyclone. Therefore, two stages of DMS are recommended in the process design, with the first stage cutting at SG of 2.70, and second stage cutting at a SG around 2.80.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 91

10.1.6	Magnetic Separation on Dense Media Separation Concentrate

The final spodumene concentrate shall contain less than 1.0% iron oxide (Fe2O3) per industry standard concentrate specifications to avoid costly penalties. Although the final DMS concentrate from the laboratory tests met the iron oxide content threshold, the magnetic separation was still carried out to further increase the lithium oxide grade and establish the amenability of the concentrate to this unit operation. The final DMS concentrate was subjected to a high intensity dry magnetic separator to remove the iron impurities. To improve the magnetic separation efficiency, the DMS concentrate was split into +3.35 mm and -3.35 mm size fraction and each fraction was subjected to magnetic separation respectively.

Magnetic separation produced a non-magnetic concentrate with grades of 5.89% Li2O in the +3.35 mm fraction and 6.47% Li2O in the -3.35 fraction. Detailed magnetic separation test results with the major component assays and distributions are summarized in Table 10-11.

Table 10-11 DMS Concentrate Magnetic Separation Results

After Mag-Sep	Weight		Assay (%)		Distribution (%)
	Wt (kg)	Wt (%)	Li2O	Fe2O3	Li	Fe2O3
DMS Conc. +3.3 mm Non-mag	8.3	10.7	5.89	0.59	42.4	15.8
DMS Conc. +3.3 mm Mag	0.4	0.5	1.08	2.75	0.4	3.5
DMS Conc. -3.3 mm Non-mag	2.9	3.7	6.47	0.37	16.1	3.4
DMS Conc. -3.3 mm Mag	0.9	1.1	2.93	3.56	2.2	10.2
DMS Conc. Non-Mag	11.1	14.4	6.04	0.53	58.5	19.3
DMS Conc. Mag	1.3	1.7	2.35	3.31	2.6	13.7

Visual observation during the laboratory test revealed that magnetic separation also rejected a large portion of micas to the magnetic product. Tantalum (Ta) was also preferentially recovered to the non-magnetic concentrate during magnetic separation, which was also part of initial objective. The tantalum assays and distribution based on the magnetic separation feed are summarized in Table 10-12.

Table 10-12 Tantalum and Iron Recovery and Assays in Magnetic Separation Products

After Mag-Sep	Weight		Assay		Distribution (%)
	Wt (kg)	Wt (%)	Fe2O3	Ta g/t	Fe2O3	Ta
DMS Conc. Non-Mag	11.1	89.7	0.53	22.4	58.4	38.5
DMS Conc. Mag	1.3	10.3	3.31	312	41.6	61.5
DMS Conc. (Calc.)	12.4	100	0.82	52.2	100	100

The magnetic separation of the concentrate not only rejected the iron minerals, but also helped to improve the final concentrate tantalum grade by a factor of approximately six times. Tantalum concentrate is a valuable commodity and its potential recovery methods will be considered outside the scope of this FS flowsheet.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 92

10.1.7	Additional Heavy Liquid Separation Tests on DMS Middling and Tailing

After completing the DMS tests, additional HLS tests were conducted on both the DMS middlings (SG between 2.70 and 2.80) and DMS tailings (SG lower than 2.70). DMS middlings were further crushed to minus 6 mesh (-3.3 mm) to liberate additional spodumene from the gangue material. This additional crushing stage did in fact liberate spodumene locked up in the composite particles, as demonstrated in Table 10-13 and Table 10-14. This result demonstrates that a middlings re-crush could potentially recover 14.0 – 16.7% of the mass from the middlings stream as the spodumene concentrate.

Table 10-13 HLS Test Results on Re-crushed DMS Middlings

Products	SG	Weight		Assay (%)		Distribution (%)
		Wt (kg)	Wt (%)	Li2O	Fe2O3	Li	Fe2O3
DMS Middlings -3.3/+0.85 mm HLS Sink 2.90 SG	+2.90	0.5	14.0	6.45	1.22	59.8	29.9
DMS Middlings -3.3/+0.85 mm HLS Sink 2.85 SG	-2.90 + 2.85	0.1	2.7	2.95	1.53	5.2	7.1
DMS Middlings -3.3/+0.85 mm HLS Sink 2.80 SG	-2.85 + 2.80	0.2	6.7	1.48	1.24	6.6	14.6
DMS Middlings -3.3/+0.85 mm HLS Float 2.80 SG	-2.80	2.7	76.6	0.56	0.36	28.4	48.3
Feed (Calc.)		3.6	100	1.51	0.57	100	100

Table 10-14 Cumulative Sink Products from HLS Test on Re-crushed DMS Middlings

Products	SG	Weight		Assay (%)		Distribution (%)
		Wt (kg)	Wt (%)	Li2O	Fe2O3	Li	Fe2O3
DMS Middlings -3.3/+0.85 mm HLS Sink 2.90 SG	+2.90	0.5	14.0	6.45	1.22	59.8	29.9
DMS Middlings -3.3/+0.85 mm HLS Sink 2.85 SG	+2.85	0.6	16.6	5.89	1.27	65.0	37.0
DMS Middlings -3.3/+0.85 mm HLS Sink 2.80 SG	+2.80	0.8	23.4	4.62	1.26	71.6	51.7

The above Tables indicate that further reducing the DMS feed crush size may potentially increase the lithium recovery during the DMS treatment, if no significant additional fines (-0.85 mm material) are generated. DMS tailings, which are the material with the SG lower than 2.70, were also subjected to heavy liquid separation testing, with the results being summarized in Table 10-15.

Table 10-15 HLS Test Results on the DMS Tailings

Products	SG	Weight		Assay (%)		Distribution (%)
		Wt (kg)	Wt (%)	Li2O	Fe2O3	Li	Fe2O3
DMS Tailings HLS Sink 2.60 SG	-2.70 + 2.60	24.7	57.2	0.22	0.20	30.1	67.2
DMS Tailings HLS Sink 2.50 SG	-2.60 + 2.50	15.8	36.7	0.30	0.11	27.0	23.7
DMS Tailings HLS Sink 2.45 SG	-2.50 + 2.45	1.1	2.5	1.63	0.29	9.9	4.2
DMS Tailings HLS Float 2.45 SG	-2.45	1.6	3.6	3.72	0.23	32.9	4.9
Feed (Calc.)		43.1	100	0.41	0.17	100	100
Feed (Dir.)				0.45	0.19

The material with SG less than 2.45, as indicated from the above table, has a Li2O grade of 3.72%. The higher lithium grade in the minus 2.45 SG fraction suggests that a significant amount of lithium in the test sample is in the form of petalite, which typically has a SG of 2.40. The DMS tailings HLS data indicates a potential to recover this portion of lithium by DMS, if a lower Li2O grade concentrate in the form of petalite can find a market. It should be noted that pure petalite has a Li2O grade of 4.90% whereas pure spodumene has a Li2O grade of just over 8.0%.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 93

10.1.8	Flotation Tests

To further maximize the lithium recovery from the plant feed, flotation tests were performed on the DMS middlings (Secondary DMS rejects material with SG between 2.70 and 2.80) and the -0.85 mm material. These two streams contained approximately 22% of lithium in the sample feed, with a lithium oxide grade of 1.14%. The material was ground to 300 um and then subjected to flotation. The flotation test employed high density attrition, desliming, mica pre-flotation, high density conditioning, spodumene rougher, rougher scavenger, and three stages of cleaner flotation with the objective of generating a marketable spodumene concentrate.

Two discrete tests were conducted with similar flowsheets but employing differing reagent dosing regimes. After rougher and three stages of cleaners, the first flotation test produced a final spodumene concentrate with 5.90% lithium oxide at 48.2% lithium recovery. The second flotation test produced a final concentrate with 5.14% lithium oxide at 64.6% lithium recovery. At the required marketable concentrate grade of 5.5% Li2O, this flotation test indicated that at least 50% of the lithium in the flotation feed can be recovered to the final concentrate. Since the flotation feed (DMS middling and -0.85 mm material) contained approximately 22% of the original lithium in the test sample feed, the global lithium recovery can potentially be increased by 10% through the incorporation of flotation into the flowsheet.

The flotation reagent combinations used in the tests were targeted at the recovery and upgrading of spodumene which was lost in the DMS middlings and the -0.85 mm material. If a lithium concentrate with lower Li2O grade could be marketable, it could be worthwhile to explore the opportunity to float the petalite mineral in the future.

10.2	Additional Tests Conducted at SGS Geosol Brazil between 2023 and 2025

To investigate the ore variability in the deposit, Atlas Lithium collected a series of additional samples from the project site and sent those samples to the SGS Geosol laboratory in Brazil for chemical composition analysis and HLS testing commencing in July 2023. The samples were collected from pits Anitta 1, Anitta 2, Anitta 3, Anitta 2.5 and Anitta 4. The samples collected from each pit are described in Table 10-16 to Table 10-20.

Table 10-16 Test Sample Description – Anitta 1

Drill Hole ID	Samples ID	Met Test Sample ID	Weight (kg)
DHAB-11B	AB-147 - AB-152	VSA-1	10.045
DHAB-17	AB-307 - AB-312	VSA-2	8.935
DHAB-18	AB-330 - AB-335	VSA-3	10.240
DHAB-43	AB-1565 - AB-1570	VSA-4	9.020
DHAB-44	AB-1609 - AB-1614	VSA-5	8.045
DHAB-58A	AB-811 - AB-815	VSA-6	7.950
DHAB-64	AB-941 - AB-945	VSA-7	6.970
DHAB-97	AB-2319 - AB-2322	VSA-8	5.164
DHAB-117	AB-2208 - AB-2213	VSA-9	9.360
DHAB-117	AB-2214 - AB-2216	VSA-10	7.620

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 94

Table 10-17 Test Sample Description – Anitta 2

Drill Hole ID	Samples ID	Met Test Sample ID	Weight (kg)
DHAB-47	AB-1681 - AB-1684	VSA-11	6.290
DHAB-68	AB-1232 - AB-1237	VSA-12	6.570
DHAB-85	AB-1739 - AB-1744	VSA-13	7.450
DHAB-91	AB-2624 - AB-2628	VSA-14	6.235
DHAB-104	AB-3010 - AB-3014	VSA-15	9.785
DHAB-104	AB-3028 - AB-3032	VSA-16	10.120
DHAB-115	AB-2536 - AB-2541	VSA-17	8.430
DHAB-141	AB-3195 - AB-3199	VSA-18	6.845
DHAB-145EX	AB-3783 - AB-3789	VSA-19	11.290
DHAB-145EX	AB-3852 - AB-3857	VSA-20	8.270

Table 10-18 Test Sample Description – Anitta 3

Drill Hole ID	Samples ID	Met Test Sample ID	Weight (kg)
DHAB-0185	AB-004483-004488	MET-AN-0001	34.848
DHAN-0185	AB-004493-004497	MET-AN-0002	26.05
DHAN-0185	AB-004532-004535	MET-AN-0003	21.4
DHAN-0185	AB-004536, 4538, 4543, 4544	MET-AN-0004	23.92
DHAN-0200	AB-004896, 4898	MET-AN-0005	12.9
DHAN-0200	AB-004899	MET-AN-0006	4.7
DHAN-0200	AB-004901, 4902,4906	MET-AN-0007	15.63
DHAN-0200	AB-004914-4917	MET-AN-0008	20.4
DHAN-0200	AB-004974-4976, 4978	MET-AN-0009	21.24
DHAN-0200	AB-004981/4982	MET-AN-0010	10.92
DHAN-0211	AB-005243/5245	MET-AN-0011	13.7
DHAN-0211	AB-005246/5247	MET-AN-0012	11.3
DHAN-0211	AB-005262/5263	MET-AN-0013	11.82
DHAN-0211	AB-005264/265	MET-AN-0014	12.16
DHAN-0211	AB-005282/5283	MET-AN-0015	12.96

Table 10-19 Test Sample Description – Anitta 2.5

Drill Hole ID	Samples ID	Met Test Sample ID	Weight (kg)
DHAB-0442	AB-009279, 009274	HLS-0001	9.76
DHAB-0445	AB-009312, 009315	HLS-0002	9.28
DHAB-0458	AB-009575, 009589	HLS-0003	9.86
DHAB-0445	AB-009313, 009324	HLS-0004	9.416
DHAB-0460	AB-009657, 009677	HLS-0005	9.748

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 95

Table 10-20 Test Sample Description – Anitta 4

Drill Hole ID	Samples ID	Met Test Sample ID	Weight (kg)
DHAB-0377	AB-008115/8126	HLS-0006	7.76
DHAB-0464	AB-009696/9707	HLS-0007	4.9
DHAB-0362	AB-007174/7181	HLS-0008	6.51
DHAB-0377	AB-008122/8132	HLS-0009	8.49
DHAB-0362	AB-007177/7178	HLS-0010	5.3

Each metallurgical sample, after being composited, was stage crushed to minus 9.5 mm and homogenized, and then was analyzed for lithium content and chemical composition by size fractions, i.e., -9.5 mm to 1.7 mm, -1.7 mm to 0.85 mm, and -0.85 mm. For the metallurgical samples from Anitta 1 and Anitta 2, only samples with a lithium oxide content above 0.5% were sent to HLS tests. Before HLS testing was conducted, each sample had its -0.85 mm material screened out, with only the -9.5 mm to 0.85 mm size material being subjected to the HLS tests. This mimics the full-scale plant flowsheet.

The HLS test results for each pit are summarized in Table 10-21 to Table 10-26. All HLS test data shown in the tables are based on the feed to DMS circuit, or -9.5 mm to 0.85 mm size material. There will be nominal lithium losses in the -0.85 mm material, and the weight percentages and its lithium oxide content of this size fraction are summarized in Table 10-27 to Table 10-31.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 96

Table 10-21 HLS Test Cumulative Sink Product Lithium Grade and Recovery – Anitta 1

Cumulative HLS Sink Product	VSA-1			VSA-3			VSA-5
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
SG 3.1 Sink	8.30	6.94	36.22	5.85	7.55	29.59	9.98	7.21	40.10
SG 3.0 Sink	15.09	6.92	65.61	11.31	7.28	55.15	16.80	7.29	68.27
SG 2.9 Sink	16.95	6.76	71.99	14.36	6.93	66.72	19.18	7.12	76.13
SG 2.8 Sink	21.42	6.05	81.51	17.25	6.33	73.18	21.99	6.63	81.27
SG 2.7 Sink	28.30	4.89	87.00	22.72	5.06	77.04	31.04	5.10	88.30
SG 2.6 Sink	66.15	2.24	93.02	55.22	2.22	82.21	60.59	2.75	92.81
SG 2.5 Sink	94.07	1.62	95.60	94.04	1.39	87.87	95.04	1.84	97.60
SG 2.4 Sink	98.80	1.57	97.42	96.27	1.40	90.19	99.37	1.79	99.08
SG 2.4 Float	100.00	1.59	100.00	100.00	1.49	100.00	100.00	1.79	100.00

Cumulative HLS Sink Product	VSA-6			VSA-7			VSA-10
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
SG 3.1 Sink	2.04	6.66	16.80	3.46	6.56	19.46	1.10	6.65	14.89
SG 3.0 Sink	6.95	6.60	56.68	6.34	6.48	35.16	2.19	6.75	30.15
SG 2.9 Sink	8.84	6.29	68.67	8.08	6.06	41.92	2.71	6.20	34.31
SG 2.8 Sink	11.35	5.70	79.88	11.15	5.06	48.35	3.66	5.40	40.36
SG 2.7 Sink	17.38	4.16	89.28	17.86	3.60	55.07	12.63	1.94	50.11
SG 2.6 Sink	68.48	1.14	96.74	43.85	1.60	60.01	47.52	0.67	64.63
SG 2.5 Sink	99.27	0.81	99.71	91.44	0.93	72.75	96.28	0.47	93.19
SG 2.4 Sink	99.91	0.81	99.87	96.92	1.07	88.69	99.35	0.48	96.85
SG 2.4 Float	100.00	0.81	100.00	100.00	1.17	100.00	100.00	0.49	100.00

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 97

Table 10-22 HLS Test Cumulative Sink Product Lithium Grade and Recovery – Anitta 2

Cumulative HLS Sink Product	VSA-13			VSA-14			VSA-15			VSA-16
	Mass (%)	Assay, Li2O (%)	Li Distri-bution, (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
SG 3.1 Sink	2.51	7.05	34.89	8.60	7.30	35.54	4.81	6.83	28.63	15.76	7.67	48.99
SG 3.0 Sink	3.06	7.03	42.31	15.38	7.40	64.40	10.79	6.78	63.82	23.72	7.52	72.30
SG 2.9 Sink	3.26	6.97	44.75	17.46	7.31	72.21	12.80	6.58	73.55	27.73	7.26	81.68
SG 2.8 Sink	3.44	6.79	45.93	18.65	7.15	75.54	15.55	6.08	82.59	31.02	6.84	86.06
SG 2.7 Sink	6.68	4.13	54.29	20.46	6.68	77.36	20.73	4.83	87.36	38.76	5.74	90.14
SG 2.6 Sink	33.47	0.91	59.98	61.66	2.34	81.71	67.08	1.57	91.91	79.44	2.96	95.24
SG 2.5 Sink	94.34	0.39	71.94	88.21	1.71	85.17	97.81	1.12	96.04	93.98	2.55	97.22
SG 2.4 Sink	97.50	0.42	81.31	92.76	1.69	88.91	99.14	1.13	98.09	95.96	2.52	98.23
SG 2.4 Float	100.00	0.51	100.00	100.00	1.77	100.00	100.00	1.15	100.00	100.00	2.47	100.00

Cumulative HLS Sink Product	VSA-17			VSA-18			VSA-19
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
SG 3.1 Sink	1.36	6.17	11.30	6.37	7.54	28.01	5.85	6.60	25.55
SG 3.0 Sink	3.78	6.43	32.63	9.10	7.39	39.18	11.19	6.50	48.08
SG 2.9 Sink	6.39	5.79	49.70	10.71	7.16	44.70	15.80	6.03	62.94
SG 2.8 Sink	8.59	5.09	58.72	13.45	6.39	50.09	20.94	5.46	75.61
SG 2.7 Sink	23.60	2.43	76.96	19.17	4.80	53.63	30.86	4.20	85.69
SG 2.6 Sink	48.09	1.30	84.30	70.41	1.46	59.82	67.61	2.07	92.56
SG 2.5 Sink	93.37	0.72	90.53	83.17	1.32	64.15	98.34	1.50	97.24
SG 2.4 Sink	95.62	0.72	92.56	88.10	1.40	71.69	99.38	1.50	98.68
SG 2.4 Float	100.00	0.74	100.00	100.00	1.72	100.00	100.00	1.51	100.00

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 98

Table 10-23 HLS Test Cumulative Sink Product Lithium Grade and Recovery – Anitta 3

Cumulative HLS Sink Product	MET-AN-001			MET-AN-002			MET-AN-003			MET-AN-004
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
SG 2.9 Sink	8.30	6.94	36.22	16.45	6.99	83.83	17.20	5.72	65.41	14.62	5.36	76.82
SG 2.8 Sink	15.09	6.92	65.61	19.38	6.26	88.46	21.94	5.16	74.99	36.28	2.35	83.75
SG 2.7 Sink	16.95	6.76	71.99	24.67	5.06	90.93	26.76	4.52	80.00	67.71	1.38	91.94
SG 2.6 Sink	21.42	6.05	81.51	60.96	2.13	94.82	65.11	1.98	85.13	85.78	1.15	96.51
SG 2.4 Sink	28.30	4.89	87.00	99.99	1.37	100.00	98.70	1.49	96.51	99.97	1.02	99.99
SG 2.4 Float	100.00	1.59	100.00	100.00	1.37	100.00	100.00	1.52	100.00	100.00	1.02	100.00

Cumulative HLS Sink Product	MET-AN-005			MET-AN-006			MET-AN-007			MET-AN-008
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
SG 2.9 Sink	15.42	5.51	68.75	14.37	6.23	76.24	17.33	5.81	86.81	24.06	6.32	85.27
SG 2.8 Sink	25.04	3.79	76.71	18.31	5.36	83.56	35.65	3.01	92.65	27.85	5.86	91.53
SG 2.7 Sink	63.02	1.81	92.31	25.67	4.19	91.67	56.16	2.00	96.70	33.01	5.14	95.19
SG 2.6 Sink	92.12	1.31	97.42	78.25	1.47	97.73	87.77	1.31	98.84	70.70	2.47	98.14
SG 2.4 Sink	99.91	1.24	99.95	99.98	1.17	100.00	100.00	1.16	100.00	100.00	1.78	100.00
SG 2.4 Float	100.00	1.24	100.00	100.00	1.17	100.00	100.00	1.16	100.00	100.00	1.78	100.00

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 99

Table 10-24 HLS Test Cumulative Sink Product Lithium Grade and Recovery – Anitta 3 (Continued)

Cumulative HLS Sink Product	MET-AN-009			MET-AN-010			MET-AN-011			MET-AN-012
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
SG 2.9 Sink	23.43	6.11	69.98	16.46	6.13	69.40	11.34	6.38	65.34	8.56	6.57	60.59
SG 2.8 Sink	28.15	5.65	77.82	33.36	3.62	83.02	39.55	2.21	78.89	15.45	4.38	72.97
SG 2.7 Sink	40.73	4.30	85.61	44.38	2.91	88.80	76.19	1.31	90.00	21.09	3.37	76.61
SG 2.6 Sink	79.78	2.31	90.19	81.56	1.64	92.10	93.84	1.12	94.86	73.24	1.07	84.67
SG 2.4 Sink	99.66	2.04	99.55	99.76	1.45	99.43	99.92	1.11	99.77	99.45	0.92	98.50
SG 2.4 Float	100.00	2.05	100.00	100.00	1.45	100.00	100.00	1.11	100.00	100.00	0.93	100.00

Cumulative HLS Sink Product	MET-AN-013			MET-AN-014			MET-AN-015
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
SG 2.9 Sink	11.46	6.15	66.34	9.66	6.16	58.95	26.56	6.44	87.30
SG 2.8 Sink	13.16	5.78	71.60	31.74	2.32	72.90	34.45	5.11	89.89
SG 2.7 Sink	18.10	4.62	78.82	59.62	1.46	86.27	42.10	4.27	91.79
SG 2.6 Sink	64.72	1.45	88.16	78.23	1.16	89.97	83.22	2.26	96.02
SG 2.4 Sink	99.58	1.05	98.86	99.60	1.00	98.67	99.72	1.95	99.51
SG 2.4 Float	100.00	1.06	100.00	100.00	1.01	100.00	100.00	1.96	100.00

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 100

Table 10-25 HLS Test Cumulative Sink Product Lithium Grade and Recovery – Anitta 2.5

Cumulative HLS Sink Product	HLS 001			HLS 002			HLS 003
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
SG 2.9 Sink	13.90	6.94	79.73	8.51	6.89	65.11	9.32	6.88	68.85
SG 2.8 Sink	16.54	6.22	85.02	11.22	5.87	73.11	11.49	6.15	75.93
SG 2.7 Sink	27.09	4.09	91.52	18.32	3.90	79.35	18.17	4.22	82.32
SG 2.6 Sink	62.48	1.88	96.96	30.32	2.52	84.95	40.02	2.04	87.73
SG 2.4 Sink	99.60	1.21	99.85	98.73	0.88	96.19	97.71	0.91	95.41
SG 2.4 Float	100.00	1.21	100.00	100.00	0.90	100.00	100.00	0.93	100.00

Cumulative HLS Sink Product	HLS 004			HLS 005
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
SG 2.9 Sink	11.59	6.74	79.67	12.47	7.66	75.79
SG 2.8 Sink	13.56	6.15	85.06	13.73	7.12	77.51
SG 2.7 Sink	19.10	4.62	89.90	28.46	3.65	82.46
SG 2.6 Sink	25.26	3.59	92.54	67.29	1.62	86.52
SG 2.4 Sink	99.38	0.97	98.51	97.14	1.22	93.77
SG 2.4 Float	100.00	0.98	100.00	100.00	1.26	100.00

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 101

Table 10-26 HLS Test Cumulative Sink Product Lithium Grade and Recovery – Anitta 4

Cumulative HLS Sink Product	HLS 006			HLS 007			HLS 008
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
SG 2.9 Sink	11.82	7.15	74.83	12.09	7.25	79.65	19.64	6.52	86.96
SG 2.8 Sink	15.35	6.07	82.50	14.52	6.51	85.93	23.44	5.89	93.81
SG 2.7 Sink	24.89	4.13	91.06	22.66	4.44	91.37	28.73	4.94	96.33
SG 2.6 Sink	59.48	1.84	96.90	85.46	1.25	97.28	83.52	1.76	99.58
SG 2.4 Sink	100.00	1.13	100.00	99.67	1.10	99.90	99.98	1.47	99.99
SG 2.4 Float	100.00	1.13	100.00	100.00	1.10	100.00	100.00	1.47	100.00

Cumulative HLS Sink Product	HLS 009			HLS 010
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
SG 2.9 Sink	11.30	6.61	66.06	19.71	7.05	85.76
SG 2.8 Sink	17.47	5.21	80.49	23.21	6.45	92.41
SG 2.7 Sink	29.26	3.40	87.93	31.25	4.98	96.01
SG 2.6 Sink	72.19	1.50	95.76	50.93	3.12	98.10
SG 2.4 Sink	99.82	1.13	99.97	99.90	1.62	99.96
SG 2.4 Float	100.00	1.13	100.00	100.00	1.62	100.00

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 102

Table 10-27 -0.85 mm Material Summary of HLS Test Samples from Anitta 1

-0.85 mm material	Mass (%)	Assay, Li2O (%)	Li Distribution (%)
VSA-1	23.53	1.06	14.94
VSA-3	21.63	1.04	15.81
VSA-5	20.31	1.33	15.14
VSA-6	25.22	0.47	15.19
VSA-7	27.48	0.82	19.27
VSA-10	23.69	0.44	21.35

Table 10-28 -0.85 mm Material Summary of HLS Test Samples from Anitta 2

-0.85 mm material	Mass (%)	Assay, Li2O (%)	Li Distribution (%)
VSA-13	22.09	0.41	17.33
VSA-14	21.01	1.31	15.06
VSA-15	21.01	1.31	23.56
VSA-16	18.35	1.9	15.16
VSA-17	27.32	0.52	17.85
VSA-18	22.32	1.23	16.58
VSA-19	27.7	0.96	15.61

Table 10-29 -0.85 mm Material Summary of HLS Test Samples from Anitta 3

-0.85 mm material	Mass (%)	Assay, Li2O (%)	Li Distribution (%)
MET-AN-001	17.72	1.02	19.74
MET-AN-002	14.31	1.04	9.79
MET-AN-003	16.25	1.21	11.48
MET-AN-004	19.08	0.75	12.28
MET-AN-005	30.91	0.62	13.42
MET-AN-006	20.43	0.76	11.61
MET-AN-007	22.03	0.71	11.86
MET-AN-008	18.02	1.35	11.97
MET-AN-009	18.39	1.56	12.31
MET-AN-010	28.36	0.69	11.86
MET-AN-011	27.59	0.61	13.29
MET-AN-012	16.4	0.79	12.22
MET-AN-013	17.38	0.86	12.37
MET-AN-014	32.83	0.61	16.48
MET-AN-015	19.34	1.37	11.9

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 103

Table 10-30 -0.85 mm Material Summary of HLS Test Samples from Anitta 2.5

-0.85 mm material	Mass (%)	Assay, Li2O (%)	Li Distribution (%)
HLS-001	21.61	0.95	17.8
HLS-002	18.71	0.65	14.21
HLS-003	20.84	0.92	20.66
HLS-004	19.5	0.76	15.76
HLS-005	13.66	1.00	11.71

Table 10-31 -0.85 mm Material Summary of HLS Test Samples from Anitta 4

-0.85 mm material	Mass (%)	Assay, Li2O (%)	Li Distribution (%)
HLS-006	22.25	1.1	21.76
HLS-007	30.67	0.75	23.21
HLS-008	19.9	1.31	18.08
HLS-009	23.93	1.14	24.03
HLS-010	20.77	1.45	18.99

The above HLS tests conducted on the samples collected from various pits indicate a large variation in terms of lithium recoveries based on the requirement of 5.50% lithium oxide (Li2O) concentrate grade. However, on average, all samples are considered amenable to the heavy media separation process based on the test data.

10.3	Sedimentation and Filtration Test

As the DMS process does not treat the fine particles effectively, all fine particles (-0.85 mm material) will be removed before DMS processing. This proportion of fine material will be thickened and filtered to produce a dry stackable waste material on site. Consequently, -0.85 mm material produced from the test samples at SGS Geosol Brazil was tested at PESCO for sedimentation and filtration performance.

Two samples were tested. The first sample (tracking ID 010428) was the -0.85 mm material from the second batch of SGS Geosol test conducted on the Anitta 3 material. The second sample (tracking ID 010427-01-05-03-02) was the -0.85 mm material collected after crushing the drill core sample (collected from drill hole DHAB-0432MT) to -9.5 mm. Particle size distribution, flocculant selection and dosage, a compaction test on thickener underflow, and vacuum filtration tests were conducted on both samples.

The particle size distribution (PSD) analyses were conducted on both samples using laser sizing and results are summarized in Table 10-32. The PSDs for both samples were observed to be relatively coarse for typical thickener operation.

Table 10-32 Particle Size Distributions of Sedimentation Test Feed

Sample ID	d20 (µm)	d50 (µm)	d80 (µm)	+1000 (µm)
010428	87.29	229.78	482.27	0.01%
010427-01-05-03-02	116.48	310.28	575.36	0.87%

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 104

Flocculant screening was also performed on both samples, and a total of five flocculant types were evaluated. All sedimentation tests were conducted with the feed solids concentration at 10% by weight. The flocculant screening test results are summarized in Table 10-33 and Table 10-34. The flocculant dosage optimization test results are summarized in Table 10-35 and Table 10-36.

Table 10-33 Flocculant Screening Test on Sample 010428

Flocculant type	Flocculant Dosage (g/t)	Free Settling Rate (m/hr)	Free Settling Flux (t/m2.hr)	Supernatant Turbidity (NTU)
Setchem SC510A	2	29.2	3.1	101
Setchem SC525	2	40.7	4.4	316
Setchem SC901	2	39.2	4.2	62
Magnafloc 338	2	31.3	3.4	79
Magnafloc 101	2	24.5	2.6	125

Table 10-34 Flocculant Screening Test on Sample 010427-01-05-03-02

Flocculant type	Flocculant Dosage (g/t)	Free Settling Rate (m/hr)	Free Settling Flux (t/m2.hr)	Supernatant Turbidity (NTU)
Setchem SC510A	10	80.2	8.6	208
Setchem SC525	10	98	10.5	272
Setchem SC901	10	88.2	9.5	153
Magnafloc 338	10	88.2	9.5	193
Magnafloc 101	10	73.5	7.9	235

Table 10-35 Flocculant Dosage Optimization for Sample 010428

Flocculant Dosage (g/t)	Free Settling Rate (m/hr)	Free Settling Flux (t/m2.hr)	Supernatant Turbidity (NTU)
0.5	28.1	3	175
1	31.3	3.4	102
2	39.2	4.2	62
3	46.8	5	43
4	52.9	5.7	22

Table 10-36 Flocculant Dosage Optimization for Sample 010427-01-05-03-02

Flocculant Dosage, g/t	Free Settling Rate (m/hr)	Free Settling Flux (t/m2.hr)	Supernatant Turbidity (NTU)
6	58.8	6.3	1998
8	67.8	7.3	177
10	88.2	9.5	153
15	98	10.5	124
20	176.4	18.9	99

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 105

Due to the fast-settling nature of this material, the application of flocculant is mainly to maintain the thickener overflow turbidity rather than promote the settling rate. Based on a more conservative test sample, above test results indicated that 10 g/t of flocculant dosage is sufficient for the thickener application.

The fast settling nature of this material is also illustrated in the terminal density and compaction tests, as shown in Figure 10-2 and Figure 10-3. At the terminal densities, a yield stress of 419 Pa and 438 Pa were attained for the two samples. In addition, by diluting the slurry solids concentration, the yield stress remained unchanged due to the rapid compaction of the material. This could pose an operational challenge if a thickener is utilized in the process. Therefore, besides the filtration test conducted on 50% solids concentration slurry to simulate filtrating the thickener underflow, additional filtration tests were conducted on 10% solids concentration slurry to simulate filtrating the -0.85 mm effluent without thickening. The key filtration test data are summarized in Table 10-37 to Table 10-40.

Figure 10-2 Settling Rate and Terminal Density of Sample 010428

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 106

Figure 10-3 Settling Rate and Terminal Density of Sample 010427-01-05-03-02

Table 10-37 Filtration Test Data of Sample 010428 with 50% Solids Concentration

Trial No.	TSS (ppm)	Form Time ( s)	Dry Time (s)	Cake Moisture (%, w/w)	Updated Specific Cake Weight (kg/m2)
1	296	4	0	12	64
2	362	5	15	10	67
3	334	5	30	10	67
4	366	5	45	10	66

Table 10-38 Filtration Test Data of Sample 010428 with 10% Solids Concentration

Trial No.	TSS (ppm)	Form Time (s)	Dry Time (s)	Cake Moisture (%, w/w)	Updated Specific Cake Weight, (kg/m2)
5	300	19	0	14	25
6	288	20	15	14	25
7	328	20	30	12	26
8	341	19	45	11	25
9	161	21	0	13	26

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 107

Table 10-39 Filtration Test Data of Sample 010427-01-05-03-02 with 50% Solids Concentration

Trial No.	TSS (ppm)	Form Time (s)	Dry Time (s)	Cake Moisture (%, w/w)	Updated Specific Cake Weight (kg/m2)
1	365	364		14	26
2	334	5	0	14	66
3	328	5	15	11	66
4	336	5	30	10	67
5	334	5	45	10	65

Table 10-40 Filtration Test Data of Sample 010427-01-05-03-02 with 10% Solids Concentration

Trial No.	TSS (ppm)	Form Time (s)	Dry Time (s)	Cake Moisture (%, w/w)	Updated Specific Cake Weight (kg/m2)
6	346	10	0	14	25
7	340	9	15	12	25
8	324	9	30	12	25
9	330	9	45	11	25
10	182	10	0	14	25

In Table 10-39, the outlier of cake forming time in Trial No. 1 was mainly due to the absence of flocculant and does not represent the normal operating conditions. At 10% solids concentration, the cake thickness was around 20 mm rather than 50 mm as tested with 50% solids concentration. To assist filtration and control the filtrate turbidity, flocculant was added during filtration testing. At 50% solids concentration of slurry feed, the flocculant dosages were initially 7 g/t and 12 g/t for the two samples as tested. At 10% solids concentration, the flocculant dosages were increased slightly to 9 g/t and 13 g/t. In addition, to minimize the filtrate TSS (Total Suspended Solids), the flocculant dosages for both samples were further increased to 20 g/t for both samples.

The final cake moistures between the two cases were also quite similar, both were close to 10% moisture. The cake forming time from 10% solids slurry was significantly longer than that with 50% solids slurry, the estimated required area of vacuum filter for 10% solids concentration can be three times of the required filter area with 50% solids concentration. However, by eliminating the intermediate thickener and filtering the dilute slurry directly, both the operating and the capital cost of the project can be reduced and the operational challenges of operating the thickener with very coarse feed particles can be eliminated.

10.3	Metals Recovery Predictions and Technical Discussions

The metallurgical test work conducted at both SGS Lakefield and SGS Geosol Brazil indicated that the ore material from Atlas Lithium Neves Project is amenable to DMS processing. To estimate the future lithium recovery based on DMS processing, either DMS pilot testing or SGS’s proprietary DMS model can be utilized.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 108

For the sample tested at Lakefield, which was all collected from pit Anitta 1, the two stage DMS pilot test indicated a global lithium recovery at 61.1% with the concentrate grade of 5.66% lithium oxide at a separation SG of 2.80, as indicated in Table 10-10. By interpolating to the final spodumene concentrate grade of 5.5% lithium oxide, the estimated lithium recovery is around 61.7% based on pilot test data. The additional HLS test conducted in SGS Geosol Brazil on Anitta 1 samples gives a very similar lithium recovery.

For the samples from all other pits, including Anitta 2, Anitta 3, Anitta 2.5 and Anitta 4, only HLS test data are available. Therefore, the SGS DMS model is applied to the averaged HLS test data for the samples from each pit. The averaged HLS data for each pit are summarized in Table 10-41 to Table 10-44.

Table 10-41 Averaged HLS Data for Anitta 2 Samples (VSA-13 to VSA-19)

HLS Sink Product	Cumulative			Incremental
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
HLS SG 3.1 Sink	6.47	7.27	33.39	6.47	7.27	33.39
HLS SG 3.0 Sink	11.00	7.15	55.88	4.53	6.99	22.49
HLS SG 2.9 Sink	13.45	6.85	65.41	2.45	5.48	9.53
HLS SG 2.8 Sink	15.95	6.34	71.78	2.50	3.59	6.37
HLS SG 2.7 Sink	22.89	4.78	77.65	6.94	1.19	5.87
HLS SG 2.6 Sink	61.11	1.92	83.21	38.22	0.21	5.56
HLS SG 2.5 Sink	92.75	1.33	87.37	31.64	0.18	4.15
HLS SG 2.4 Sink	95.49	1.34	90.69	2.75	1.71	3.33
HLS SG 2.4 Float	100.00	1.41	100.00	4.51	2.91	9.31

Table 10-42 Averaged HLS DATA For Anitta 3 Samples (MET-AN-001 to MET-AN-015)

HLS Sink Product	Cumulative			Incremental
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
HLS SG 2.9 Sink	15.68	6.16	71.02	15.68	6.16	71.02
HLS SG 2.8 Sink	26.36	4.17	80.73	10.68	1.24	9.72
HLS SG 2.7 Sink	41.08	2.89	87.33	14.72	0.61	6.59
HLS SG 2.6 Sink	74.45	1.69	92.39	33.37	0.21	5.06
HLS SG 2.4 Sink	94.97	1.41	98.39	20.52	0.40	6.00
HLS SG 2.4 Float	100.00	1.36	100.00	5.03	0.44	1.61

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 109

Table 10-43 Averaged HLS DATA For Anitta 2.5 Samples (HLS-001 to HLS-005)

HLS Sink Product	Incremental			Cumulative
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
HLS SG 2.9 Sink	11.15	7.04	74.37	11.15	7.04	74.37
HLS SG 2.8 Sink	2.15	2.57	5.24	13.30	6.32	79.60
HLS SG 2.7 Sink	8.92	0.68	5.76	22.22	4.06	85.36
HLS SG 2.6 Sink	22.84	0.21	4.61	45.07	2.11	89.98
HLS SG 2.4 Sink	53.43	0.13	6.77	98.50	1.04	96.75
HLS SG 2.4 Float	1.50	2.29	3.25	100.00	1.06	100.00

Table 10-44 Averaged HLS DATA For Anitta 4 Samples (HLS-001 to HLS-005)

HLS Sink Product	Incremental			Cumulative
	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)	Mass (%)	Assay, Li2O (%)	Li Distri-bution (%)
HLS SG 2.9 Sink	14.91	6.89	79.63	14.91	6.89	79.63
HLS SG 2.8 Sink	3.89	2.71	8.17	18.79	6.03	87.80
HLS SG 2.7 Sink	8.56	0.79	5.21	27.35	4.39	93.01
HLS SG 2.6 Sink	42.95	0.14	4.67	70.30	1.79	97.68
HLS SG 2.4 Sink	29.55	0.10	2.29	99.85	1.29	99.97
HLS SG 2.4 Float	0.15	0.29	0.03	100.00	1.29	100.00

Applying the averaged HLS data from Table 10-41 to Table 10-44 to the SGS proprietary DMS model, to achieve a spodumene concentrate grade of 5.5% lithium oxide, the lithium recoveries and mass pull to the spodumene concentrate against DMS feed are summarized in Table 10-45.

Table 10-45 Predicted DMS Lithium Recovery and Concentrate Mass Pull based on SGS DMS Model

Ore Zone	Lithium Recovery (%)	Concentrate Mass Pull (%)
Anitta 2	73.84	18.93
Anitta 3	72.9	18.03
Anitta 2.5	81.0	15.48
Anitta 4	88.57	20.7

To estimate the global lithium recovery, -0.85 mm material has to be considered. The averaged percentages of -0.85 mm material and their corresponding grades from all pits except Anitta 1 are summarized in Table 10-46, together with their corresponding 0.85-9.5 mm material information.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 110

Table 10-46 Weight Percentage and Lithium Content of -0.85 mm Material in the Samples from Each Pit

Ore Zone	-0.85 mm material		0.85-9.5 mm material
	Weight (%)	Li2O grade (%)	Weight (%)	Li2O grade (%)
Anitta 2	22.83	1.05	77.17	1.41
Anitta 3	21.27	0.88	78.73	1.36
Anitta 2.5	18.86	0.85	81.14	1.06
Anitta 4	23.5	1.11	76.5	1.29

Combining the information from above Table 10-45 and Table 10-46, the overall lithium recovery and mass pull are summarized in Table 10-47 for the samples from all pits. The data sources and calculation methods utilized are also listed.

The metallurgical test work conducted at SGS Lakefield also indicated the existence of mica type minerals and iron bearing compounds in the concentrate. Magnetic separation was performed on the final spodumene concentrate to remove these materials. Both the iron bearing compounds and mica type minerals were effectively removed by a dry magnetic separation stage. If the presence of mica type minerals or iron bearing minerals can pose an analytical issue in the final concentrate grade in future, either a magnetic separator or a reflux classifier can be considered as additions to the flowsheet.

The lithium losses from the process are attributed to the following three streams.

●	Primary DMS tailings, mainly in the form of petalite.
●	Minus 0.85 mm material (or -20 mesh)
●	DMS middlings (secondary DMS rejects)

Based on HLS test data, it appears that petalite mainly exists in the pits Anitta 1, Anitta 2 and Anitta 2.5, while Anitta 3 and Anitta 4 materials have limited petalite. The potential for optimization of lithium recovery in future may be associated with the -0.85 mm material and DMS middlings. Based on SGS Lakefield testing conducted on the Anitta 1 composite sample, when the middling product is further crushed to minus 3.35 mm, at least 60% of lithium in the middling can be recovered to the concentrate with a grade above 5.5% Li2O due to improved liberation, as indicated in Table 10-47.

SGS Lakefield also conducted flotation testing on the combined material from -0.85 mm size fraction and DMS middlings. As discussed in Section 10.1.8, more than 50% of Li2O in this material can be recovered to a concentrate with over 5.5% Li2O grade.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 111

Table 10-47 Predicted Mass Balance and Lithium Recovery for Each Pit

Ore Zone	Anitta 1			Anitta 2			Anitta 3			Anitta 2.5			Anitta 4
Data Utilized	Lakefield DMS Pilot Test			SGS Geosol HLS Test			SGS Geosol HLS Test			SGS Geosol HLS Test			SGS Geosol HLS Test
Sample tested	Composite sample from Anitta 1			Individual sample from Anitta 2			Individual sample from Anitta 3			Individual sample from Anitta 2.5			Individual sample from Anitta 4
Estimation Basis	Lakefield DMS Pilot Test Data			SGS DMS Model Applied to the Averaged HLS data			SGS DMS Model Applied to the Averaged HLS data			SGS DMS Model Applied to the Averaged HLS data			SGS DMS Model Applied to the Averaged HLS data
	Mass (%)	Li2O grade (%)	Li distri-bution (%)	Mass (%)	Li2O grade (%)	Li distri-bution (%)	Mass (%)	Li2O grade (%)	Li distri-bution (%)	Mass (%)	Li2O grade (%)	Li distri-bution (%)	Mass (%)	Li2O grade (%)	Li distri-bution (%)
-0.85 mm material	22	1.1	16.2	22.83	1.05	18.05	21.27	0.88	14.88	18.86	0.85	15.71	23.5	1.11	20.91
DMS feed	78	1.6	83.8	77.17	1.41	81.95	78.73	1.36	85.12	81.14	1.06	84.29	76.5	1.29	79.09
Final DMS Con	16.7	5.5	61.7	14.61	5.5	60.51	14.2	5.5	62.05	12.56	5.5	68.27	15.84	5.5	70.05
Plant feed, calculated	100	1.49	100	100	1.33	100	100	1.26	100	100	1.02	100	100	1.25	100

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 112

10.4	Conclusions and Recommendations

Current laboratory testwork conducted at both SGS Lakefield and SGS Geosol Brazil indicated that DMS is a suitable and commonly used technology to recover the spodumene from the material in the Neves deposit. SGS Lakefield completed comprehensive metallurgical testwork in April 2023, including a DMS pilot test. The DMS pilot test had very similar results as predicted by SGS’s proprietary model based on HLS data. Except for the sample from Anitta 1, all the samples from other pits were only tested with HLS. Therefore, the lithium recovery for Anitta 1 material was estimated from the DMS pilot test data, while the recoveries for the material from other pits are estimated based on HLS test data with a proprietary SGS DMS model, as summarized in Table 10-47. The lithium distribution of the final DMS concentrate in Table 10-47 represents the overall lithium recovery of the ore from each pit, these values indicated that around 61.7% lithium recovery is achievable for the deposit in this project.

As there is significant mass pull to the DMS float stream, to maintain a high DMS efficiency, two stages of DMS should be employed in the process design. Namely, the DMS will be operated in a rougher and cleaner configuration, with the secondary DMS treating the primary DMS concentrate or sink product. Both the primary DMS float stream and secondary DMS float stream will report to the final DMS tailings. It should be noted that the secondary DMS middlings could be easily re-crushed and processed within the existing DMS to obtain additional lithium recovery. This is not considered within the current flowsheet or recovery calculations but is noted as a potential value added at a subsequent time.

As DMS is not a suitable unit operation to treat very fine material, currently -0.85 mm material will report to the tailings. However, there is potential to further improve the lithium recovery by incorporation of a flotation circuit. With the proper reagent schedule, the flotation tests conducted at SGS Lakefield indicated that at least 50% of lithium from -0.85 mm material and DMS middling can be recovered to the final concentrate.

Sedimentation and filtration tests were conducted on the -0.85 mm sample material by PESCO. The test work indicated this material is fast settling and will reach slurry terminal density very quickly. The measured slurry yield stress was above 400 Pa for two samples as measured in the laboratory. This situation could pose an operational challenge if a thickener is included in the processing flowsheet. Initial studies indicate that filtering this -0.85 mm material slurry directly from the dilute effluent is feasible and could be a more appropriate flowsheet option.

At the time of this writing, Atlas Lithium has already progressed the project to a detailed stage. SGS has no current recommendations on future testwork for the purposes of process design. However, SGS does have two recommendations listed below based on the past testwork program:

●	There will be a significant amount of lithium loss associated with removing -0.85 mm material. The project crushing circuit design should be developed to consider minimizing fines generation. Even based on past HLS data, a slightly larger top size than 9.5 mm and a slightly finer bottom size than 0.85 mm could improve the lithium recovery.
●	In the SGS Lakefield report, it was described that a large portion of micas and iron bearing materials were removed by magnetic separation. The presence of mica type minerals may pose a challenge for typical DMS operation, as it may dilute the final product grade. Some spodumene mines in the same region have included a reflux classifier in their wet plant flowsheet. If either an iron or mica dilution of concentrate occurs in the future, a reflux classifier or magnetic separator can be considered as a mitigation technique to ensure the final spodumene concentrate meets typical industry standard specifications.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 113

11	MINERAL RESOURCE ESTIMATES

Mineral resources have only been estimated for the Neves Project.

11.1	Exploratory Data Analysis

Atlas first transmitted the Neves drill hole database to SGS on the 11th May, 2023, with the data available in Microsoft Excel .xlsx and .CSV format. The database has been regularly updated, typically on a weekly basis by Atlas. The database used for the MRE was updated on the 14th April, 2025 and comprises 536 drill holes with entries for:

●	Down hole surveys (n = 9,419)

●	Assays (n = 9,139)

●	Lithologies (n = 5,785)

The database was validated upon importation in Genesis™ software, which enabled the correction of minor discrepancies between the table entries, surveys, and lithologies.

Vertical sections were generated oriented perpendicular to the interpreted strike of the pegmatites, following the drilling pattern and the general trend of the pegmatite unit. In general, the sections are spaced at 30 m intervals. Figure 11-1 is a drill collar location plan.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 114

Figure 11-1 Neves Project Drill Hole Collar Locations

11.2	Analytical Data

There is a total of 9,419 assay intervals in the database used for the Mineral Resource Estimates; 2,867 assays are contained inside the interpreted mineralized solids.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 115

Table 11-1 shows the range of Li2O values from the analytical data.

Table 11-1 Neves Assay Statistics Inside Mineralized Solid

	Total Li20 (%)	Anitta 1 Li20 (%)	Anitta 2 Li20 (%)	Anitta 2.5 Li20 (%)	Anitta 3 Li20 (%)	Anitta 3N Li20 (%)	Anitta 4 Li20 (%)
Count	2,867	475	799	249	916	251	177
Mean	1.12	0.82	1.17	1.47	1.21	0.90	1.14
Std. Dev.	0.99	0.80	1.03	1.08	1.02	0.72	0.97
Min	0.01	0.02	0.02	0.03	0.02	0.02	0.03
Median	0.86	0.52	0.89	1.30	0.95	0.80	0.97
Max	5.23	4.59	4.95	4.60	5.23	3.09	4.25

11.3	Composite Data

Block model grade interpolation was conducted on composited analytical data. A 1 m composite length was selected based on the north–south width of the block size defined for the resource block models. Compositing began at the top of the mineralized wireframe and continued to the end of the mineralized wireframe. No capping was applied on the analytical composite data.

Table 11-2 shows the grade statistics of the analytical composites used for the interpolation of the resource block model.

Table 11-2 Neves 1 m Composite Statistics

	Total Li20 (%)	Anitta 1 Li20 (%)	Anitta 2 Li20 (%)	Anitta 2.5 Li20 (%)	Anitta 3 Li20 (%)	Anitta 3N Li20 (%)	Anitta 4 Li20 (%)
Count	2,825	474	786	253	903	252	172
Mean	1.12	0.81	1.19	1.44	1.18	0.90	1.16
Std. Dev.	0.93	0.74	0.96	1.02	0.97	0.71	0.2
Min	0.0	0.0	0.00	0.0	0.0	0.0	0.0.0
Median	0.93	0.58	0.99	1.27	0.99	0.79	1.04
Max	4.95	4.27	4.95	4.23	4.88	3.09	4.09

11.4	Density

Atlas have conducted density measurement on drill core for the duration of the exploration program. The density database contains a total of 2.821 density measurements across the lithological profile.

For the mineralized horizons, there are 521 spodumene density measurements and 27 petalite measurements. The average of the spodumene measurements is 2.70 g/cm3, while the average of the petalite measurements is 2.59 g/cm3.

A weighted average of the spodumene and petalite measurements equals 2.70 g/cm3, as the small amount of petalite measurements didn’t influence the spodumene measurements.

There was a total of 1,077 density measurements of the schist host rock, which enabled a calculation to be made for the background waste material. The average of the schist measurements was 2.77 g/cm3.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 116

11.5	Geological Interpretation

SGS conducted the interpretation of the 3D wireframe solids of the mineralization based on the drill hole data. For the purpose of modelling, sections looking northeast for Anitta 1, 2, 2.5, 3, and 4 and looking east for Anitta 3N were generated every 30 m, with intermediate sections where necessary to tie in the solids. The modelling was first completed on sections to define mineralized shapes using the lithology and lithium analytical data. A minimum grade of 0.3% Li2O over a minimum drill hole interval length of 1.0 m was generally used as a guideline to define the width of the mineralized shapes, together with the lithological logs. The final 3D wireframe model (solid) was constructed by linking the defined mineralized shapes based on the geological interpretation (refer to Figure 11-2).

The mineralized solids were clipped directly on the LiDAR topographic surface. The average depth of soil overburden is 4.2 m and the average depth of the saprolite horizon is 18.0 m.

Figure 11-2 shows the final 3D wireframe solids in isometric view with the drill hole pierce points.

Figure 11-2 Neves Pegmatite Solids

11.6	Resource Block Modelling

A block size of 5 m (north–south) by 5 m (west–east) by 5 m (vertical) was selected for all the block models. This was based on drill hole spacing, width and general geometry of the modelled mineralization. No rotation was applied to the block models. Separate block models with separate origins were created for each of the mineralized zones.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 117

Table 11-3 to Table 11-8 summarizes the block model limit parameters.

Table 11-3 Anitta 1 Resource Block Model Parameters

Direction	Block Size (m)	Number of Blocks	Coordinates Min (m)	Coordinates Max (m)
North-South (x)	5	54	190,654	190,919
West-East (y)	5	70	8,115,388	8,115,733
Elevation (z)	5	50	294	539

Table 11-4 Anitta 2 Resource Block Model Parameters

Direction	Block Size (m)	Number of Blocks	Coordinates Min (m)	Coordinates Max (m)
North-South (x)	5	29	190,067	190,207
West-East (y)	5	87	8,114,761	8,115,191
Elevation (z)	5	67	211	541

Table 11-5 Anitta 2.5 Resource Block Model Parameters

Direction	Block Size (m)	Number of Blocks	Coordinates Min (m)	Coordinates Max (m)
North-South (x)	5	124	189,999	190,614
West-East (y)	5	97	8,114,755	8,115,235
Elevation (z)	5	67	211	541

Table 11-6 Anitta 3 Resource Block Model Parameters

Direction	Block Size (m)	Number of Blocks	Coordinates Min (m)	Coordinates Max (m)
North-South (x)	5	78	189,687	190,072
West-East (y)	5	170	8,111,798	8,114,643
Elevation (z)	5	88	157	592

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 118

Table 11-7 Anitta 3N Resource Block Model Parameters

Direction	Block Size (m)	Number of Blocks	Coordinates Min (m)	Coordinates Max (m)
North-South (x)	5	39	189,546	189736
West-East (y)	5	20	8,114,662	8,114,757
Elevation (z)	5	52	247	502

Table 11-8 Anitta 4 Resource Block Model Parameters

Direction	Block Size (m)	Number of Blocks	Coordinates Min (m)	Coordinates Max (m)
North-South (x)	3	29	190,405	190,545
West-East (y)	3	70	8,114862	8,115,207
Elevation (z)	3	52	242	497

Table 11-9 shows the volume, tonnage and number of blocks of the different mineralized zones.

Table 11-9 Neves Volume, Tonnage and Number of Blocks per Mineralized Zone

Orebody	Volume (m3)	Tonnage (@2.7 g/cm3)	Number of Blocks
Anitta 1	375,078	1,012,711	6,597
Anitta 2	790,660	2,134,782	9,858
Anitta 2.5	310,467	838,261	4,015
Anitta 3	1,886,543	5,093,666	26,056
Anitta 3N	147,724	398,855	2,094
Anitta 4	152,285	411,170	2,882
Total	3,662,757	9,889,445	51,502

11.7	Block Model Interpretation

The grade interpolation for the Neves pegmatites resource block model was completed using an inverse distance weighting to the second power (ID2) methodology. The inverse distance squared weighting method assigns a grade to each block in the block model, without the necessity of a sample being within the block volume. With the ID2 method, the grade, thickness, or any other value for the sample is adjusted by the inverse of the distance to the sample, squared. All adjusted sample weights are summed, then divided by the sum of the inverse distances. Closer samples are given greater weight than samples farther away.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 119

Variable search ellipse orientations were used to interpolate the blocks. The general dip of the mineralized pegmatite was modelled on each section and then interpolated in each block. During the interpolation process, the search ellipse was orientated based on the interpolation direction of each block, hence better representing the local dip and orientation of the mineralization.

The first pass was interpolated using a search ellipsoid distance of 50 m (long axis) by 50 m (intermediate axis) and 25 m (short axis) with the orientation aligned to the strike and dip of the respective pegmatites. For the second pass, the search distance was twice the search distance of the first pass and composites selection criteria were kept the same as for the first pass. Finally, the search distance of the third pass was increased to 150 m (long axis) by 150 m (intermediate axis) by 25 m (short axis). The purpose of the last interpolation pass was to interpolate the remaining un-estimated blocks mostly located at the edges of the block model.

Once complete, the block models were cut to the topographic surface and the tenement boundaries.

Figure 11-3 illustrates the three search ellipsoids used for the Anitta 1 grade interpolation. Figure 11-4 to Figure 11-9 shows the results of the block model interpolations for Anitta 1, Anitta 2, Anitta 2.5, Anitta 3, Anitta 3N, and Anitta 4, while Figure 11-10 shows all block models on the property.

Figure 11-3 Isometric View of Anitta 1 Search Ellipses

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 120

Figure 11-4 Isometric View of Anitta 1 Interpolated Block Model

Figure 11-5 Isometric View of Anitta 2 Interpolated Block Model

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 121

Figure 11-6 Isometric View of Anitta 2.5 Interpolated Block Model

Figure 11-7 Isometric View of Anitta 3 Interpolated Block Model

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 122

Figure 11-8 Isometric View of Anitta 3N Interpolated Block Model

Figure 11-9 Isometric View of Anitta 4 Interpolated Block Model

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 123

Figure 11-10 Isometric View of Neves Project Interpolated Block Models

11.8	Mineral Resource Classification

The MRE for the Neves deposit is prepared and disclosed in compliance with all current disclosure requirements for mineral resources set out in the US Securities and Exchange Commission Regulation S-K, 17 CFR Part 229, Item 1300, otherwise known as S-K 1300. The classification of the current MRE is consistent with the definitions defined in Regulation S-K, 17 CFR 229.1300 (Item 1300) Definitions.

Mineral Resources are sub-divided, in order of increasing geological confidence, into Inferred, Indicated and Measured categories. An Inferred Mineral Resource has a lower level of confidence than that applied to an Indicated Mineral Resource. An Indicated Mineral Resource has a higher level of confidence than an Inferred Mineral Resource but has a lower level of confidence than a Measured Mineral Resource.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 124

A Mineral Resource is a concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction.

Interpretation of the word ‘eventual’ in this context may vary depending on the commodity or mineral involved. For example, for some coal, iron, potash deposits, and other bulk minerals or commodities, it may be reasonable to envisage ‘eventual economic extraction’ as covering time periods in excess of 50 years. However, for many lithium deposits, application of the concept would normally be restricted to perhaps 10 to 15 years, and frequently to much shorter periods of time.

The location, quantity, grade or quality, continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling.

The first classification stage was conducted by applying an automated classification process which selects around each block a minimum number of composites from a minimum number of holes located within a search ellipsoid of a given size and orientation:

●	Measured Mineral Resources: the search ellipsoid used was 30 m (strike) by 30 m (dip) by 15 m with a minimum of four composites in at least two different drill holes

●	Indicated Mineral Resources: the search ellipsoid used was 50 m (strike) by 50 m (dip) by 15 m with a minimum of four composites in at least two different drill holes

●	Inferred Mineral Resources: the search ellipsoid used was 150 m (strike) by 150 m (dip) by 25 m with a minimum of two composites.

The second classification was conducted by manually adjusting the classifications in accordance with the observed geology and drill hole spacing and to ensure continuity in the selected classifications.

Inferred Mineral Resource

An Inferred Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity.

An Inferred Mineral Resource has a lower level of confidence than that applying to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration.

An Inferred Mineral Resource is based on limited information and sampling gathered through appropriate sampling techniques from locations such as outcrops, trenches, pits, workings and drill holes. Inferred Mineral Resources must not be included in the economic analysis, production schedules, or estimated mine life in publicly disclosed Pre-Feasibility or Feasibility Studies, or in the Life of Mine plans and cash flow models of developed mines. Inferred Mineral Resources can only be used in economic studies as provided under S-K 1300.

Indicated Mineral Resource

An ‘Indicated Mineral Resource’ is that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit.

Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 125

An Indicated Mineral Resource has a lower level of confidence than that applying to a Measured Mineral Resource and may only be converted to a Probable Mineral Reserve.

Mineralization may be classified as an Indicated Mineral Resource by the QP when the nature, quality, quantity and distribution of data are such as to allow confident interpretation of the geological framework and to reasonably assume the continuity of mineralization. The QP must recognise the importance of the Indicated Mineral Resource category to the advancement of the feasibility of the project. An Indicated Mineral Resource Estimate is of sufficient quality to support a Preliminary Feasibility Study which can serve as the basis for major development decisions.

Measured Mineral Resource

A Measured Mineral Resource is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of Modifying Factors to support detailed mine planning and final evaluation of the economic viability of the deposit.

Geological evidence is derived from detailed and reliable exploration, sampling, and testing and is sufficient to confirm geological and grade or quality continuity between points of observation.

A Measured Mineral Resource has a higher level of confidence than that applying to either an Indicated Mineral Resource or an Inferred Mineral Resource.

It may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve. Mineralization or other natural material of economic interest may be classified as a Measured Mineral Resource by the QP when the nature, quality, quantity, and distribution of data are such that the tonnage and grade or quality of the mineralization can be estimated to within close limits and that variation from the estimate would not significantly affect potential economic viability of the deposit. This category requires a high level of confidence in, and understanding of, the geology and controls of the mineral deposit.

There may be circumstances, where appropriate sampling, testing, and other measurements are sufficient to demonstrate data integrity, geological and grade/quality continuity of a Measured or Indicated Mineral Resource, however, quality assurance and quality control, or other information may not meet all industry norms for the disclosure of an Indicated or Measured Mineral Resource. Under these circumstances, it may be reasonable for the QP to report an Inferred Mineral Resource if the QP has taken steps to verify the information meets the requirements of an Inferred Mineral Resource.

In the case of the Neves deposit, it is the opinion of SGS that the deposit satisfies the requirements to be reported as a combination of Measured, Indicated and Inferred resources.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 126

Figure 11-11 to Figure 11-16 show isometric views of the final classification of Anitta 1, Anitta 2, Anitta 2.5, Anitta 3, Anitta 3N, and Anitta 4.

Figure 11-11 Anitta 1 Block Model Classification

Figure 11-12 Anitta 2 Block Model Classification

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 127

Figure 11-13 Anitta 2.5 Block Model Classification

Figure 11-14 Anitta 3 Block Model Classification

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 128

Figure 11-15 Anitta 3N Block Model Classification

Figure 11-16 Anitta 4 Block Model Classification

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 129

11.9	Reasonable Prospects for Eventual Economic Extraction

The general requirement that all mineral resources have “reasonable prospects for eventual economic extraction” implies that the quantity and grade estimates meet certain economic thresholds and that the mineral resources are reported at an appropriate cut-off grade considering extraction scenarios and processing recoveries. To meet this requirement, the lithium mineralization of the Neves deposit is considered amenable to open pit extraction.

To determine the quantities of material offering “reasonable prospects for eventual economic extraction” for Neves by open pit mining, the Genesis™. software pit optimization tool and reasonable mining assumptions to evaluate the proportions of the block model (Measured, Indicated and Inferred blocks) that could be “reasonably expected” to be mined from an open pit were used. The pit optimization was completed by SGS. The pit optimization parameters used are summarized in Table 11-10. A dressed cone, re-blocked pit shell at a revenue factor of 1.0 was selected as the ultimate pit shells for the purposes of the MRE. The optimised pits have been limited to the topographic surface and to the extent of the property boundary.

The reader is cautioned that the results from the pit optimization are used solely for the purpose of testing the “reasonable prospects for eventual economic extraction” by an open pit method and do not represent an attempt to estimate mineral reserves. The results are used as a guide to assist in the preparation of a Mineral Resource statement and to select an appropriate resource reporting cut-off grade. A selected base case cut-off grade of 0.3% Li2O (%) is used to determine the in-pit MRE portion for the deposit.

Table 11-10 Neves Parameters for Reasonable Prospect for Eventual Economic Extraction

Parameter	Unit	Value
Concentrate Price (5.5% Li2O)	US$ per tonne	$1,700
Pit Slope	Degrees	60
Mining Cost	US$ per tonne mined	$2.60
Processing Cost & G&A	US$ per tonne processed	$29.64
Mining Recovery	Percent (%)	95
Concentration Recovery (DMS)	Percent (%)	61.7
Mining loss / Dilution	Percent (%) / Percent (%)	5 / 5
Cut-off Grade	Percent (%) Li2O	0.3

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 130

Figure 11-17 shows the optimised pit shells with the pit-constrained mineralized surfaces.

Figure 11-17 Neves Deposit Mineral Resource Block Models and Optimised Pits

11.10	Mineral Resource Estimation

The combined Mineral Resource Estimate for Neves is reported in Table 11-11 using a 0.3% Li2O cut-off. The Mineral Resources are constrained by the topography and tenement boundaries and based on the conceptual economic parameters detailed in Table 11-10. The estimate has an effective date of the 15th May 2025.

Table 11-11 Combined Neves Deposit In-Pit Mineral Resource Estimate 0.3% Li2O Cut-Off 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	8,457,000	1.20	250.6
0.3	Indicated	-	-	-
0.3	Measured + Indicated	8,457,000	1.20	250.6
0.3	Inferred	149,000	0.81	3.0

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 131

Table 11-12 to Table 11-17 show the individual classified resources by orebody.

Table 11-12 Anitta 1 In-Pit Mineral Resource Estimate 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	740,000	0.90	16.5
0.3	Indicated	-	-	-
0.3	Measured + Indicated	740,000	0.90	16.5
0.3	Inferred	-	-	-

Table 11-13 Anitta 2 In-Pit Mineral Resource Estimate 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	2,067,000	1.20	61.4
0.3	Indicated	-	-	-
0.3	Measured + Indicated	2,067,000	1.20	61.4
0.3	Inferred	-	-	-

Table 11-14 Anitta 2.5 In-Pit Mineral Resource Estimate 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	820,000	1.48	30.0
0.3	Indicated	-	-	-
0.3	Measured + Indicated	820,000	1.48	30.0
0.3	Inferred	-	-	-

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 132

Table 11-15 Anitta 3 In-Pit Mineral Resource Estimate 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	4,533,000	1.19	133.6
0.3	Indicated	-	-	-
0.3	Measured + Indicated	4,533,000	1.19	133.6
0.3	Inferred	--	-	-

Table 11-16 Anitta 3N In-Pit Mineral Resource Estimate 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	-	-	-
0.3	Indicated	-	-	-
0.3	Measured + Indicated	-	-	-
0.3	Inferred	104,000	0.73	1.9

Table 11-17 Anitta 4 In-Pit Mineral Resource Estimate 15th May 2025

Cut-off Grade Li2O (%)	Category	Tonnage (t)	Average Grade Li2O (%)	LCE (Kt)
0.3	Measured	298,000	1.23	9.1
0.3	Indicated	-	-	-
0.3	Measured + Indicated	298,000	1.23	9.1
0.3	Inferred	45,000	1.01	1.1

Notes to accompany Mineral Resource tables:

1.	Mineral Resources have an effective date of the 15th May, 2025 and have been classified using the S-K 1300 Definitions
2.	All Resources are presented undiluted and in situ, constrained by continuous 3D wireframe models, and are considered to have reasonable prospects for eventual economic extraction.
3.	Mineral Resources are reported assuming open pit mining methods, and the following assumptions: lithium concentrate (5.5% Li2O) price of US$1,700/t, mining costs of US$2.60/t for mineralization and waste, crushing and processing costs of US$27.71/t, general and administrative (G&A) costs of US$1.93/t, concentrate recovery of 61.7%, pit slope angles of 60º, and an overall cut-off grade of 0.3% Li2O.
4.	Tonnages and grades have been rounded in accordance with reporting guidelines. Totals may not sum due to rounding.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 133

5.	Mineral resources which are not mineral reserves do not have demonstrated economic viability. An Inferred Mineral Resource has a lower level of confidence than that applying to a Measured and Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration.
6.	The results from the pit optimization are used solely for the purpose of testing the “reasonable prospects for economic extraction” by an open pit and do not represent an attempt to estimate mineral reserves. The results are used as a guide to assist in the preparation of a Mineral Resource statement and to select an appropriate resource reporting cut-off grade.
7.	The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 134

12	MINERAL RESERVE ESTIMATES

12.1	Introduction

This section presents the Mineral Reserve Estimates for the Anitta 2, Anitta 3, and Anitta 2.5 deposits, which form part of the Atlas Lithium Project. The reserve estimation process was based on the geological block model developed by SGS, which provided the foundation for the mineral resource volumes associated with each ore body.

Following the establishment of the block model, the company Prominas conducted a detailed reserve evaluation, including pit optimization, mining dilution and recovery assumptions, economic and geotechnical constraints, and mineable tonnage calculations. The estimation process was carried out in close collaboration with the technical teams of Atlas Lithium, SGS, and Prominas, ensuring that all technical, geological, and operational considerations were aligned with the project’s strategic objectives.

The mineral reserves presented herein are classified in accordance with internationally accepted standards and reflect the most current understanding of the project’s mineable potential as of the effective date of this report.

12.2	Key Assumptions, Parameters and Methods

12.2.1	Geological Block Model

The Mineral Reserve estimate relies on the resource block model prepared by the Resource QP, detailed in Section 11. The block model is separated by ore bodies as upper body and lower body.

The block models have regular blocks (5mx5mx5m) and are of the Ore% type.

12.2.2	Economic Parameters

The economic parameters listed in Table 12-1 were used to generate the optimal pit, which consists of a pit that maximizes the project economic value, as obtained by applying the PseudoFlow algorithm on the MinePlan Economic Planner (MPEP) tool.

Table 12-1 Economic Parameters

Sales
Price Concentrate@5.5% ($/t)	1,700
Operating Costs
Process $/t ROM	27.71
G&A $/t ROM	1.93
Mine $/t	2.60
Rates
Discount rate	10%

A long-term sale price of US$1,700/t concentrate for spodumene (5.50% Li2O) was used.

The costs used were US$2.60/t for the mining cost and the processing cost of US$27.71/t ore. In addition to these costs, a G&A cost of US$1.93 per tonne of ore was considered.

These values were based on market studies provided by Atlas Lithium.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 135

12.2.3	Cut-Off Grade and Ore Definition

The classification of blocks into ores used the following criteria:

●	Ore Bodies: Upper and Lower

●	Cutoff Grade: 0.3% Li2O

●	Resource Classification: Measured and Indicated

●	Weathering: All blocks, including those above the Weathering Surface (Weathered Material) and below it (Rock), are considered to have economic revenue values in the pit optimization and are reported as ore

The cut-off grade of 0.3% Li2O as defined by SGS, according to the physical limits for the concentration plant.

12.2.4	Concentrate Calculation

An overall metallurgical recovery of 61.7% was adopted for the Dense Media Separation (DMS) circuit, based on results obtained from Heavy Liquid Separation (HLS) laboratory tests. It was used for metallurgical recovery, with a concentrate grade of 5.5% Li2O, resulting in a calculated mass recovery, block by block of mined ore by the formula:

Concentrate	=	Tonnes * Grade * Metallurgical Recovery/
Grade in the Concentrate

12.2.5	Dilution and Mining Recovery

For this analysis, a 5% ore dilution and a 95% mining recovery were assumed. The dilution accounts for waste material unintentionally incorporated into the ore during mining, while the recovery reflects ore losses during extraction and transport. These values were considered constant throughout the mine’s life to support simplified financial modeling and were based on historical data from comparable operations and industry best practices. The 5% dilution is considered technically feasible, given the geometry of the ore bodies and the operational routines to be implemented. Planned measures include a targeted blasting plan designed to achieve optimal rock fragmentation and particle size for effective ore-waste segregation, operator training, and continuous monitoring of loading activities. Moreover, similar mining operations under equivalent conditions have demonstrated the achievability of this dilution rate.

12.2.6	Density

Based on the provided block model, an in-situ dry density of 2.70 t/m³ was applied to the mineralized material, while a density of 2.77 t/m³ was adopted for the waste rock.

12.2.7	Topographic Surface

The topography was based on the point cloud file, from the primitive topography of the project, and triangulated in MinePlan through the Point Cloud Mesher tool, for the creation of topographic surfaces.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 136

Figure 12-1 Topographic Surface

MinePlan - 3D
N
S
W
E
8120000 N
8117500 N
8115000 N
8112500 N
180000 E
182500 E
185000 E
187500 E
190000 E
192500 E
0
0.5
1
2
3
Kilometers

12.2.8	Physical Restrictions

The information related to physical aspects and constraints considered for the pit designs and Mineral Reserve Estimate included the topographic surface, the geological block model, and the rock type properties for ore, waste, and overburden.

Based on this data, it is confirmed that the initial years of operation are fully contained within the currently licensed areas of the project, in accordance with the defined parameters and the approved mine design. Figure 12-2 illustrates the boundaries of the existing licenses, which fully cover the planned activities for this initial phase.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 137

Figure 12-2 License Limits of the Project

The constraints applied during the pit optimization process did not impose any geometric limitations on the final design of the Anitta 2 pit, which remains entirely within the licensed area.

12.2.9	Weathering Surface

The weathering surface was defined by a geological study of SGS where a weathering surface was generated. Regions below this surface were classified as Rock and above Weathered.

This classification will interfere in the geotechnical parameters of the project and in the economic function of the blocks.

12.2.10	Geotechnical Parameters

The geotechnical parameters used in the open-pit analysis are defined in Section 13. This study was developed by ITAACU. The geotechnical parameters are separated by sectors made from the weathering surface, where Sector 1 is the weathered and Sector 2 is the rock.

The Table 12-2 shows the geotechnical Parameters for the Anitta 2,2.5 & 3 pit presented in this study.

Table 12-2 Geotechnical Parameters

	Sector	Face Angle (°)	Berm Width (m)	Bench Height (m)	AngleInter-ramp (°)	Overall Angle (°)
Anitta 2	1	50	7	10	33	33
	2	80	7	20	64	56

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 138

The Overall Angle was defined after the first mathematical optimizations using the proposed inter-ramp angles, the resulting pits presented a conical geometry with a considerable depth and a narrow upper area.

When carrying out the pit design, with the insert of berms and ramps, it verified a gain in waste and a loss of ore, due to these factors. For a better result in the pit optimizations, a General Angle was adopted already considering the Ramps, this adjustment will ensure that the Pit Design has a greater adherence to the Pit Optimization.

12.3	Pit Optimization Study

The main purpose of pit optimization, from a financial perspective, is to generate the pit that maximizes the benefit. In this step, the MinePlan Economic Planner (MPEP) software will be used, which uses the PseudoFlow algorithm for the preparation of the mathematical pits optimization.

The methodology for the selection of the optimal pit consists of generating a set of nested pits from the application of revenue factors. The factor is applied to the sale price of the commercial product, resulting in a mathematical pit for each factor applied. The resulting generated pits are analyzed to define the final optimal pit for the deposit.

The determination of the pit optimization was based on:

●	Definition of economic and geometric parameters, cut-off grade, and physical restrictions.

●	Mineral Resource Block Model to include the modified factors.

●	Definition of an optimal pit using the MinePlan Economic Planner (MPEP) tool.

●	The selection of the optimum pit, based on a strip ratio limit, and allowance for a mine life long enough to support a positive cash flow.

The optimal pit sequence was obtained by varying the revenue factor in a range from 0 to 2 of the base products selling price. The first pit opened with a factor of 0.18, resulting in a total of 52 pits.

12.3.1	Pit Optimization Results

12.3.1.1	Anitta 2

To determine the evolution of the pits over time, an annual production rate of 1.1 Mtpa of ore feed was established at an annual discount rate of 10%. Table 12-3 present the Pit Sensitivity Analysis Results for the Anitta 2 area.

Table 12-3 Anitta 2 – Pit Sensitivity Analysis Results

Pit	Factor	Ore			Waste	Grand Total
		Tonnes (t)	Li2O (%)	Concentrate (t)	Tonnes (t)	Tonnes (t)	Li2O (%)	Li2O_Dil (%)	S/R	Discount Factor	NPV
PIT09	0.18	140,654	1.712	25,662.25	1,266,105	1,406,759	0.268	0.255	9.00	0.9879	35,370,031
PIT10	0.20	172,167	1.686	30,940.78	1,531,465	1,703,632	0.255	0.242	8.90	0.9852	42,434,870
PIT11	0.22	250,700	1.577	42,133.88	2,114,626	2,365,326	0.235	0.223	8.43	0.9786	56,808,819
PIT12	0.24	314,280	1.539	51,535.11	2,751,092	3,065,372	0.212	0.201	8.75	0.9732	68,447,963
PIT13	0.26	509,111	1.371	74,378.28	4,262,721	4,771,832	0.181	0.172	8.37	0.9570	94,700,325
PIT14	0.28	743,809	1.310	103,827.24	6,488,244	7,232,053	0.158	0.150	8.72	0.9378	127,231,790
PIT15	0.30	823,395	1.292	113,375.88	7,328,990	8,152,385	0.151	0.144	8.90	0.9314	137,055,124

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 139

Pit	Factor	Ore			Waste	Grand Total
		Tonnes (t)	Li2O (%)	Concentrate (t)	Tonnes (t)	Tonnes (t)	Li2O (%)	Li2O_Dil (%)	S/R	Discount Factor	NPV
PIT16	0.32	912,301	1.266	123,097.93	8,234,102	9,146,403	0.145	0.138	9.03	0.9242	146,460,152
PIT17	0.34	953,408	1.258	127,780.01	8,734,205	9,687,613	0.141	0.134	9.16	0.9210	150,854,657
PIT18	0.36	1,514,811	1.200	193,795.17	17,217,170	18,731,981	0.106	0.101	11.37	0.8774	206,966,030
PIT19	0.38	1,627,407	1.198	207,779.94	19,164,273	20,791,680	0.102	0.097	11.78	0.8689	218,071,490
PIT20	0.40	1,744,560	1.199	222,835.28	21,588,659	23,333,220	0.097	0.092	12.37	0.8602	229,225,083
PIT21	0.42	1,752,627	1.198	223,828.08	21,756,800	23,509,426	0.097	0.092	12.41	0.8596	229,917,189
PIT22	0.44	1,767,730	1.195	225,141.81	21,942,406	23,710,137	0.097	0.092	12.41	0.8584	230,702,791
PIT23	0.46	1,788,398	1.196	227,949.04	22,506,643	24,295,041	0.095	0.091	12.58	0.8569	232,553,774
PIT24	0.48	1,810,782	1.196	230,881.56	23,127,019	24,937,801	0.094	0.089	12.77	0.8552	234,372,730
PIT25	0.50	1,817,199	1.196	231,593.36	23,271,857	25,089,056	0.094	0.089	12.81	0.8548	234,778,772
PIT26	0.52	1,827,629	1.194	232,595.00	23,476,435	25,304,064	0.093	0.089	12.85	0.8540	235,280,563
PIT27	0.54	1,831,696	1.194	233,046.04	23,583,798	25,415,494	0.093	0.088	12.88	0.8537	235,502,475
PIT28	0.56	1,855,353	1.195	236,205.85	24,441,352	26,296,706	0.091	0.086	13.17	0.8520	237,050,462
PIT29	0.58	1,875,660	1.192	238,290.24	24,972,746	26,848,406	0.090	0.085	13.31	0.8505	237,917,886
PIT30	0.60	1,875,807	1.192	238,304.38	24,976,364	26,852,171	0.090	0.085	13.31	0.8505	237,923,263
PIT31	0.62	1,890,440	1.192	240,141.08	25,529,456	27,419,897	0.089	0.084	13.50	0.8494	238,653,732
PIT32	0.64	1,897,876	1.193	241,305.15	25,915,208	27,813,084	0.088	0.083	13.65	0.8488	239,126,157
PIT33	0.66	1,899,541	1.193	241,431.07	25,948,272	27,847,813	0.088	0.083	13.66	0.8487	239,154,968
PIT34	0.68	1,906,140	1.192	242,081.08	26,151,114	28,057,254	0.087	0.083	13.72	0.8482	239,328,612
PIT35	0.70	1,918,034	1.191	243,498.90	26,649,320	28,567,355	0.086	0.082	13.89	0.8474	239,703,611
PIT36	0.72	1,921,832	1.191	243,973.81	26,823,382	28,745,214	0.086	0.082	13.96	0.8471	239,822,111
PIT37	0.74	1,930,420	1.191	245,040.40	27,222,167	29,152,587	0.085	0.081	14.10	0.8465	240,067,811
PIT38	0.76	1,930,609	1.191	245,053.73	27,226,418	29,157,027	0.085	0.081	14.10	0.8464	240,068,583
PIT39	0.78	1,930,827	1.191	245,082.90	27,238,343	29,169,170	0.085	0.081	14.11	0.8464	240,073,849
PIT40	0.80	1,930,964	1.191	245,097.33	27,244,122	29,175,086	0.085	0.081	14.11	0.8464	240,075,305
PIT41	0.82	1,935,425	1.192	245,782.93	27,552,927	29,488,352	0.084	0.080	14.24	0.8461	240,168,527
PIT42	0.84	1,935,814	1.192	245,815.98	27,565,980	29,501,794	0.084	0.080	14.24	0.8461	240,168,666
PIT43	0.86	1,936,467	1.191	245,858.43	27,581,737	29,518,204	0.084	0.080	14.24	0.8460	240,163,761
PIT44	0.88	1,937,100	1.191	245,919.60	27,608,371	29,545,471	0.084	0.080	14.25	0.8460	240,162,808
PIT45	0.90	1,937,455	1.191	245,946.20	27,619,506	29,556,961	0.084	0.080	14.26	0.8459	240,159,540
PIT46	0.92	1,938,069	1.191	245,985.85	27,635,451	29,573,520	0.084	0.080	14.26	0.8459	240,152,044
PIT47	0.94	1,940,655	1.191	246,337.01	27,815,647	29,756,302	0.084	0.079	14.33	0.8457	240,136,841
PIT48	0.96	1,940,705	1.191	246,344.53	27,819,735	29,760,439	0.084	0.079	14.33	0.8457	240,136,290
PIT49	0.98	1,940,737	1.191	246,347.27	27,821,070	29,761,807	0.084	0.079	14.34	0.8457	240,135,739
PIT50	1.00	1,943,501	1.191	246,650.35	27,983,740	29,927,240	0.083	0.079	14.40	0.8455	240,081,409
PIT51	1.10	1,944,240	1.191	246,722.51	28,023,430	29,967,670	0.083	0.079	14.41	0.8455	240,062,470
PIT52	1.20	1,944,935	1.191	246,785.13	28,061,034	30,005,969	0.083	0.079	14.43	0.8454	240,036,514
PIT53	1.30	1,947,154	1.190	247,018.48	28,222,081	30,169,235	0.083	0.079	14.49	0.8452	239,911,712
PIT54	1.40	1,950,518	1.191	247,493.08	28,610,839	30,561,357	0.082	0.078	14.67	0.8450	239,578,705

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 140

Pit	Factor	Ore			Waste	Grand Total
		Tonnes (t)	Li2O (%)	Concentrate (t)	Tonnes (t)	Tonnes (t)	Li2O (%)	Li2O_Dil (%)	S/R	Discount Factor	NPV
PIT55	1.50	1,950,784	1.191	247,511.22	28,625,113	30,575,897	0.082	0.078	14.67	0.8450	239,560,649
PIT56	1.60	1,950,850	1.191	247,516.66	28,629,825	30,580,675	0.082	0.078	14.68	0.8450	239,554,964
PIT57	1.70	1,951,111	1.190	247,538.11	28,649,426	30,600,537	0.082	0.078	14.68	0.8449	239,530,276
PIT58	1.80	1,954,150	1.190	247,848.93	28,961,647	30,915,797	0.081	0.077	14.82	0.8447	239,145,747
PIT59	1.90	1,954,578	1.190	247,892.11	29,008,733	30,963,310	0.081	0.077	14.84	0.8447	239,083,965
PIT60	2.00	1,954,925	1.190	247,924.45	29,045,856	31,000,780	0.081	0.077	14.86	0.8447	239,032,330

The following graphs and images detail the results.

Figure 12-3 Anitta 2 – Pit Sensitivity Analysis: Stripping Ratio

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 141

Figure 12-4 Anitta 2 – Pit Sensitivity Analysis: Li2O

Figure 12-5 Anitta 2 – Pit Sensitivity Analysis: Value

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 142

Figure 12-6 Anitta 2 – Pit Sensitivity Analysis

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 143

Figure 12-7 Anitta 2 – Pit Sensitivity Analysis – Section EW01

Figure 12-8 Anitta 2 – Pit Sensitivity Analysis – Section EW02

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 144

Figure 12-9 Anitta 2 – Pit Sensitivity Analysis – Section EW03

For Anitta 2, the pit with revenue of 1.0 (PIT50) was selected. This selection was made because, in terms of ore mass or value, the other nearby pits have little variation, and this PIT considers the base case values.

12.3.1.2	Anitta 2.5

The Table 12-4 present the Pit Sensitivity Analysis Results for the Anitta 2.5 area.

Table 12-4 Anitta 2.5 – Pit Sensitivity Analysis Results

Pit	Factor	Ore				Waste	Grand Total
		Tonnes (t)	Li2O (%)	Li2O_Dil (%)	Concentrate (t)	Tonnes (t)	Tonnes (t)	S/R	NPV	%NPV
PIT13	0.26	237,451	1.589	1.509	40,200.15	3,536,077	3,773,528	14.89	50,453,559	43.47%
PIT14	0.28	250,284	1.588	1.509	42,362.98	3,760,140	4,010,423	15.02	53,021,351	45.68%
PIT15	0.30	279,219	1.563	1.485	46,508.58	4,181,666	4,460,885	14.98	57,789,050	49.79%
PIT16	0.32	298,850	1.543	1.465	49,128.87	4,474,068	4,772,917	14.97	60,675,173	52.28%
PIT17	0.34	319,484	1.528	1.452	52,033.68	4,846,520	5,166,004	15.17	63,782,567	54.95%
PIT18	0.36	365,265	1.500	1.425	58,410.03	5,754,869	6,120,134	15.76	70,317,490	60.58%
PIT19	0.38	365,684	1.500	1.425	58,444.20	5,757,885	6,123,570	15.75	70,350,510	60.61%
PIT20	0.40	400,690	1.483	1.409	63,328.16	6,567,846	6,968,536	16.39	75,035,708	64.65%
PIT21	0.42	421,939	1.468	1.395	66,013.60	7,010,528	7,432,468	16.62	77,530,604	66.80%
PIT22	0.44	435,795	1.462	1.389	67,881.61	7,363,909	7,799,704	16.90	79,181,874	68.22%
PIT23	0.46	445,212	1.454	1.381	68,980.04	7,568,608	8,013,820	17.00	80,110,542	69.02%

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 145

Pit	Factor	Ore				Waste	Grand Total
		Tonnes (t)	Li2O (%)	Li2O_Dil (%)	Concentrate (t)	Tonnes (t)	Tonnes (t)	S/R	NPV	%NPV
PIT24	0.48	446,949	1.452	1.379	69,145.10	7,596,851	8,043,800	17.00	80,244,014	69.14%
PIT25	0.50	448,033	1.450	1.377	69,230.75	7,610,462	8,058,496	16.99	80,308,928	69.19%
PIT26	0.52	448,537	1.449	1.377	69,285.28	7,622,530	8,071,067	16.99	80,348,841	69.23%
PIT27	0.54	462,933	1.440	1.368	71,049.96	8,047,421	8,510,354	17.38	81,624,894	70.33%
PIT28	0.56	463,719	1.439	1.367	71,118.03	8,062,181	8,525,900	17.39	81,669,354	70.36%
PIT29	0.58	464,784	1.438	1.366	71,238.47	8,093,701	8,558,485	17.41	81,746,864	70.43%
PIT30	0.60	809,100	1.473	1.399	127,021.99	25,521,681	26,330,781	31.54	115,210,489	99.26%
PIT31	0.62	809,913	1.473	1.399	127,129.29	25,559,046	26,368,958	31.56	115,257,550	99.30%
PIT32	0.64	810,264	1.473	1.400	127,212.79	25,589,147	26,399,411	31.58	115,302,922	99.34%
PIT33	0.66	815,624	1.476	1.402	128,256.24	25,962,408	26,778,032	31.83	115,837,960	99.80%
PIT34	0.68	815,912	1.476	1.402	128,305.65	25,980,318	26,796,231	31.84	115,861,331	99.82%
PIT35	0.70	815,912	1.476	1.402	128,305.65	25,980,318	26,796,231	31.84	115,861,331	99.82%
PIT36	0.72	815,912	1.476	1.402	128,305.65	25,980,318	26,796,231	31.84	115,861,331	99.82%
PIT37	0.74	815,912	1.476	1.402	128,305.65	25,980,318	26,796,231	31.84	115,861,331	99.82%
PIT38	0.76	815,923	1.476	1.402	128,307.29	25,980,991	26,796,914	31.84	115,861,856	99.82%
PIT39	0.78	815,991	1.476	1.402	128,315.71	25,984,359	26,800,351	31.84	115,864,316	99.83%
PIT40	0.80	818,248	1.478	1.404	128,887.71	26,250,735	27,068,983	32.08	116,035,162	99.97%
PIT41	0.82	818,248	1.478	1.404	128,887.71	26,250,735	27,068,983	32.08	116,035,162	99.97%
PIT42	0.84	818,530	1.478	1.404	128,924.96	26,267,689	27,086,219	32.09	116,041,823	99.98%
PIT43	0.86	818,967	1.478	1.404	129,024.93	26,318,462	27,137,429	32.14	116,059,762	99.9951%
PIT44	0.88	818,994	1.478	1.404	129,030.26	26,321,187	27,140,181	32.14	116,060,523	99.9958%
PIT45	0.90	819,657	1.478	1.404	129,096.61	26,351,720	27,171,377	32.15	116,065,133	99.9998%
PIT46	0.92	819,657	1.478	1.404	129,096.61	26,351,720	27,171,377	32.15	116,065,133	99.9998%
PIT47	0.94	819,697	1.478	1.404	129,102.91	26,355,070	27,174,767	32.15	116,065,409	100.000%
PIT48	0.96	819,697	1.478	1.404	129,102.91	26,355,070	27,174,767	32.15	116,065,409	100.000%
PIT49	0.98	819,697	1.478	1.404	129,102.91	26,355,070	27,174,767	32.15	116,065,409	100.000%
PIT50	1.00	819,699	1.478	1.404	129,103.47	26,355,405	27,175,104	32.15	116,065,397	100.000%
PIT51	1.10	819,726	1.478	1.404	129,105.83	26,356,737	27,176,463	32.15	116,064,839	99.9995%
PIT52	1.20	821,431	1.478	1.404	129,403.73	26,553,218	27,374,649	32.33	115,992,783	99.94%
PIT53	1.30	821,936	1.478	1.405	129,506.42	26,630,421	27,452,357	32.40	115,948,345	99.90%
PIT54	1.40	821,936	1.478	1.405	129,506.42	26,630,421	27,452,357	32.40	115,948,345	99.90%
PIT55	1.50	822,139	1.479	1.405	129,552.33	26,670,795	27,492,934	32.44	115,915,202	99.87%
PIT56	1.60	822,139	1.479	1.405	129,552.33	26,670,795	27,492,934	32.44	115,915,202	99.87%
PIT57	1.70	822,894	1.479	1.405	129,688.33	26,805,385	27,628,279	32.57	115,774,618	99.75%
PIT58	1.80	823,271	1.479	1.405	129,757.37	26,877,908	27,701,179	32.65	115,693,357	99.68%
PIT59	1.90	823,271	1.479	1.405	129,757.37	26,877,908	27,701,179	32.65	115,693,357	99.68%
PIT60	2.00	823,636	1.479	1.405	129,813.82	26,945,805	27,769,441	32.72	115,603,834	99.60%

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 146

The following Figure 12-10 tp Figure 12-15 detail the results.

Figure 12-10 Anitta 2.5 - Pit Sensitivity Analysis: Stripping Ratio

Figure 12-11 Anitta 2.5 - Pit Sensitivity Analysis: Li2O

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 147

Figure 12-12 Anitta 2.5 – Pit Sensitivity Analysis: Value

Figure 12-13 Anitta 2.5 – Pit Sensitivity Analysis

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 148

Figure 12-14 Anitta 2.5 – Pit Sensitivity Analysis – Section A

Figure 12-15 Anitta 2.5 – Pit Sensitivity Analysis – Section B

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 149

For Anitta 2.5, the pit with revenue of 1.0 (PIT50) was selected. This selection was made because, in terms of ore mass or value, the other nearby pits have little variation, and this pit maximizes the reserve. Another point is that this PIT considers the base case values.

12.3.1.3	Anitta 3

The Table 12-5 present the Pit Sensitivity Analysis Results for the Anitta 3 area.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 150

Table 12-5 Anitta 3 – Pit Sensitivity Analysis Results

Pit	Factor	Ore				Waste	Grand Total
		Tonnes (t)	Li2O (%)	Li2O_Dil (%)	Concentrate (t)	Tonnes (t)	Tonnes (t)	Li2O (%)	Li2O_Dil (%)	S/R	S/R Inc.	Discount Factor	NPV	%NPV
PIT08	0.16	592,069	1.423	1.352	89,802.74	2,299,658	2,891,727	0.327	0.311	3.88	0.00	0.95	121,244,122	26.85%
PIT09	0.18	749,092	1.409	1.338	112,470.47	2,965,135	3,714,227	0.314	0.298	3.96	4.24	0.94	149,367,278	33.08%
PIT10	0.20	918,031	1.388	1.319	135,818.38	3,834,455	4,752,487	0.294	0.279	4.18	5.15	0.92	176,753,275	39.14%
PIT11	0.22	1,020,048	1.360	1.292	147,846.22	4,320,030	5,340,078	0.284	0.270	4.24	4.76	0.92	189,759,863	42.02%
PIT12	0.24	1,288,168	1.310	1.245	179,861.98	5,935,290	7,223,458	0.254	0.242	4.61	6.02	0.89	222,626,138	49.30%
PIT13	0.26	1,785,173	1.302	1.237	247,656.93	10,977,527	12,762,699	0.194	0.184	6.15	10.15	0.86	287,099,420	63.58%
PIT14	0.28	1,932,237	1.295	1.230	266,612.65	12,536,017	14,468,255	0.184	0.174	6.49	10.60	0.85	303,310,103	67.17%
PIT15	0.30	1,979,889	1.290	1.226	272,297.37	13,050,073	15,029,963	0.180	0.171	6.59	10.79	0.84	307,789,567	68.16%
PIT16	0.32	2,056,325	1.286	1.222	281,910.76	14,064,984	16,121,309	0.174	0.165	6.84	13.28	0.84	315,177,720	69.79%
PIT17	0.34	2,646,466	1.246	1.184	351,505.21	21,558,749	24,205,216	0.143	0.136	8.15	12.70	0.80	363,030,165	80.39%
PIT18	0.36	3,425,630	1.254	1.192	457,985.03	35,847,459	39,273,089	0.114	0.108	10.46	18.34	0.74	427,769,436	94.73%
PIT19	0.38	3,513,904	1.253	1.190	469,287.62	37,454,827	40,968,731	0.112	0.106	10.66	18.21	0.74	433,522,859	96.00%
PIT20	0.40	3,608,464	1.250	1.187	480,695.03	39,185,682	42,794,146	0.110	0.104	10.86	18.30	0.73	438,673,066	97.14%
PIT21	0.42	3,664,319	1.250	1.187	488,019.66	40,463,776	44,128,095	0.108	0.102	11.04	22.88	0.73	441,904,693	97.86%
PIT22	0.44	3,698,067	1.248	1.185	491,750.72	41,086,260	44,784,327	0.107	0.102	11.11	18.44	0.73	443,262,003	98.16%
PIT23	0.46	3,718,065	1.247	1.185	494,124.94	41,535,915	45,253,981	0.106	0.101	11.17	22.49	0.73	444,109,953	98.34%
PIT24	0.48	3,764,320	1.246	1.184	499,864.60	42,717,450	46,481,770	0.105	0.099	11.35	25.54	0.72	446,094,160	98.78%
PIT25	0.50	3,827,749	1.244	1.182	507,499.35	44,352,126	48,179,875	0.103	0.097	11.59	25.77	0.72	448,462,702	99.31%
PIT26	0.52	3,829,288	1.244	1.182	507,610.83	44,370,176	48,199,464	0.102	0.097	11.59	11.73	0.72	448,469,949	99.31%
PIT27	0.54	3,891,062	1.241	1.179	514,712.99	46,050,859	49,941,922	0.100	0.095	11.84	27.21	0.71	450,168,665	99.69%
PIT28	0.56	3,930,273	1.239	1.177	518,858.01	47,059,590	50,989,863	0.099	0.094	11.97	25.73	0.71	450,898,885	99.85%
PIT29	0.58	3,941,015	1.238	1.176	519,990.64	47,352,629	51,293,643	0.099	0.094	12.02	27.28	0.71	451,062,810	99.88%
PIT30	0.60	3,958,801	1.237	1.176	522,050.15	47,928,015	51,886,816	0.098	0.093	12.11	32.35	0.71	451,388,567	99.96%
PIT31	0.62	3,970,213	1.236	1.174	523,095.92	48,204,835	52,175,047	0.098	0.093	12.14	24.26	0.71	451,434,267	99.97%
PIT32	0.64	3,981,132	1.236	1.174	524,322.23	48,577,448	52,558,580	0.097	0.092	12.20	34.13	0.71	451,551,031	99.99%
PIT33	0.66	3,992,815	1.235	1.173	525,496.92	48,933,571	52,926,386	0.097	0.092	12.26	30.48	0.71	451,588,082	100.000%

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 151

Pit	Factor	Ore				Waste	Grand Total
		Tonnes (t)	Li2O (%)	Li2O_Dil (%)	Concentrate (t)	Tonnes (t)	Tonnes (t)	Li2O (%)	Li2O_Dil (%)	S/R	S/R Inc.	Discount Factor	NPV	%NPV
PIT34	0.68	4,026,647	1.232	1.170	528,733.60	49,919,306	53,945,953	0.095	0.091	12.40	29.14	0.71	451,577,950	99.998%
PIT35	0.70	4,094,763	1.228	1.166	535,719.54	52,244,777	56,339,540	0.092	0.088	12.76	34.14	0.70	451,484,485	99.98%
PIT36	0.72	4,105,804	1.226	1.165	536,654.17	52,542,728	56,648,532	0.092	0.087	12.80	26.98	0.70	451,376,114	99.95%
PIT37	0.74	4,141,634	1.224	1.163	540,216.51	53,796,603	57,938,236	0.091	0.086	12.99	35.00	0.70	451,130,979	99.90%
PIT38	0.76	4,152,965	1.223	1.161	541,121.60	54,102,940	58,255,905	0.090	0.086	13.03	27.03	0.70	450,953,495	99.86%
PIT39	0.78	4,162,965	1.222	1.161	542,047.10	54,449,018	58,611,983	0.090	0.085	13.08	34.61	0.70	450,809,866	99.83%
PIT40	0.80	4,174,854	1.222	1.161	543,732.46	55,171,902	59,346,756	0.089	0.085	13.22	60.80	0.70	450,768,300	99.82%
PIT41	0.82	4,198,560	1.220	1.159	545,960.17	56,057,682	60,256,243	0.088	0.084	13.35	37.37	0.70	450,348,653	99.73%
PIT42	0.84	4,202,418	1.220	1.159	546,301.03	56,196,550	60,398,967	0.088	0.083	13.37	36.00	0.70	450,264,293	99.71%
PIT43	0.86	4,208,808	1.219	1.158	546,892.30	56,445,988	60,654,796	0.088	0.083	13.41	39.03	0.70	450,120,977	99.68%
PIT44	0.88	4,217,698	1.219	1.158	547,720.63	56,810,457	61,028,155	0.087	0.083	13.47	41.00	0.69	449,896,905	99.63%
PIT45	0.90	4,219,971	1.219	1.158	548,046.21	56,973,403	61,193,375	0.087	0.083	13.50	71.68	0.69	449,848,089	99.61%
PIT46	0.92	4,224,931	1.218	1.157	548,435.44	57,143,411	61,368,343	0.087	0.082	13.53	34.27	0.69	449,697,177	99.58%
PIT47	0.94	4,229,483	1.218	1.157	548,857.86	57,342,238	61,571,721	0.087	0.082	13.56	43.68	0.69	449,558,510	99.55%
PIT48	0.96	4,330,054	1.208	1.148	557,587.86	61,530,151	65,860,205	0.082	0.078	14.21	41.64	0.69	446,165,617	98.80%
PIT49	0.98	4,333,259	1.208	1.147	557,780.24	61,612,577	65,945,837	0.082	0.078	14.22	25.71	0.69	446,048,715	98.77%
PIT50	1.00	4,335,142	1.208	1.147	557,941.76	61,694,275	66,029,417	0.082	0.078	14.23	43.39	0.69	445,977,319	98.76%
PIT51	1.10	4,365,315	1.205	1.145	560,778.38	63,278,729	67,644,044	0.080	0.076	14.50	52.51	0.69	444,633,754	98.46%
PIT52	1.20	4,393,049	1.202	1.142	562,882.60	64,550,001	68,943,050	0.079	0.075	14.69	45.84	0.68	443,146,113	98.13%
PIT53	1.30	4,406,319	1.201	1.141	564,008.33	65,322,629	69,728,948	0.079	0.075	14.82	58.22	0.68	442,282,230	97.94%
PIT54	1.40	4,422,750	1.200	1.140	565,532.14	66,457,491	70,880,241	0.077	0.074	15.03	69.07	0.68	441,049,244	97.67%
PIT55	1.50	4,428,872	1.199	1.139	565,906.69	66,739,484	71,168,356	0.077	0.073	15.07	46.07	0.68	440,616,129	97.57%
PIT56	1.60	4,435,995	1.198	1.138	566,404.78	67,158,690	71,594,685	0.077	0.073	15.14	58.85	0.68	440,023,396	97.44%
PIT57	1.70	4,448,871	1.197	1.137	567,377.05	68,058,181	72,507,052	0.076	0.072	15.30	69.86	0.68	438,785,845	97.17%
PIT58	1.80	4,458,625	1.196	1.136	568,217.77	68,903,889	73,362,514	0.075	0.071	15.45	86.71	0.68	437,679,933	96.92%
PIT59	1.90	4,460,126	1.196	1.136	568,280.30	68,959,395	73,419,521	0.075	0.071	15.46	36.96	0.68	437,564,471	96.89%
PIT60	2.00	4,461,245	1.195	1.136	568,338.75	69,020,041	73,481,287	0.075	0.071	15.47	54.19	0.68	437,458,056	96.87%

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 152

The following graphs and images detail the results.

Figure 12-16 Anitta 3 – Pit Sensitivity Analysis: Stripping Ratio

Figure 12-17 Anitta 3 – Pit Sensitivity Analysis: Li2O

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 153

Figure 12-18 Anitta 3 – Pit Sensitivity Analysis: Value

Figure 12-19 Anitta 3 – Pit Sensitivity Analysis

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 154

Figure 12-20 Anitta 3 – Pit Sensitivity Analysis – Section EW01

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 155

Figure 12-21 Anitta 3 – Pit Sensitivity Analysis – Section EW02

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 156

Figure 12-22 Anitta 3 – Pit Sensitivity Analysis – Section EW03

For Anitta 3, the pit with a factor of 0.94 (PIT47) was selected. This selection was made because, in terms of ore it is very close to the maximum pit (PIT50) but with a smaller waste. In addition, the simulation showed a better NPV compared to the maximum pit.

12.3.2	Mine Design

The Pit Design consists of the preparation of the geometry of the final pit, inserting access roads, benches, toe, and crest respecting the geotechnical parameters of face angles, berm size, and general slope angle for the selected optimal pit.

These were the operating parameters used:

●	Bench Height:

o	Weathered: 10 m

o	Rock: 20 m

●	Berms:

o	7 m

●	Face Slope:

o	Weathered: 50º

o	Rock: 80º

●	Roads:

o	12 m & 10% grade

o	Pit Bottom: 8 m & 10% grade

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 157

A fleet of conventional road trucks (40t capacity) is planned to transport ore. For the waste the small off-road trucks (75t capacity) are planned. The width of the access road to the final pit was designed at 12 m and grade of 10%. For mining the lower benches, which mainly consist of mineralized material, the width of the road was reduced to 8 m.

The roads are projected in a counterclockwise direction upwards. This allows the trucks to drive loaded upwards against the pit wall. Having the loaded truck against the wall means having more security and that less weight is placed on the likely less stable ramp edges.

After the design, the impact on the waste rock/ore ratio will be analyzed, and if necessary, apply the adjustments.

For the Anitta 2 pit design there was no loss of ore. The waste had increased due to the geometry, where in all lateral sections passes through three road sections.

Figure 12-23 Anitta 2 – Final Pit

For the Anitta 2.5 pit, there was no significant loss of ore. However, waste volumes increased due to the combined pit geometry with Anitta 2 and the narrow and deep configuration of the ore body.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 158

Figure 12-24 Anitta 2.5 – Final Pit

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 159

For the Anitta 3 pit design, there was no loss of ore and there was no increase in waste.

Figure 12-25 Anitta 3 – Final Pit

12.3.3	Mineral Reserves

Proven Mineral Reserves are the portion of the Measured Resources that meet the Cutoff Grade and are scheduled in the LOM plan utilizing the modifying factors discussed in this section.

12.3.3.1	Anitta 2

For Anitta 2, all of the ore in the block model is classified as measured. Anitta 2 has a Proven reserve of 2.05 Mt of ore with in situ Li2O grade of 1.202% and a diluted Li2O grade of 1.142%, as detailed in Table 12-6 and Table 12-7.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 160

Table 12-6 Anitta 2 – Mineral Reserves

		Ore
Pit	Classification	Tonnes (t)	Volume (m3)	Li2O (%)	Li2O_Dil (%)	Concentrate (t)
Anitta 2	Proven	2,052,786	844,768	1.202	1.142	263,048.36

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 161

Table 12-7 Anitta 2 – Mineral Reserves (detailed)

		Ore						Waste		Grand Total
Pit	Classification	Tonnes (t)	Volume (m3)	Density	Li2O (%)	Li2O_Dil (%)	Concentrate (t)	Tonnes (t)	Volume (m3)	Tonnes (t)	Volume (m3)	Li2O (%)	Li2O_Dil (%)	S/R
Anitta 2	Proven	2,052,786	844,768	2.700	1.202	1.142	263,048.36	30,738,584	11,107,270	32,791,370	11,952,038	0.076	0.072	14.97
	NC
Anitta 2 Total		2,052,786	844,768	2.700	1.202	1.142	263,048.36	30,738,584	11,107,270	32,791,370	11,952,038	0.076	0.072	14.97

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 162

12.3.3.2	Anitta 2.5

For Anitta 2.5, all of the ore in the block model is classified as measured. Anitta 2.5 has a Proven reserve of 801 kt of ore with in situ Li2O grade of 1.465% and a diluted Li2O grade of 1.392%, as detailed in Table 12-8 and Table 12-9.

Table 12-8 Anitta 2.5 – Mineral Reserves

Pit	Classification	Ore
		Tonnes (t)	Volume (m3)	Li2O (%)	Li2O_Dil (%)	Concentrate (t)
Anitta 2.5	Proven	800,935	329,603	1.465	1.392	125,079.57

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 163

Table 12-9 Anitta 2.5 – Mineral Reserves (detailed)

		Ore						Waste		Grand Total
Pit	Classification	Tonnes (t)	Volume (m3)	Density	Li2O (%)	Li2O_Dil (%)	Concentrate (t)	Tonnes (t)	Volume (m3)	Tonnes (t)	Volume (m3)	Li2O (%)	Li2O_Dil (%)	S/R
Anitta 2.5	Proven	800,935	329,603	2.700	1.465	1.392	125,079.57	32,582,346	11,766,998	33,383,281	12,096,600	0.035	0.033	40.68
	NC
Anitta 2.5 Total		800,935	329,603	2.700	1.465	1.392	125,079.57	32,582,346	11,766,998	33,383,281	12,096,600	0.035	0.033	40.68

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 164

12.3.3.3	Anitta 3

For Anitta 3, all of the ore in the block model is classified as measured. Anitta 3 has a Proven reserve of 4.39 Mt of ore with in situ Li2O grade of 1.201% and a diluted Li2O grade of 1.141%, as detailed in Table 12-10 and Table 12-11.

Table 12-10 Anitta 3 – Mineral Reserves

		Ore
Pit	Classification	Tonnes (t)	Volume (m3)	Li2O (%)	Li2O_Dil (%)	Concentrate (t)
Anitta 3	Proven	4,399,081	1,629,289	1.201	1.141	562,863.39

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 165

Table 12-11 Anitta 3 – Mineral Reserves (detailed)

		Ore						Waste		Grand Total
Pit	Classification	Tonnes (t)	Volume (m3)	Density	Li2O (%)	Li2O_Dil (%)	Concentrate (t)	Tonnes (t)	Volume (m3)	Tonnes (t)	Volume (m3)	Li2O (%)	Li2O_Dil (%)	S/R
Anitta 3	Proven	4,399,081	1,629,289	2.700	1.201	1.141	562,863.388	57,917,319.61	20,933,600	62,316,401	22,562,890	0	0.081	13.166
	NC
Anitta 3 Total		4,399,081	1,629,289	2.700	1.201	1.141	562,863.388	57,917,319.61	20,933,600	62,316,401	22,562,890	0	0.081	13.166

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 166

12.3.3.4	All Pits

Based on all analyses conducted for the pit designs of the Anitta 2, Anitta 2.5, and Anitta 3 ore bodies, the total proven mineral reserves for these three pits have been determined. The consolidated results are presented in the following Table 12-12, reflecting the economically mineable volumes according to the technical and economic criteria defined in this study.

Table 12-12 Total Atlas Open Pit Mineral Reserve

Pit	Classification	Tonnes (t)	Volume (m3)	Li2O (%)	Li2O_Dil (%)	Concentrate (t)
Anitta 2.0	Proven	2,052,786	844,768	1.202	1.142	263,048.36
Anitta 2.5	Proven	800,935	329,603	1.465	1.392	125,079.57
Anitta 3.0	Proven	4,399,081	1,629,289	1.201	1.141	562,863.39
All Pits	Proven	7,252,802	2,803,660	1.230	1.169	950,991.32

Notes:

1.	S-K 1300 definitions were followed, which are consistent with CIM (2014) definitions.
2.	The effective date of the estimate is May 15th, 2025.
3.	Mineral Reserves are estimated using the following long-term metal prices (Li2O Conc = USD 1,700/t Li2O at 5.5% Li2O) and an exchange rate of 6.00 Reais (BRL) to US$.
4.	A minimum mining width of 5 m was used.
5.	A cut-off grade of 0.3% Li2O as defined by SGS was used.
6.	The bulk density of ore is variable, outlined in the geological block model, and averages 2.77 t/m³.
7.	The average strip ratio is 16.72.
8.	The average mining dilution factor is 5%
9.	Overall Metallurgical recovery is 61.7%
10.	Mineral Reserves are 100% attributable to Atlas
11.	Numbers may not add due to rounding.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 167

13	MINING METHODS

This section presents the mining methods selected for the Anitta 2, Anitta 3, and Anitta 2.5 deposits, with forward-looking considerations related to operational strategy, equipment configuration, and mine sequencing. The mine plan presented here is directly based on the proven and probable reserves outlined in Section 12 – Mineral Reserve Estimates, which were developed by Prominas using the geological block model generated by SGS. The reserves defined in that section serve as the foundation for the scheduling and sequencing described herein.

The open-pit mining strategy for all three deposits was designed using the Multi-Mine functionality within MinePlan Schedule Optimizer (MPSO), which allows for the integrated scheduling of multiple pits within a unified production model. This integration enables the optimization of key economic factors, including plant feed blending, ore grade control, and operational efficiency across the different ore bodies.

Mining will be carried out using a conventional truck-and-excavator fleet operated by a contractor. Ore will be handled using hydraulic excavators and road trucks with a 40-tonne capacity, while waste material will be transported using trucks with a 75-tonne capacity. The fleet will be supported by appropriate auxiliary equipment and manpower, ensuring safe and efficient operations.

Mining will proceed through multiple offset benches designed to maintain geotechnical stability and expose varying ore grades simultaneously. This approach provides flexibility for plant feed blending and consistent delivery of material to meet processing specifications.

The mine production schedule was established based on the plant’s maximum feed capacity and the targeted annual production of lithium concentrate, ensuring alignment between mining output and downstream processing requirements.

Figure 13-1 Anitta Open Pits

The designed open pits presented in Figure 13-1 represent the final geometries for ore extraction, which will be detailed throughout this section. The pit designs correspond to the Anitta 2, Anitta 2.5, and Anitta 3 ore bodies. Each of the pits will be described in terms of its geotechnical design parameters, including slope angles, bench configurations, and overall stability criteria, which were defined based on geotechnical investigations and pit optimization studies. Furthermore, the section will outline the planned operational methodologies for each pit, covering the complete mining cycle: rock fragmentation techniques (including drilling and blasting), material handling procedures (such as loading, hauling, and transportation), and the fleet of equipment selected to carry out the mining activities efficiently. The selection of mining methods and equipment is aligned with the physical and geotechnical characteristics of each deposit, ensuring safe, cost-effective, and sustainable operations.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 168

13.1	Parameters for the Pit Design

13.1.1	Geotechnical Considerations for the Pit Design

A geotechnical study was performed to provide key pit design parameters for the Anitta 2, Anitta 2.5, and Anitta 3.

The studies of the geotechnical parameters were developed by ITAACU and are detailed in section 13.1.2 of this document. The parameters used are summarized in the Table 13-1.

Table 13-1 Geotechnical Parameters

	Sector	Face Angle	Berm Width	Bench Height	Angle Inter-ramp	Overall Angle
		(°)	(m)	(m)	(°)	(°)
Anitta 2	1	50	7	10	33	33
	2	80	7	20	64	56
Anitta 2.5	1	50	7	10	33	33
	2	80	7	20	64	56
Anitta 3	1	50	7	10	33	33
	2	80	7	20	64	56

13.1.2	Geotechnical Study

The ITAACU Final Geotechnical Assessment Report (ITAACU, March 2025) presents the geotechnical evaluation of the design geometry of the slopes of the final pits called Anitta 2, Anitta 2.5, and Anitta 3 belonging to the Neves Project, owned by Atlas Lithium, in Araçuaí, in the state of Minas Gerais.

Data analysis is supported by geotechnical investigation and evaluation of borehole samples, a survey of geological structures, geotechnical laboratory tests and regional surface mapping of the area where the pits will be mined. Kinematic, limit equilibrium and stress-strain stability analyses were carried out to understand the expected rupture mechanisms for the pit slopes, which considered the strength and deformation parameters of the different types of materials and structures identified in association with the understanding of the expected rupture mechanisms for the pit slopes.

The stability analysis concludes that the geometry proposed for the three pits, presented in Table 13-1, and the geotechnical sectoring, presented in Figure 13-2 and Figure 13-3, achieved an adequate factor of safety (FoS) according to the criteria of Read & Stacey, 2009. However, some geometric changes should be made so that the FoS are optimized in some sectors, maximizing the reserve with operational and slope safety. Table 13-2 presents further the main rupture mechanisms associated to each sector.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 169

Table 13-2 Anitta 2 & 3 Pits Geotechnical Sectors

Sector	Slope height (m)	Berm Length (m)	Angle of slope face (°)	Inter-ramp angle (°)	Main rupture mechanisms
1	10	7	50	33	Circular plane rupture in the discontinuities of the saprolite and circular in the soil
2	20	7	80	64	Global rupture for the penetrative discontinuities and areas of inadequate clearing

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 170

Figure 13-2 Geotechnical Sectors Proposed for Final Anitta 2 Pit

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 171

Figure 13-3 Geotechnical Sectors Proposed for Anitta 3 Pit

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 172

13.1.2.1	Geotechnical Probing and Sampling

A total of 14 guided geotechnical probes were performed, eight of which are located in the Anitta 2 pit and six in the Anitta 3 pit. The results were described using the RMR classification system (Rock Mass Rating, 1989). The probe campaign was performed as proposed by WALM.

Section 7.4 describes the Geotechnical Drilling and Sampling.

13.1.2.2	Description of the Probing and Sampling Holes

According to technical specification WA16223003-1-GL-ETC-0001 (WALM,2024), for the Anitta 2 ore body, the selection of samples for geotechnical tests follows the specifications in Table 13-3.

Table 13-3 Anitta 2 Lithotypes Compact and Quantitative Tests

Lithotype	Acronym	Uniaxial		Triaxial	Indirect traction	Test bodies (CPs)
		Parallel	Perpendicular	Perpendicular
Schist	SCHIST	4 series	4 series	5 series	3 series	105
Pegmatite	PEGM	-	2 series	3 series	2 series	35
TOTAL		10 uniaxial series		8 triaxial series	5 traction series	140

Source: WA16223003-1-GL-ETC-0001.

For the selection of samples of Anitta 3 reference numbers specified in Table 13-3, according to technical specification WA16223003-1-GL-ETC-0001 (WALM,2024-a) were used.

Table 13-4 Compact Lithotypes Tested and Numbers for the Body Anitta 3

Lithotype	Acronym	Uniaxial		Triaxial	Indirect traction	Test bodies (CPs)
		Parallel	Perpendicular	Perpendicular
Schist	SCHIST	4 series	4 series	5 series	3 series	105
Pegmatite	PEGM	-	2 series	3 series	2 series	35
TOTAL		10 uniaxial series		8 triaxial series	5 traction series	140

13.1.2.3	Geotechnical Evaluation of Anitta 2 and 3 Pits

The geotechnical evaluation of the Anitta 2 and Anitta 3 pits was based on studies conducted by WALM (2024), using the RMR classification system (Bieniawski, 1989). The rock mass was categorized into three classes: Class V (very poor, soil and saprolite), Class III (fair, fractured schist), and Class II (good, fresh schist and pegmatite).

Three main lithologies were identified in the pit areas:

●	Colluvial soils/saprolite (overburden)

●	Pegmatites (ore)

●	Mica schists (host rock)

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 173

Drill hole data showed soil thicknesses of 5–10 m, saprolite 10–30 m, and fresh rock (schist and pegmatite) from 4–15 m, with fresh, low-fracture rock at depths >35–55 m.

●	Laboratory Testing and Rock Strength Parameters

Testing was performed by Geocontrole Engenharia, including:

●	Uniaxial Compressive Strength (UCS)

●	Brazilian Tensile Strength

●	Triaxial Compression (CIU and conventional)

Samples represented varying degrees of anisotropy (parallel and perpendicular to schistosity).

Pegmatites were treated as isotropic; schists as anisotropic where appropriate. UCS and triaxial test data were used to define resistance and deformation parameters in RocData software, applying the Hoek-Brown failure criterion and RMR/GSI classifications.

Table 13-4 summarizes the resistance and deformation parameters defined by the validated tests for the various lithotypes and anisotropy conditions.

Table 13-5 Resistance and Deformation Parameters Obtained by Destructive Tests for All Typologies

Lithology	UTS - Mean Tensile Strength (MPa)	UTS - Coefficient of Variation (MPa)	UTS - Standard Deviation (kN)	Specific Gravity Mean (kg/m³)	Specific Gravity Coefficient of Variation (kg/m³)	Specific Gravity Standard Deviation (kg/m³)	UCS - Mean Strength (MPa)	UCS - Coefficient of Variation (MPa)	UCS - Standard Deviation (MPa)
Pegmatite	8	0.2	1.3	2.64	0.03	0.07	113	0.25	29
Total Schist	4	0.3	1.3	2.74	0.01	0.03	50	0.3	15
Schist - Parallel	3	0.1	0.3	2.78	0.01	0.02	36	0.28	10
Schist - Perpendicular	5	0.3	1.6	2.76	0.01	0.03	57	0.27	15
Lithology	E - Mean (GPa)	E - Coefficient of Variation (GPa)		E - Standard Deviation (GPa)	Poisson’s Ratio - Mean	Poisson’s Ratio - Coefficient of Variation		Poisson’s Ratio - Standard Deviation
Pegmatite	53	0.07		4	0.273	0.29		0.078
Total Schist	27	0.33		9	0.193	0.38		0.074
Schist - Parallel	25	0.36		9	0.187	0.45		0.085
Schist - Perpendicular	26	0.38		10	0.185	0.39		0.072

13.1.2.4	Lithostructural Domains

On a regional scale, the anisotropy defined by the schistosity of the schists that were deformed by the “emplacement” of the pegmatite body, in addition to the soil-rock and soil-fractured rock-sound rock contacts, were considered the main structures that define the lithostructural domains of the Anitta 2 and 3 pits.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 174

As no local faults have been identified at the current stage of mine knowledge (despite some faults being recognized at the regional scale), they were not considered in this study due to their lack of material relevance.

Regarding rock quality (resistance), only three groups were considered: Shale soil/saprolite in two weathering levels (residual soil and highly weathered schist, slightly weathered schist (fractured or not), defined by RQD/RMR of weld hole logs and slightly weathered pegmatites.

The pegmatites were considered isotropic, therefore they do not have schistosity and few fractures (GSI 80).

The differentiation of schist fracturing was obtained through the drilling holes with RQD less than 40% defined as Class III and/or IV (RMR, 1989) and/or by the GSI values of 50 as being very fractured and above 40% of RQD, Class II to I of RMR, 1989, defined as little fractured (GSI 80).

The schistosity present in the schists, although representing a closed discontinuity, is penetrative and persistent, and locally presents a dip that is unfavorable to the stability of the slopes. Although it does not define a geometric domain of the pit, a structural domain unfavorable to the stability of the slopes was defined to guide the stability assessments. In these domains, a variation of parameters (unfavorable anisotropy) was considered in order to guarantee the stability of these slopes in this initial phase of assessment, until material information on the failures is available. The general direction and dip of the project used for schistosity was 325/43 (Figure 13-4), for the Anitta 2 project, which has schistosity variations of 323/53, 317/81 and 326/14 (Figure 13-5) and for the Anitta 3 project, 330/41 (Figure 13-6).

The stereograms that present these schistosities were defined from the structures found in the geotechnical holes.

Figure 13-4 General Stereogram of the project, 325/43

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 175

Figure 13-5 Anitta 2 Stereogram, 323/52, 317/81 and 326/14

Figure 13-6 Anitta 3 Stereogram, 330/41

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 176

To evaluate the structural domains of the Anitta 2 and 3 pits, the structural constraints defined by the maximum observed in Figure 13-4 and Figure 13-6 were used. Therefore, the structural domains are basically controlled by a small variation in direction and dip and by the difference in resistance of the saprolite/soil, as previously stated. It is worth noting that, although larger structures (geological contacts, structural lineaments or large faults) have not been identified, these must be continually verified as they can alter the structural domains and impact the geometry of the pit.

The Anitta 2 and 3 pits (Figure 13-7 and Figure 13-8 respectively) shows the divisions of the lithostructural domains taking into account the variation of schistosity (323/43, Anitta 2 and 330/41, Anitta 3), dip direction and the preferred direction of the slopes of each of the domains. Table 13-6 presents the main lithogeomechanical domains and expected rupture mechanisms for each of the four domains.

Figure 13-7 Lithostructural Domains Projected in the Final Pit Anitta 2

(The dip of the main anisotropy indicating the direction of schistosity can be seen.)

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 177

Figure 13-8 Lithostructural Domains Projected in the Final Pit Anitta 3

(The dip of the main anisotropy indicating the direction of schistosity can be seen.)

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 178

Table 13-6 Probable Rupture Mechanisms by Sector for the Two Pits

Geomechanical Domain	Lithological Type	Anisotropy Direction	Identified Mechanisms
1	Pegmatites and Schists (GSI 80)	Not considered	Global failures due to blasting damage zone
2	Anisotropic Schist	350/45	Global wedge failures, block toppling, and global failures along discontinuities
3	Fractured Schist	Not considered	Local wedge failures, block toppling, and global failures along discontinuities
4	Soil and Saprolite	Not considered	Planocircular failures on local and inter-ramp scales

In general, Domain 2 where anisotropy can activate planar rupture mechanisms, FoS were verified using the strength parameters of the discontinuities. Domains 1, 2 and 3 are most affected by the disassembly effect, since the natural anisotropies have directions favorable to the stability of the slopes of these domains. Thus, the effects of blasting were included in the stability analyses. As for Domain 4, dominated by soil and saprolite, the water level and saturation were considered because this effect may be important for these materials.

13.1.2.5	Geotechnical Sectoring

The geometry of the final pit evaluated was based on initial analyses of the behavior of the rock mass and designed for a subsequent analysis that culminated in the geometry evaluated here. This semicircular pit geometry resulted in a pit with a maximum pit depth of approximately 400 m and accesses concentrated in the northern and western portions of the pits.

In general, the Anitta 2 and 3 pits have geometric (geotechnical) sectoring divided by the resistance of the materials and the direction of anisotropy as suggested by the lithostructural domains defined. The most superficial banks composed of soil and schist saprolite have a more conservative geometry in order to avoid mechanisms “triggered” by the low resistance of the matrix and saturation caused by rising groundwater levels and heavy rainfall events.

●	The contact between the saprolite and the hard rock has variable layers (decametric) with fractured schist. In this sector, although it has the same geometry as the slopes, which are slightly fractured, these may in the future (depending on the quality of the blasting) have the height of their slope reduced to 10 meters. At that time, due to the level of information available, it remained at a height of 20 meters.

●	Slightly fractured schists and pegmatites have a more pronounced geometry due to the good quality of the matrix resistance and the low expectation of anisotropy influence, at least for the zone not affected by the blasting damage. Even so, the limit equilibrium and stress-strain assessments took into account the anisotropic (more conservative) condition.

Figure 13-9 and Figure 13-10 show the geotechnical sectors for pits Anitta 2 and 3 respectively, and Table 13-7 shows the geometry of the sectors used to define pits Anitta 2 and 3.

Remark: The geometry presented in Figure 13-10 (Anitta 3) did not correctly follow the sectoring presented in Table 13-7, therefore, the sectoring of the final pit Anitta 3 requires a greater number of adjustments to achieve the optimized parameters as suggested.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 179

Figure 13-9 Geotechnical Sectors of the Anitta 2 Final Pit and Sections

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 180

Figure 13-10 Geotechnical Sectors of the Anitta 3 Final Pit

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 181

Table 13-7 Geometric Parameters of the Geotechnical Sectors of the Anitta 2 and 3 Pits

Geometric Sector	Slope height (m)	Berm width	Ângulo de Face do Slope (º)	Inter-ramp angle (°)	Remark
1	10	7	50	33	Discontinuity rupture may occur
2	20	7	80	64	It can occur through foliation

13.1.3	Geotechnical Parameter for Anitta 2.5

For the Anitta 2.5 pit, a geotechnical drilling campaign was conducted to define the design parameters for the pit, which was characterized as an extension of the Anitta 2 pit. A total of four oriented geotechnical boreholes were executed, and the core samples were described using the RMR (Rock Mass Rating, 1989) classification system. This investigation campaign, proposed by ATLAS, is detailed in the report 'Geomechanical Description of Drill Core – Anitta 2.5 Deposit’ prepared by ITAACU.

The location of the geotechnical boreholes can be seen in Figure 13-11.

Figure 13-11 Location of Geotechnical Boreholes for Anitta 2, 2.5, 3, and 4 Ore Bodies

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 182

13.1.3.1	Geotechnical Zoning

The geometry of the final pit evaluated was based on preliminary analyses of the rock mass behavior and was designed for subsequent analysis, which culminated in the assessed geometry. This geometry features a semicircular pit with a maximum depth of approximately 280 meters and access ramps surrounding the entire pit.

In general, the pit is geotechnically zoned according to material strength and anisotropy orientation. This zoning follows the pattern below:

●	The upper benches, composed of soil and schist saprolite, adopt a more conservative geometry to avoid failure mechanisms triggered by the low strength of the matrix and saturation caused by rising groundwater levels and intense rainfall events (circular and planar failures);

●	The contact zone between the saprolite and the slightly weathered and fractured schists has a decametric thickness. Although it currently shares the same slope geometry as the less fractured schists, this zone may in the future (depending on blast quality) require the slope height to be reduced to 10 meters. At this stage, due to the level of available information, a 20-meter bench height has been maintained;

●	The slightly fractured schists allow for a steeper geometry due to the high strength of the matrix and the low expected influence of anisotropy—at least in zones not affected by blast-induced damage. Nevertheless, both limit equilibrium and stress-deformation analyses considered the anisotropic condition (as a conservative measure).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 183

Figure 13-12 presents the geotechnical sectors of the Anitta 2.5 pit, and Table 13-8 shows the geometry of the sectors used to define the pit geometry.

Figure 13-12 Final pit geotechnical sectors and cross-sections – Anitta 2.5

Table 13-8 Anitta 2.5 Pit – Geotechnical Sector Geometry Parameters

Geometric Sector	Bench Height (m)	Berm Width (m)	Face Angle (°)	Overall Angle (°)	Observation
1	10	7	50	34	Failure occurs along discontinuities
2	20	7	80	54	Potential failure along schistosity

Note: the overall angle of the upper portion of the west slope was adjusted to 43.9°

13.1.4	Hydrogeological Considerations for the Pit Design

A Hydrogeological study was performed to provide key parameters for the Anitta 2, Anitta 3 and Anitta 2.5. The studies were developed by WSP and are detailed in section 15 of this document.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 184

WSP (2025) reviewed and updated the conceptual and numerical hydrogeological model for the project area, aiming to assess groundwater contributions from both well pumping and pit dewatering systems applied to the Anitta 2, Anitta 3, and Anitta 2.5 pits. Through the characterization of the resulting drawdown cone and simulation of target dewatering rates, the necessary pumping rates were defined to increase water availability and meet local demand. Simultaneously, the potential impact of this process on mining operations was evaluated, supporting the development of a technically sound mine dewatering plan, which is detailed throughout this section.

13.2	Mine Plan

The mine sequencing strategy was developed to ensure an efficient, stable, and economically optimized operation throughout the entire life of mine. It was designed to align the extraction of ore with plant capacity, geotechnical constraints, and overall project profitability. The sequencing plan follows five key objectives:

Maximize Ore Recovery Across the Life of Mine:

Ensure that all economically viable ore within the final pit limits is extracted, fully utilizing the reserves defined in the block model. This includes a phased approach to pit development that guarantees complete recovery while respecting geotechnical and operational constraints.

Meet Concentrate Production Targets:

Maintain a consistent supply of lithium ore to meet the annual production target of lithium concentrate, in accordance with plant design specifications and market requirements. This includes managing ore feed quality through strategic exposure and blending of different ore zones.

Control Vertical Advance:

Regulate the number of benches mined per year to maintain safe, sequential pit development. This control ensures alignment with drill-and-blast planning, equipment productivity, and geotechnical design parameters.

Stabilize Material Movement:

Balance the total volume of material moved annually including ore and waste to optimize fleet utilization and minimize operational fluctuations. Stable movement improves cost control, equipment scheduling, and long-term planning.

Maximize Project Profitability:

Apply economic pit optimization and sequencing logic to prioritize higher-value ore zones earlier in the mine life, improving cash flow and maximizing Net Present Value (NPV). The sequencing was configured within MinePlan Schedule Optimizer (MPSO) to achieve this objective while respecting processing and infrastructure constraints.

13.2.1	Pushbacks

Pushbacks form the structural foundation of the mine sequencing strategy and serve as a critical tool for guiding and controlling the mining operation. They are essential in the design and optimization of open-pit mines, directly influencing the development of the production schedule. As each phase of mining is tied to a specific pushback, the method used to define, design, and schedule these phases significantly impacts operational efficiency and, most importantly, overall project profitability.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 185

Through well-defined pushbacks, it becomes possible to implement effective controls over mining progress, ore and waste extraction, material blending, equipment deployment, and production tracking. These phases allow the operation to advance in a way that remains closely aligned with the planned design, minimizing deviations and enhancing predictability.

The design of the pushbacks followed the same operational parameters established for the final pit limits, ensuring consistency in slope geometry, bench configuration, and haulage requirements.

To support the development of an economically optimized mining sequence, selected intermediate pit shells from the Sensitivity Analysis were used to define the pushback phases adopted in this study.

●	Anitta 2: Pits 13, 17, and 18

●	Anitta 2.5: Pits 13, 29, and 30

●	Anitta 3: Pits 9, 12, and 15

These pits were used as a mathematical reference. The final geometries need operational adjustments and may have differences.

Using the selected mathematical pushbacks as a reference, the design of the phases was carried out by inserting access ramps, benches, toe and crest, respecting the geotechnical parameters of face angles, berm size and general slope angle.

The operationalization of the pushbacks will consider the same geotechnical parameters of the final pits and maintain operational area of at least 30 m. The operational pushbacks will be essential for the mine scheduling results to be as close as possible to the operational.

Figure 13-13 Pushbacks Anitta 2 – Pits Selected from Sensitivity Analysis

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 186

Figure 13-14 Anitta 2 – Design of Pushbacks

Figure 13-15 Anitta 2 – Design of Pushbacks: Phase 1

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 187

Figure 13-16 Anitta 2 – Design of Pushbacks: Phase 2

Figure 13-17 Anitta 2 – Design of Pushbacks: Phase 3

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 188

Figure 13-18 Anitta 2 – Design of Pushbacks: Final Pit

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 189

Table 13-9 Anitta 2 – Reserves

		Ore					Waste		Grand Total
Area	Phase	Destination Ton	Destination Volume	Li2O	Li2O_Dil	Concentrate	Destination Ton	Destination Volume	Destination Ton	Destination Volume	Li2O	Li2O_Dil	S/R
Anitta 2	F01	578,326	237,994	1.321	1.255	81,406.51	6,715,919	2,428,668	7,294,245	2,666,662	0.105	0.100	11.61
	F02	322,508	132,719	1.168	1.110	40,144.42	6,015,139	2,173,375	6,337,647	2,306,094	0.060	0.057	18.65
	F03	478,464	196,899	1.168	1.110	59,553.59	6,931,983	2,504,242	7,410,447	2,701,140	0.076	0.072	14.49
	FF	673,489	277,156	1.142	1.085	81,943.85	11,075,542	4,000,985	11,749,031	4,278,141	0.066	0.062	16.45
Anitta 2 Total		2,052,786	844,768	1.202	1.142	263,048.36	30,738,584	11,107,270	32,791,370	11,952,038	0.076	0.072	14.97

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 190

The following section presents the planned phases for the progressive development of the Anitta 03 pit. This sequence includes the initial opening, intermediate advances, and the final pit configuration, taking into account operational, geotechnical, and economic optimization criteria. Each phase has been defined based on ore distribution, orebody geometry, and best mining practices, aiming to ensure stability, operational safety, and maximum resource recovery.

Figure 13-19 Pushbacks Anitta 3 – Pits Selected from Sensitivity Analysis

Figure 13-20 Anitta 3 – Design of Pushbacks

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 191

Figure 13-21 Anitta 3 – Design of Pushbacks: Phase 01

Figure 13-22 Anitta 3 – Design of Pushbacks: Phase 02

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 192

Figure 13-23 Anitta 3 – Design of Pushbacks: Phase 03

Figure 13-24 Anitta 3 – Design of Pushbacks: Phase 04 – Pit Final

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 193

Table 13-10 Anitta 3 – Reserves

		Ore					Waste		Grand Total
Area	Phase	Destination Ton	Destination Volume	Li2O	Li2O_Dil	Concentrate	Destination Ton	Destination Volume	Destination Ton	Destination Volume	Li2O	Li2O_Dil	S/R
Anitta 3	F01	766,046	283,721	1.304	1.238	106,431.94	3,122,783	1,130,134	3,888,829	1,413,855	0.257	0.244	4.08
	F02	1,003,592	371,701	1.162	1.104	124,245.25	8,444,681	3,054,361	9,448,273	3,426,062	0.125	0.118	8.41
	F03	1,071,951	397,019	1.185	1.126	135,392.17	20,073,433	7,252,092	21,145,384	7,649,111	0.061	0.058	18.73
	FF	1,557,492	576,849	1.186	1.126	196,794.03	26,276,422	9,497,013	27,833,915	10,073,862	0.067	0.064	16.87
Anitta 3 Total		4,399,081	1,629,289	1.201	1.141	562,863.39	57,917,320	20,933,600	62,316,401	22,562,890	0.085	0.081	13.17

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 194

The following section presents the planned phases for the progressive development of the Anitta 2.5 pit. This sequence includes the initial opening, intermediate advances, and the final pit configuration, taking into account operational, geotechnical, and economic optimization criteria. Each phase has been defined based on ore distribution, orebody geometry, and best mining practices, aiming to ensure stability, operational safety, and maximum resource recovery.

Figure 13-25 Pushbacks Anitta 2.5 – Pits Selected from Sensitivity Analysis

Figure 13-26 Anitta 2.5 – Design of Pushbacks

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 195

Figure 13-27 Anitta 2.5 – Design of Pushbacks: Phase 01

Figure 13-28 Anitta 2.5 – Design of Pushbacks: Phase 02

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 196

Figure 13-29 Anitta 2.5 – Design of Pushbacks: Phase 03

Figure 13-30 Anitta 2.5 – Design of Pushbacks: Phase 04 – Pit Final

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 197

Table 13-11 Anitta 2.5 – Reserves

		Ore					Waste		Grand Total
Area	Phase	Destination Ton	Destination Volume	Li2O	Li2O_Dil	Concentrate	Destination Ton	Destination Volume	Destination Ton	Destination Volume	Li2O	Li2O_Dil	S/R
Anitta 2.5	F01	177,582	73,079	1.525	1.448	28,854.91	5,229,427	1,889,105	5,407,009	1,962,184	0.050	0.048	29.45
	F02	81,700	33,621	1.331	1.265	11,589.52	8,720,364	3,148,846	8,802,063	3,182,467	0.012	0.012	106.74
	F03	205,969	84,761	1.307	1.241	28,685.97	7,188,519	2,595,916	7,394,489	2,680,677	0.036	0.035	34.9
	FF	335,683	138,141	1.564	1.486	55,949.17	11,444,036	4,133,131	11,779,720	4,271,273	0.045	0.042	34.09
Anitta 2.5 Total		800,935	329,603	1.465	1.392	125,079.57	32,582,346	11,766,998	33,383,281	12,096,600	0.035	0.033	40.68

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 198

Figure 13-31 Final Pits: Anitta 2, Anitta 2.5 and Anitta 3

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 199

Table 13-12 Total Reserves: Anitta 2, Anitta 2.5 and Anitta 3

		Ore					Waste		Grand Total
Area	Phase	Destination Tonnes	Destination Volume	Li2O	Li2O_Dil	Concentrate	Destination Tonnes	Destination Volume	Destination Tonnes	Destination Volume	Li2O	Li2O_Dil	S/R
Anitta 2	F01	578,326	237,994	1.321	1.255	81,406.51	6,715,919	2,428,668	7,294,245	2,666,662	0.105	0.100	11.61
	F02	322,508	132,719	1.168	1.110	40,144.42	6,015,139	2,173,375	6,337,647	2,306,094	0.060	0.057	18.65
	F03	478,464	196,899	1.168	1.110	59,553.59	6,931,983	2,504,242	7,410,447	2,701,140	0.076	0.072	14.49
	FF	673,489	277,156	1.142	1.085	81,943.85	11,075,542	4,000,985	11,749,031	4,278,141	0.066	0.062	16.45
Anitta 2 Total		2,052,786	844,768	1.202	1.142	263,048.36	30,738,584	11,107,270	32,791,370	11,952,038	0.076	0.072	14.97
Anitta 3	F01	766,046	283,721	1.304	1.238	106,431.94	3,122,783	1,130,134	3,888,829	1,413,855	0.257	0.244	4.08
	F02	1,003,592	371,701	1.162	1.104	124,245.25	8,444,681	3,054,361	9,448,273	3,426,062	0.125	0.118	8.41
	F03	1,071,951	397,019	1.185	1.126	135,392.17	20,073,433	7,252,092	21,145,384	7,649,111	0.061	0.058	18.73
	FF	1,557,492	576,849	1.186	1.126	196,794.03	26,276,422	9,497,013	27,833,915	10,073,862	0.067	0.064	16.87
Anitta 3 Total		4,399,081	1,629,289	1.201	1.141	562,863.39	57,917,320	20,933,600	62,316,401	22,562,890	0.085	0.081	13.17
Anitta 2.5	F01	177,582	73,079	1.525	1.448	28,854.91	5,229,427	1,889,105	5,407,009	1,962,184	0.050	0.048	29.45
	F02	81,700	33,621	1.331	1.265	11,589.52	8,720,364	3,148,846	8,802,063	3,182,467	0.012	0.012	106.74
	F03	205,969	84,761	1.307	1.241	28,685.97	7,188,519	2,595,916	7,394,489	2,680,677	0.036	0.035	34.9
	FF	335,683	138,141	1.564	1.486	55,949.17	11,444,036	4,133,131	11,779,720	4,271,273	0.045	0.042	34.09
Anitta 2.5 Total		800,935	329,603	1.465	1.392	125,079.57	32,582,346	11,766,998	33,383,281	12,096,600	0.035	0.033	40.68
Grand Total		7,252,802	2,803,660	1.230	1.169	950,991	121,238,249	43,807,868	128,491,051	46,611,528	0.070	0.066	16.72

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 200

13.2.2	Mine Sequencing

The mine sequencing strategy was designed to establish the annual production plan in alignment with the project’s performance objectives, operational limitations, and economic optimization goals. This strategy incorporates key planning parameters—including plant feed capacity, lithium concentrate production targets, vertical advance rates, and metallurgical recovery—structured to support the maximization of the project’s Net Present Value (NPV).

To enhance operational control and scheduling accuracy throughout the project lifecycle, the production schedule was divided into tailored planning intervals: monthly in Year 1 to support ramp-up optimization, quarterly during Years 2 and 3 to maintain a high level of detail while allowing flexibility, and biannually from Year 4 to Year 5, and annually from Year 6 to LOM, aligning with the continuity and maturity of operations.

The following section presents the assumptions, design logic, and sequencing criteria that underpin the mine plan. These elements serve as the foundation for both the operational execution strategy and the broader financial modeling of the project.

In order to define the annual production plan, the following criteria were applied:

●	Diluted Crusher Plant Feed:

o	1,161,853 tonnes per year

●	Concentrate Tonnes Li2O:

o	150,616 tonnes per year

●	Concentrate grade - Li2O

o	5.50% Li2O

●	Vertical Advanced Rate:

o	12 Benches per year

●	Objective:

o	Maximize NPV

●	Periods:

o	Year 1: Monthly

o	Year 2 and 3: Quarterly

●	Year 4 to Year 5: Biannual

●	Year 6 to LOM: Annual

●	Metallurgic recovery:

o	61.70%

This study involved the development of a detailed mine sequencing plan, including the definition of ore and waste blocks, the scheduling of waste rock removal, and the evolution of pit geometries throughout the life of mine. A single pre-stripping phase was defined as part of initial mine development activities.

The sequencing was performed using MinePlan Schedule Optimizer (MPSO), taking into account the operational geometry of the defined pushbacks. This approach resulted in a material movement schedule that aligns with operational capabilities and produces final pit geometries that ensure full operability and geotechnical compliance.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 201

The results of the sequencing can be visualized in Figure 13-32 through Figure 13-39. A summary of annual production and waste volumes is presented in Table 13-13, while Table 13-14 provides a detailed breakdown of yearly results. Year 0 refers exclusively to pre-stripping activities.

For the mine sequencing, the weathered material was considered in the crusher feed due to its relevant lithium grade. This material will be blended proportionally during plant feed, and its volume has been fully accounted for in the production schedule.

The stripping ratio adopted in this mine scheduling is defined as the total volume of waste material removed during the period divided by the volume of ore delivered to the processing plant. This definition was used as the basis for calculating and presenting the stripping ratio throughout the life-of-mine plan.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 202

Table 13-13 Mining Scheduling - Summary Result

		Plant				Stk-			Stk+			Dump	Grand Total
Year	Periods	Tonnes	Li2O	Li2O_Dil	Concentrate	Tonnes	Li2O	Li2O_Dil	Tonnes	Li2O	Li2O_Dil	Tonnes	Tonnes	SR
Y0		0							126,123	0.988	0.938	1,227,053	1,353,176	0.0
Y1		879,410	1.278	1.214	119,731	642,378	1.350	1.283	870,918	1.396	1.326	12,823,240	14,573,568	14.6
Y2		1,130,657	1.250	1.188	150,622	692,201	1.284	1.220	374,627	1.187	1.127	19,496,753	21,002,037	17.2
Y3		1,130,930	1.251	1.189	150,829	119,233	0.825	0.784	350,424	0.790	0.751	22,727,946	24,209,301	20.1
Y4		1,176,906	1.201	1.141	150,621	210,566	0.817	0.776	161,104	0.758	0.720	24,630,169	25,968,179	20.9
Y5		1,150,795	1.228	1.167	150,621	64,172	0.728	0.692	145,353	0.786	0.746	21,704,357	23,000,505	18.9
Y6		1,151,515	1.227	1.166	150,620	171,117	0.764	0.726	164,612	0.778	0.739	15,683,873	17,000,000	13.6
Y7		632,589	1.156	1.098	77,948	293,495	0.757	0.719				2,944,858	3,577,447	4.7
Grand Total		7,252,802	1.230	1.169	950,991	2,193,162	1.106	1.051	2,193,162	1.106	1.051	121,238,249	130,684,213	16.7

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 203

Table 13-14 Mining Scheduling - Detailed Result

		Plant				Stk-			Stk+			Dump	Grand Total
Year	Periods	Tonnes	Li2O	Li2O_Dil	Concentrate	Tonnes	Li2O	Li2O_Dil	Tonnes	Li2O	Li2O_Dil	Tonnes	Tonnes	S/R
Y0	01-A0-PreStrip-1Q								126,123	0.988	0.938	1,227,053	1,353,176	0.0
Y1	02-A1-M01	3,417	1.108	1.052	403	2,900	0.996	0.946	11,814	0.922	0.876	915,904	931,135	268.1
	03-A1-M02	18,030	1.281	1.217	2,461	11,793	0.971	0.922	101,683	1.225	1.163	862,128	981,842	47.8
	04-A1-M03	47,982	1.246	1.184	6,371	44,834	1.210	1.149	90,103	1.295	1.231	895,433	1,033,518	18.7
	05-A1-M04	77,444	1.271	1.207	10,490	72,321	1.221	1.160	33,748	0.956	0.908	974,002	1,085,194	12.6
	06-A1-M05	91,567	1.281	1.217	12,501	80,042	1.230	1.169	22,795	1.494	1.419	1,022,507	1,136,870	11.2
	07-A1-M06	91,567	1.281	1.217	12,501	56,057	1.285	1.220	95,769	1.353	1.285	1,001,209	1,188,545	10.9
	08-A1-M07	91,567	1.281	1.217	12,501	40,232	1.526	1.450	111,945	1.700	1.615	1,036,709	1,240,221	11.3
	09-A1-M08	91,567	1.281	1.217	12,501	75,762	1.466	1.393	82,243	1.661	1.578	1,118,087	1,291,897	12.2
	10-A1-M09	91,567	1.281	1.217	12,501	74,859	1.458	1.385	156,390	1.422	1.351	1,095,616	1,343,573	12.0
	11-A1-M10	91,567	1.281	1.217	12,501	70,801	1.462	1.389	80,306	1.401	1.331	1,223,374	1,395,247	13.4
	12-A1-M11	91,567	1.281	1.217	12,501	24,147	1.638	1.556	39,945	1.249	1.187	1,315,413	1,446,925	14.4
	13-A1-M12	91,567	1.281	1.217	12,501	88,629	1.300	1.235	44,176	1.274	1.210	1,362,858	1,498,601	14.9
Y1 Total		879.410	1.278	1.214	119,731	642,378	1.350	1.283	870,918	1.396	1.326	12,823,240	14,573,568	14.6
Y2	14-A2-Q1	278,792	1.250	1.188	37,140	235,142	1.312	1.247	196,615	1.254	1.191	4,024,593	4,500,000	14.4
	15-A2-Q2	281,889	1.250	1.188	37,552	257,659	1.301	1.236	118,486	1.209	1.148	4,599,625	5,000,000	16.3
	16-A2-Q3	284,988	1.250	1.188	37,965	176,896	1.238	1.176	26,043	1.149	1.091	5,188,970	5,500,000	18.2
	17-A2-Q4	284,988	1.250	1.188	37,965	22,504	1.149	1.092	33,484	0.743	0.706	5,683,565	6,002,037	19.9
Y2 Total		1.130.657	1.250	1.188	150,622	692,201	1.284	1.220	374,627	1.187	1.127	19,496,753	21,002,037	17.2
Y3	18-A3-Q1	262,254	1.340	1.273	37,450				99,073	0.862	0.819	5,643,605	6,004,932	21.5
	19-A3-Q2	310,344	1.132	1.076	37,449	68,584	0.845	0.803	41,285	0.738	0.701	5,848,371	6,200,000	18.8
	20-A3-Q3	265,773	1.340	1.273	37,965	3,761	0.824	0.783	194,898	0.768	0.730	5,539,329	6,000,000	20.8
	21-A3-Q4	292,560	1.218	1.157	37,965	46,887	0.796	0.756	15,168	0.749	0.711	5,696,641	6,004,369	19.5
Y3 Total		1.130.930	1.251	1.189	150,829	119,233	0.825	0.784	350,424	0.790	0.751	22,727,946	24,209,301	20.1

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 204

		Plant				Stk-			Stk+			Dump	Grand Total
Year	Periods	Tonnes	Li2O	Li2O_Dil	Concentrate	Tonnes	Li2O	Li2O_Dil	Tonnes	Li2O	Li2O_Dil	Tonnes	Tonnes	S/R
Y4	22-A4-S1	547,509	1.280	1.216	74,691				31,719	1.181	1.122	11,921,584	12,500,813	21.8
	23-A4-S2	629,397	1.132	1.075	75,929	210,566	0.817	0.776	129,385	0.654	0.621	12,708,585	13,467,366	20.2
Y4 Total		1,176,906	1.201	1.141	150,621	210,566	0.817	0.776	161,104	0.758	0.720	24,630,169	25,968,179	20.9
Y5	24,A5,S1	574,651	1.220	1.159	74,691				81,181	0.711	0.676	11,344,673	12,000,505	19,7
	25,A5,S2	576,144	1.237	1.175	75,930	64,172	0.728	0.692	64,172	0.880	0.836	10,359,684	11,000,000	18,0
Y5 Total		1,150,795	1.228	1.167	150,621	64,172	0.728	0.692	145,353	0.786	0.746	21,704,357	23,000,505	18.9
Y6	26,A6,A1	1,151,515	1.227	1.166	150,620	171,117	0.764	0.726	164,612	0.778	0.739	15,683,873	17,000,000	13,6
Y7	27,A7,8,3M	632,589	1.156	1.098	77,948	293,495	0.757	0.719				2,944,858	3,577,447	4,7
Grand Total		7,252,802	1.230	1.169	950,991	2,193,162	1.106	1.051	2,193,162	1.106	1.051	121,238,249	130,684,213	16.7

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 205

The following figures illustrate the expected mining movements based on the planned sequencing for the project. These visual representations aim to support a clearer understanding of the pit development strategy over time, highlighting the progression of mining phases, material handling, and spatial distribution of ore and waste throughout the mine life.

Figure 13-32 Year 0 - Pre-stripping

Figure 13-33 Year 1

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 206

Figure 13-34 Year 2

Figure 13-35 Year 3

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 207

Figure 13-36 Year 4

Figure 13-37 Year 5

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 208

Figure 13-38 Year 6

Figure 13-39 Year 7

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 209

13.2.3	Mining Operation

Mining operations at the Anitta 2, Anitta 2.5, and Anitta 3 deposits will be executed by a third-party mining contractor, selected based on proven experience in managing operations of similar scale within Brazil. To support the contractor selection process, detailed technical specifications outlining the scope of mining activities were prepared and distributed to pre-qualified companies, requesting both technical and commercial proposals. Upon final selection and contract execution, mobilization and site preparation activities—including construction of the contractor's facilities—will commence immediately.

The run-of-mine (ROM) ore will be drilled, blasted, loaded, and hauled by the contractor’s fleet to the ROM pad, located adjacent to the primary crusher. A wheel loader will feed the material into the primary crusher, while oversize material (>700 mm) will be fragmented by a rock breakers mounted on excavators will be used to fragment oversize material in the ROM stockpile areas.

To support consistent plant operation and mitigate the impact of operational variability, the project design includes two key ore stockpiling strategies. A strategic long-term buffer stockpile of approximately 300,000 tonnes will be established near the mining area, serving as a safeguard against production interruptions. In addition, a 25,000-tonne active ROM pad stockpile will be maintained adjacent to the primary crusher, allowing for real-time blending and short-term feed control. These stockpiles are essential to ensure a stable and continuous feed to the processing plant during periods of reduced mining activity—whether due to operational delays, equipment maintenance, or unforeseen downtime. This approach enhances operational resilience, improves feed consistency, and provides critical flexibility in scheduling and plant utilization.

To ensure optimal resource utilization in line with the plant’s feed requirements, the ore supply will consist of a defined proportion of materials sourced from each of the planned pits. This configuration has been designed to maximize resource recovery while supporting an efficient pit development strategy. By balancing feed blending with pit advancement, this approach enhances operational stability, ensures consistent plant performance, and contributes to long-term value generation over the life of mine. The graph below (Figure 13-40) illustrates this distribution over the years, showing the relative contribution of each pit to the plant feed blend and highlighting the integrated planning between mining and processing operations.

Figure 13-40 Percentage of Plant Feed Contribution by Pit

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 210

Material below the economic cut-off grade will be treated as waste and managed accordingly. It will be drilled, blasted, loaded, and hauled to designated discharge areas within the engineered waste rock dumps.

The percentage of material drilled and blasted is expected to be:

●	Ore:

●	Weathering (Soil + Weathered rock): 3%

o	Fresh Rock: 97%

●	Waste:

o	Weathering (Soil + Weathered rock): 17%

o	Fresh Rock: 83%

The main mining activities will be:

●	Digging or rock blasting of ore and waste

●	Excavation, loading and transport of ore and waste

●	Disposal of ore in the ROM yard and waste in the waste dump

●	Construction and maintenance of all internal access to the pit(s) and the waste dumps

●	Maintenance of the floor, drainage, coating and signaling of all access roads used in the operation

●	Implementation and maintenance of the mine's surface drainage systems at access points to the mining operation, waste deposit, ore yard and other areas linked to mining operations

●	Execution of mine infrastructure services, such as: construction and maintenance of accesses to the mining areas, crusher, waste dump, workshops and offices, mine drainage services, access signaling, mine dewatering, etc.

●	Feeding the primary crusher at an average rate of 210 t/h, per wheel loader

●	Build and maintain the operation support facilities (offices, workshops, cafeteria, living quarters, warehouses, changing rooms, bathrooms, septic tanks, environmental, health and safety emergency (HSE), explosive magazine, electrical and hydraulic installations and others, in strict accordance with the Brazilian environmental standards and labour laws.

13.2.3.1	Equipment Selection

Equipment selection was based on the annual quantities of material required to be mined. The size of the mine and the geometries of the pits require small equipment and easy to contract this equipment. Therefore, it was selected 40t transport trucks (Mercedes-Benz Arocs 8x4 or Similar) for ore and small off-road trucks with 75t capacity (Sany SKT110 S or Similar) for the waste. For the mining hydraulic excavators compatible with the size of the trucks: Caterpillar 336D or Similar for the Ore and Komatsu PC700 or Similar for the Waste.

The excavators will be used to load of ore as well as the waste material. They will be staged to minimize movement between the multiple required dig faces. The trucks can easily be assigned or re-assigned to either machine to maintain maximum production depending on excavator downtime, changes in required material to be hauled, and haul cycle times. The excavators and trucks will be equipped with buckets and bodies specifically designed for the density of the material.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 211

The auxiliary equipment was dimensioned based on the number of main equipment of mining according to the following assumptions:

●	Hydraulic Excavator (Caterpillar PC200 or similar): 1 equipment for final slope adjustments.

●	Wheel Loader (Caterpillar 966H or similar): 1 equipment to support mining and plant feeding

●	Bulldozer (Caterpillar D8 or similar): 1 equipment for three excavators and an additional 1 equipment for waste piles

●	Grader (Caterpillar 140K or similar): For the dimensioning of graders was used the premise of adding 01 equipment for every 10 trucks.

●	Water Truck 20.000 l (Mercedes-Benz Axor 3340 6x4 or similar): 01 equipment for every 15 trucks and an additional 1 equipment for the ore plant and 1 equipment for external roads.

●	Hydraulic Hammer (Caterpillar 320 or similar): 1 equipment for the ore plant.

●	Backhoe Excavator (JCB 3CXor similar): 1 equipment for general support of the operation.

●	Road Roller (Caterpillar CS74B or similar): 1 equipment for general support of the operation.

●	Crane (30 t of capacity) (Mercedes-Benz Axor 2426K or similar): 1 equipment for general support of the operation.

●	Portable Lighting Tower (Atlas Copco - HiLight V5 or similar): 4 equipment, one for each mining front

●	Light Vehicle (Toyota Hilux or similar): 6 equipment for general support of the operation.

●	Flatbed Truck (Mercedes-Benz Actros 2653 6x4 or similar): 1 equipment for general support of the operation.

●	Fuel and Lube Truck (Mercedes-Benz Axor 3344 6x4 or similar): 01 maintenance equipment for every 20 equipment.

●	Drilling Machine Sandvik

It is estimated that 83% of the material to be mined will require blasting with explosives. Due to its physical and mechanical properties, including high strength and rock hardness, blasting is necessary to ensure proper fragmentation and facilitate subsequent loading and hauling operations, a drilling diameter of 5 ¾” inches was adopted for ore with 5-meter-high benches and 5,75” inches for waste in 10-meter-high benches.

A careful analysis of the characteristics of the deposit was performed to determine the most appropriate drilling equipment.

The drilling operation will be supported by a bulldozer and/or hydraulic excavator to carry out cleaning activities in the drilling areas, construction of access points to the drilling area, as well as the use of a hydraulic hammer coupled to the hydraulic excavator for rock handling in the operational area.

The rock blasting work comprises primary and secondary blasting and a hydraulic hammer will be used as required.

The list of Main Equipment to be used in the Operation of the Anitta 2, Anitta 2.5 and Anitta 3 are detailed in the Table 13-15.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 212

13.2.3.2	Fleet Size

The operation is planned for continuous production throughout the entire year, with an annual production period of 365 days. The effective working hours per day were considered to be 21 net hours, accounting for operational delays, shift changes, and scheduled maintenance. This ensures that the mine achieves a high level of efficiency while maintaining necessary downtime for equipment servicing and operational adjustments.

The truck fleet is designed to handle a payload capacity of 40 tonnes for the Ore and the 75 tonne for the Waste per trip. The trucks have an availability rate of 85%, meaning they are operational and ready for use the majority of the time, with only 15% allocated for maintenance or repairs. The utilization rate is also 85%, indicating that, when available, the trucks are actively transporting material for most of their working time. The fixed times for truck operations include a spot time of 0.3 minutes (time required to position at the loading area) and a dump time of 1.3 minutes (time needed to unload material at the destination). The cycle times for the trucks are determined using MinePlan Haulage, based on predefined speed and grade tables, ensuring optimized haulage efficiency.

The excavator responsible for loading material at a dig rate of 600 tonnes per hour for the Ore and the 800 tonnes per hour for the Waste. With an availability of 85%, the excavator is expected to be in working condition for the majority of the time, with planned maintenance factored into the schedule. The utilization rate is 75%.

For fleet planning, the software MinePlan Haulage, is a fully integrated module with the mine sequencing tools of MinePlan, was used to design cargo equipment and mine transport. It is possible to planning equipment or perform sequencing according to equipment productivity and if any change in mine sequencing is required, it is possible to know instantaneously the effect of the change in the need for equipment to carry out the proposed plan.

In addition to reproducing the transport routes, it has configurations that simulate the actual performance of the equipment by calculating cycle times, including stoppages and fixed times. In its configurations, parameters such as Velocity x Grade, Rimpull and Braking Values can be used and even simulate the fuel consumption.

MinePlan Haulage calculates the transport route of each cut to the destinations and within the destinations, thus defining the distance and cycle time for each sequenced cut to the final destination and thus obtaining the average values of distances for each period.

To calculate the transport cycle time, the Haulage, in addition to calculating the distances, uses a speed curve, according to the values in Figure 13-41, to calculate the cycle time for each cut. The same speed curve was used for both trucks.

Figure 13-41 Speed Bin Data

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 213

For mining operations to be carried out safely and efficiently, all equipment must be in optimal working condition and comply with the necessary technical standards. Equipment must adhere to established Maintenance and Inspection Plans, including scheduled shutdowns for preventive and predictive maintenance. The selected equipment for mining activities will be highly reliable, ensuring both operational efficiency and the comfort and safety of operators.

The main and auxiliary equipment for the operation are detailed in the Table 13-15.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 214

Table 13-15 List of Main Equipment to be Used in the Operation

		Year 0	Year 1												Year 2				Year 3				Year 4		Year 5		Year 6	Year 7
Mining Fleet	Model	PreStrip	M1	M2	M3	M4	M5	M6	M7	M8	M9	M10	M11	M12	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	S1	S2	S1	S2	1Y	1Y
Haul Truck ORE	Mercedes-Benz Arocs 8x4	1	1	2	2	2	1	3	3	3	4	3	3	2	2	2	2	2	3	2	3	2	2	3	3	2	3	2
Hydraulic Excavator ORE	Caterpillar 336D	1	1	1	1	1	1	1	1	1	2	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Haul Truck WASTE	Sany SKT110 S	7	7	7	8	8	9	13	13	14	15	15	18	19	19	17	18	20	20	20	19	17	6	5	4	4	3	1
Hydraulic Excavator WASTE	Komatsu PC700	1	2	2	2	3	3	3	3	3	3	3	3	3	3	4	4	4	4	4	4	4	4	4	4	4	3	1
Hydraulic Excavator	Caterpillar PC200	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Wheel Loader	Caterpillar 966H	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Bulldozer	Caterpillar D8	2	2	2	2	2	2	2	2	2	3	2	2	2	2	3	3	3	3	3	3	3	3	3	3	3	2	2
Grader	Caterpillar 140K	1	1	1	1	1	1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	1	1	1	1	1	1
Water Truck	Mercedes-Benz Axor 3340 6x4	3	3	3	3	3	3	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	3	3	3	3	3	3
Hydraulic Hammer	Caterpillar 320	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Backhoe Excavator	JCB 3CX	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
Road Roller	Caterpillar CS74B	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Crane (30 t of capacity)	Mercedes-Benz Axor 2426K	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Portable Lighting Tower	Atlas Copco - HiLight V5	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
Light Vehicle	Toyota Hilux	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6	6
Flatbed Truck	Mercedes-Benz Actros 2653 6x4	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Fuel and Lube Truck	Mercedes-Benz Axor 3344 6x4	2	2	2	2	2	2	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	2	2	2	2	2	2
Drilling Machine	Sandvik	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
Pit Dewater Pumps	Xylem	0	0	0	0	0	0	2	2	2	2	2	2	2	2	3	3	3	4	4	4	4	4	5	6	6	6	6
Blasting Support Truck		1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Total		41	42	43	44	45	45	56	56	57	61	58	61	61	61	62	63	65	67	66	66	63	49	50	50	49	47	42

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 215

13.2.3.3	Explosives Supply

The explosives supply for the project has been defined based on the blasting requirements established for both ore and waste materials, as determined in the site-specific blasting plan. This plan outlines the type, quantity, and frequency of explosive use across the mine's operational phases and ensures optimized fragmentation and safety throughout mining activities. The development of this blasting plan was carried out through a collaborative effort between Enaex and Atlas, combining operational expertise and technical knowledge to tailor the blasting strategy to site-specific geological and geomechanical conditions.

To support these needs, an explosives storage facility (magazine) has been dimensioned and strategically located to comply with applicable regulatory standards and operational demands. The sizing and specifications of the magazine were determined according to forecasted consumption rates, and its design ensures safe handling, storage, and access to blasting materials. Further details regarding the explosive’s magazine infrastructure can be found in Section 15 of this document.

Explosive products and blasting accessories will be supplied through a dedicated contract with a reputable national supplier. The selected provider will be a recognized company in the Brazilian market with demonstrated experience, technical capacity, and a robust logistics network to ensure consistent and timely delivery to the site. This approach is essential to maintaining uninterrupted mining operations and minimizing the risk of delays related to explosive availability.

The contracting process will include the provision of on-site support, technical assistance, and compliance with all applicable safety and environmental regulations governing the transport, handling, and use of explosives in mining operations.

13.2.3.4	Work Shifts

The teams will work in different shifts. The administrative group will work 9 hours a day from Monday to Friday, with 1 hour off for a meal. , The operational team, organized into specific shifts, will operate 24 hours a day, 7 days a week, ensuring continuous coverage of mining activities under a shift rotation to be jointly defined with the contractor engaged for mine operations.

13.2.3.5	Labour Mining

The work schedule adopted for each sector was considered when determining the labor requirements. For sectors that work in shifts, the number of labors was calculated considering 4 work groups, and for sectors that work during administrative hours, only 1 work group was considered.

The calculation of the labor required for mine operations considered the number of equipment and the number of work teams, with the addition of 8.3% for vacations, 1% for training, and 1% for others that include absences, medical certificates, and other absences.

Table 13-16 lists the expected annual labor requirements for the seven years of mine life operations and Table 13-17 lists the expected annual labor requirements for Management and administrative works. These expectations will be adjusted as required during the mining operation.

For the mobilization of technical and operational personnel, priority will be given to local people and those living close to the project.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 216

Table 13-16 Staffing Requirement Summary – Operation

			Year 0	Year 1												Year 2				Year 3				Year 4		Year 5		Year 6	Year 7
Operators Team	Model	Shift	PreStrip	M1	M2	M3	M4	M5	M6	M7	M8	M9	M10	M11	M12	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	S1	S2	S1	S2	1Y	1Y
Haul Truck ORE	Mercedes-Benz Arocs 8x4	4	4	4	9	9	9	4	13	13	13	18	13	13	9	9	9	9	9	13	9	13	9	9	13	13	9	13	9
Hydraulic Excavator ORE	Caterpillar 336D	4	9	9	9	9	9	9	9	9	9	13	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9
Haul Truck WASTE	Sany SKT110 S	4	31	31	31	35	35	40	57	57	62	66	66	79	84	84	75	79	88	88	88	84	75	26	22	18	18	13	4
Hydraulic Excavator WASTE	Komatsu PC700	4	4	9	9	9	13	13	13	13	13	13	13	13	13	13	18	18	18	18	18	18	18	18	18	18	18	13	4
Wheel Loader	Caterpillar 966H	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
Bulldozer	Caterpillar D8	4	9	9	9	9	9	9	9	9	9	13	9	9	9	9	13	13	13	13	13	13	13	13	13	13	13	9	9
Grader	Caterpillar 140K	4	4	4	4	4	4	4	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	4	4	4	4	4	4
Water Truck	Mercedes-Benz Axor 3340 6x4	4	13	13	13	13	13	13	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	13	13	13	13	13	13
Hydraulic Hammer	Caterpillar 320	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
Backhoe Excavator	JCB 3CX	4	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9	9
Road Roller	Caterpillar CS74B	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
Crane (30 t of capacity)	Mercedes-Benz Axor 2426K	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
Portable Lighting Tower	Atlas Copco - HiLight V5	4	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18
Light Vehicle	Toyota Hilux	4	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26	26
Flatbed Truck	Mercedes-Benz Actros 2653 6x4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
Fuel and Lube Truck	Mercedes-Benz Axor 3344 6x4	4	9	9	9	9	9	9	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	9	9	9	9	9	9
Drilling Machine	Sandvik	4	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18	18
Blasting Support Truck		4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
Total			178	183	188	192	196	196	236	236	241	258	245	258	259	259	259	263	272	276	272	272	259	196	196	192	188	178	156

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 217

Table 13-17 Staffing Requirement Summary - Management

		Year 0	Year 1												Year 2				Year 3				Year 4		Year 5		Year 6	Year 6
Operation Team	Shift	PreStrip	M1	M2	M3	M4	M5	M6	M7	M8	M9	M10	M11	M12	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	S1	S2	S1	S2	1Y	1Y
General Manager	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Technical Services Analyst	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Geotechnics and Infrastructure Coordinator	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Mine Planning Coordinator	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Mine Operations Coordinator	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Senior Hydrogeologist Engineer	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Senior Mine Planning Engineer	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Senior Drilling and Blasting Engineer	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Senior Short-Term Geologist	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Mid-Level Short-Term Geologist	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Mining Supervisor	1	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
Mining Infrastructure Technician	1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
Mining Quality Control Technician	1	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
Mining Production Technician	1	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
Blaster	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Total		25	25	25	25	25	25	25	25	25	25	25	25	25	25	25	25	25	25	25	25	25	25	25	25	25	25	25

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 218

13.2.3.6	Road Construction and Maintenance

The construction and ongoing maintenance of site roads will involve the following key activities:

●	Initial road construction, including grading, compaction, and surfacing appropriate for heavy mining equipment;

●	Installation of water and stormwater drainage systems to ensure road stability and year-round accessibility;

●	Construction of safety berms along haul roads and critical areas to comply with operational safety standards;

●	Implementation of reflective signage for traffic guidance, visibility, and operational control;

●	Dust suppression measures, to reduce airborne particulates and maintain visibility and environmental compliance.

The mine’s access roads and internal haulage routes were designed based on rigorous technical criteria, taking into account the operational dimensions and performance requirements of the selected equipment fleet. The fleet selection was grounded in detailed analyses of productivity, payload capacity, compatibility with the pit’s geomechanical conditions, and overall operational efficiency, prioritizing equipment models with a proven track record in similar mining operations.

●	The haul roads were dimensioned to meet both safety and productivity requirements, and were planned to use the following key parameters:

●	The road width was calculated in accordance with recommended industry standards. The haul road cross section is presented in Figure 13-42.

●	The maximum longitudinal gradient was limited to 10%, a value aligned with best practices for maintaining traction and braking efficiency, while also minimizing fuel consumption and reducing mechanical stress on equipment.

●	The minimum turning radius of curves was defined based on the turning capabilities of off-highway trucks, enabling safe and smooth maneuvers even in confined spaces or on switchbacks.

●	Superelevation and drainage systems were incorporated into the road design to improve stability during cornering and to prevent water accumulation, thereby reducing the risk of accidents, erosion, and premature degradation of the road surface.

●	The structural integrity of the roadbed was also a critical consideration. Roads were designed to withstand the cyclic loading imposed by large-capacity haul trucks, using materials with appropriate mechanical strength and applying strict quality control during compaction of base and sub-base layers.

●	Haul distances and cycle times were optimized to ensure continuous and productive material movement. The design aimed to reduce truck idle times and queuing at loading or dumping points. Operational simulations and sensitivity analyses were carried out to validate the adequacy of the fleet and road infrastructure sizing across a range of production scenarios.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 219

Figure 13-42 Haul Road Cross Section

13.2.3.7	Road Construction and Maintenance

The excavation stage will start after the removal and storage of the topsoil.

As the excavation progresses, drainage systems will be installed to avoid the accumulation of rainfall.

It is planned to mobilize a Backhoe Excavator for drainage services, trench excavation, material disposal and small handling. Larger excavators will be used according to the volume requirements for large and medium volumes. For transport, 8x4 trucks, with a capacity of 40 t, will be used, allowing for productivity and safety.

13.2.3.8	Drilling and Blasting

A strategic partnership was established between Atlas Lithium and ENAEX, a globally recognized leader in explosives manufacturing and rock blasting services, to support the design and implementation of an optimized blasting plan tailored to the geological and operational conditions of the Anitta deposits. The primary objective of this collaboration is to ensure effective rock fragmentation—both for ore and waste—while maintaining a high level of operational safety and cost efficiency.

As part of the scope, ENAEX is conducting a detailed blast engineering study, which includes:

●	Characterization of rock mass properties to assess fragmentation behavior;

●	Selection and testing of suitable explosive types for various lithologies encountered on site;

●	Design of blast hole patterns, burden and spacing, and initiation sequences tailored for different materials (pegmatite, schist, saprolite);

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 220

●	Definition of powder factors and blast energy distribution to optimize fragmentation while minimizing vibration, flyrock, and air blast;

●	Operational safety protocols, including handling, storage, and transportation of explosives in compliance with Brazilian regulatory standards (e.g., ANM and Army regulations).

Additionally, the partnership includes the assessment of logistics and supply chain strategies to ensure timely and consistent delivery of explosive materials, reducing the risk of production delays. ENAEX’s presence and infrastructure in Brazil provide the logistical capability to service the operation efficiently.

The blasting plan developed under this collaboration will be continuously monitored and adjusted during the early stages of operation based on performance indicators such as fragmentation size distribution, diggability, and downstream processing efficiency.

13.2.3.9	Explosives Consumption

To determine the required quantity of explosives, blasting simulation studies were conducted to evaluate and define the most appropriate scenario for implementation. These simulations allowed for the optimization of blast design parameters such as burden, spacing, powder factor, and explosive type, ensuring effective fragmentation and operational efficiency while maintaining safety and cost control.

13.2.3.9.1	Simulated Scenarios – Ore Blasting Parameters

Multiple blasting simulations were carried out for the pegmatite ore in the Anitta 2 and Anitta 3 pits to determine the optimal blasting configurations for ore extraction. These simulations were conducted considering the specific geomechanical characteristics of the deposit and the operational requirements of the crushing plant.

A total of 14 optimized scenarios were selected based on their compatibility with plant specifications and overall operational efficiency. The simulations focused on evaluating the influence of key blasting parameters, including:

●	Bench height: 10 m, 15 m, and 20 m

●	Drilling diameter: 89 mm, 102 mm, 114 mm, 127 mm, and 146 mm

●	Explosive type: ANFO and Ibemux (pumped emulsion)

These scenarios serve as the foundation for the recommended blast designs to be implemented in the ore zones, ensuring proper fragmentation, minimizing fines generation, and optimizing diggability and crusher feed size distribution.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 221

Table 13-18 Simulated Scenarios – Ore Blasting Parameters

Blasting Type	Scenario_1	Scenario_2	Scenario_3	Scenario_4	Scenario_5	Scenario_6	Scenario_7	Scenario_8	Scenario_9	Scenario_10	Scenario_11	Scenario_12	Scenario_13	Scenario_14
Bench Height (m)	10.0	10.0	10.0	10.0	10.0	10.0	10.0	15.0	10.0	15.0	10.0	10.0	10.0	10.0
Burden (m)	2.2	2.2	2.6	2.8	2.8	2.7	3.1	3.2	3.0	3.0	4.0	4.5	4.8	4.2
Spacing (m)	2.6	2.6	2.9	3.2	3.2	3.1	3.5	3.7	3.5	3.5	4.6	5.2	5.5	4.8
Hole Diameter (mm)	89	89	102	102	102	102	114	114	114	114	127	146	146	127
Inclination (degrees))	15	15	15	15	15	15	15	15	15	15	15	15	15	15
Hole Length (m)	11.15	11.15	11.15	11.15	11.15	11.15	11.15	16.03	10.85	16.03	11.55	11.71	11.79	11.61
Sub-drilling (m)	0.8	0.8	0.8	0.8	0.8	0.8	0.8	0.5	0.5	0.5	1.2	1.4	1.4	1.2
Stemming (m)	1.6	1.6	1.8	2.0	2.0	1.9	2.2	2.2	2.1	2.1	4.0	4.5	4.8	4.8

Explosive Type	Std ANFO	Ibemux	Std ANFO	Std ANFO	Ibemux	Ibemux	Ibemux	Ibemux	Std ANFO	Std ANFO	Std ANFO	Std ANFO	Ibemux	Ibemux

Charge per Hole (kg)	53	69	61	60	86	87	106	163	79	126	84	106	135	99
Powder Factor (kg/m³)	0.92	1.21	0.82	0.67	0.96	1.04	0.97	0.92	0.76	0.81	0.46	0.45	0.50	0.49
Powder Factor (g/t)	349	457	310	252	363	393	367	349	289	307	173	171	191	186

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 222

13.2.3.9.2	Simulated Scenarios – Powder Factor Variation (g/t) for Ore

For the 14 ore blasting scenarios presented, the powder factor ranged from 171 g/t to 457 g/t, as shown in Figure 13-43.

Figure 13-43 Powder Factor by Scenario for Ore Blasting

13.2.3.9.3	Results Analysis– Ore

In Scenarios 1 and 2, with a drill hole diameter of 89 mm (3 ½”), the topsize values reached approximately 500 mm, with P80 values around 190 mm—a much finer specification than what is required for the crushing plant. This analysis indicates the potential to increase the drill diameter and expand the blast pattern, thereby reducing costs and aligning the granulometry with the requirements of the concentration process, where excessive fines are undesirable. In these scenarios, the average powder factor was approximately 400 g/t.

In Scenarios 3, 4, 5, and 6, using a 102 mm (4”) drill diameter, topsize values were around 650 mm, with P80 values near 230 mm. These P80 values are still well below the desired target of 500 mm, for which the crushing plant was originally designed. This demonstrates that further increases in drill diameter and blast pattern spacing are technically feasible. In these scenarios, the powder factor ranged from approximately 250 to 390 g/t.

In Scenarios 7, 8, 9, and 10, which used a 114 mm (4 ½”) drill diameter, the topsize values ranged from 637 mm to 2,550 mm, with the worst results associated with simulations using 15-meter bench heights. Scenarios 7 and 9, which were based on 10-meter benches, yielded topsize results consistent with the design ROM topsize of 700 mm. However, in the cases with finer fragmentation, the P80 values were approximately 250 mm, which is below the design specification. Scenarios 8 and 10 achieved P80 values around 450 mm, which is close to the target P80 specified for the crushing plant’s ROM design.

In Scenarios 11 and 14, with a 127 mm (5”) drill diameter, the P80 values were 417 mm and 452 mm, respectively, while the topsize values reached 1,337 mm and 1,468 mm. These scenarios resulted in particle size distribution curves that were the most consistent with the plant’s design ROM curve. Scenario 14 utilized Ibemux (pumped emulsion), whereas Scenario 11 used ANFO.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 223

For Scenarios 12 and 13, based on a 146 mm (5 ¾”) drill diameter, the P80 was approximately 450 mm, with topsize values around 1,400 mm. The difference between the two scenarios lay in the type of explosive and blast pattern, with powder factors averaging around 180 g/t.

13.2.3.9.4	Simulated Scenarios – Waste Rock Blasting Parameters

Several blasting simulations were carried out for waste rock (fresh schist) in the Anitta 2, Anitta 3 and Anitta 2.5 pits to evaluate the most suitable parameters for efficient and safe rock fragmentation. The simulations explored variations in the following key blasting parameters:

●	Bench height: 10 m, 15 m, and 20 m

●	Drilling diameter: 89 mm, 102 mm, 114 mm, 127 mm, and 146 mm

●	Explosive type: ANFO or Ibemux (pumped emulsion)

These studies aimed to optimize fragmentation for efficient waste handling while maintaining slope stability, reducing overbreak, and ensuring cost-effective use of explosives.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 224

Table 13-19 Simulated Scenarios – Waste Rock Parameters

Blasting Type	Scenario 1	Scenario 2	Scenario 3	Scenario 4	Scenario 5	Scenario 6	Scenario 6	Scenario 7	Scenario 8	Scenario 9	Scenario 10	Scenario 11
Bench Height (m)	10.0	10.0	15.0	20.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0
Burden (m)	4.0	2.7	2.7	2.7	3.1	3.4	3.8	4.4	5.1	5.5	5.8	5.8
Spacing (m)	5.2	3.1	3.1	3.1	3.5	3.9	4.4	5.0	5.9	6.4	6.7	7.3
Hole Diameter (mm)	89	89	89	89	102	114	127	146	146	146	146	146
Inclination (degrees))	15	15	15	15	15	15	15	15	15	15	15	15
Hole Length (m)	11.55	11.15	16.33	21.50	11.27	11.38	11.49	11.66	11.88	12.01	12.10	12.10
Sub-drilling (m)	1.2	0.8	0.8	0.8	0.9	1.0	1.1	1.3	1.5	1.7	1.8	1.8
Stemming (m)	3.6	2.4	2.4	2.4	2.8	3.1	3.4	3.9	4.6	5.0	5.3	5.3

Explosive Type	Ibemux	Std ANFO	Ibemux	Ibemux	Ibemux	Ibemux	Ibemux	Ibemux	Ibemux	Ibemux	Ibemux	Ibemux

Charge per Hole (kg)	57	63	100	137	80	98	117	149	140	135	132	132
Powder Factor (kg/m³)	0.27	0.76	0.81	0.83	0.74	0.72	0.70	0.67	0.47	0.38	0.34	0.31
Powder Factor (g/t)	103.7	290.3	308.0	316.9	282.5	275.2	267.6	256.2	177.5	145.2	127.7	117.5

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 225

13.2.3.9.5	Simulated Scenarios – Powder Factor Variation (g/t) for Waste Rock

For the 11 waste rock blasting scenarios presented, the powder factor ranged from 104 to 317 g/t, as illustrated in Figure 13-44.

Figure 13-44 Graph of Powder Factor

The optimal blasting scenario for waste rock is defined as the one that achieves the lowest powder factor (i.e., lowest cost) while producing a maximum fragment size (topsize) within the operational limits of the loading and hauling equipment. Standard 8x4 haul trucks are generally designed to transport material with moderate fragment sizes, typically up to approximately 1 meter in diameter. While larger fragments can be handled, they may compromise truck stability and reduce haulage efficiency.

Based on the analysis of the simulated blasting scenarios for waste, Scenario 8 was identified as the most favorable. It achieved a powder factor of approximately 178 g/t and a topsize of 1,031 mm, remaining within acceptable limits for efficient truck loading and transport operations.

13.2.3.9.6	Final Blasting Specifications Defined for Ore and Waste

Based on the technical assessments and simulation studies conducted jointly by ENAEX and Atlas Lithium, the blasting specifications outlined below have been identified as the most appropriate for routine mining operations in both ore and waste zones. These specifications reflect a balance between fragmentation efficiency, operational safety, cost optimization, and compatibility with the loading, hauling, and crushing systems of the project. The recommended drilling & blasting parameters in Table 13-17 were defined considering the geological and geomechanical characteristics of the Anitta 2, Anitta 2.5 and Anitta 3 pits, as well as the design specifications of the processing plant.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 226

Table 13-20 Drilling & Blasting Parameters

Parameters
Scenario	Ore	Waste
Lithology	Pegmatite	Fresh Xist
Explosive Type	Pumped Emulsion	Pumped Emulsion
Bench Height (m)	10	10
Hole Diameter (in)	5.0	5 3/4”
Hole Diameter (mm)	127	146
Burden (m)	4.2	5.1
Spacing (m)	4.8	5.9
Sub-drilling (m)	1.2	1.5
Hole Length (m)	11.6	11.5
Stemming (m)	4.8	4.6
Charge Length (m)	6.8	6.9
Explosive Density (t/m³)	1.15	1.15
Linear Charge Density (kg/m)	14.6	20.5
Charge per Hole (kg)	98.6	141.5
Rock Volume per Hole (m³)	201.6	301
Powder Factor (kg/m³)	0.49	0.47
Rock Density (t/m³)	2.64	2.76
Powder Factor (g/t)	0.185	0.170
Blast Size (# of holes)	150	150
Total Rock Volume Blasted (m³)	30,240	45,135
Explosive Consumption per Event (t)	14.8	21.2

13.2.3.10	Blasting Plan

During the operation, the daily blast plans will be prepared by the explosive supplier’s technical staff. These plans will be analyzed and validated by the Atlas Lithium rock blasting team.

After each blast, the blast plan will be updated according with the equipment quantities actually used. Physical and digital copies of all generated documentation will be kept, which will be available for audits or inspection by regulatory bodies.

13.2.3.11	Execution of Blasting

Rock blasts will be carried out on scheduled dates, the frequency of which will meet the demand for blasted ore and waste.

For all rock blasting, the authorities will also be previously communicated through the Rock Blasting Notice, as per Annex of ORDINANCE No. 147 - COLOG, of November 21, 2019.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 227

13.2.3.12	Fragmentation Control

Fragmentation control will be performed using specialized software that analyzes photographic records to generate granulometric distribution curves. This monitoring enables adjustments to blast patterns, sequencing, and other parameters based on historical data. Rock blasting will be monitored monthly or as needed, as determined by the contractor's technical team, to optimize operations.

High-definition cameras will record each blast, allowing for a detailed visual assessment of key factors such as detonation sequencing, mass displacement, top stemming efficiency, and ultra-launch.

13.2.4	Dewatering Plan

The dewatering plan for the Anitta 2, Anitta 2.5 and 3 pits combines site-specific rainfall records and groundwater-flow simulations to size pumping systems that support efficient mining while minimizing environmental, operational, and geotechnical impacts. The projections take January 2026 as the initial reference point, defined as Year 0 and Month 0.

Surface water was estimated based on direct precipitation over the footprint areas of each pit, excluding contributions from the entire pit catchment area. It is therefore assumed that a peripheral drainage system will be implemented to divert upstream surface runoff, ensuring that only the rainfall directly incident within the pit is effectively pumped.

As previously mentioned, the adopted dewatering scenario considers drawdown through sumps, without the use of wells. These, however, may be employed if necessary for the initial drawdown of the superficial porous aquifer or for industrial reuse of the water by the facility. It is important to note that the geomechanical model developed for the pits assumes fully saturated pit walls, and therefore, no geotechnical risks related to wall saturation are expected.

The footprint areas of Anitta 2, Anitta 2.5 and Anitta 3 pits were defined based on their geometries. As the pit advances, the area exposed to direct rainfall increases, raising the surface inflow to be pumped. The average pumping flow rates correspond to the sum of the monthly surface and groundwater inflows, which gradually increase throughout the mine’s lifespan due to pit deepening and expansion of mining fronts.

It is important to emphasize that the presented values were obtained considering average climatological and hydrogeological conditions under steady-state conditions, representing an aquifer equilibrium after the dissipation of water originally stored in the geological formations. Thus, this scenario does not account for seasonal recharge and discharge variations, which, in principle, are not expected to result in significant annual fluctuations during pit advancement.

In general, groundwater inflow shows a gradual increase aligned with the progression of the mining operation, due to the deepening of the pits and the consequent increase in contact area with the aquifer. As the simulations are under steady-state conditions, groundwater values do not reflect seasonality.

Surface inflow, in contrast, varies mainly as a function of the area exposed to rainfall and the monthly variation in precipitation, with minimum values potentially approaching zero during dry periods and maximum values linked to more intense rainfall events. The total inflow, resulting from the sum of surface and groundwater components, shows a progressive increase over the mine's lifespan, reflecting the strong seasonality of the surface component, with annual variations potentially reaching amplitudes of up to 70 m³/h.

The average flow rate, represented by a 12-month moving average (Figure 13-45), and annually (Table 13-21) indicates a continuous increase in the total volume of water to be pumped, especially in the initial years, when greater lateral and depth advancements of the pits are observed. Since the sequencing of the Anitta 2.5 pit is not yet available, the analysis considered only the final geometry of the pit, without accounting for any temporal evolution of flow rates. Therefore, the value presented in Table 13-21 reflects the final configuration of the three combined pits.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 228

Figure 13-45 Evolution of Average Pit Pumping Over Time (Anitta 2 and 3)

Source: WSP (2025)

Table 13-21 Evolution of the Contribution of the Total Average Inflow Over Time

Year	Average Pumping Flow Rate in the Pits (m³/h
	Underground*			Surface			Total
	Minimum	Medium	Maximum	Minimum	Medium	Maximum	Minimum	Medium	Maximum
Year 0	0.0	0.0	0.0	0.1	8.5	23.9	0.1	8.5	23.9
Year 1	5.4	5.4	5.4	0.1	14.0	44.1	5.5	19.4	49.5
Year 2	16.9	16.9	16.9	0.2	19.0	53.6	17.1	35.9	70.5
Year 3	22.1	22.1	22.1	0.3	21.1	59.4	22.4	43.2	81.5
Year 4	25.2	25.2	25.2	0.3	23.8	69.9	25.5	49.0	95.1
Year 5	27.1	27.1	27.1	0.3	24.8	69.9	27.4	51.9	97.0
Year 6	27.1	27.1	27.1	0.3	24.8	69.9	27.4	51.9	97.0
Final Year**	33.2	33.2	33.2	0.3	28.1	79.4	33.5	61.3	112.6

* Obtained through the numerical model in permanent regime and, therefore, does not present seasonal variation.

** Final year of Anitta 2.5, considering all pits in the final geometry simultaneously.

Source: WSP (2025).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 229

13.2.4.1	Dewatering Structures

For the sizing of the dewatering system under critical conditions, a 24-hour design rainfall event with a 10-year return period was adopted. Subsequently, these annual maximum precipitation values were fitted to the Gumbel distribution (EVI), resulting in a daily precipitation of 100.4 mm for a 10-year TR. Considering the multiplication factor of 1.14 (CETESB, 1986), which relates the daily reading to the effective 24-hour precipitation, a final value of 114.5 mm was obtained. For the system design, only direct rainfall over the footprint of each pit was considered, assuming the implementation of a peripheral drainage system that diverts surface runoff from external areas (Table 13-22).

It is worth noting that the footprint areas for each phase account for progressive mining, characterized by lateral surface advancement before deepening. Therefore, the greatest surface contribution is expected during the initial year of each phase, when the pit reaches the surface expansion planned for that stage.

Based on groundwater inflow values and the flow rates determined from the design rainfall event, the required pumping flow rates for complete dewatering of the pits were calculated for intervals of 7, 14, 21, and 28 days. These estimates assume that no additional significant rainfall events would occur during the pumping period following the critical storm (Table 13-23).

These estimates provide an initial guideline for sizing the dewatering system, considering both groundwater and the volume resulting from the adopted rainfall event.

Table 13-22 Total Water Inflow and Drainage Flow Associated with the Pits

Pit	Phase	Start Year	Constant influx of groundwater (m³/h)	Total water volume associated with the rainfall event (m³
Anitta 2	Phase 1	Year 0	0	8,545
	Phase 2	Year 3	7.5	12,035
	Phase 3	Year 4	7.8	14,387
	Phase 4	Year 4	7.8	18,332
	Phase 4	Year 5	11.1	18,332
Anitta 3	Phase 1	Year 0	0	5,839
	Phase 2	Year 1	5.4	11,167
	Phase 3	Year 1	5.4	18,019
	Phase 4	Year 2	8.1	23,739
	Phase 4	Year 5	16	23,739
Anitta 2.5	-	-	6.1	10,231

Source: WSP (2025).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 230

Table 13-23 Total Water Inflow and Drain Flow Associated with Each Period

Period – Days*		7			14			21			28
Pit	Phases	Total groundwater influx (m³)	Total water influx (m³)	Required flow rate for dewatering (m³/h)	Total groundwater influx (m³)	Total water influx (m³)	Required flow rate for dewatering (m³/h)	Total groundwater influx (m³)	Total water influx (m³)	Required flow rate for dewatering (m³/h)	Total groundwater influx (m³)	Total water influx (m³)	Required flow rate for dewatering (m³/h)
Anitta 2	Phase 1	0.0	8,545.2	50.9	0.0	8,545.2	25.4	0.0	8,545.2	17.0	0.0	8,545.2	12.7
	Phase 2	1,260.0	13,295.2	79.1	2,520.0	14,555.2	43.3	3,780.0	15,815.2	31.4	5,040.0	17,075.2	25.4
	Phase 3	1,310.4	15,697.1	93.4	2,620.8	17,007.5	50.6	3,931.2	18,317.9	36.3	5,241.6	19,628.3	29.2
	Phase 4	1,864.8	20,197.1	120.2	3,729.6	22,061.9	65.7	5,594.4	23,926.7	47.5	7,459.2	25,791.5	38.4
Anitta 3	Phase 1	0.0	5,838.7	34.8	0.0	5,838.7	17.4	0.0	5,838.7	11.6	0.0	5,838.7	8.7
	Phase 2	907.2	12,074.3	71.9	1,814.4	12,981.5	38.6	2,721.6	13,888.7	27.6	3,628.8	14,795.9	22.0
	Phase 3	1,360.8	19,379.6	115.4	2,721.6	20,740.4	61.7	4,082.4	22,101.2	43.9	5,443.2	23,462.0	34.9
	Phase 4	2,688.0	26,426.5	157.3	5,376.0	29,114.5	86.7	8,064.0	31,802.5	63.1	10,752.0	34,490.5	51.3
Anitta 2.5	-	1,024.8	5,111.5	30.4	2,049.6	6,136.3	18.3	3,074.4	7,161.1	14.2	4,099.2	8,185.9	12.2

* Day intervals indicate the dewatering duration (in days) used to calculate the required pumping flow rates to fully dewater each pit phase.

Source: WSP (2025).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 231

Using as reference the scenario with the highest water inflow (considering the maximum footprint and depth), the minimum design flow rates for the pumping system of each pit were defined, allowing dewatering of the pit bottom within 7, 14, 21, and 28 days after extreme rainfall events, as detailed below:

●	Anitta 2: approximately 120 m³/h, 65 m³/h, 50 m³/h, and 40 m³/h, respectively

●	Anitta 3: approximately 160 m³/h, 90 m³/h, 65 m³/h, and 50 m³/h, respectively

●	Anitta 2.5: approximately 30 m³/h, 18 m³/h, 14 m³/h and 12 m³/h, respectively

These rates establish the minimum pump capacities necessary to maintain safe, dry conditions at the pit bottom. Because the required flows are relatively modest, the dewatering system can be optimized by installing primary pumps and boosters in each pit phase, matching the schedule of excavation and demand escalation. Pump selection and deployment should follow the mine’s development plan, enabling phased procurement as the pits advance.

As previously noted, groundwater control will rely primarily on bottom-pit sumps, which are best suited to the site’s operational and hydrogeological conditions. Licensed pumping wells could be used in Year 0 to achieve the initial drawdown, reduce saturation in the weathered zones of the pit walls, and serve as the principal water supply. From Year 1 onward, as dewatering volumes increase, the licensed wells should only be activated if sump discharge capacity is exceeded or to meet secondary water-use demands, since their additional drawdown effect beyond the first year is modest.

Table 13-24 lists licensed rates and Figure 13-46 illustrates well locations—note that Atlas Well P10 will likely shut off under full-system drawdown (due to Well P13), while the other wells deliver a combined 50.1 m³/h. Wells adjacent to the pits form the primary dewatering network; while P13 Evandro and P14 Evandro, being too distant from the active pit zones, are reserved for secondary use and are not part of the primary dewatering system.

With no natural springs or streams on site, all dewatering discharge from the bottom pit sump and licensed wells can be captured and cycled back into operations, whether for dust control, processing makeup water or other uses, without the need for compensatory releases downstream. An integrated water-quality monitoring program should inform all treatment, storage and reuse decisions, since both volume and chemistry vary seasonally: during the dry season, nearly all inflow is groundwater with elevated dissolved-metal levels, while in the rainy months surface runoff predominates and dilutes those concentrations.

Table 13-24 Total Water Inflow and Drainage Flow Associated with the Pits

Licensed Wells	Licensed Flow Rate (m³/h)	Operational Flow Rate (m³/h)	Dewatering Wells Operational Flow Rate (m³/h)
Atlas Well 10*	9.3	0	0
Evandro’s well 13**	10	10	0
Evandro’s well 14**	7.4	7.4	0
Atlas well 14	6.5	6.5	6.5
Atlas well 16	7.8	7.8	7.8
Atlas well 13	6.5	6.5	6.5
Atlas well 09	7.2	7.2	7.2
Atlas 4 well	4.6	4.6	4.6
Total	59.3	50.1	32.7

* Zero discharge well, drawdown from Well P13 shuts it off, since year 0

** Distant wells, not suitable for pit dewatering, although they could be used to meet other water-use demands

Source: WSP (2025).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 232

Figure 13-46 Location of the Dewatering Wells

13.2.4.2	Pit Dewatering

The progressive development of the open pits will result in increasing water infiltration from precipitation and groundwater inflows. As the pits deepen and increase in footprint, it will be necessary to control water inflow through the construction of in-pit dewatering systems such as drainage ditches, in-pit sumps, pipelines, and pumps.

In the pit, dewatering sumps are to be utilized to contain groundwater and stormwater run-off, which would be pumped directly to a settling pond.

An allowance has been included in the open pit capital and operating costs for in-pit dewatering through in-pit sumps. In-pit dewatering will be accomplished by diesel driven pumps for the calculated water inflow and will be stationed at the pit floor sump. As the pits get deeper, booster pumps are expected to be required when the elevation passes approximately 160 m. Water will be pumped through high-density polyethylene pipe of appropriate diameter and discharged into a settling pond to allow for settlement of suspended solids to meet environmental requirements.

Groundwater inflows were estimated for Anitta 2, 2.5, and 3 at the PFS Level. For reference, the methodology, all parameters used, as well as the complete and detailed results can be found in the full Hydrogeological report from WSP dated April 17, 2025,

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 233

14	PROCESSING AND RECOVERY METHODS

14.1	General Description

At the time of writing of this section, the main process engineering design effort has been completed by Atlas Lithium and major process equipment items for the DMS plant, solid/liquid separation, and tailings areas have already been procured. This section describes the processing methods and key design criteria to recover spodumene from the Anitta deposit within the Neves Project as developed by Atlas Lithium.

The process plant beneficiation design specifies dense media separation (DMS) to recover spodumene and is based on an annual plant throughput of approximately 1.16 million metric tonnes. The process equipment sizing is based on a utilization and availability factor of 70% (6,132 hours per year) for the comminution circuit and 90% (7,884 hours per year) for the DMS and downstream circuits.

The comminution circuit flowsheet includes three stages of crushing with the tertiary crushing system operating in closed circuit with a vibrating screen cutting at 9.5 mm. The comminution circuit process flow diagram is depicted in Figure 14-1. The crushed ore will be fed to the wet process plant with the -0.85 mm material being removed and material with size fraction between 0.85 to 9.5 mm will be processed employing two stages of DMS in a rougher and cleaner configuration.

The sink product from the secondary DMS circuit will be the final spodumene concentrate, while the float products from two stages of DMS circuits and -0.85 mm material will be the tailings. The key process circuits including the comminution, the primary DMS and the secondary DMS are depicted in Figure 14-1 to Figure 14-3.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 234

Figure 14-1 Atlas Lithium Neves Project Process Flow Diagram – Comminution

320-SPL-001
320-SPL-002
320-SPL-003
320-SPL-004
320-SPL-005
NOTE 4
ROM PAD, RAMP & WALL
F100 = 700mm
001
NOTE 1
320-CRS-001
002
320-CVR-001
003
NOTE 5
320-SCN-001
-9.5mm
+9.5mm
004
320-CVR-002
NOTE 1
320-CRS-002
005
006
NOTE 5
320-SCN-002
-9.5mm
007
+25mm
320-CVR-003
008
009
320-CVR-004
NOTE 1
320-CRS-003
P100 = 9.5mm
010
320-CVR-005
320-SPL-010
NOTE 2
320-SPL-015
NOTE 3

NOTES

1. MOST MOBILE EQUIPMENT SHOWN IS EQUIPPED WITH A SMALL FEED BIN AND BELT FEEDER, AND SHORT DISCHARGE CONVEYOR, OMITTED HERE FOR CLARITY BUT SHOWN ON CRUSHING SIMULATION MODELING. ALL CONVEYORS SHOWN ARE MOBILE (SLEWING WHEELS OMITTED FOR CLARITY).

2. CRUSHING PRODUCT STOCKPILES 006-009 RESERVED FOR CRUSHING AREA FOR BLENDING PURPOSES.

3. CRUSHED ORE STOCKPILES 011-015 RESERVED FOR BLENDING PURPOSES.

4. THIS FRONT END LOADER MAY BE REPLACED WITH AN EXCAVATOR DEPENDING ON OPERATIONAL REQUIREMENTS AND ROCK BREAKING DUTIES.

5. ALL CRUSHING SCREENS SHOWN ARE MOBILE (SLEWING WHEELS OMITTED FOR CLARITY).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 235

Figure 14-2 Atlas Lithium Neves Project Process Flow Diagram – Primary Dense Media Separation

STREAM NAME	PRIMARY DMS FEED	PRIMARY DMS FLOATS	PRIMARY DMS SINKS	PRIMARY DMS EFFLUENT	PRIMARY DMS GRITS	DESLIME SCREEN PROCESS WATER	PRIMARY DMS FLOATS RINSE PROCESS WATER	PRIMARY DMS SINKS RINSE PROCESS WATER	PRIMARY DMS MEDIA SCREEN RINSE PROCESS WATER	PRIMARY DMS CIRCULATING MEDIUM DILUTION WATER	PRIMARY DMS DILUTE MEDIUM SUMP MAKE-UP WATER	PRIMARY DMS EFFLUENT SUMP MAKE-UP WATER	PRIMARY DMS TOTAL PROCESS WATER
STREAM NUMBER	102	211	210	205	229	203	221	216	230	240	241	204	608
ORE SOLIDS (t/hr)	115.1	57.6	57.6	0	0	0	0	0	0	0	0	0	0
WATER (t/hr)	15.7	91.7	79.5	282.0	0	20.9	15.3	95.3	18.4	28.0	25.5	0	200.0
TOTAL SLURRY MASS FLOW (t/hr)	130.8	312.0	299.8	282.0	0	20.9	15.3	95.3	18.4	28.0	25.5	0	200.0
% SOLIDS (w/w)	88.0	70.6	73.5	0	0	0	0	0	0	0	0	0	0
SLURRY SG (t/m3)	2.25	2.30	2.44	1.02	2.70	1.02	1.02	1.02	1.02	1.02	1.02	1.02	1.02
VOLUME m3/h	58.0	135.6	122.8	276.5	0	20.5	15.0	94.5	18.0	27.5	25.0	0	196.1

EQUIPMENT LIST		
TAG NO.	DESCRIPTION	KW
420-CHT-001	DESLIME PREP SCREEN FEED CHUTE	-
420-CHT-002	PRIMARY DMS SINK SCREEN FEED CHUTE FRM DMS	-
420-CHT-003	PRIMARY DMS FLOAT SCREEN FEED CHUTE	-
420-CHT-004	DMS TAILINGS CONVEYOR FEED CHUTE	-
420-CHT-005	DMS SINKS CONVEYOR FEED CHUTE	-
420-CHT-006	MEDIA SCREEN FEED CHUTE	-
420-CHT-007	MEDIA SCREEN DISCHARGE CHUTE	-
420-CYC-001	DMS CYCLONE - MULTOTEC - SDR10-20-0 BB-4-212 CW VEX RH	-
420-CYC-002	DENSIFIER - MULTOTEC -PC200/160 1/A D80	-
420-DMC-001	DEMAG COIL - MALVERN - 8" x 8" BORE	6.3
420-HBX-001	HEADER BOX	-
420-MBX-001	MIXING BOX	-
420-MGS-001	MAGNETIC SEPARATOR - MALVERN - Diameter 919mm x 2135mm long	3.0
420-PMP-008	CYCLONE FEED PUMP - WARMAN - 8/6P-AH-WRT-M-ULF - 4VANE.	132.0
420-PMP-009	CIRCULATING MEDIA PUMP - WARMAN - 150F MP-WRT-EXP, 4VANE, METAL-	90.0
420-PMP-010	DENSIFIER FEED PUMP - WARMAN - 750 MP-WRT-ULF, 5VANE, METAL-	37.0
420-PMP-011	DILUTE MEDIA PUMP - WARMAN - 150F MP-WRT-EXP, 5AVANE, METAL-	30.0
420-PMP-012	FLOOR SPILLAGE PUMP - WARMAN - 65QV-SP-M-1500LL, 5VANE.	15.0
420-PMP-013	EFFLUENT PUMP - WARMAN - 150F MP-WRT-EXP, 4VANE, METAL - ADP	45.0
420-SCN-013	DESLIME SCREEN - VIBRAMECH - H1-39-18; 1,830H WIDTH x 3,965H LENGTH; 0.5 X 8.0 mm SLOTS HFSWF (2 x 7.5 kW, 8P)	15.0
420-SCN-014	SINKS SCREEN - VIBRAMECH - H1-42-15 1,525m WIDTH 4,270m LENGTH, 0.5X8.8mm SLOTS HFSWF (2 x 6.0 kW, 8P)	12.0
420-SCN-015	FLOATS SCREEN - VIBRAMECH -H1-48-21, 2,135H WIDTH 4,880H LENGTH; 0.5X8.8mm SLOTS HFSWF (2 x 9 kW, 8P)	18.0
420-SCN-016	MEDIA SCREEN - VIBRAMECH - H1-24-08; 2.44mm WIDTH 0.61m LENGTH; 0.4X12mm SLOTS SWF (2 x 1.2kW, 8P)	2.4
420-SMP-001	CIRCULATING MEDIA SUMP	-
420-SMP-002	DILUTE MEDIA SUMP	-
420-SMP-003	FLOOR SPILLAGE SUMP	-
420-SMP-004	DENSIFIER FEED SUMP	-
420-SMP-005	EFFLUENT SUMP	-
420-UPN-001	SINKS SCREEN - DRAIN UNDERPAN	-
420-UPN-002	SINKS SCREEN - RINSE UN DERPAN	-
420-UPN-003	DESLIME SCREEN - DRAIN UNDERPAN	-
420-UPN-004	DESLIME SCREEN - RINSE UNDERPAN	-
420-UPN-005	FLOATS SCREEN - DRAIN UNDERPAN	-
420-UPN-006	FLOATS SCREEN - RINSE UNDERPAN	-
TOTAL		405.7

EFFLUENT
600 - 001
DMS PROCESS WATER
600 - 001
CRUSHED DMS FEED
410 - 001
DP1 FEED CONVEYOR
CLIENT
ADP
420-MGS-001
420-DMC-001
420-HBX-001
420-CYC-001
420-CHT-006
420-SCN-016
420-UPN-003
420-UPN-004
420-SCN-013
420-SMP-005
420-MBX-001
420-PMP-008
420-CHT-002
420-SCN-014
420-UPN-001
420-UPN-002
MAG SEP EFFLUENT
440 - 001
GRITS
510 - 001
DP1 FLOATS CONVEYOR
SINKS
430 - 001
DP1 SINKS CONVEYOR
EFFLUENT
600 - 001
FLOATS
510 - 001
DP1 FLOATS CONVEYOR
420-PMP-013
420-CYC-002
420-SMP-004
420-SCN-015
420-CHT-004
RAW WATER
600-001
420-PMP-010
420-SMP-001
420-SMP-002
420-PMP-009
420-PMP-011
420-PMP-012
420-SMP-003
DP1 PLANT AIR
610 - 001
DP1 INSTRUMENT AIR
610 - 001
DRAWN BY:
3E ENGINEERING SOLUTIONS

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 236

Figure 14-3 Atlas Lithium Neves Project Process Flow Diagram – Secondary Dense Media Separation

STREAM NAME	SECONDARY DMS FEED	SECONDARY DMS FLOATS	SECONDARY DMS SINKS	SECONDARY DMS EFFLUENT	SECONDARY DMS FLOATS RINSE PROCESS WATER	SECONDARY DMS SINKS RINSE PROCESS WATER	SECONDARY DMS CIRCULATING MEDIUM DILUTION WATER	SECONDARY DMS DILUTE MEDIUM SUMP MAKE-UP WATER	SECONDARY DMS EFFLUENT SUMP MAKE-UP WATER	SECONDARY DMS TOTAL PROCESS WATER
STREAM NUMBER	301	416	412	430	415	411	427	428	429	510
SOLIDS (t/H)	57.8	38.5	19.1	0	0	0	0	0	0	0
WATER (t/H)	7.6	5.2	2.6	444.4	33.8	20.4	9.4	25.5	0	89.1
TOTAL SLURRY MASS FLOW (t/H)	65.4	43.7	21.7	444.4	33.8	20.4	9.4	25.5	0	89.1
% SOLIDS (w/w)	88.0	88.0	88.0	0	0	0	0	0	0	0
SLURRY SG (t/m3)	2.28	2.28	2.34	1.02	1.02	1.02	1.02	1.02	1.02	1.02
VOLUME m3/h	28.6	19.3	9.3	435.7	33.1	20.0	9.2	25.0	0	87.4

EQUIPMENT LIST		
TAG NO.	DESCRIPTION	KW
440-CHT-001	DMS FEED CONVEYOR DISCHARGE CHUTE	-
440-CHT-002	SECONDARY DMS SINK SCREEN FEED CHUTE	-
440-CHT-003	SECONDARY DMS FLOAT SCREEN FEED CHUTE	-
440-CHT-004	DMS FLOATS CONVEYOR FEED CHUTE	-
440-CHT-005	DMS SINKS CONVEYOR FEED CHUTE	-
440-CYC-001	SECONDARY DMS CYCLONE - MULTOTEC - SC420-20-1 88-A-100 CW 300 VEX	-
440-CYC-002	SECONDARY DMS DENSIFIER - MULTOTEC - W165/150 2A C/80	-
440-DMC-002	SECONDARY DMS DEMAG COIL - MAGQUIP - 6" x 8" BORE	6.3
440-HBX-001	SECONDARY DMS HEADER BOX	-
440-MBX-001	SECONDARY DMS MIXING BOX	-
440-MGS-002	SECONDARY DMS MAGNETIC SEPARATOR - MAGQUIP - CR & 18 PDL DB MC (0.9mØ x 1.8m length)	1.50
440-PMP-023	SECONDARY DMS CYCLONE FEED PUMP - WARMAN - WARMAN 5/4 D, 4VANE	75.00
440-PMP-024	SECONDARY DMS CIRCULATING MEDIA PUMP - WARMAN - 100E MP, 4VANE, METAL	55.0
440-PMP-025	SECONDARY DMS DENSIFIER FEED PUMP - WARMAN - 50C MP WRT, 5VANE, METAL	18.5
440-PMP-026	SECONDARY DMS DILUTE MEDIA PUMP - WARMAN - 100E MP-WRT, 4VANE, METAL	15.0
440-PMP-027	SECONDARY DMS FLOOR SPILLAGE PUMP - WARMAN - 3" DTV, 5VANE OPEN	7.5
440-PMP-028	SECONDARY DMS EFFLUENT PUMP - WARMAN - 100E MP-WRT, 4VANE, METAL	30.0
440-SCN-019	SECONDARY DMS FLOATS SCREEN - VIBRAMECH - H1-39-18, 1.83M WIDTH X 3.97m LENGTH, 0.5X8.8mm SLOTS HFSWP (2 x 7.5kW, 8 POLE)	15.0
440-SCN-020	SECONDARY DMS SINKS SCREEN - VIBRAMECH - H1-27-12 1.22M WIDTH 3.75m LENGTH, 0.5X8.8mm SLOTS HFSWP (2 x 2.2 kW, 6POLE)	4.4
440-SMP-001	SECONDARY DMS CIRCULATING MEDIA SUMP	-
440-SMP-002	SECONDARY DMS DILUTE MEDIA SUMP	-
440-SMP-003	SECONDARY DMS FLOOR SPILLAGE SUMP	-
440-SMP-004	SECONDARY DMS DENSIFIER FEED SUMP	-
440-SMP-005	SECONDARY DMS EFFLUENT SUMP	-
440-UPN-001	SECONDARY DMS SINKS DRAIN UNDERPAN	-
440-UPN-002	SECONDARY DMS SINKS RINSE UNDERPAN	-
TOTAL		228.2

DMS PROCESS WATER
500 - 001
CLIENT
ADP
SECONDARY DMS FEED
300 - 001
DP2 FEED CONVEYOR
MAG SEP EFFLUENT
400 - 001
PRIMARY DMS
DP2 INSTRUMENT AIR
610 - 001
DP2 PLANT AIR
610 - 001
440-CHT-001
440-MGS-002
440-DMC-002
440-HBX-001
440-MBX-001
440-PMP-023
440-CYC-001
440-CHT-002
440-CHT-003
440-CHT-004
440-CHT-005
440-SCN-020
440-SCN-019
440-UPN-001
440-UPN-002
440-SMP-005
440-PMP-028
440-CYC-002
440-SMP-001
440-SMP-004
440-SMP-002
440-PMP-024
440-PMP-025
440-PMP-026
440-PMP-027
440-SMP-003
SINKS
530 - 001
DP2 SINKS CONVEYOR
EFFLUENT
500 - 001
FLOATS
510 - 001
DP2 FLOATS CONVEYOR

DRAWN BY:

3E ENGINEERING SOLUTIONS

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 237

14.2	Comminution Circuit

Three stages of crushing will be employed in the comminution circuit to produce the final crushed product with the maximum particle size of 9.5 mm. The key process design criteria of the comminution circuit are summarized in Table 14-1.

Table 14-1 Atlas Lithium Comminution Circuit Process Design Criteria

Item	Unit	Value/Specifications	Source
Plant Throughput	mtpa	1,162,000	Atlas
Ore Bulk Density	mt/m3	1.62	Atlas
Ore SG	mt/m3	2.70	Atlas
Concentrate Li2O Content, minimum	%	5.5	Atlas
Final Crush Size	mm	9.5	Atlas
Comminution Circuit Utilization & Availability	%	70	Atlas
Design Factor		1.25	SGS
Static Grizzly Aperture	mm	700	Atlas
Vibrating Grizzly Feeder Aperture	mm	75	Atlas
Grizzly Feeder Feed Rate, Design	mtph	237	Calculated
Primary Crusher		Metso C120 or Equivalent	Atlas
Primary Crusher Close Side Setting	mm	120	Atlas
Primary Crusher Feed Rate, Design	mtph	142	Calculated
Secondary Screen Aperture	mm	40 top deck, 9.5 bottom deck	Atlas
Secondary Screen Feed Rate, design	mtph	237	Calculated
Secondary Cone Crusher		Metso HP 300 or equivalent	Atlas
Secondary Crusher Close Side Setting	mm	19	Atlas
Secondary Crusher Feed Rate, Design	mtph	196	Calculated
Tertiary Screen Aperture	mm	50 top deck, 25 middle deck and 9.5 bottom deck	Atlas
Tertiary Screen Feed Rate, Design	mtph	492	Calculated
Tertiary Crusher		Metso HP 300 or equivalent	Atlas
Tertiary Crusher Close Side Setting	mm	15	Atlas
Tertiary Crusher Feed Rate, Design	mtph	296	Calculated
Crushed Ore Stockpile Capacity	mt	9095	Assumed
Percent of -0.85 mm material	%	21.9	Testwork

The Run of Mine (ROM) material will be delivered by mining haul trucks to the ROM pad area. The ROM material will be discharged to discrete ROM stockpiles near the primary jaw crusher. These stockpiles will have individual levels of lithium grade and impurities content. A Front-End Loader (FEL) will blend the comminution circuit feed appropriately using a ratio of buckets from specific stockpiles as directed by the Atlas operating team. The FEL will further transfer the ROM ore to the primary crushing station, which consists of a ROM Feed Bin of 11 m3 capacity, protected by a static grizzly with a 700 mm aperture size, a vibrating grizzly feeder with a 75 mm aperture size, a primary jaw crusher, a rock breaker, and a dust collection system.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 238

The vibrating grizzly feeder oversize will report to the jaw crusher, while the grizzly undersize will join with the jaw crusher product and be transferred to the secondary crushing circuit by a series of conveyors. A hydraulic rock breaker will be installed adjacent to the ROM feed bin to break any oversize material retained by the static grizzly.

The design of the comminution circuit capacity is based on the overall utilization and availability factor of 70% which corresponds to an annual operation of 6,132 hours per year, with a nominal comminution circuit feed rate of 189.5 mtph (metric tonne per hour) or a design rate of 237 mtph based on a design factor of 1.25. A Metso jaw crusher C120 or equivalent is to be used in the primary crushing process. The jaw crusher will have a closed side setting (CSS) around 120 mm.

The primary crusher discharge will be conveyed to a secondary screen, which will be a double deck screen with the screen aperture of 40 mm on the top deck and 9.5 mm on the bottom deck. The -9.5 mm material will report to the final crushed ore stockpile (COS) while the remaining +9.5 mm material will report to the secondary cone crusher. The secondary crusher will be a Metso HP 300 or equivalent.

The secondary crusher discharge, combined with the recycled tertiary crusher discharge, will report to the tertiary screen. The tertiary screen will be a triple deck screen, with the top deck aperture of 50 mm, the middle deck aperture of 25 mm and bottom deck aperture of 9.5 mm. The tertiary screen undersize (-9.5 mm material) will report to the final COS, while the screen oversize (+9.5 mm material) will be fed to the tertiary crusher. The crusher product will be recycled back to the tertiary screen forming a closed loop crushing system. The tertiary crusher will be a Metso HP 300 or equivalent. The crushed ore stockpile will have a total capacity around 9,100 metric tonnes which corresponds to approximately two days of crushing operation.

14.3	Wet Plant Feed Preparation

The design of the wet processing plant is based on the overall utilization and availability factor of 90% which corresponds to an annual operation of 7,884 hours per year, with a nominal wet plant feed rate around 147 mtph. As the presence of fine material can deteriorate the DMS circuit performance, the -0.85 mm material needs to be removed before the DMS process.

The wet plant feed will be comprised of material reclaimed from the COS by a FEL and will be first loaded into a 45 m3 feed bin. A belt feeder will withdraw the -9.5 mm material from the feed bin and discharge to a conveyor which ultimately will transfer the plant feed to a Feed Preparation Screen via a feed box where the crushed material will be repulped with process water before screening.

The Feed Preparation Screen will be a wet vibrating screen with an aperture size of 0.85 mm. The screen undersize will gravity flow to a sump and then be pumped to a thickener or directly to a vacuum belt filter. The screen oversize, the -9.5+0.85 mm material, will be transferred to an intermediate surge bin (primary DMS feed bin) via another conveyor. The bin will be equipped with a belt feeder which discharges to a transfer conveyor which conveys the DMS plant feed to a wet deslime screen with aperture size of 0.6 mm, which is to remove any residual fines prior to the DMS process. The deslime screen undersize will be pumped to a thickener or a vacuum belt filter combined with -0.85 mm material, while the screen oversize will be discharged directly into the primary DMS feed box where it will be combined with dense media makeup (ferrosilicon slurry).

14.4	Dense Media Separation Circuits

Due to a large proportion of DMS feed that needs to be rejected to the tailings, two stages of DMS processing in a rougher and cleaner configuration are utilized in the design to optimize the DMS efficiency. Based on the process design, approximately 50% of the primary DMS cyclone feed will be rejected to the cyclone floats (rejects) discharge by adjusting the media separation density accordingly. This will be achieved using media pipe densifiers and water re-addition that will be controlled very carefully using control valves and media densitometers.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 239

Based upon the current test work, as described in Section 10 of this study report, approximately 15% to 21% of DMS feed will report to the final spodumene concentrate (secondary DMS sinks) as yield. The percentage of primary DMS floats product can be further adjusted to optimize the overall DMS recovery. The key process design criteria of the DMS circuits are summarized in Figure 14-2.

At the primary DMS feed box, the ore will be mixed with dense media with a volumetric ratio between the dense media slurry and the ore of 4.7. The mixture of dense media and ore will be pumped to the primary DMS cyclone with the inlet pressure controlled around 160 kPa. One Multotec DMS cyclone, model SD610-20-0/BB-A/210 will be utilized for the primary DMS process.

Table 14-2 Atlas Lithium Primary and Secondary DMS Circuits Process Design Criteria

Item	Unit	Value/Specifications	Source
DMS circuit Utilization & Availability	%	90	Atlas
Dense Medium Reagent		100% ferrosilicon	Atlas
Ferrosilicon particle SG		6.8	Atlas
DMS feed particle size	mm	-9.5+0.85	Atlas
Final concentrate Li2O content	%	minimum 5.5	Atlas
Final concentrate Fe2O3 content	%	less than 1%	Atlas
Primary DMS Feed Rate, Nominal/Design	mtph	115/132	Vendor
Primary DMS cyclone Model		SD610-20-0/BB-A/210	Vendor
Primary DMS cyclone Operating Pressure	kPa	161	Vendor
Primary DMS Drain & Rinse screen Aperture	mm	0.5 x 8.8	Atlas
Primary DMS Media Degrit Screen Aperture	mm	0.4 x 12	Atlas
Primary Densifier underflow SG		3.1	Vendor
Primary mag separator feed density	%	7.7	Vendor
Secondary Stage DMS Feed Rate, Nominal/Design	mtph	58/66	Atlas
Secondary DMS cyclone Model		SD420-20-1/BB-A/145	Atlas
Secondary DMS cyclone Operating Pressure	kPa	200	Vendor
Secondary DMS Drain & Rinse screen Aperture	mm	0.5x8.8	Atlas
Second Densifier underflow SG		3.1	Vendor

Both sink and float discharges from the primary DMS cyclone will first report to static drain panels and then to individual drain and rinse screens. The rinse and drain screens have a split underpan whereby the first half the screen recovers a significant portion of ferrosilicon slurry which ultimately reports back to the primary correct media sump. The second half of the screen will be equipped with spray water to wash the remaining ferrosilicon from the ore and recover this to the dilute media sump. The dilute ferrosilicon slurry contained within the dilute media sump will be pumped to a magnetic separator whereby the ferrosilicon will be recovered to the correct media sump via a demagnetizing coil, while the water and non-magnetic fine material are discharged to effluent and recycled. The drain and rinse screen oversize from each of the primary DMS float and sink screens will report to its respective conveyor. The primary DMS float screen oversize will be coarse tailings reject and will be discarded to the tailings stockpile. The sinks screen oversize will be an intermediate grade concentrate ready for further upgrading via the secondary DMS circuit.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 240

The primary DMS sink material will be deslimed on the interstage screen having an aperture size of 0.5 mm. The screen undersize will be pumped to either the thickener or a vacuum filter, while the screen oversize will be transferred to a surge bin (secondary DMS feed bin). The deslimed primary DMS sink material will be withdrawn from the surge bin by a belt feeder and discharged into the secondary DMS mixing box where it will be mixed with a higher specific gravity ferrosilicon slurry than that of the primary DMS slurry.

The mixture of dense media and primary DMS sink material will be pumped to the secondary DMS cyclone with the inlet pressure controlled around 200 kPa. One Multotec DMS cyclone, model SD420-20-1/BB-A/145 will be utilized for the second stage DMS. The volumetric ratio between the dense media slurry and the ore in the secondary DMS is designed to be 5.5 minimum.

The dense media SG will be carefully controlled to a specific setpoint to achieve a selected cut point to provide a final spodumene concentrate grade of 5.5% lithium oxide in the secondary DMS cyclone sinks. Analogous to the primary DMS circuit, both the secondary DMS cyclone sink discharge and the corresponding float discharge will report first to static drain panels and then to drain and rinse screens.

The majority of dense medium ferrosilicon will be recovered to the secondary correct media sump from the drain section of the screen. The ore material will be similarly washed on the rinse section of the screen and this dilute ferrosilicon slurry reports to the secondary dilute media sump. The ferrosilicon from the dilute media sump will be recovered via a magnetic separator to the secondary correct media sump, and the non-magnetic effluent will be recycled. After recovering the dense media, the secondary DMS sink product will be conveyed to the final spodumene concentrate stockpiles via transfer conveyors, while the secondary DMS floats material (middlings) will be conveyed to the middling stockpile. In the current design, this middling will not be further processed and will be combined with the final tailings.

The dense media will be a “homogeneous” mixture of ferrosilicon powder and water. The ferrosilicon to be used has a specific gravity around 6.8. The primary DMS and secondary DMS circuits will each have its own media preparation system due to the different separation densities and system volumes required.

The primary DMS circuit will be equipped with a number of key components including a correct media sump, a dilute media sump, a media pipe densifier, a magnetic separator, a media grit screen, demagnetizing coil and other associated equipment including DMS feed mixing box and a header box. Maintaining a carefully controlled density setpoint of the ferrosilicon slurry feed to the DMS cyclone will be crucial to the DMS performance.

Therefore, the media slurry density in the correct media tank needs to be maintained above the desired feed SG setpoint with water carefully added back via a control valve to achieve the desired setpoint. The pipe densifier will be used to remove water from the correct media on a continuous basis. The ferrosilicon media with the correct density will be pumped to a media head box above the DMS mixing box where it then flows back to the mixing box in two locations at specified volumetric ratios to the ore feed rate. For both correct media sump and dilute media sump, plant air may be injected into the sumps to suspend the media if required, especially after a sustained shutdown period if the ferrosilicon has settled in the sumps.

The media in the head box will gravity flow to the DMS cyclone feed pump box and will mix with the ore, and then be pumped to the DMS cyclone. Through the natural attrition between the particles during pumping and various process unit operations, grit particles accumulate in the media system. When excessive grit is present in the dense media, the DMS efficiency can be negatively impacted. Therefore, the media will be continually cleaned by diverting a small flowrate of the media from the media head box to the media grit screen cutting at 0.4 mm. The media grit screen has two sections, a drain section and a rinse section. The screen oversize grit will report to the tailings, and the undersize from drain section will report to the correct media sump and undersize from the rinse section will report to the dilute media sump.

The design of the dense media system for the secondary DMS circuit will be very similar to the design of the primary DMS circuit. The main difference is that there is no secondary media screen in the secondary DMS circuit. The secondary DMS floats discharge reports to a media drain and rinse screen after a static drain panel, the undersize of the drain section will report to the densifier feed media sump, while the undersize of the rinse section will report to the dilute media tank. The densified media with SG around 3.1 will return to the correct media sump, and the dilute stream will return to the dilute media sump.

Though most of the media will be recovered through DMS drain and rinse screens, there will always be a certain amount of dense media lost to either the DMS tailings or the DMS concentrate. Therefore, fresh dense media will need to be added into the circuit periodically. The makeup media will be added directly to the dilute media sump, and then gradually recovered to the correct media sump via the magnetic separator. The ferrosilicon consumption is typically around 500 g per metric tonne of DMS plant feed.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 241

14.5	Concentrate and Tailings Handling Areas

The final DMS concentrates after two stages of DMS cyclone, based on the current test work, usually meet the required concentrate specifications for lithium and iron content. In the current flowsheet, after the secondary DMS sinks screen, the final DMS concentrate will report to the concentrate stockpiles via a series of transfer conveyors. However, if mica material or iron bearing material were to contaminate the final concentrate in the future, a magnetic separator or a reflux classifier could be considered to further process the DMS concentrate to ensure the concentrate meets the preferred specifications without penalty.

The primary DMS tailings (the floats/rejects material) combined with the primary DMS media degrit screen oversize, will report to a tailings stockpile via a series of conveyors. The secondary DMS tailings, or DMS middlings, will report to a separate tailings stockpile.

The minus 20 mesh material, deslime screen undersize from both primary and secondary DMS feed, and the non-magnetic effluent from each DMS media preparation circuit will all report to the thickener. The thickener overflow will be recovered to the process water tank, while the thickener underflow will be pumped to the filtration circuit. The filter cake discharged from the horizontal vacuum belt filter will be transferred to a separate tailings stockpile, while the filtrate will be recovered to the thickener feed box.

14.6	Reagents

The only reagents used in the process are ferrosilicon powder and flocculant. The ferrosilicon will be the only solid powder used to prepare the dense media slurry. The required optimum ferrosilicon specification will be determined during commissioning but will likely be a 270D grade, with the specific gravity around 6.8. The particle size is required to be around 90% minus 45 um (or 325 mesh) to retain a stable, homogenous media in the cyclones. Based on the industry benchmark and inputs from Atlas Lithium, 0.5 kg of media is expected to be consumed for every metric tonne of material being processed in the DMS circuit. Based on the annual DMS plant throughput around 907,000 metric tonnes per year, it is expected that annual ferrosilicon powder consumption will be around 453 metric tonnes.

The non-magnetic effluent will be a very dilute slurry which contains a limited amount of solids. Therefore, the solid flow rate to the thickener can be assumed the same with the -0.85 mm material from the first DMS feed preparation screen, which is nominally 32.3 mtph. Based on the sedimentation and filtration tests conducted on the -0.85 mm material, the required flocculant dosage is estimated to be around 22 grams per metric tonne of solids, the annual flocculant consumption is calculated to be around 5.6 metric tonnes.

14.7	Water and Power

Based on the mass balance developed by Atlas Lithium and reviewed by engineering consultants, the total raw water required for the beneficiation process is estimated to be around 23 m3/hr. This includes water required for reagents preparation and process water makeup. The raw water will be fed to the process water tank for water makeup, to the flocculant preparation and to the fire water tank when needed.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 242

A fire water tank with a capacity of 128 m3 will be installed at the mine site. The process water tank with a capacity of 879 m3 has been specified which will provide a residence time of around 2.4 hours. An effluent tank with a live volume of 15 m3 has been specified, which will receive the effluent from the primary and secondary DMS circuit and the effluent will be pumped back to the plant mainly for use in DMS deslime screen and media degrit screen.

The electrical power will be provided by diesel engine generators throughout the project life. A total of eleven generators will be installed onsite and provide the power required at the mine site including all the process facilities.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 243

15	INFRASTRUCTURE

15.1	General Site Plan

The general site plan (Figure 15-1) shows the planned locations of the main Project facilities, including the following:

●	Gatehouses and areas for administrative

●	Power generators

●	Concentrating plant

●	Tails handling

●	Mine support area

●	Access roads

●	Open pits, and

●	Stockpiles.

Access to the Project Site is from road LMG-678. The main access will be through the security gate near the processing plant. The site will be fenced off to prevent access by unauthorized persons. The processing plant is located northeast of the waste pile (PDER-1).

The Figure 15-2 represents the General Arrangement of the Processing Plant Area (“PPA”), followed by Figure 15-3, which represents the General Arrangement of the transshipment area. Both areas will be detailed in Sections 15.2.2 and 15.2.3, respectively.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 244

Figure 15-1 Overall Site Plan

MINING SUPPORT SERVICES
P13 ATLAS
P10 ATLAS
ANITTA 2,5 PIT
SUMP 01
TOP SOIL
PROCESS PLANT
GAS STATION
ANITTA 2 PIT
TOP SOIL
P3 ATLAS
P14 ATLAS
P9 ATLAS
P16 ATLAS
EXPLOSIVES MAGAZINES
PIT ACCESS ROAD
SUMP 03
ANITTA 3 PIT
WASTE DUMP 2 (PDE-02)
SUMP 02
WASTE AND TAILING DUMP 1 (PDER-01)
FUTURE WASTE DUMP 3
P13 EVANDRO
P14 EVANDRO
0 100 200 500 1000
N(Y)=8115000
N(Y)=8114000
N(Y)=8113000
N(Y)=8112000
E(X)=187000
E(X)=188000
E(X)=189000
E(X)=190000
E(X)=191000
WATER WELL AND RESERVOIRS REFER TO FIGURE 15-9
TENEMENT
WATER COURSE DIVERSION
SUMP

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 245

Figure 15-2 General Arrangement – Processing Plant Area

8114700 N
8114600 N
8114500 N
8114400 N
8114300 N
8114200 N
188000 E
188100 E
188200 E
188300 E
188400 E
188500 E
188600 E
188700 E
188800 E
N
S
W
E
P20
0 10 20 50 100
01
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33

ITEM	AREA	DESCRIPTION	ITEM	AREA	DESCRIPTION	ITEM	AREA	DESCRIPTION	ITEM	AREA	DESCRIPTION	ITEM	AREA
01	171	HV SWITCHBOARD / SUBSTATION	10	450	TAILS HANDLING	19	650	WATER TREATMENT STATION	28	715	LOCKER ROOM		
02	172	MV SUB / GENERATORS	11	510	PRIMARY FLOAT STOCKPILE	20	660	SEWAGE COLLECTION AND TREATMENT	29	717	WASTE DEPOSIT		
03	310	ROM PAD	12	520	SECONDARY FLOAT STOCKPILE	21	670	FIRE WATER SYSTEM	30	722	CONTROL ROOM		
04	330	CRUSHING CIRCUIT (FUTURE)	13	530	FINAL PRODUCT STOCKPILE	22	711	ADMINISTRATIVE / MAIN OFFICE	31	723	WORKSHOP		
05	340	CRUSHED ORE STORAGE AND RECLAIM	14	540	GRIT STOCKPILE	23	712	CANTEEN	32	724	WAREHOUSE		
06	410	FEED PREPARATION	15	610	COMPRESSED AIR	24	713	AMBULATORY	33	725	BUNKER		
07	420	PRIMARY DMS	16	620	PROCESS WATER	25	714	GATEHOUSE – MINE PIT					
08	430	INTERSTAGE SCREENING	17	630	FILTRATED WATER	26	714	GATEHOUSE – DISPATCH TRUCKS					
09	440	SECONDARY DMS	18	640	POTABLE WATER	27	714	GATEHOUSE – PERSONEL					

SGS

Drawn by
SGS Geological Services

May 30, 2025

Coordinate System
Sirgas 2000/UTM zone 23

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 246

Figure 15-3 General Arrangement – Transshipment Area

NP
N(Y)=8128400
N(Y)=8128450
N(Y)=8128500
N(Y)=8128550
N(Y)=8128600
N(Y)=8128650
E(X)=811300
E(X)=811350
E(X)=811400
E(X)=811450
E(X)=811500
EXISTING ROAD
ENTRY
EP=1.000,000
(E: 811.325,85)
NP=1.500,000
(N: 8.128.366,58)
PA
04
05
SOP1
01
06
02
07
PS
N(Y)=8128350

WBS AREA		
ITEM	AREA	DESCRIPTION
01	821	GATEHOUSE
02	822	LABORATORY / MAIN BUILDING
04	817	WEIGHBRIDGE
05	817	WEIGHBRIDGE CONTROL ROOM
06	817	STOCKPILE
07	823	DRIVERS WAITING ROOM

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 247

15.2	Site Access

15.2.1	Regional Site Access

The Neves Project is in the municipality of Araçuaí/MG, approximately 598 km from the city of Belo Horizonte (capital of the state of Minas Gerais). An alternative route can be taken from the municipality of Vitória da Conquista/BA, approximately 300 km away, to reach the city. Salinas/MG (114 km away) and Montes Claros/MG (380 km away) are other cities with regular flights that can be used to reach Araçuaí. The city has an airport that needs improvement. No commercial flights are currently operating, although the airport can be used by executive aircraft.

15.2.2	Processing Plant Site Access

The access to the Project site from the municipality of Araçuaí/MG is via 36.7 km of public unpaved roads (LMG-678 and one unnamed local access), after driving around 7 km from the city to the crossroads of LMG-676 and LMG-678 (Figure 15-4).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 248

Figure 15-4 Site Access

Source: Google Maps with Promon complement

15.2.3	Transhipment Area Access

The PPA does not have an access road for B-Train Trucks traffic (typical on Figure 15-5). The strategy of the project is to consider a Transshipment Area (TSP - Figure 15-3) outside the PPA, located 2.4 km from the intersection between the LMG-676 and LMG-678 roads (Figure 15-6). This TSP area will receive the spodumene concentrates from the plant via single mining trucks and will be loaded onto B-Train trucks. The B-train trucks will deliver the concentrate to Ilhéus Port, BA, as discussed in Section 15.12.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 249

Figure 15-5 Typical B-Train Truck

Figure 15-6 TSP Access

Source: Google Maps

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 250

15.3	Power Supply

15.3.1	Electrical Power Source – Areas 171 and 172

Atlas is currently analyzing the feasibility of building a 25 km, 138 kV transmission line dedicated to the site with CEMIG, the local electricity transmission company. The current plan for the site power supply is to use diesel generators throughout the life of the project. Sections 01 and 02 illustrated in Figure 15-7 represent the area for installation of the possible/future High Voltage (HV) Substation and the installation of diesel generators, respectively. The genset line diagram is shown in Figure 15-8.

Figure 15-7 Areas for HV substation and Diesel Generators Installation

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 251

Figure 15-8 Diesel Generator Substation

15.3.1.1	Electrical Loads

The total connected load for the plant is calculated at approximately 4.657 MW, with a calculated operating demand of approximately 3.2 MW (3,189 kW). The total generator power demand load is 2.5 MW (2,551 kW). The anticipated load breakdown is summarized in Table 15-1.

Table 15-1 Electrical Load List

Sub-Station	Area Description	Transformer Tag No.	Transformer size (kVA)	Power Demand (kVA)	Power Demand (kW)
172-SUB-001	Process	400-TFR-002	1,500	1,068.1	914.8
172-SUB-002	DMS	400-TFR-001	1,500	1,297.3	1,112.9
172-SUB-003	Utilities	172-PWT-003	500	337.7	290.1
Ancillary facilities	Administration, Canteen	172-PWT-004	100	84.2	71.6
	Locker	172-PWT-005	50	84.2	71.6
	Warehouse	172-PWT-006	50	42.1	35.8
172-SUB-005	Crushing	172-PWT-008	1,500	829.2	692.5

Total Power Demand (kVA) =	3,743
Total Power Demand (kW) =	3,189
Simultaneity Factor =	0.80
Total Generator Power Demand Load (kW) =	2,551

For the PPA, the Diesel Generators facilities will be contracted in a “loan for use” model, where supply, installation, operation and maintenance will be provided by the chosen company. It is initially considered a set of 4 x 1100 kVA + 1 x 550 kVA generators. A backup genset will be on standby with a rating of 1100 kVA. The genset can supply 3080 kW on a continuous operation and is expected to be sufficient to feed power to the entire site. The gensets can be expanded by renting new machines if necessary. The scope of the “loan for use” for the supply of a 13.8 kV distribution board, will be linked to the diesel generators facility and to the other E-rooms. The diesel fuel will be supplied by Atlas through local diesel suppliers.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 252

At the mining operations facilities, power requirements will have to be provided with dedicated generators, supplied and operated by the contractor for the mining operations.

At the TSP, the power supply will be fed by an existing 13.8 kV local network that crosses the TSP area close to the perimeter fence.

15.3.2	Electrical Distribution

The primary distribution voltage will be radial, at 13.8 kV, three phases, 60 Hz, from the Diesel Generators facilities. The distribution will use non-insulated cables and poles in administrative areas. Insulated cables will be installed in trenches in the processing plant area. The conventional three-phase powerlines and power pole networks will be supplied as turnkey, including pole-mounted transformers.

15.3.3	Main Substation (future)

The future main substation (High Voltage) will include an electrical room and the associated high-voltage equipment. The substation will have a 7.5/9.375 MVA ONAN/ONAF transformer from 138 to 13.8 kV. The main substation will be provided as a Hybrid solution (GIS + AIS) mounted on a SKID.

15.3.4	Secondary Substations

Site electrical power supply was selected and designed around the major load centers summarized in Table 15-2.

Table 15-2 E-rooms

Tag Number	Type	Characteristics	Power Distribution from Main SE
172-SUB-001 (Process Area)	E-room	Feed: 13.8kV - 25kA Process loads: 440V - 42kA Lighting: 220/127V - 10kA	Conventional aerial network - 230m + Underground distribution – 80m
172-SUB-002 (DMSs Area)	E-room	Feed: 13.8kV - 25kA Process loads: 440V - 42kA Lighting: 220/127V - 10kA	Conventional aerial network - 140m + Underground distribution – 100m
172-SUB-003 (Utilities Area)	E-room	Feed: 13.8kV - 25kA Process loads: 440V - 50kA Lighting: 220/127V - 10kA	Conventional aerial network - 190m
172-SUB-005	E-room	Feed: 13.8kV - 25kA Process loads: 440V - 42kA Lighting: 220/127V - 10kA	Conventional aerial network - 200m + Underground distribution – 60m

The substations will feed the following areas:

●	172-SUB-001: crushed ore storage and reclaim, feed preparation, tailings, grit stockpile conveyors, compressed air, pumps of process water, filtrated water and firefighting system.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 253

●	172-SUB-002: Primary DMS, Secondary DMS, interstage screening, primary float, secondary float and final product conveyors of stockpiles.

●	172-SUB-003: raw water pumps, potable water pumps, and sewage treatment system.

●	172-SUB-005: crushing.

The power for the administrative/main office, canteen, locker, outpatient clinic, and warehouse will be connected to the substation.

Looking at the transshipment area, there is an aerial network passing through one side of the terrain, and a derivation point will be required from the local electricity company.

15.4	Water Systems

The Neves Project plant will demand water at the following flows: 22.3 m³/h of raw water (makeup) to the processing plant, 352.9 m³/h of process water (recirculated), and 432.7 m³/h of recycled effluent water (also recirculated). Others 12.8 m³/h will be used on mining facilities and dust suppression of roads.

15.4.1	Raw Water Supply System

The main source of raw water for the PPA will consist of eight (8) boreholes currently licensed by Atlas, as indicated on Table 15-4 and Figure 15-14. The 8 wells can deliver a total of 50 m3/hour, which is enough to continuously supply the processing requirement of 23 m3/hour.

Each borehole will be connected to 30 m³ reservoirs (water gathering tanks), which can be interconnected and equipped with a pump to convey water from the water wells. There will be a total of 16 (3.2 m W X 2.34 m H) reservoirs. From the reservoirs, water shall be loaded into the water trucks and delivered to the PPA. Once at the PPA, two (2) raw water ponds are planned, one with a capacity of 8,000 m³ (630-DAM-001), and the other with a capacity of 1,000 m³ (630-DAM-002) with a total water storage capacity of 9, 000 m3 (approximately 9 M liters). From 630-DAM-001 there is a water diversion for treatment/potabilization and also pumping to 630-DAM-002. The 630-DAM-002 is located close to the crushed ore storage. The water from the pond will be pumped to the process water tank, having a capacity of 800 m3 to the PPA.

In addition to the two (2) ponds mentioned above, additional two (2) ponds are available for rainwater storage and for silt settlement that are carried by the drainage system (630-DAM-003 and 630-DAM-004). This water can also be pumped to water trucks for dust suppression on the mine roads.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 254

The following figures show the design for water intake from boreholes (Figure 15-9 and Figure 15-10), and the position of ponds along the PPA (Figure 15-11).

Figure 15-9 Borehole Water Intake – Typical Plan View

Figure 15-10 Borehole Water Intake – Typical Side View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 255

Figure 15-11 Processing Plant Area Ponds

15.4.2	Overall Site Water Balance

The objective of the Site Wide Water Balance (SWWB) as shown in Figure 15-12 is to provide an integrated approach to managing the Project water resources and determine if the mine has excess water (that must be discharged to the environment) or a water deficit. This is done by balancing the water sources, water storage, and water losses site-wide to create a comprehensive picture of Project water use and supply. The model must consider climate, runoff conditions, and any other factors that affect the availability of water. The end result is a comprehensive picture of water flows around the site and mining operations. The final objective is to resolve the water supply and/or the water discharge conditions so that the operation can operate adequately and so that environmental regulations can be met.

The water balance also supplies a plan on how and when the additional return water sumps or ponds are required.

The water collected at PDER-1 return dam could be used as water storage facility for the plant operations and others utilities, and a pool is accumulated during the rainy season to ensure dry season operations.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 256

15.4.2.1	Water Balance Model Parameters

The primary information the client gleaned from the SWWB included:

●	Scheduling sump and dam raises;

●	Determining excess water discharged to environment;

●	Determining freshwater makeup water requirements;

●	Determining the site-wide flow of water and pumping requirements; and

●	Determining the number and location of discharge points back to the natural drainages for

●	environmental permit compliance.

15.4.2.2	Analysis of Makeup Water Resources

Plant demand is preferentially met through water from Dam 2 and, as a secondary source, from the PDER-1 Ponds (“Ponds”). Additional water wells are required in some months to compensate for potential shortages in the Ponds.

Under typical precipitation conditions, the water balance is designed for the majority of the plant’s makeup water to be sourced from the Ponds between December and March. During the driest months, plant demand is met through a combination of water from the Ponds and water wells.

However, under certain conditions, it may be necessary to adjust the ratio between pond water and well water to the plant. The water balance is structured to prioritize water draw from the Ponds during the wetter months. During the remaining months, from April to November, plant demand is met through a combination of pond water and water from the artesian wells.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 257

Figure 15-12 Site Wide Water Balance

15.4.3	Potable Water Supply

The potable water quality requirements for the potable water treatment plant match the local drinking water guidelines. The potable water will be obtained treating the raw water collected from boreholes and unloaded in pond 630-DAM-001. Since this water has salt content, there is an additional stage of potabilization that uses reverse osmosis after flocculation, decantation and filtration of water. The last stage is the application of chlorine. This treatment is designed to 10m/h and will feed all safety showers and administrative/operational buildings (water for human use).

15.4.4	Fire Suppression System

The fire suppression system planned for the process plant will be supplied with a fire water tank (7.32 m X 6.1 m X 4.88 m) with at least a dedicated capacity of 200 m3. It consists of electric water pump that will be supported by the jockey fire water pump to maintain pressure in the fire water main. In the event of a power outage, a diesel fire water pump will start to ensure continued fire water availability. The facilities will have fire suppression system in accordance with the structure’s function. Fire water will be distributed throughout the plant via dedicated buried pipework to supply hydrants and hose reels strategically located throughout the PPA. All buildings will have hose cabinets and handheld fire extinguishers. Electrical and control rooms will be equipped with dry-chemical fire extinguishers.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 258

15.4.5	Sewage Collection and Treatment

The office and domestic waste collected at the (PPA) will be treated in the local sewage treatment station, designed to achieve an effluent in compliance with regulations (CONAMA 357 and 430). It has a treatment capacity of 25 m³ per day and will be a storage for the treated effluent in two interconnected water tanks of 15 m³ each. The treated water can be collected by a specific water truck and shall be used to irrigate the vegetation on slopes of terraces, seedling nursery, or even for dust suppression along the roads between pits and PPA.

The gatehouse for ROM trucks, dispatch trucks, and the transshipment area that can’t be serviced from the centralized treatment unit, will be installed with a dedicated sewage system made by septic tanks and sumps.

15.4.6	Hydrogeological Model

WSP developed a conceptual and numerical hydrogeological model aimed at assessing groundwater drawdown in the Anitta 2, 2.5, and 3, open pits. The study incorporated drilling data, topography, geology, and hydrogeological parameters, and simulations were performed under various scenarios.

The consolidated estimate of the required dewatering flow rate for the Anitta 2, 2.5, and 3 pits at the end of the drawdown operation — considering the continuous operation of dewatering wells and the progression of mining activities—is 75.0 m³/h (Table 15-3). The total includes a steady contribution of 50.1 m³/h from pumping wells, in addition to direct drainage from the pits: 6.9 m³/h from Anitta 2, 12.7 m³/h from Anitta 3, and 5.3 m³/h from Anitta 2.5.

Table 15-3 Calculated Flow Rates from Pits and Wells for Year 5

Borehole	Flow Rate [m³/h]
Atlas 10	0.0
Evandro 13	10.0
Evandro 14	7.4
Atlas 14	6.5
Atlas 16	7.8
Atlas 13	6.5
Atlas 09	7.2
Atlas 04	4.6
Total Boreholes	50.1
Anitta 2	6.9
Anitta 3	12.7
Anitta 2.5	5.3
Total Pits	24.9
Total Boreholes + Pits	75.0

The flow rate was obtained through steady-state numerical simulations, using hydrogeological parameters calibrated from field tests, and reflects the projected final conditions after five years of mine operation (Figure 15-35).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 259

Figure 15-13 Advancement of the Drawdown Cone in the Pit, in Cross-Section

Table 15-4 and Figure 15-14 present the location data, as well as the installed pump elevation and flow rate data.

Table 15-4 Location, Pump Elevation, and Flow Rate Data of the Wells

Borehole	X [m]	Y [m]	Pump Elevation [m]	Filter Elevation [m]	Bottom Elevation [m]	Flow [m³/h]
Atlas 10	189,812.0	8,115,272.3	428.1	428.8	348.8	9.3
Evandro 13	186,881.3	8,112,580.0	354.7	312.8	254.8	10.0
Evandro 14	186,771.4	8,112,518.2	353.4	357.3	345.3	7.4
Atlas 14	190,107.1	8,114,603.9	392.0	394.2	337.2	6.5
Atlas 16	190,081.7	8,114,580.1	371.6	389.4	349.4	7.8
Atlas 13	189,899.9	8,115,314.3	370.9	386.5	335.5	6.5
Atlas 09	190,173.3	8,114,587.1	374.3	389.7	337.7	7.2
Atlas 04	189,905.0	8,114,626.8	323.1	339.8	323.8	4.6

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 260

Figure 15-14 Location of the Dewatering Wells

It is important to highlight that the total flow refers exclusively to the contribution of groundwater, excluding flows associated with surface water drainage. Surface water management will be implemented through a peripheral drainage system and pumping of precipitation water falling on the pit footprints, with an estimated unaccounted volume of 75.0 m³/h.

The surface water component will represent an increase in water availability, particularly during periods of intense rainfall. Therefore, the mine’s water management will be based on two integrated approaches:

●	Continuous groundwater extraction, stabilized in steady-state with a flow rate of 75.0 m³/h;

●	Management and intermittent collection of surface water, depending on the evolution of the excavated areas and meteorological events.

This integrated infrastructure will ensure a reliable water supply for both the beneficiation plant and mine operations, guaranteeing consistent delivery, operational efficiency, and environmental control throughout the entire project life cycle.

For the design of the dewatering system under critical conditions, a 24-hour design rainfall with a return period (RP) of 10 years was adopted. To define this rainfall, daily precipitation data from the Araçuaí weather station (INMET code 83442) covering the period from 1961 to 2024 were used and processed to obtain the maximum annual precipitations. This work was carried out by WSP.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 261

The estimate of the maximum flow rate required for dewatering the pits of the Anitta Project (Table 15-5) was performed considering the combined contribution of groundwater, obtained through hydro-dynamic simulations, and the surface volume generated by precipitation. It was assumed that the rainfall falls exclusive on the footprint area of the pits, disregarding external contributions due to the presence of a peripheral drainage system.

Based on these assumptions, a period of 14 days (336 hours) was considered for the complete drawdown of the accumulated water level after the rainfall event, without the occurrence of additional significant rainfall during this interval. The required pumping flow rate was therefore determined by dividing the total accumulated volume between infiltration water and rainfall over this period.

The highest flow values were observed in the deeper and more extensive phases of the pits, particularly for the Anitta 3 pit (final phase, year 5), with a flow rate of 86.7 m³/h, and for the Anitta 2 pit (final phase, year 5), with a flow rate of 65.7 m³/h. For the Anitta 2.5 pit, the estimated flow rate is 36.5 m³/h. These values represent the design flow rates for the pumping system and will be periodically adjusted according to the progress of mining operations and actual field data.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 262

Table 15-5 Total Water Inflow and Dewatering Flow Rate Associated with the 14-Day Period

Pit	Mining Phase	Start Year	Constant Groundwater Inflow (m³/h)	Total 14 Days Ground water Inflow (m³)	Total volume of water associated with the rainfall event (m³)	Total Water Inflow (m³)	Required Discharge Flow Rate over 14 Days (m³/h)
Anitta 2	Phase 1	Year 0	0	0	8,545	8,545	25.4
Anitta 2	Phase 2	Year 3	7.5	2,520	12,035	14,555	43.3
Anitta 2	Phase 3	Year 4	7.8	2,620.8	14,387	17,007.8	50.6
Anitta 2	Phase 4	Year 5	11.1	3,729.6	18,332	22,061.6	65.7
Anitta 3	Phase 1	Year 0	0	0	5,839	5,839	17.4
Anitta 3	Phase 2	Year 1	5.4	1,814.4	11,467	12,981.4	38.5
Anitta 3	Phase 3	Year 3	5.4	1,814.4	18,019	19,833.4	58.9
Anitta 3	Phase 4	Year 5	16	5,376	23,739	29,115	86.7
Anitta 2.5	-	-	6.1	2,049.6	10,231	12,280.6	36.5

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 263

15.5	Mine Waste, Low-Grade Ore and Tailings Storage Facilities

15.5.1	Internal Drainage

The PDER-1 and PDE-2 internal drainage system was designed with the purpose of collecting contributions from the water influx resulting from recharge on the structure, preventing saturation and subsequent mass destabilization.

The internal drainage system of PDER-1 consists of 06 (six) trapezoidal internal drains, with 2 main drains (PDER-1-DP01, and PDER-1-DP02) and 4 (four) secondary drains (PDER-1-DS01, PDER-1-DS02, PDER-1-DS03, and PDER-1-DS04). PDE-2 has 3 (three) trapezoidal drains, with 1 (one) main drain (PDE02-DP01), and 2 (two) secondary drains (PDE02-DS01 and PDE02-DS02), in addition to both structures having a protective toe drain made of rockfill.

The Figure 15-15 presents the general layout of the internal drainage system for PDER-1 and PDE-2.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 264

Figure 15-15 General Layout of the Internal Drainage System for PDER-1 and PDE-2

A)
N
E(X)=187750
E(X)=188000
E(X)=188250
N(Y)=8114000
N(Y)=8113750
N(Y)=8113500
N(Y)=8113250
PDER01-DS02
PDER01-DP01
PDER01-DP02
PDER01-DS04
PDER01-DS03
ADA
B)
N
E(X)=190250
E(X)=190500
E(X)=190750
N(Y)=8114250
N(Y)=8114000
N(Y)=8113750
N(Y)=8113500

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 265

To determine the average monthly precipitation value for the contributing basin of the internal drainage system of PDER-1 and PDE-2, the historical rainfall data from the Fazenda Facão station (code 1742020), located in the municipality of Araçuaí/MG, was used. Due to the climatic patterns of the study area, with average precipitation rates lower than annual evapotranspiration, according to data from INMET, the maximum monthly precipitation obtained from the analyzed historical series was considered for the calculation of the design flow rates to be used in the dimensioning of the internal drainage system of PDER-1 and PDE-2.

The calculation of the recharge value should consider evapotranspiration, which represents the portion of the precipitated value, over the course of a year, that will return to the atmosphere in the form of vapor before reaching the basin outlet or infiltrating into the soil.

In the evapotranspiration study, the station with INMET code 83442, located in Araçuaí / MG, was analyzed. From the available data for this station, the average annual evapotranspiration was determined.

15.5.1.1	Internal Drain

The construction of the internal drains consists of three layers of transitions and draining core. Typical sections were adopted, as shown in Figure 15-16.

Figure 15-16 Typical Section – Internal Drain of PDER-1 and PDE-2

The cross-section of the main and secondary drains of PDER-1 and PDE-2 should consist of a 0.30 m layer of sand, a 0.30 m transition layer of Gravel 1, 0.30 m of Gravel 3, and a draining core made of rockfill.

15.5.1.2	Toe Drain

At the outlets of the internal drainage system, a rockfill protection structure must be implemented, whose function is to protect the drain from the transport of materials by the water flow. The toe drain, located in the outer zone of the downstream slope of the pile, should be made of rockfill with D50 = 200 mm. The Figure 15-17 shows the detail of the junction between the internal drain and the rockfill face of the PDER-1 and PDE-2 piles.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 266

Figure 15-17 Internal Drain Outlet Sections

15.5.2	Geotechnical Studies

For the future piles, three types of instrumentation have been defined. Figure 15-18 and Figure 15-19 show the instruments planned for PDER-1 and PDE-2, respectively, totaling 18 (eighteen) double-chamber piezometers, 3 (three) inclinometers, and 9 (nine) surface markers.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 267

Figure 15-18 Location of Instruments Provided for PDER-1

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 268

Figure 15-19 Location of Instruments Provided for PDE-2

For both structures, the installation of double-chamber piezometers is planned, with one chamber placed in the first expected material (colluvium) and the second in the material immediately underlying the first (shale saprolite). To ensure accurate placement of the chambers. The prior identification of the terrain profile before instrument installation should be determined by conducting geological-geotechnical surveys at the original location of each piezometer, in a technical specification to be detailed later. The objective is also to reach the bedrock for both the definition of the geological-geotechnical profile and future anchorage of the inclinometers when needed. Once the installation depth of the piezometers is defined. They should be installed, isolating each section of interest.

As the pile develops, the “raising” of the originally installed instrument covering on natural terrain should occur. In regions where the piling of waste rock is expected, every 1.5 m. The space around the instrument’s metal tube should be filled with gravel, which will serve as a foundation for the next rise until the final instrument elevation is reached, according to the geometric design of each pile. In embankment sections made of waste soil or tailings, this material should be locally placed to achieve the desired compaction of the waste.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 269

For the installation of inclinometers. The geological-geotechnical recovery drilling performed for the piezometers should extend to the bedrock section, which will also be detailed in a subsequent technical specification. Advanced up to 5.0 meters into the rock to eliminate the possibility of encountering a rock block. Once this elevation is known. The lower end of the guide tubes should be anchored into this rock to ensure a fixed reference point for the instrument. As expected for the piezometer, the inclinometer guide tube series should be raised along with the development of the pile, following a similar approach.

The surface markers, in turn, should be fixed at the final berms of each completed stage of the pile operation. As with the other instruments, the installation details of the instruments and the prior surveys will be detailed in a document to be prepared for the Detailed Phase of the project.

15.5.3	Geotechnical Stability Analysis

Stability analyses were conducted using the software Slide2, version 2020, from Rocscience. To evaluate the structures in relation to the limit equilibrium, three distinct methods were adopted: Spencer and GLE/Morgenstern-Price. The analysis was carried out considering non-circular failure surfaces, as the waste material presents heterogeneous characteristics, which does not justify assuming circular failure surfaces.

Table 15-6 presents the minimum safety factors according to the Brazilian technical standard NBR13.029 for the Preparation and Presentation of Tailings Disposal Design in Piles, 2024.

Table 15-6 Minimum Safety Factors for Tailings Piles (NBR 13.029:2024)

Analysis Type	Slope
Overall slope failure[a]	Operacional	Final
	1.5
Bench slope [b] Failure	1.3	1.5

Given the heterogeneity and characteristics of the waste piles, the minimum suggested Safety Factor, based on Limit Equilibrium Methods (LEM), should be considered as one of the assessments, not the sole determinant of the overall structure's safety. It should be accompanied by inspections, risk analysis and categorizations, appropriate engineering judgment, and other complementary evaluations.

b For a bench slope with predominance of rock, the minimum safety factor for the final geometry can be 1.3. A predominantly rocky slope is one in which mass resistance is primarily governed by the interaction between the blocks.

Thus, the analyses were evaluated under the following conditions indicated in Table 15-7.

Table 15-7 Adopted Admissible Safety Factors

Acceptable Safety Factor
Water Table	Type of Request	Type of Failure	Acceptable SF

Normal	Drained*	Overall	1.5

		Benchs	1.5

	Drained + earthquake (pseudo-static)*	Overall	1.1

Note: For non-circular ruptures.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 270

To define the groundwater table level, in the absence of instrumentation in the area, the 24-hour W.L. reading from the 9 boreholes drilled in the pile areas was used. For the regions of the streambeds, field observations and readings of the boreholes themselves were used, where the absence of perched water in the drains was verified.

The stability analyses were conducted considering effective stress resistance, using the Mohr-Coulomb criterion (effective cohesion, c', and effective friction angle, φ') and Hoek-Brown (UCS, GSI, mi, and D).

The stability analyses considered three distinct scenarios:

●	Scenario 1: drained conditions for the materials.

●	Scenario 2: pseudo-static drained conditions.

Additionally, for the PDER-1 structure, identified as the most critical scenario, the materials were analyzed considering two distinct approaches:

●	Approach 1: Core made of "sterile/soil" material; and

●	Approach 2: Core made of "coarse waste" material.

Table 15-8 represents the safety factors presented during the analysis of each section.

Table 15-8 SF Results - Stability Analysis

Anitta Project (Atlas Lithium)
PDER-1 – Core in waste/soil
1-1'
Type of Request	Type of Failure	Acceptable SF	Failure Surface	Obtained SF		Stable
				Spencer	GLE
Drained	Overall	1.5	Non-Circular	1.5	1.5	Yes
	Benchs	1.5	Non-Circular	1.5	1.5	Yes
Drained + earthquack (pseudo-static)	Overall	1.1	Non-Circular	1.4	1.4	Yes
2-2' (From right to left)
Type of Request	Type of Failure	Acceptable SF	Failure Surface	Obtained SF		Stable
				Spencer	GLE
Drained	Overall	1.5	Non-Circular	1.5	1.5	Yes
	Benchs	1.5	Non-Circular	1.5	1.5	Yes
Drained + earthquack (pseudo-static)	Overall	1.1	Non-Circular	1.4	1.4	Yes

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 271

Anitta Project (Atlas Lithium)
2-2' (From right to left)
Type of Request	Type of Failure	Acceptable SF	Failure Surface	Obtained SF		Stable
				Spencer	GLE
Drained	Overall	1.5	Non-Circular	1.5	1.5	Yes
	Benchs	1.5	Non-Circular	1.5	1.5	Yes
Drained + earthquack (pseudo-static)	Overall	1.1	Non-Circular	1.4	1.3	Yes
3-3'
Type of Request	Type of Failure	Acceptable SF	Failure Surface	Obtained SF		Stable
				Spencer	GLE
Drained	Overall	1.5	Non-Circular	1.5	1.5	Yes
	Benchs	1.5	Non-Circular	-	-	-
Drenada + sismo (pseudoestatica)	Overall	1.1	Non-Circular	1.3	1.3	Yes
PDE-2 - Core in waste/soil
4-4'
Type of Request	Type of Failure	Acceptable SF	Failure Surface	Obtained SF		Stable
				Spencer	GLE
Drained	Overall	1.5	Non-Circular	1.5	1.5	Yes
	Benchs	1.5	Non-Circular	1.5	1.5	Yes
Drained + earthquack (pseudo-static)	Overall	1.1	Non-Circular	1.4	1.4	Yes
5-5'
Type of Request	Type of Failure	Acceptable SF	Failure Surface	Obtained SF		Stable
				Spencer	GLE
Drained	Overall	1.5	Non-Circular	1.5	1.5	Yes
	Benchs	1.5	Non-Circular	1.5	1.5	Yes
Drained + earthquack (pseudo-static)	Overall	1.1	Non-Circular	1.7	1.7	Yes

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 272

15.5.4	Hydrological and Hydraulic Studies

The calculation of the design flow rates for the Surface Drainage of PDER-1 and PDE-2 was carried out considering a return period of 100 years for all structures in general, and 500 years for the peripheral channels. Structures of a temporary nature were designed with a return period (TR) of 50 years for peripheral channels and 20 years for the other elements.

The results of the hydrological and hydraulic studies carried out to develop the Basic Design of the Waste Rock Deposition Piles – PDER-1 and PDE-2 are presented on next sections.

15.5.4.1	Surface Drainage Layout

The design of the surface drainage system for the Waste Rock Deposition Piles (PDER-1 and PDE-2) was carried out based on the layout shown in Figure 15-20 and Figure 15-21, where the nomenclature used for each of the structures can be consulted.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 273

Figure 15-20 Surface Drainage Diagram of PDER-1

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 274

Figure 15-21 Surface Drainage Diagram of PDE-2

SUMP
Volume=22.000m³
CP-04
CP-09
CP-08
CP-4A
ENROCAMENTO
D50=ø25cm
ACESSO
PDE2
CP-3B
ENROCAMENTO
D50=ø130cm
CX-01
CP-1A
ENROCAMENTO
D50=ø80cm
CP-3A
ENROCAMENTO
D50=ø15cm
CP-1B
CP-02
N(Y)=8114400
N(Y)=8114200
N(Y)=8114000
N(Y)=8113800
N(Y)=8113600
E(X)=190400
E(X)=190600
E(X)=190800
N

SUMP
Volume=22.000m³
CP-04
CP-09
CP-08
CP-08
CX-03
ACESSO
PDE2
CP-06
CP-07
CP-05
CX-02
N(Y)=8114400
N(Y)=8114200
N(Y)=8114000
N(Y)=8113800
N(Y)=8113600
E(X)=190400
E(X)=190600
E(X)=190800
N
LEGENDA:
– CURVAS DE NÍVEL
– SUMP
– SETA DE FLUXO
– DIVISOR DE ÁGUA
– CAIXA DE PASSAGEM ESCAVADA
– ÁREA DIRETAMENTE AFETADA (ADA)
– CANAL/CANALETA TRAPEZOIDAL DE ENROCAMENTO
– BUEIRO SIMPLES CELULAR DE CONCRETO (BSCC)
– CANAL/CANALETA TRAPEZOIDAL EM LATERITA
– CANAL/CANALETA DE TOPO TRAPEZOIDAL EM LATERITA
– CANAL/CANALETA RETANGULAR DE CONCRETO PREMOLDADO
– ÁREA DESTACADA (PLANTA CHAVE)

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 275

15.5.5	Pile Geometric Design

For the design of the future PDER-1 and PDE-2, a "wedding cake" type geometry is planned, with PDER-1 being implemented in three phases and PDE-2 in two. For phase I of PDER-1 will be developed in the area shown in Figure 15-22. To ensure a satisfactory Factor of Safety (FS) considering the new test results, benches with a height of 20.0 meters, berm widths of 10.0 meters, and slope face angles of 37.6° (1V:1.3H) were designed for this stage, resulting in an expected waste disposal volume of 13.9 million cubic meters.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 276

Figure 15-22 General Layout of Phase I of PDER-1

N
E(X)=187600
E(X)=187800
E(X)=188000
E(X)=188200
N(Y)=8114200
N(Y)=8114000
N(Y)=8113800
N(Y)=8113600
N(Y)=8113400
505.00
482.50
525.00
545.00
565.00
545.00
525.00
505.00
485.00
465.00
445.00
485.00
505.00
525.00
545.00
PLANTA

For Phase II (Figure 15-23), DF+ maintained the same configurations for bench heights, berm widths, and slope face angles as in Phase I, expanding towards the southern boundaries of the area. In this scenario, the stacking of Phase II over Phase I (Figure 15-24) will result in an additional volume of 9.8 million cubic meters, leading to a total waste disposal volume (Phase I + Phase II) of 23.7 million cubic meters.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 277

Figure 15-23 General Layout of Phase II of PDER-1

N(Y)=8114500
E(X)=187750
E(X)=188000
E(X)=188250
N
N(Y)=8114250
N(Y)=8114000
N(Y)=8113750
N(Y)=8113500
505,00
585,00
525,00
505,00
485,00
465,00
445,00

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 278

Figure 15-24 Schematic Section of Phase II of PDER-1, Indicating the Geometry of Phase I to be Stacked

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 279

Requiring capacity for disposal is greater than the total presented in the two previous phases, DF+ developed a complementary arrangement for the pile, referred to as Phase III, considering optimization of the region according to the topography, as shown in Figure 15-25. In this configuration, Phase III maintained bench geometry like Phases I and II, achieving an additional stacking volume of 28.9 million cubic meters. In this final configuration, the total final volume reached 52.6 million cubic meters, with PDER-1 reaching a final height slightly exceeding 200 meters at its highest section.

Figure 15-25 General Layout of Phase III of PDER-1

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 280

Figure 15-26 Schematic Section of Phase III of PDER-1

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 281

For PDE-2, the geometric design of Phases I and II was developed by DF+ throughout 2025. For Phase I (Figure 15-27 and Figure 15-28), benches were designed with a height of 20 meters, berm widths of 10 meters, and slope face angles of 34° (1V:1.5H), not exceeding four benches at the highest section (approximately 80 meters total). For this phase, the pile will have a capacity to accommodate 4.4 million cubic meters of waste.

Figure 15-27 General Layout of Phase I of PDE-2

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 282

Figure 15-28 Schematic Section of Phase I of PDE-2

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 283

For Phase II of PDE-2, as in the case of PDER-1, an expansion of the pile's area limit was requested to meet the expected production volume of waste. In its final configuration (Figure 15-29 and Figure 15-30), the geometry of the benches was maintained, and with the expanded limits, a volume of 7.2 million cubic meters was achieved. of which 2.8 million cubic meters refer to restacking.

Figure 15-29 General Layout of Phase II of PDE-2

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 284

Figure 15-30 Schematic Section of Phase II of PDE-2

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 285

Finally, since the faces of each of the structures will be composed of rockfill, no revegetation will be implemented on the slopes. However, a lining will be installed on the berms to allow the transit of equipment and vehicles during the operation and monitoring of the structures.

15.5.6	Volumes of Waste and Tailings Produced

Based on the estimated production of waste rock and tailings, for the first five years of operation, the volumes of these materials have been quantified as shown in Table 15-9. Future sequencing and material handling beyond this period will be detailed as part of the upcoming PDE-03, ensuring continuity and alignment with project development.

Table 15-9 Expected Generation of Tailings and Waste Rock in the Anitta Project

Category	Volume (m³)
	Weathered Waste	Fresh Waste	Tailings
Pre-stripping	899,066	108,824	0
Year 1	3,901,797	5,510,596	574,566
Year 2	3,539,981	9,643,563	574,566
Year 3	2,798,002	13,233,031	574,566
Year 4	0	10,500,506	574,566
Year 5	0	1,388,113	574,566
TOTAL	11,138,845	40,384,633	2,872,832

15.5.7	Disposal of Waste Rock and Tailings

To ensure the stability of the structures (PDER-1 and PDE-2), the disposal of materials must be carried out in a zoned manner. Thus, in PDER-1, the weathered waste rock and the tailings must be placed in the central portion of the structure, while the fresh waste rock should be placed in the external portion. In PDE-2, the weathered waste rock must be disposed of in the central portion, and the fresh waste rock in the external portion.

Based on this premise, the disposal capacity for waste rock and tailings in the piles was determined, as shown in Table 15-10 and Table 15-11.

Table 15-10 Waste Rock and Tailings Disposal Capacity in PDER-1

Volume (m³)
Weathered Waste / Tailings	Fresh Waste	Total
12,912,960	36,141,512	49,054,472

Table 15-11 Waste Rock Disposal Capacity in PDE-2

Volume (m³)
Weathered Waste / Tailings	Fresh Waste	Total
578,862	5,436,711	6,015,573

The volume of materials to be deposited in the PDER-1 and PDE-2 piles was quantified, as presented in Table 15-12.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 286

Table 15-12 Deposition of Waste and Waste in Piles

	Volume (m³)
	Weathered waste	Tailing	Fresh Waste
Total material generated	11,138,845	2,872,832	40,384,633
PDER-1 capacity	12,912,960		36,141,512
PDE-2 capacity	578,862	-	5,436,711
Additional need	0	519,856	(1,193,591)

Based on this assessment, it was determined that PDER-1 and PDE-2 will be capable of accommodating the entire volume of fresh waste produced up to year 5. Furthermore, it was identified that from the fifth year onward, there will be an excess volume of approximately 519.856 m³ of tailings. This relatively small volume can be allocated to the Pile 3, whose design is currently under development.

15.6	IT and Communication Infrastructure

The proposed IT infrastructure ensures efficient support for mining operations, promoting safety, regulatory compliance, and operational efficiency, and considers the following items, illustrated in Figure 15-31.

Figure 15-31 Illustrative Diagram of IT Infrastructure

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 287

15.6.1	WAN (Wide Area Network)

The project’s WAN architecture includes redundant internet connections via fiber optic (we will extend an existing fiber optic cable from a local ISP that is present in the Nossa Senhora das Neves Community) and radio communication (we already have a Radio Internet Circuit in a support area that is closed to Anitta 2. The current circuit is 100 Mbps (can be increased at any time) and is used by the Atlas Team and visitors).

Fiber will serve as the main communication link, while a radio link will provide contingency through automatic failover. Load balancing will be configured to maintain performance and system stability during critical operations.

15.6.2	LAN (Local Area Network) and WLAN (Wireless Local Area Network)

The local network infrastructure is based on a hierarchical star topology, with core and edge switches interconnected at 1 Gbps in administrative areas and in operational zones. The WLAN system is based on Wi-Fi 6 (802.11ax), offering high-speed wireless coverage in offices and production units. Key components include:

●	Structured cabling with Cat6 and fiber optics.
●	Wireless controller with centralized management.
●	VLAN segmentation to improve security and performance.
●	Organized racks with temperature control and uninterruptible power supplies (UPS).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 288

Figure 15-32 Illustrative Design of IT and TA Backbone

714 - GATEHOUSE - MINE PIT
821 - LABORATORY (TRANSHIPMENT)
723 - WORKSHOP
172 - UTILITIES SUBSTATION (NOTE 1)
172 - PROCESS AREA
724 - WAREHOUSE
722 - CONTROL ROOM (NOTE 1)
711 - ADMINISTRATIVE / MAIN OFFICE
172 - DMS
714 - GATEHOUSE - PERSONEL
714 - GATEHOUSE - DISPATCH TRUCKS (NOTE 6)

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 289

15.6.3	Data and Voice Communication Systems

Communication systems follow a unified model based on Microsoft Teams for VoIP calls, corporate chat, and video conferencing. In operational areas, a push-to-talk (PTT) radio system will be implemented to ensure agile and secure communication among field teams.

Key components include:

●	Unified communications via Microsoft Teams on desktop and mobile devices.
●	Integration with corporate directory and calendar for presence awareness and scheduling.
●	PTT radios with dedicated channels for operational and safety teams.
●	Communication redundancy through radio systems in case of network issues.

These solutions ensure seamless and reliable communication between administrative and operational areas, covering all work shifts and operational scenarios.

15.6.4	Security Systems

Site security is supported by a CCTVs system composed of high-resolution IP cameras, including night-vision and PTZ models, installed at strategic plant locations (total of cameras that will be installed: 31). Feeds are monitored in real time from a centralized security room and archived for up to 90 days on redundant NAS devices, with cloud backup for extended retention.

An access control system will also be implemented, using RFID badges and biometric readers to:

●	Control the entry and exit of personnel and vehicles.
●	Restrict access to sensitive areas.

15.6.5	Information Security

Information security is based on a multi-layered defense strategy, including:

●	Firewall, endpoint protection, and Microsoft Defender.
●	Access control policies with multi-factor authentication (MFA).
●	Frequent audits of permissions and data protection measures.
●	Incident response plans and protections against ransomware and phishing.
●	Data backup and recovery to mitigate risks of loss of essential information.
●	Cybersecurity monitoring to protect against external attacks and internal threats.

15.6.6	Regulatory Compliance and Auditing

The IT environment is aligned with international standards and applicable legislation, including:

●	ISO 27001, GDPR, LGPD for the protection of sensitive data.

●	Business continuity plans to ensure uninterrupted operations.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 290

15.7	Processing Area

15.7.1	ROM PAD/ Crushing Area/ Crushed Ore Storage Reclaim – Area 310

The ROM PAD and Crushing Area covers a 12,000m² footprint that receives the run of mine (ROM) material from the pit via haul trucks. The haul trucks will deliver to one of 5 different stockpiles or ROM Fingers (320-SPL-001@005) based on grade and contamination content, which is then blended by ratios to achieve the desired plant feed composition. This material is then fed to the Crushing Circuit by a front-end loader.

The crushing plant consists of a 1.2 MTPA plant with 3 stages of crushing and 2 screening stages. The Primary Crushing is open circuit using a jaw crusher, and the Secondary and Tertiary Crushing in closed circuit with cone crushers. The closing screen size in the comminution circuit is 9.5 mm. The crushing circuit product material is directed to the "Crushed Ore Storage and Reclaim" stockpile (320-SPL-015), an additional area of approximately 7,500 m², from where a loader starts the process by feeding the Feed Preparation area.

Figure 15-33 illustrates ROM PAD, crushing area, and crushed ore storage reclaim of Area 310. Figure 15-34 displays the crushing flow chart and Figure 15-35 illustrates the crushing layout.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 291

Figure 15-33 ROM PAD/ Crushing Area/ Crushed Ore Storage Reclaim – Area 310

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 292

Figure 15-34 Crushing Flowchart

320-SPL-001
320-SPL-002
320-SPL-003
320-SPL-004
320-SPL-005
NOTE 4
ROM PAD, RAMP & WALL
F100 = 700mm
001
NOTE 1
320-CRS-001
002
320-CVR-001
NOTE 5
320-SCN-001
003
-9.5mm
+9.5mm
004
320-CVR-005
P100 = 9.5mm
010
320-SPL-010
NOTE 2
320-CVR-002
NOTE 1
320-CRS-002
005
006
NOTE 5
320-SCN-002
-9.5mm
008
+25mm
007
320-CVR-003
009
320-CVR-004
NOTE 1
320-CRS-003
320-SPL-015
NOTE 3

Figure 15-35 Conceptual Crushing Layout Plan

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 293

15.7.2	Feed Preparation – Area 410

The Feed Preparation Area is the preliminary wet processing section of the wet process plant. The crushed ore material is reclaimed by front end loader and deposited in the FEL Feed Bin. The material is extracted from the feed bin via a belt feeder and conveyor, repulped with water in a feed box, and transferred to a vibrating screen with 0.85 mm x 18.5 mm aperture screen panels. The purpose of this classification step is to remove the fine -0.85mm crushed ore which is too fine to be processed in the DMS Plant. This material is directed to the tailings system. The screen oversize material is comprised of a -9.5+0.85mm particle size distribution which is transferred to a conveyor and then delivered to the Primary DMS Plant for further processing.

Figure 15-36 represents Area 410 and Figure 15-37 illustrates a crushing flowchart.

Figure 15-36 Feed Preparation – Area 410

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 294

Figure 15-37 Feed Preparation Flowchart

WATER
600-001
607
WATER
600-001
614
410-BIN-001
101
410-CBF-001
410-TMG-001
S
410-CVR-010
410-BWT-001
BIN-002
INSTRUMENT AIR
COMPRESSED AIR
610-001
703
M
410-SCN-012
103
410-SMP-001
410-PMP-003
102
410-CVR-011
410-BIN-003
410-CBF-002
410-CVR-012
410-BWT-002
102
PRIMARY DMS
420-001
103
DEWATERING AND GRIT
450-001
410-PMP-001

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 295

15.7.3	Primary DMS – Area 420

The first unit operation within Area 420 is a subsequent fine particle removal on the Deslime Screen, which removes any residual fine ore (-0.6mm material) prior to the Primary DMS.

Dense media separation (DMS) is a mineral processing method that facilitates the separation of particles based on their density (also known as specific gravity) differences. This is achieved by creating a fluid or slurry with a specific gravity (SG) that lies between the 2 particles that need to be separated. For example, if a mineral of interest such as spodumene has an SG of 2.95, and the gangue material has an SG of 2.70, if a fluid with a SG of 2.80 existed, one particle would float, and the other would naturally sink in that liquid. This is the principle of DMS.

A fine powdered material called ferrosilicon (FeSi) is mixed with water to create a slurry, and water is added and removed under careful control to modify the slurry SG and control the SG separation point (also known as the cut point).

The FeSi slurry at the desired SG is mixed with the ore in a specialized DMS mixing box and is fed to a DMS cyclone which separates the ore from the gangue material, with the heavy spodumene/pegmatites discharging from the cyclone spigot and the lighter gangue material discharging from the cyclone overflow. This separation is typically performed in 2 stages, (hence Primary and Secondary DMS) which results in a more efficient separation with superior recovery. The slurry that is discharged from the hydro cyclones is delivered to drain and rinse screens which recover the FeSi for re-use by draining and washing the ore with water.

In general, one stage of DMS consists of a DMS Mixing Box (which facilitates a constant head pressure on the DMS Cyclone Feed Pump suction), DMS cyclone, vibrating drain and rinse screens, pumps and densifier for regulating density and separating the floats and sinks materials, in addition to a magnetic separator and demagnetizing coil for recovering the FeSi. The DMS consists of 2 circuits, a Correct Medium circuit, and a Dilute Medium Circuit, which operate together to recover FeSi and control the density of the FeSi slurry by removing and adding water as required. This is achieved using densitometers, pipe densifiers and magnetic separators.

Figure 15-38 and Figure 15-39 represents the 3D model of Neves Project for the Primary DMS.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 296

Figure 15-38 Primary DMS – Area 420 - View 1

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 297

Figure 15-39 Primary DMS – Area 420 - View 2

15.7.4	Primary Floats Stockpile – Area 510

As mentioned in the previous section, the process of concentrating spodumene via dense medium separation is based on the separation between float and sink materials via density. In this case, the spodumene is the denser material (being the mineral of interest). As a reject of primary DMS, the less dense material (floats) is directed to a waste stockpile, called the Primary Floats Stockpile, as shown in Figure 15-40.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 298

Figure 15-40 Primary Floats Stockpile – Area 510

15.7.5	Interstage Screening – Are 430

The Interstage Screening Area has the function of receiving the sinks material from the Primary DMS and classifying it on a vibrating screen, equipped with 0.5 mm x 8 x 8.8 mm HFSWF aperture panels, directing the oversize to the secondary DMS and the undersize to the tailings system.

Figure 15-41 represents the interstage screening of Area 430 and Figure 15-42 illustrates the crushing flowchart.

Figure 15-41 Interstage Screening – Area 430

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 299

Figure 15-42 Interstage Screening Flowchart

WATER
600-001
611
EFFLUENT WATER
600-001
615
PRIMARY DMS
420-001
217
430-CVR-014
430-CVR-015
304
303
430-CVR-016
430-BIN-001
SPR-001
301
M
INTERSTAGE
SCREEN
430-SCN-018
C
302
430-BWT-001
430-CVR-017
INSTRUMENT AIR
COMPRESSED AIR
610-001
705
430-SMP-001
430-PMP-018
301
SECONDARY DMS
440-001
302
DEWATERING AND GRIT
450-001
430-PMP-017

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 300

15.7.6	Secondary DMS – Area 440

The interstage screen assisted with removal of residual fine particles and some dewatering prior to the Secondary DMS which assists with SG control in the next stage of DMS processing. The sinks material from the Primary DMS provides the feed material for the Secondary DMS Area. For spodumene processing, the secondary DMS stage will operate at a higher FeSi SG than the primary DMS stage. The floats material is rejected again, while the sinks material from the Secondary DMS is the final product of the process (concentrated spodumene).

As with the primary DMS, the secondary DMS consists of a DMS Mixing Box, a DMS cyclone, vibrating drain and rinse screens, pumps and a densifier to regulate density and to separate floats and sinks materials, in addition to a magnetic separator to recover the FeSi utilized in this second separation stage.

Figure 15-43 and Figure 15-44 represents the 3D model of Neves Project for the Secondary DMS.

Figure 15-43 Secondary DMS – Area 430 - View 1

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 301

Figure 15-44 Secondary DMS – Area 430 – View 2

15.7.7	Secondary Floats Stockpile – Are 520

Analogous to the purpose of the Primary Floats Stockpile, the Secondary Floats Stockpile receives the floats/rejects material from the Secondary DMS stage.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 302

Figure 15-45 Secondary Floats Stockpile – Area 520

15.7.8	Final Product Stockpile – Area 530

The sinks material from the Secondary DMS is the final product of the process (concentrated spodumene in the range of 5.0-6.0%w/w), which is transferred by conveyors to the Final Product Stockpile.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 303

Figure 15-46 Final Product Stockpile – Area 530

15.7.9	Tails Handling – Area 450

The tailings area is comprised of a thickener, pumps, flocculant skids, filter feed tanks with agitators, and a vacuum horizontal belt filter. All effluent separated in the process is directed to the thickener, a unit operation in which filtered water is recovered for reuse in the process, and the tailings slurry is dewatered to around 50%w/w solids prior to being filtered for dry stack tailings. The thickener U/F slurry is directed to two buffer tanks prior to feeding the vacuum filter belt.

In the vacuum belt filter, a final solid-liquid separation occurs whereby the slurry moisture is reduced to around 15%. The recovered water/filtrate is recirculated to the thickener, and the cake containing minimal moisture is directed to the conveyor that feeds the grit stockpile. This material represents the plant fine tailings which is recombined with the coarse rejects for a dry stack tailings deposition process.

Figure 15-47 illustrates tails handling of Area 450 and Figure 15-48 illustrates the tails handling flowchart.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 304

Figure 15-47 Tails Handling – Area 450

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 305

Figure 15-48 Tails Handling Flowchart

WATER
600-001
RAW WATER
600-001
FEED PREPARATION
410-001
PRIMARY DMS
420-001
INTERSTAGE SCREENING
430-001
EFFLUENT O/F
600-001
622
621
103
205
302
612
513
515
514
516
450-FLP-001
450-FLP-002
506
507
511
502
503
504
505
508
509
512
501
450-SMP-001
450-SMP-002
450-THK-001
450-TNK-001
450-TNK-002
450-BFI-001
450-MFM-001
450-PMP-003
450-PMP-006
450-PMP-004
450-PMP-001
450-PMP-007
450-PMP-008
450-PMP-009
PAD-001
450-PAD-002
510
TAILS
510-001
INSTRUMENT AIR
450-001
707
WATER
600-001
WATER
600-001

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 306

15.7.10	Grit Stockpile – Area 540

As mentioned in the previous section, the filter cake generated by the horizontal belt filter, discharges onto a conveyor that feeds the Grit Stockpile. Figure 15-49 illustrates the grit stockpile in Area 540.

Figure 15-49 Grit Stockpile - Area 540

15.7.11	Water Tanks – Areas 620 and 630

The water tank area is comprised of 3 key water tanks: the process water tank, the firewater tank, and the effluent water tank. Water is recovered from remote bores and supplies the raw water ponds. Water is pumped from pond 630-DAM-002 to these three tanks to replenish the mine’s water, passing through a sand filter before feeding the effluent water tank, which consists, in fact, of a buffer for the closed circulation of the water used in the DMSs (FeSi entrained water). The capacity of the effluent water tank is around 15 m³. The Process Water Tank receives the filtered water from the thickener and distributes it throughout the plant. Its capacity is 879 m³.

Finally, the Firewater Tank has a capacity of 218m³ and is connected to a firefighting skid, which consists of electric and diesel pumps that pressurize the plant's buried firewater ring main.

The Figure 15-50 represents the areas 620 and 630 of the project.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 307

Figure 15-50 Water Tanks – Areas 620 and 630

15.7.12	Compressed air – Area 610

The plant's compressed air system consists of compressors, filters, dryers and accumulator vessels, separated into two systems: one dedicated to the DMS instruments (primary and secondary), and the other for air service for all units. These compressors are located near the tailings and water tanks area.

15.7.13	Emergency Ponds – Area 630

Emergency ponds (630-DAM-005) are ponds to be used as an emergency in the event of vacuum belt filter shutdowns. Their geometry and construction methods allow the sedimentation of fines, filtering the water in a porous containment wall with a textile blanket. The water that infiltrates this wall is collected in a channel and directed to the plant drainage system. Since this filtration process has a flow rate lower than the potential inflow of the slurry into the ponds, pumps are provided to pump the contents back to the thickener.

The highlighted part of Figure 15-51 corresponds to the emergency ponds.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 308

Figure 15-51 Emergency Ponds

15.7.14	Mine Support Area / Truck Shop / Truck Wash

The operation of the mine will be outsourced, so the Project's engineering team does not foresee the construction of a support structure for the mine by Atlas. In the mine operation outsourcing contract, it will be stipulated that the contractor will build its own required support structure, in addition to using the existing area to be made available by Atlas. This will allow the contracted company to adapt the installations according to the size of the equipment in its fleet. Atlas will supply water and electricity to the contracted company's premises at the mine site.

15.8	Support Buildings – Processing Plant

15.8.1	Plant Administration – Building

The following premises were considered when designing the administrative building:

●	Male/female ratio adopted: 50/50% for administrative staff
●	Maximum number of people using the administrative building: 40 people

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 309

The administrative building will receive modular construction considering thermoacoustic panels and includes the following internal areas:

Table 15-13 Administrative Office Building

Administrative Office Environment	m²
Reception (6 Seats)	15
Administrative Staff (10 Stations)	45
Operational Staff (20 Stations)	90
Management Room 01	8
Management Room 02	8
Management Room 03	8
Management Room 04	8
Management Room 05	8
Meeting Room 8 People	15
Meeting Room 16 People	30
Technical Archive	5
Cafeteria	10
Women's Toilet	12
Men's Toilet	12
Toilet for People with Disabilities	4
Cleaning Material Deposit	4
Electrical Room	15
It Room	15
Estimated Total	312

Figure 15-52 Administrative Building – Perspective View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 310

Figure 15-53 Administrative Building – Inside View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 311

Figure 15-54 Administrative Building – Plan View

TOILETE FOR
PEOPLE WITH
CLEANING MATERIAL
DEPOSIT
MANAGEMENT ROOM 4
MANAGEMENT ROOM 5
RECEPTION
MEN'S TOILET
CAFETERIA
WOMEN'S TOILET
ADMINISTRATIVE STAFF
IT ROOM
HALL
CIRCULATION
OPERATIONAL STAFF
MANAGEMENT ROOM 1
MANAGEMENT ROOM 2
MANAGEMENT ROOM 3
MEETING ROOM
16 PEOPLE
MEETING ROOM
8 PEOPLE
TECHNICAL
ARCHIVE
ELECTRICAL ROOM
BOOT WASH STATION

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 312

15.8.2	Canteen – Area 712

The program was dimensioned and developed considering that there will be no food production on site, that is, it will come ready, packaged properly and will only be distributed on site. A maximum staff of 60 people was considered per shift. The program includes the following internal areas:

Table 15-14 Canteen

Canteen Environment	m²
Access/Hygiene Hall	15
Women's Toilet	12
Men's Toilet	12
Toilet for People with Disabilities	4
Hall of Entrance	120
Kitchen	25
Women's Locker Room (for Cafeteria’s Employee)	10
Men's Locker Room (for Cafeteria’s Employee)	10
Locker Room for People with Disabilities	10
Receiving Dock	10
Storage	8
Washing and Storage	8
Cleaning Material Deposit	4
Garbage	5
Circulation	15
Estimated Total	268

Figure 15-55 Canteen – Perspective View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 313

Figure 15-56 Canteen – Inside View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 314

Figure 15-57 Canteen – Plan View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 315

15.8.3	Outpatient Clinic – Area 713

The Medical Outpatient Clinic program includes the following internal areas:

Table 15-15 Outpatient Clinic

Outpatient Clinic Environment	m²
Reception	10
2 Bed Ward	20
Medical Room	8
Toilet For People with Disabilities	4
Locker Roomfor Clinic Staff	12
Purge Room	4
Waste Area	4
Circulation	10
Parking Lot for Ambulance	45
Estimated Total	117

Figure 15-58 Outpatient Clinic – Perspective View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 316

Figure 15-59 Outpatient Clinic – Inside View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 317

Figure 15-60 Outpatient Clinic – Plan View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 318

15.8.4	Main Gatehouse – Area 714

The Main gatehouse is intended for the delimitation and access control of industrial unit. The building provides an external covered access control area for 2 turnstiles, to personnel entrance. The gatehouse will control the access and exit of vehicles on the site in 2 lanes, one for entry and one for exit for light vehicles and trucks, all controlled by gates. A training room is also planned in the building.

Table 15-16 lists the main gatehouse program including the following internal areas:

Table 15-16 Main Gatehouse

Main Gatehouse Environment	m²
Doorman - 2 Seater	10
Cafeteria	4
Waiting Room - 5 Seats	12
Fem Toilet (Also Serves People with Disabilities)	4
Male Toilet (Also Serves People with Disabilities)	4
Cleaning Material Deposit	3
Covered Access	20
Training Room (8 Seats)	15
Estimated Total	70

Figure 15-61 Main Gatehouse – Perspective View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 319

Figure 15-62 Main Gatehouse – Inside View

Figure 15-63 Main Gatehouse – Plan View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 320

15.8.5	ROM PAD Gatehouse – Area 714

Due to the arrival of access to the concentration plant, there is a need for a dedicated entrance for trucks loaded with ore from the pits. Table 15-17 lists the ROM PAD Gatehouse areas:

Table 15-17 ROM PAD Gatehouse

ROM PAD Gatehouse Environment	m²
Doorman Room	10
Sanitary	3
Estimated Total	13

Figure 15-64 ROM PAD Gatehouse – Perspective View

Figure 15-65 ROM PAD Gatehouse – Inside View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 321

Figure 15-66 ROM PAD Gatehouse – Plan View

15.8.6	Dispatch Gatehouse – Area 714

Due to the arrival of access to the concentration plant, there is a need for a dedicated dispatch gatehouse for trucks loaded with concentrated spodumene or material to be deposited on the Waste and Tailing Dump. Table 15-18 lists the Dispatch Gatehouse areas.Figure 15-67, Figure 15-68, and Figure 15-69 illustrate the Gatehouse:

Table 15-18 Dispatch Gatehouse

Dispatch Gatehouse Environment	m²
Doorman Room	10
Sanitary	3
Estimated Total	13

Figure 15-67 Dispatch Gatehouse – Perspective View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 322

Figure 15-68 Dispatch Gatehouse – Inside View

Figure 15-69 Dispatch Gatehouse – Plan View

15.8.7	Locker Room – Area 715

The following premises were considered when designing the locker room:

●	Total workforce of the industrial plant – 150 people

●	Male/female ratio adopted: 70/30% for operational staff and 50/50% for administrative staff

●	Maximum number of people using the locker room: 60 people per shift

The Locker Room will receive modular construction considering thermoacoustic panels and will serve all operational staff, in addition to the staff of the Workshop and Warehouse. The Locker Room program includes the following internal areas:

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 323

Table 15-19 Locker Room

Locker Room Environment	m²
Women's Locker Room (18 People + 45 Lockers)	75
Men's Locker Room (42 People + 105 Lockers)	165
People With Disabilities Locker Room	12
Garbage Deposit	5
Cleaning Material Deposit	4
Estimated Total	261

Figure 15-70 Locker Room – Perspective View

Figure 15-71 Locker Room – Inside View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 324

Figure 15-72 Locker Room – Plan View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 325

15.8.8	Waste Deposit – Area 717

The building is dedicated to the disposal and separation of industrial waste. It has five bays for class II waste, separated into glass, metal, paper/cardboard, plastic and rejects. There is also one compartment for class I hazardous waste, restricted by masonry and ventilated by a steel grate, and has a 10 cm containment dike at the door threshold. The ceiling height is around 3.00 m. The right and left sides, as well as the back, are sealed with masonry up to the roof. Front part in half wall and steel door, at a height of 1.30 m, except for the compartment intended for the storage of hazardous waste which will be completely isolated.

The building's use program includes:

Table 15-20 Waste Deposit

Waste Deposit Environment	m²
Recyclable Paper	3,20
Recyclable Plastic	3,20
Recyclable Glass	3,20
Recyclable Metal	4,26
Waste – Non-Recyclable	4,26
Hazardous Waste	4,10
Estimated Total	22,22

Figure 15-73 Waste Deposit – Perspective View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 326

15.8.9	Control Room Support Building – Area 722

Given that the control room will be provided as an E-House, to be positioned above the substation serving the DMSs, and this electro center does not have bathrooms or support/meeting spaces, a support building was designed close to the control room, and its use program is according to the following table:

Table 15-21 Control Room Support Building

Control Room Environment	m²
Administrative Support	9
Cafeteria	4
Sanitary Fem.	3
Sanitary Men.	3
Estimated Total	19

Figure 15-74 Control Room Support Building – Perspective View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 327

Figure 15-75 Control Room Support Building – Inside View

Figure 15-76 Control Room Support Building – Plan View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 328

15.8.10	Workshop – Area 723

The use of containers, for the delimitation of the building and configuration of the support program, and vinyl canvas coverage on a metal structure, which must be fixed on the containers, will be considered as a construction system. The ceiling height will be approximately 5.20m, guaranteed by the stacking of 2 containers. On the west façade, vinyl canvas closure with mesh windows will be foreseen, for natural ventilation, as well as exhaust fans on the roof.

The containers will be 40ft and these will be emptied during the electromechanical assembly process and will already be on site for the process of adaptation and use of the structure.

Therefore, the supply and installation of materials and all sealing elements - floor, wall, roof, internal coatings, partitions and ceilings, as well as sanitary ware and metal, accessories, frames, hydraulic and electrical installations, and exhaust fans - must be included.

The entire program must be allocated on the ground floor, so that the containers stacked above remain closed and serve only to ensure the necessary ceiling height. The building's use program includes:

Table 15-22 Workshop

Workshop Environment	m²
Workshop	446.50
Tool Shop	25.15
Deposit	25.15
Administrative Office	25.15
Women's Toilet	9.35
Men's Toilet	15.20
Cafeteria	25.15
Equipment Storage Room	25.15
Flammable Liquids Storage Room	25.15
Estimated Total	621.95

Figure 15-77 Workshop – Perspective View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 329

15.8.11	Warehouse – Area 724

The construction will consist of pillars and metal beams, with lateral closure and vinyl canvas covering. Includes materials and installation of all internal and external sealing elements such as floor, wall, roofing, coatings, partitions, ceilings, sanitary ware and metals, accessories and frames.

It is designed with a leveled concrete floor with smooth finish in the internal areas and surface hardener. An overload of 2.0 t/m3 or a Munck type vehicle with a maximum axle load of 17 tonnes was adopted to the floor designed.

A large yard is planned for storing external items (the entire area is fenced), as well as the positioning of containers, for an additional storage area. Two of these containers will have intervention, one of which will be dedicated to the storage of chemical products where ventilation shutters should be installed, and another should be a refrigerated container. The containers will be 40 ft and these will be emptied during the electromechanical assembly process and will already be on site for the process of adaptation and use of the structure.

The building's use program includes:

Table 15-23 Warehouse

Warehouse Environment	m²
Warehouse	372.1
Office	54.4
Sanitary	9.2
Cafeteria	10.1
Deposit	4.7
Estimated Total	450.5

Figure 15-78 Warehouse – Perspective View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 330

15.9	Support Buildings – Mining Facilities

15.9.1	Mine Operation Support Area

For the implementation of the mine's operation support area, a sector located in the vicinity of the Anitta 02 and Anitta 03 pits was designated, in a strategically defined position to ensure easy access, logistical efficiency and direct integration with the mining fronts. This area will house the essential support structures for mining activities, such as workshops, warehouses, truck yards, administrative areas and other operational support facilities.

The implementation, operation and maintenance of these structures will be the responsibility of the company contracted to carry out the mining activities, according to the guidelines established in the project. This definition ensures that facilities are developed in compliance with current technical, environmental and safety requirements, while seeking to optimize operational displacements and reduce the response time of field routines, contributing to the overall efficiency of the mine operation.

As part of the contracting process, a specific technical requisition was prepared, which included the need to build the support area. The proposals received by the proposing companies contemplated these structures, presenting solutions with a similar construction standard.

The proposed layout, presented ahead, reflects the consolidated model of the planned structures, with the spatial organization developed based on criteria of operational functionality, safety and optimization of internal flows. The layout of the facilities was planned in order to facilitate access to the equipment, ensure the fluidity of operations and ensure efficient integration with the other areas of the project.

15.9.2	Essential infrastructure to be implemented

●	Maintenance workshop
●	Equipment and furniture for offices and maintenance workshops
●	Sanitary facilities and living areas (cafeteria and rest)
●	Warehouses and temporary storage areas
●	Parking for light and heavy vehicles
●	Security and fencing measures
●	Lubricant storage and distribution facilities
●	Infrastructure for washing equipment
●	Tire shop - Area for handling, assembly and storage of tires
●	Infrastructure for water supply, lighting, electricity and distribution
●	Sewage and wastewater treatment systems
●	Power generation for all mine facilities
●	IT and Communication infrastructure

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 331

Figure 15-79 General Layout of the Suggested Mine Operation Support Area

As mentioned, this support structure for the Mine operation will be the responsibility of the company to be hired to carry out the mine operation activities, therefore. A specific technical requisition was prepared for the Mine Operation activities and including the need to build the mine support area, Atlas received the proposals from the proponents where these structures were included and then the model of the structures planned according to the proposals is presented, all proposals presented the same standard.

Figure 15-80 Typical Mining Facilities to be Implemented – View 1

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 332

Figure 15-81 Typical Mining Facilities to be Implemented – View 2

Figure 15-82 Typical Mining Facilities to be Implemented – View 3

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 333

Figure 15-83 Typical Mining Facilities to be Implemented – View 4

15.9.3	Fueling Station and Storage

As indicated on Figure 15-1, the fuel station will be located in the mining facilities support area. The fueling system and storage is being planned to be contracted to a specialized company. The Contractor will supply and operate all the required infrastructure including equipment maintenance. The Contractor responsibility will include the following:

●	Incoming Fuel Receiving
●	In-pit equipment fueling service
●	Fuel Quality and Storage monitoring and control. The storage meets TSSA approved double-walled
●	Fueling station apparatus maintenance

The fuel station will be equipped with the following:

●	One 60 m³ tank (60,000 liters)
●	One 30 m³ tank (30,000 liters)
●	One high flow feed pump (250L/min)
●	One regular feed pump (90L/min)
●	Automation to storage and consumption control.

Figure 15-84 shows a typical fueling system and storage tank arrangement.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 334

Figure 15-84 Typical Fueling System and Storage Tank Arrangement

The total diesel estimated consumption for the open pit equipment amounts to 667,000 liters per month. The tanks shall be loaded by fuel delivery trucks with a maximum capacity of 11,400 liters and will require 59 load deliveries per month.

Each of the gensets will be equipped with a total of 25,000 liters (15,000 liters storage tank + 2,000 liters for each group of gensets). The calculated genset diesel consumption is projected at 540,000 liters per month (6.5 M liters/year).

Atlas will make sure that the tanks are regularly filled not to disrupt equipment operations.

15.9.4	Explosives Magazine

The predominant rock types of Neves Project are pegmatite and schist, representing, respectively, the ore and the waste to be mined. Due to their physical and mechanical characteristics, these lithologies require specific fragmentation techniques to enable mining operations to be carried out efficiently and safely.

Among the available methods, blasting with explosives stands out as the most technically and economically viable solution, ensuring the degree of fragmentation required to meet the project’s operational needs.

Therefore, the implementation of an adequate and regulated structure for the safe storage of explosives to be used in mining operations becomes essential. This section presents the explosives magazines design, addressing the technical, regulatory, and operational aspects necessary for its implementation and operation, in accordance with legal requirements and best practices in the mining sector.

For the development of this project, the following technical standards and legal guidelines were followed:

●	Portaria nº 147/2019 – COLOG establishes the technical and legal requirements for the control, storage, and handling of products regulated by the Army, including explosives

●	Portaria nº 3.233/2012 – DPF (Polícia Federal): regulates the inspection system for explosives and related products in Brazil

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 335

●	Norma Regulamentadora NR-19 Defines safety and health conditions for the storage and use of explosives in the workplace

●	ABNT NBR 10004 e NBR 10007

Compliance with these instruments aims to ensure operational safety, adherence to current legislation, and to minimize the risks to workers and the environment.

The Explosives Magazine will be a dedicated facility for the storage of explosives (such as emulsions, boosters, detonating cords, etc.), as well as accessories or initiators, ammunition, tools, and other materials for civilian use.

The facility will consist of buildings and operational areas strategically separated by standard safety distances, in accordance with the criteria established by current Brazilian Army regulations regarding the Control and Inspection of Regulated Products, as detailed below.

The Site Explosives Magazine Facility will be located near the Waste Rock Dump 2 (PDE-2) area, as shown in Figure 15-85.

Figure 15- 85 Site Explosives Magazine Facility

8114600 N
8114500 N
8114400 N
8114300 N
8114200 N
8114100 N
EMULSION PUMPING STATION
PARKING
SECURITY GATE
WASTE BAY
STORAGE AREA 02
STORAGE AREA 01
0
20
40
100
200
190200 E
190300 E
190400 E
190500 E
190600 E
190700 E
190800 E
190900 E
191000 E

Courtesy of Enaex Brasil

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 336

In general terms, it will occupy a total area of 11,622.5 m², subdivided into specific buildings and operational units.

●	Emulsion Receiving Area and Storage Tank

●	Magazine for Storage of Blasting Accessories

●	Magazine for Storage of Explosives

●	Auxiliary Buildings and Support Area

The functionality of the buildings and operational units are described in the following sections:

15.9.4.1	Emulsion Receiving Area and Storage Tank

This area will be designated for the safe reception of explosive emulsion, equipped with a storage tank specially designed to ensure the integrity and safety of the material. The tank will include secondary containment systems and temperature monitoring, as well as safety valves to minimize leakage risks and maintain a controlled environment.

The area will also feature physical barriers and safety signage to ensure proper isolation during loading and unloading operations.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 337

Figure 15-86 Emulsion Receiving Area

BACIA DE CONTENÇÃO
CARGA / DESCARGA
CAP: 12.960 L
PISO EM CONCRETO ARMADO
IMPERMEABILIZADO
ENTRADA/SAÍDA CAMINHÕES
REVESTIDO C/ BRITA GRADUADA
OU "BICA CORRIDA"
LOMBADA DE CONTENÇÃO
TANQUE DE EMULSÃO
BOMBA DIAGRAMA
DESCARGA DE EMULSÃO
<- ALIMENTAÇÃO DO COMANDO DE VÁLVULA DO TOTEM DA EBE
A
B

TANQUE DE EMULSÃO
PLANTA BAIXA
Área: 115.18 m²
Esc: 1: 50

CANALETA
SOLO COMPACTADO
PISO EM CONCRETO IMPERMEABILIZADO
h=20cm
CONCRETO MAGRO
CANALETA

CORTE AA
Esc: 1: 50

470
389
380
0.20

CORTE BB
Esc: 1: 50

100
50
50
22
20
ALIVIO NA LOMBADA

DETALHE AJUSTE DE LOMBADA
S/ ESCALA

20
100

DETALHE DA MURETA DE CONTENÇÃO
ESCALA: 1,50

QUADRO DE COMANDO
EM ALVENARIA COM LAJE

DETALHE
QUADRO DE COMANDO
Esc: 1: 50

REVISÃO	DESCRIÇÃO	DATA	RESPONSÁVEL	APROVAÇÃO
01	REVISÃO GERAL	24/03/21	ABL	Wilian R.
00	EMISSÃO INICIAL PARA APROVAÇÃO	24/03/21	ABL	Wilian R.

TIPOS DE EMISSÃO			
	A–PRELIMINAR	D–P/COTAÇÃO	G–CONFORME CONSTRUIDO
	B–P/APROVAÇÃO	E–P/CONSTUÇÃO	H–CANCELADO
	C–P/CONHECIMENTO	F–CONFORME COMPRADO	

DESENHISTA	PROJETISTA	APROVAÇÃO	
–	–	RODRIGO L.	Enaex
LOCAL: CD FEIRA DE SANTANA			
PROJETO: ADEQUAÇÃO DE CENTRO DE DISTRIBUIÇÃO DE FEIRA DE SANTANA	DATA 04/04/22	ESCALA INDICADA	REVISÃO 29
CONTEÚDO – PLANTA RAMPA CARREG. DE EMULSÃO – CORTE AA E BB – DETALHES	Nº PROJ.: –		FOLHA 03 de 04

15.9.4.2	Magazine for Storage of Rock Blasting Accessories

The magazine will be designated for the storage of accessories used in rock blasting operations. It is a structure with clearly defined internal sections for different types of accessories, such as detonators, detonating cords, connecting wires, and other essential items.

This facility has been designed to prevent the risk of undesirable interactions between materials, featuring separate compartments, forced ventilation, and a dedicated containment area to enhance safety. The facility will also have a humidity control system, ensuring that stored materials are kept in ideal storage conditions.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 338

15.9.4.3	Magazine for Storage of Explosives

The magazine dedicated to the storage of explosives, such as emulsions and granular explosives, has been designed with reinforced concrete walls and a durable roof structure to ensure material containment in the event of any incident.

The facility will feature natural overhead ventilation to dissipate gases and prevent hazardous accumulations, in addition to high-security access control systems to restrict entry exclusively to authorized personnel.

This magazine also strictly complies with the minimum distance regulations from inhabited areas, ensuring safety for both the facility and its surroundings.

The Figure 15-87 is an example of a magazine to storage explosives.

Figure 15-87 Typical Storage Explosive Magazine

15.9.4.4	Auxiliary Buildings and Support Area

In addition to the main facilities, the complex will include an equipped support area for personnel, comprising a control station and a security guardhouse. The control station will be responsible for managing access, logging the entry and exit of materials, and monitoring surveillance cameras. The guardhouse will provide full visibility of the area, allowing the security team to maintain constant visual control over the entire complex.

The Figure 15-88 presents the layout of the structures described, clearly showing that all buildings are strategically distributed with standardized spacing, in compliance with safety regulations and reference guidelines applicable to facilities of this nature.

This configuration was planned to minimize the risk of accidents and to facilitate the handling of explosives and accessories, maintaining safe distances between structures as well as from other operational areas. Additionally, the layout supports well-defined and easily accessible evacuation routes, ensuring both worker safety and operational efficiency in the event of an emergency.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 339

Figure 15-88 Layout of the Explosives Magazine Structures with Regulated Distances

(*) Emulsion Pumping Station

15.9.4.5	Safety and Controls

In terms of safety, the following systems and devices have been designed in accordance with the applicable standards and regulations, with emphasis on NR 19 (which outlines requirements for the safe construction and operation of explosives magazines) and the Army Ordinances that regulate the control and storage of explosives in Brazil.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 340

Below are some of the personnel access control measures planned for restricted areas and systems.

15.9.4.6	Physical Barriers

The external area surrounding the explosives magazine will be secured with barbed wire fencing, fixed to reinforced concrete posts. Each storage unit will have its own dedicated internal protective fencing, composed of barbed wire attached to treated eucalyptus posts, with a height of 1.70 meters and a width of 2.00 meters.

A guardhouse and observation post will be included in the layout, with the guardhouse positioned at the main entrance gate. Daytime access control will be managed by a gatekeeper, responsible for monitoring the entry and exit of personnel and vehicles. This process will involve the identification of visitors and third-party contractors, as well as vehicle inspections upon departure from the facility. The gatekeeper will be equipped with a computer for logging personnel movement, a mobile phone, and a two-way radio, enabling direct communication with the section leaders within the explosive magazine area.

15.9.4.7	Electronic Barriers

In compliance with Ordinance No. 56/COLOG of June 5, 2017, infrared camera systems will be installed at entry gates, access points, storage areas, and workshops. These systems are designed to trigger an audible alarm with a siren when any movement is detected within the monitored perimeter.

External surveillance cameras will be maintained throughout the entire facility, including the main gate, internal access routes, and all storage and manufacturing buildings. Recording will occur 24/7 without interruption. The cameras will be equipped with infrared (IR) technology, allowing for high-quality night vision recording. Monitoring and playback will be performed via a standalone digital video recorder (DVR), which will store the recorded footage and allow for real-time access through IP (Internet Protocol), either via a local network or remotely.

The cameras installed in key areas (storage units, access points, and workshops) will operate on independent systems, ensuring that a failure in one unit will not compromise the functionality of the others, maintaining standard operational reliability Additionally, each DVR unit will be monitored by a dedicated camera, providing an additional layer of protection for the entire recording system.

In addition to video surveillance, a 24-hour alarm system with motion sensors will be implemented to detect unauthorized movement within critical areas. All monitoring footage will be stored for a period exceeding 30 days.

Access to the storage areas and/or explosives magazines will be coordinated via radio communication devices (e.g., Talk About-type radios), which will be available to security guards and authorized personnel, including sector supervisors.

15.9.4.8	Access Control and Monitoring

●	CCTV: Camera surveillance system

●	Gatehouse and Identification: Access control

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 341

15.9.4.9	Security Systems

●	Access Control: Gatehouse with identification and entry authorization;

●	CCTV: 24-hour surveillance camera system;

●	Alarms: Intrusion alarms and remote monitoring;

●	Fire Protection System: Dedicated fire extinguishers and nearby hydrants.

15.9.4.10	Contingency Plan

●	Procedures in case of fire, explosion, or leakage.

15.9.4.11	Fire Prevention and Protection

●	Extinguishers and Hydrants: Strategically located;

●	Evacuation System: Signage and evacuation routes.

15.9.4.12	Maintenance Plan

●	Monthly Inspections: Review of physical structures, electrical systems, and safety features;

●	Security Systems Maintenance: Biannual inspection of cameras, alarms, and lighting;

●	Firefighting Equipment Testing: Quarterly maintenance of fire extinguishers and hydrants.

15.10	Support Buildings – Transshipment Area

15.10.1	Transshipment Area Gatehouse – Area 821

The transshipment area gatehouse has the following use program:

Table 15-24 Transshipment Gatehouse

Transshipment Gatehouse Environment	m²
Doorman Room	10
Sanitary	3
Estimated Total	13

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 342

Figure 15-89 Transshipment Area Gatehouse – Perspective View

Figure 15-90 Transshipment Area Gatehouse – Inside View

Figure 15-91 Transshipment Area Gatehouse – Plan View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 343

15.10.2	Laboratory – Area 822

The laboratory is located in the transshipment area, close to the city of Araçuaí will be constructed with a canvas cover, and will contain the following:

Table 15-25 Laboratory

Laboratory Environment	m²
Laboratory	278.62
Hot Area	40.43
Screening	9.34
Physical Preparation	48.39
Hls/Weight	14.15
Muffle Furnace	10.83
Digestion	14.20
Ftir/Aas	14.12
Deionized Water	9.80
Administrative	14.12
Cafeteria	8.83
Women’s Toilet	3.09
Men’s Toilet	2.97
Deposit	16.31
Wash Tank	11.48
Women’s Truck Driver Support Toilet	3.13
Men’s Truck Driver Support Toilet	3.13
Compressor Room	9.91
Power Room	3.98
Acetylene Storage	2.50
Nitrous Oxide Storage	2.50
Estimated Total	521.83

Figure 15-92 Laboratory – Perspective View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 344

Figure 15-93 Laboratory – Inside View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 345

Figure 15-94 Laboratory – Plan View

15.10.3	Truck Scale Support Room – Area 817

The truck scale support room has the following:

Table 15-26 Truck Scale Support Room

Truck Scale Support Room Environment	m²
Weighing Room	10
Sanitary	3
Estimated Total	13

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 346

Figure 15-95 Truck Scale Support Room – Perspective View

Figure 15-96 Truck Scale Support Room – Inside View

Figure 15-97 Truck Scale Support Room – Plan View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 347

15.10.4	Driver’s Waiting Room – Area 817

The driver’s waiting room has the following use program:

Table 15-27 Driver’s Waiting Room

Driver’s Waiting Room Environment	m²
Waiting Room	13
Estimated Total	13

Figure 15-98 Driver’s Waiting Room – Perspective View

Figure 15-99 Driver’s Waiting Room – Plan View

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 348

15.11	Site Geotechnical

Geotechnical investigations were carried out to provide information for earthmoving services and for building foundation design, consisting of six mixed drill holes. The drilling program showed a soil with high support capacity, allowing direct foundations to be built.

15.12	Concentrate Shipping

The spodumene concentrate handling to the port and final processing abroad will involve the following:

●	Loading and hauling of concentrate from the transhipment facility to the port

●	Bulk loading of concentrate at the port and shipping to the final port of destination

The preferred port used in the financial analysis is the hauling of the concentrate to the Port of IIhéus.

The proposed Access Route to the Port of IIhéus from the Transhipment at LMG 678 would be:

●	The first preferred route is on BR-367 to the junction with BR-116 (74 km), BR-116 to the junction with BA-634/BR-415 (181 km), and 296 km BA-634 and BR-415 to the Port of IIheus. Total distance of 551 km.

●	Truck route first traverse LMG-678 to BR-242/BR-367 (8.8 km) in Aeroporto, Aracuai followed by BR-367 to Av.Olindo de Miranda in Almenara (186 km) then LMG-634 and R. Hipolito Sousa to BA-638 (67.3 km). The haul route continues via BA-638, BA-130, and BR-415 to R. Rotary in IIheus (254 km). Route continues to R. Rotary-R. Tobias Barreto in Cidade Nova (650 m). Total route distance is 516 km.

●	For the next option, the total haul route distance from the Transshipment area to the port is 556 km. The first leg is LMG-678 to BR-342/BR-367 in Aeroporto, Aracuai (8.8 km). Next leg follows BR-367 and BR-116 to Veredinha (253 km). Finally, the last leg is BA-639, BA-634, and BR-415 to R. Tobias Baretto in Cidade Nova, IIheus (294 km).

For the (Port of Ilhéus), refurbishment of new operations cycle was implemented end of December 2022. The port can provide flexibility for growth of diverse set of waterfront businesses-cargo, mining, fuel, commercial etc. Figure 15-100 shows the mining cargo berth for concentrate shipment abroad for further processing. Major maintenance dredging was completed, increasing operational capacity via restoration of the operational draft back to 10 meters, increasing the cargo capacity of the ships that visit the port by around 50%. In addition, the whole network of river drainage systems was replaced. The underwater inspection required to construct a new pier was also completed. The port’s jetty was also renovated, guaranteeing shelter conditions, and reinforcing the safety of operations.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 349

Figure 15-100 Port of Ilhéus

Courtesy of datamarnew.com

The proposed Access Route to Port of Vitória (State of Espirito Santo, Brazil):

●	Araçuaí to Teófilo Otoni (via MG-367 + BR-116), approximately 190 km. Teófilo Otoni to Governador Valadares (via BR-116 + BR-259), approximately 130 km. Governador Valadares to Colatina (via BR-259), approximately 210 km. And Colatina to the Port of Vitória (via BR-259 + BR-101), approximately 185 km. Total distance 715 km.

The port of Vitória is presented in Figure 15-101 and Figure 15-102.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 350

Figure 15-101 Vitória – Brazil, Harbor, Business, City, Cargo Container, Bulk Shipment

Figure 15-102 Port of Vitória

www.datamarnews.com/noticias/under-new-name-vports-port-of-vitoria

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 351

15.13	Gravel/Sand Sources

15.13.1	Gravel Support

Gravel Support - Pedreira Salinas (Salinas-MG), with environmental certification: 163 km by 342, LMG 676.

15.13.2	Sand Support

Sand Support - Araújo (Araçuaí-MG), with environmental certification: 52 km by BR LMG 678 (approximate).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 352

16	MARKET STUDIES

Lithium market information presented in this section is gathered from a variety of sources, including industry studies and public commodity forecasts. The information presented here is current as of the fourth quarter of 2024. All pricing in this section is in US dollars.

16.1	Recent Historical Pricing

Lithium demand displayed significant growth in 2021 and 2022 due to strong consumer demand for electric vehicles, increased product offerings and government policies to encourage electrification. This demand drove lithium prices to all time highs in the spot market. Battery Grade Lithium Carbonate reached prices into the $70,000 to $78,000 per tonne range and Lithium Hydroxide prices exceeded $80,000 per tonne in the 4th quarter of 2022. Spodumene 6% concentrate (SC6 Li2O) pricing followed the same pricing curve starting at $932 per tonne and peaking at $4,594 per tonne in 2022.

Chinese electric vehicle production in 2023 and 2024 resulted in excess inventory of vehicles and batteries suppressing demand while cathode producers were increasing supply due to the supply growth spurred by previously high prices. The difference between supply and demand resulted in a drop of Lithium Carbonate prices to around $10,500 per tonne by the 2nd quarter of 2024. Mine supply dropped as the marginal producers slowed or shutdown production while the market rebalances between supply and demand. Such supply and demand shocks demonstrate that current pricing within China is not sustainable to maintain either existing production or support production growth needed to meet forecast market growth.

16.2	Lithium Demand 2025 and Beyond

The lithium market is forecast to grow beyond 2025 due to:

●	Growth of electric vehicles in the consumer and commercial transportation markets;

●	Growth of large battery storage systems, especially considering increased power requirements from AI driven data centres.

Demand growth in portable electronics is forecast to be limited due to maturity of this segment but that growth still represents 2% of the total battery market, following the same growth curve as the other battery systems.

Figure 16-1 presents the battery demand by application projected to 2040.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 353

Figure 16-1 Forecast Power Battery Capacity Growth

GWh
9,000.00
8,000.00
7,000.00
6,000.00
5,000.00
4,000.00
3,000.00
2,000.00
1,000.00
-
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
EV: Passenger [PC&LV]
EV: Commerical
ESS
Portables

Both Passenger and Commercial EVs are expected to increase penetration of vehicle markets over the next 15 years to 2040. In the larger volume market of passenger vehicles, EV penetration is expected to grow from 12.6% in 2024 to 27.0% in 2030 and 65.3% by 2040. Battery demand from passenger vehicles is further bolstered by Plug-in hybrid (PHEV) sales, with expected market share expansion from 7% in 2024 to 12.7% by 2030. Across both Passenger and Commercial segments, and accounting for both BEVs and PHEVs, sales are expected to continue to rise at 10+% CAGR to 2040 with a combined market share increasing from 20% in 2024 to 44% by 2030. By 2040, Benchmark forecasts that 75% of all road vehicle sales will be electric vehicles, either battery only or plug in hybrid.

In recent years, Energy Storage System (ESS) have leapfrogged portables to become the second largest market for lithium-ion batteries, spurred on by renewable energy infrastructure build out, bolstered by policy support, and low cell prices. ESS demand will continue to experience growth across the major markets and will come mostly from grid applications (2024-2040 CAGR of 8%) and behind-the-meter (2024-2040 CAGR of 10%). Combined, by 2040 demand for lithium-ion batteries from the ESS segment will be 4x the demand in 2024.

16.3	Lithium-Ion Battery Cathode Active Material

After EV adoption rates and EV type (which defines the battery pack size), battery chemistry (i.e., the chemistry of the cathode active material [CAM] used in the cell), is the second key driver for lithium demand. While lithium intensity is not materially different for the two dominant cathode chemistries - namely nickel-cobalt-manganese (NCM) and lithium-iron-phosphate (LFP) - the input chemical is: high-nickel NCM variants require the use of lithium hydroxide, while lithium carbonate is favoured for LFP production and mid-nickel NCM (particularly NCM 523).

Selection of CAM chemistry is the result of a trade-off between cost, energy density (which defines the driving range) and safety. LFP delivers the lowest cost but also the lower energy density limiting its application. By contrast, NCM and nickel-cobalt-aluminium (NCA) cathodes provide a higher energy density (and range), but a higher cost meaning that these CAM variants tend to dominate for premium EV ranges.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 354

The middle range mass-market EV segment is where the trade-off between cost and range is more complex. In this segment, mid-nickel chemistries are dominant, for example, LG Energy Solution announced in 2024 that it intends to mass produce high voltage mid-nickel batteries by 2025, that chemistry faces competition from upcoming manganese-rich chemistries. The emerging LMFP (LFP with manganese) promises a larger range for a modest cost increase; while the nickel-manganese-rich NMx is premised on lowering the cost of nickel-rich batteries for a modest reduction in range.

The split between the main cathode types is expected to stay largely consistent for the forecast period - with NCM and LFP at around 40% and 50%, respectively.

The key uncertainties for the chemistry split forecast are the emergence of new chemistries, in particular the aforementioned manganese rich cathodes – NMx (categorized under LMNO in this report) substituting NCM and LMFP substituted for LFP. These new chemistries are expected to remain comparatively niche segments of demand. Their impact on lithium demand will also be minimal, however as all chemistries have relatively similar lithium intensities.

16.4	Lithium Chemical Demand

The resulting demand outlook for refined lithium is presented in Figure 16-2 below. Battery applications are the only significant growth driver over the forecast period at 18% CAGR to 2030 and then at 7% CAGR from 2031-2040. Legacy non-battery applications (mostly glass & ceramics, lubricants and metallurgy) are forecast to grow at low pace. From an estimated 1.1 million tonnes LCE in 2024, global demand for refined lithium is expected to reach 2.7 million tonnes LCE by 2030 and 5.1 million tonnes LCE by 2040.

Figure 16-2 Global Demand for Refined Lithium to 2040

Thousands tonnes LCE
6,000
5,000
4,000
3,000
2,000
1,000
0
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
Battery
Non-battery

As discussed, refined lithium for battery applications is consumed in two chemical forms depending on the target chemistry of the cell. LFP, mid-nickel and emerging manganese based chemistries prefer lithium carbonate (low nickel NCM can also consume carbonate) while high nickel NCM and NCA require lithium hydroxide. Lithium carbonate demand contribution is estimated at 65% in 2024 primarily driven by China’s LFP battery fleet (the largest in the world). It is expected to diminish over time, albeit only slightly, to 62% in the early 2030s as hydroxide demand from higher energy density nickel-rich batteries grows in the ex-China regions.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 355

It should be noted that while battery grade (BG, >99.5% LC) is usually what is being referred to, there are various grades of LC. Technical grade (TG, 99.2% LC) is usually referred to, but a number of different specs have been seen in the market (e.g. battery-ready grade). It should be emphasized that lithium chemicals are not a commodity; the only grade that really matters is the one that the customer demands and for which the supplier must qualify. Some LFP battery manufacturers, particularly in China, utilize TG lithium carbonate instead of BG material. Unlike NCM, the chemical structure of LFP can be largely maintained with technical grade carbonate, enabling cost savings in the production of batteries targeting ESS, E-Mobility, tier-2, and tier 3 EVs. It should also be noted that more often than not, users in China will reprocess lithium carbonate into a higher-grade LC or into LHM to suit their needs. This flexibility is another factor contributing to the apparent convergence of TG and BG pricing. This dynamic may present quite differently outside of China however, where there is little in the way of chemistry-conversion (e.g. Rio Tinto’s plan in France) and upgrading, and strict qualification and specification requirements.

On a regional basis, China’s share of global lithium chemical demand is forecast to have peaked in 2024 at 52% and is anticipated to gradually decline towards 33% by 2040. China is the dominant producer of the lithium ion battery industry and associated supply chains. Other regions are now playing catch-up and are entering faster phases of growth. This particularly applies to Europe and North America, both of which forecast 12% CAGR growth in lithium chemical demand through to 2040, compared to 7% in China.

16.5	Lithium Raw Material Supply

Lithium can be present in economically significant quantities in igneous & sedimentary rocks (often generalised as “hard-rock”), lithium brines and unlithified clay deposits.

Lithium exists in most regions, and the resource base is not the limiting factor on higher rates of supply. Table 16-1 demonstrates that in all regions there are tens, if not hundreds, of years’ worth of recorded reserves at the maximum rate of production currently proposed by existing and prospective lithium producers. However, most of these “reserves” according to TSX or ASX definitions are merely resources, exacerbating the limiting factor that is the time to fully develop certifiable reserves, and to finance, permit and build mines, scale up production and meet customer specific battery grade specifications.

Table 16-1 Recorded Resources and Supply Potential

Region	Total Reserves Mt LCE	2024 Production t LCE	2040 Unweighted Supply t LCE	Years of Supply Potential at Maximum Company Plans
Africa	25.89	100,700	486,759	53
China	35.49	264,461	891,620	40
Europe	40.96	2,000	274,000	149
North America	109.2	35,200	1,101,625	99
Oceania	47.65	465,000	801,000	59
South America	208.43	380,900	1,519,800	137

The global primary supply of lithium more than doubled between 2020 and 2023, from 370 kt LCE to 895 kt LCE. Amidst depressed prices in 2024, 11 new mines and five expansion projects began operation and global lithium supply reached almost 1.2 Mt LCE. Global growth is set to continue, propelled by new assets (USA, Australia, Africa, Brazil and Argentina) and expansions (Chile), however the low-price environment has resulted in the marginal producers shutting down or reducing output and modifying production plans, and underinvestment in developing the additional capacity required to meet the projected consumption.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 356

16.6	Lithium Price Forecast

Lithium prices have pulled back from recent highs in the market, as discussed above.

An analysis of quarterly market studies from various sources shows a high degree of variability from one forecast to the next. Forecasts for the 4th quarter 2024 have the long-term SC6 LiO2 price at $1,650 per tonne, while the next quarterly forecast showed the long-term price dropping to $1,200 per tonne. Earlier forecasts showed prices peaking at $3,450 per tonne, and dropping to a long-term price of $1,850 per tonne, but those forecasts have been recently downgraded.

The lithium market is still in it’s infancy as a valued commodity, unlike precious and base metals where long term averages are applied for value estimates. As the lithium market matures, there will be more data that may be used to assess 1-year, 2-year, and 3-year averages in financial models. Due to the disparity between forecasts and realized pricing over the last few years, a more prudent approach is to compare the 5-year trailing average price and project that concurrently with the forecasted long-term prices.

Quarterly market studies also assess the impact of influencing factors from shorter term geopolitical conditions, which have an effect on the statistical analyses used for the longer-term prices.

Long term market demand projections still indicate growth in the market, and supply will be dictated by the realized market prices.

The $1,700/tonne price assumption for SC5.5% spodumene concentrate is further validated through analysis of the underlying Benchmark Mineral Intelligence Q3 2024 lithium price forecasts. The Benchmark medium-term pricing scenario for SC6 concentrate over the 2027-2032 period indicates an average price of $1,733/tonne, with annual forecasts ranging from $1,300/tonne to $2,500/tonne during peak market conditions. When adjusted for lithium oxide content differential between 6% and 5.5% concentrate grades (adjustment factor of 1.091), the applied $1,700/tonne SC5.5% price corresponds to an equivalent SC6 price of approximately $1,855/tonne. This pricing assumption demonstrates conservative positioning relative to projected peak market conditions while maintaining alignment with medium-term supply-demand fundamentals as outlined in the Benchmark forecast methodology. The pricing approach accounts for both product specification differences and market cycle positioning, consistent with the supply-demand based forecasting methodology employed by Benchmark Mineral Intelligence as the recognized industry authority for lithium market analysis.

Table 16-2 presents SC6 historical and weighted average forecast prices collected from various studies and market reports. These weighted averages are calculated based on base, conservative and high price cases.

Based on the above, the recommendation is to use a price of $1,700 for the life of mine price for SC6 Li2O, as illustrated in Figure 16-3.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 357

Figure 16-3 Lithium Concentrate SC6 Pricing

Table 16-2 Historical and Long-Term Forecast Pricing

Price Forecast	SC6 Li2O Concentrate			Historical and Forecast Weighted Averages
Year	Base	Conservative	High
2021	708	708	708	708
2022	2,003	2,003	2,003	2,003
2023	2,524	2,524	2,524	2,524
2024	2,202	2,199	2,207	2,203
2025	1,954	1,933	1,974	1,954
2026	1,804	1,765	1,840	1,803
2027	1,741	1,679	1,799	1,740
2028	1,825	1,720	1,924	1,823
2029	1,842	1,708	1,967	1,839
2030	1,834	1,672	1,978	1,828
2031	1,810	1,623	1,968	1,801
2032	1,771	1,569	1,938	1,759
2033	1,730	1,517	1,903	1,717
2034	1,695	1,495	1,856	1,682
2035	1,664	1,477	1,815	1,652
2036	1,637	1,461	1,779	1,625
2037	1,612	1,446	1,747	1,602
2038	1,591	1,433	1,718	1,581
2039	1,571	1,422	1,692	1,562
2040	1,554	1,411	1,669	1,544

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 358

16.7	Contracts

Atlas Lithium has secured long-term offtake agreements with established lithium industry participants, providing significant commercial validation for the Neves Project and its development plans. These agreements, with Mitsui & Co., Ltd., Sheng Wei Zhi Yuan International Limited, a subsidiary of Shenzhen Chengxin Lithium Group Co., Ltd. (the “Chengxin”), and Sichuan Yahua Industrial Group Co., Ltd. (the “Yahua”), included both equity investments and product offtake commitments. The terms, conditions, and commercial structure of these agreements are consistent with industry norms for lithium offtake arrangements and provide a solid foundation for the Neves Project’s development and operations.

Mitsui & Co., Ltd. Offtake Agreement

As disclosed in a Form 8-K filed on March 28, 2024: “Atlas Lithium Corporation (the ‘Company’) is pleased to announce that it has signed definitive investment and offtake agreements with Mitsui & Co., Ltd. (‘Mitsui’) which the Company considers as strong validation of its project and team. Mitsui is purchasing US$ 30,000,000 in common shares of Atlas Lithium at a 10% premium to the 5-day VWAP (the ‘Strategic Investment’) and at the same time entering into an Offtake Agreement (the ‘Offtake’) for the future purchase of 15,000 tonnes of lithium concentrate from Phase 1 and 60,000 tonnes per year for five years from Phase 2 of Atlas Lithium’s soon to be producing Neves Project in Brazil’s Lithium Valley.”

Chengxin and Yahua Offtake Agreements

As disclosed in a Form 8-K filed on December 1, 2023: “On November 29, 2023, the Company (hereinafter the ‘Seller’) entered into Offtake and Sales Agreements (the ‘Offtake Agreements’) with each of Sichuan Yahua Industrial Group Co., Ltd. and Sheng Wei Zhi Yuan International Limited, a subsidiary of Shenzhen Chengxin Lithium Group Co., Ltd. (each individually, a ‘Buyer’), pursuant to which the Seller agreed, for a period of five (5) years, to sell to each Buyer 60,000 dry metric tonnes of lithium concentrate (the ‘Product’) per year, subject to Seller’s authority to increase or decrease such quantity by up to ten percent (10%) each year. The price for the Product is determined according to a formula as set forth in the Offtake Agreements.”

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 359

17	ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

The first phase of pit 1 and the plant area information was provided by NeoAgroambiental based on the Environmental Control Report (“ECR”), dated September 2023. The second phase of pit 2 and the expansion of pit 1 information was based on the Estudo de Impacto Ambiental or “EIS” (EIA and Environmental Control Report or ECR dated November 2024) provided by WSP Consultoria e Projetos do Brasil Ltda. The two phases are in relation to the Anitta Project development, located in the municipality of Araçuaí, north of the state of Minas Gerais.

The company is exploring for pegmatite mineral deposits, spodumene and petalite are the two main lithium bearing minerals found on the property. Lithium was discovered through mineral research and diamond drilling on mining right No. 833.356/2007, owned by Atlas Lítio Brasil with the National Mining Agency.

Mineral exploration work began in April 2022, the diamond drilling returned positive results regarding the mining right mentioned above, the first phase of Directly Affected Area (ADA) of the Anitta Project was defined with 116.52 hectares (ha) comprising the following activities and structures:

●	Anitta Pit (Pit 1) in an area of approximately 6.4 ha;
●	Mineral Treatment Unit (MTU) with an installed capacity of 1,500,000 t/year in an area of 16,99 ha;
●	ROM (Run of Mine) Pile;
●	Waste Dump and Tailing 1 (PDER 1) in an area of 54 ha;
●	Reseller stations, filling stations or points, retail system installations, floating fuel stations and aviation fuel reseller stations with a storage capacity of 15 m³;
●	Support Structures (Temporary Waste Storage Center; Maintenance Workshops; Effluent Treatment Stations; Water Storage and Filtration System; Explosives Storeroom; Office; Canteen, Bathrooms, Warehouse, Parking Lots; Machinery and Vehicle Washing Area);

Once the technical surveys and environmental studies required for licensing was complete on the Anitta Project, Atlas Lítio Brasil continued to explore and perform diamond drilling work. The aim was to discover new mineralized pegmatite bodies, to obtain a better understanding of the size and volume of the Anitta deposit, and to provide a better understanding of the area of Pit 1. The work highlighted the need to license an expansion on the Anitta Project in the area ANM Process 833.356/2007 sufficient for Pit 2 area.

The Anitta Project Expansion includes a new area included in the ANM Mining Right No. 833.356/2007, owned by Atlas Lítio Brasil. The Directly Affected Area (ADA) of the Anitta Project Expansion was defined as 64.48 hectares and will consist of the following structures/facilities:

●	Pit 2 in an area of 19.51 ha;
●	Pit 2 Sedimentation Basin in 2.56 ha;
●	Pit 1 Expansion in 4.29 ha;
●	Waste Pile 2 (PDE-2) in 17.61 ha;
●	Explosives Storage in 2.40 ha;
●	UTM Sump and Support Area, in 7.01 ha;
●	Accesses (Access from Pit 1 and 2 to UTM and PDER 1; Access from Pit 2 to PDE-2; and Access to the Explosives Store), totaling 11.09 ha.

17.1	Environmental Studies

The Environmental Regulation process for this project was carried out by the active relevant Brazilian environmental legislation. In Minas Gerais State, environmental licensing is exercised by the competencies established in State Decree No. 47,042 of September 6, 2016, by the State Secretariat for the Environment and Sustainable Development (SEMAD, Brazilian acronym), through its administrative units. The Regional Environmental Superintendencies (Suprams, Brazilian acronym) is distributed across nine regions of the State and the Priority Projects Superintendency (Suppri). The Environmental Control Report (ECR) and the Environmental Impact Study (EIS) for the Anitta Project in Araçuaí, was prepared in accordance with the guidelines established in current Brazilian environmental legislation, particularly CONAMA Resolution 01/1986.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 360

Normative Deliberation (ND) Copam No. 217 of December 6, 2017, coming into force on March 6, 2018, has upgraded and rationalized the environmental licensing processes, maintaining the technical quality. According to this Minas Gerais state legislation there are three environmental licenses modalities, as well as described in the art.

●	Three-phase Environmental Licensing – TEL: Licensing in which the Preliminary License – LP, the Installation License – LI, and the Operating License – LO of the undertaking is granted in successive stages;

●	Concomitant Environmental Licensing – CEL: Licensing in which the same stages provided for in the LAT will be analyzed, although with the concomitant issuance of two, or more licenses;

●	Simplified Environmental Licensing – SEL: Licensing carried out in a single step, by registering information related to the activity or undertaking with the competent environmental agency, or by presenting the Simplified Environmental Report – SER, containing the description of the activity or undertaking and the respective environmental control measures.

The main environmental studies of the Environmental Control Report (ECR) and Environmental Control Plan (ECP), in addition to several other complementary studies, were completed for the Anitta Project as a requirement under the Concomitant Environmental Licensing - CEL1 process (PL+IL+OL). The documentation presents the environmental characterization not only of the project area but also its area of influence, as well as taking care to describe the activities and environmental aspects of the project, carry out an environmental impact survey and its assessment, proposing some preservation measures.

Conducting reconnaissance, exploration, and mining operations in Brazil requires several environmental authorizations to ensure compliance with environmental regulations. The main environmental authorizations and licenses are the following:

●	Environmental Impact Assessment (“EIA”) and Environmental Impact Report (“RIMA”) – required for major mining projects that may have significant environmental impacts. The EIA is a detailed study that assesses the potential environmental impacts of the project. The RIMA is a summary of the findings to be presented to public consultation.

●	Preliminary Environmental Report – for smaller projects with lower environmental impacts, such authorization may be required instead of a full EIA/RIMA. The Preliminary Environmental Report provides a more concise assessment of potential environmental impacts.

●	License for the Exploration Activity – this license is required for the initial reconnaissance and exploration phase. It grants permission for sampling and basic surveys.

●	License for the Mining Activity – This license is necessary for the mining phase and allows for the extraction of minerals.

●	Installation License (“LI”) – the LI is required before any physical installation or construction related to mining activities.

●	Operation License (“LO”) – the LO is necessary to authorize the full operation of the mining project after it complies with all environmental requirements.

●	Waste Management Plan – mining operations are required to have a plan for managing and disposing of waste generated during the mining process.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 361

●	Water Use Permit – if water is used in the mining operation, a water use permit must be obtained from the relevant water resources authority.

●	Forest Clearance Authorization – if the mining project involves clearing forests or vegetation, this authorization is needed, and it should comply with the relevant environmental laws and regulations.

The licensing process in Minas Gerais was developed in accordance with the criteria that must be addressed based on the size of a planned mine, and its likelihood of generating environmental impact. Atlas has applied for an environmental license for approval of a mineral treatment unit, open-pit mining activities in respect of metallic minerals (except iron ore), and waste pile at 2 distinct moments, with the following parameters presented in Table 17-1 and Table 17-2:

Table 17-1 September 2023 Submitted Environmental License for Approval

Description	Parameter	Value
Mineral Treatment Unit - UTM, with wet treatment	installed capacity	1.500.000t/year
Open pit mining - Metallic minerals, except iron ore	gross production	1.500.000t/year
Reject/waste pile of ornamental and casing rocks, pegmatites, gemstones and non-metallic minerals	useful area	40 ha
Floating fuel stations	storage capacity	15 m³

Table 17-2 September 2024 Submitted Environmental License for Approval

Description	Parameter	Value
Open pit mining - Metallic minerals, except iron ore	gross produciton	1.500.000t/year
Reject/waste pile of ornamental and casing rocks, pegmatites, gemstones and non-metallic minerals	useful area	17,61 ha
Road for transporting ore/waste outside the limits of mining projects	extension	3,64 km

Both licensing processes deal with the licensing in LAC1 (LP+LI+LO) modality of the Anitta Project Expansion according to DN No. 217/2017.

17.1.1	Anitta Project – Delimitation and Permissions

To prepare for the ECR (Environmental Control Report) submitted for approval September 2023, studies were carried out in several areas as outlined inTable 17-3.

Table 17-3 Completed Baseline Studies

Area	Description
Land use	The land is currently used for subsistence farming including animals (cattle, pigs, and chickens) and crops (corn, beans, and cassava).
Flora	Seasonal Deciduous Forest (FED) in Initial Stage and Pasture Areas of Consolidated Use - Atlantic Forest Biome
Archaeology and cultural heritage	No archaeological sites, indigenous lands or quilombo communities were identified in the project´s area of influence
Special areas	No special areas were identified. The project site is not located within a conservation unit.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 362

Fauna	The studies conducted included avifauna (birds), herpetofauna (reptiles and amphibians), terrestrial macrofauna (large and medium-sized mammals). A low number of endemic and specialist species were recorded in the field, demonstrating that the remaining natural areas have little capacity to support species that cannot withstand human-induced changes to their habitats.
Climate	The climate is continental-dry and hot, and has two clearly defined and distinct seasons, one dry, coinciding with winter in the southern hemisphere, and the other rainy, coinciding with summer.
Water	The Project is located in the Jequitinhonha River basin, spatially occupying the sub-basins of the Araçuaí River
Soils	It is based on podzolic and latosol soils, with a predominance of the first type
Caves	No caves were identified

17.1.2	Environmental Intervention Authorization – AIA

The purpose of this authorization is to allow environmental intervention in an area of approximately 116.64 ha to remove native vegetation (intervention in the permanent preservation area and cutting of isolated native trees). Current legislation (Federal Law 11.428/2006) allows intervention in the form of clearing vegetation that is in an intermediate stage of regeneration and removal of protected species, provided that they are duly included in an inventory list and the proposed reforestation plan is legally executed. The environmental intervention authorization (AIA) is listed in Table 17-4.

Table 17-4 AIA List

Situation	Description	Legislation
Environmental	Ventures of significant environmental impact.	SNUC Law Nº 9.985/2000, dated 18 July 2000; DN COPAM N° 217 dated 06 December 2017.
Suppression of Vegetation	Mining ventures that depend on the removal of vegetation in the advanced and medium stages of regeneration.	CONAMA N° 392, dated 25 July 2007, Law Nº 11.428, dated 22 December 2006 IEF Ordinance Nº 30, dated 03 February 2015.
Mining	Mining venture that depends on the removal of native vegetation.	Law N° 20.922, dated 16 October 2013 IEF Ordinance Nº 27, dated 07 April 2017; Law N° 47.479 dated 11 November 2019.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 363

17.1.3	Water Use Authorization

The water supply for the project is provided from wells in accordance with the permits and authorizations obtained.

17.1.4	Final Considerations about the Permit

These areas and activities were subject to environmental licensing in the form of Concurrent Environmental Licensing - LAC1, comprising the simultaneous obtaining of the Preliminary License (LP), Installation License (LI) and Operating License (LO) from the Regional Management Directorate (DRG) of the State Environmental Foundation of the State of Minas Gerais (FEAM-MG) through Administrative Process SLA No. 2102/2023 / SEI Process No. 1370.01.0037951/2023-04 / Opinion No. 56/FEAM/GST/2024, being concluded with the granting of the Environmental License upon unanimous approval of the Chamber of Mining Activities (CMI) of the State Council for Environmental Policy (Copam) of Minas Gerais at the 117th Ordinary Meeting held on October 25, 2024, published in the Official Gazette of the State of Minas Gerais on October 26, 2024, valid for 10 (ten) years.

The environmental authorizations and operating licenses presented in Table 17-5 refer to the project area in which Atlas Lítio Brasil already has all the licenses and permissions to carry out the necessary interventions and installations of the pit, the pile and the mineral treatment unit, as well as to start the mining and processing of pegmatites.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 364

Table 17-5 Environmental, Authorizations and Operations Licenses

Anitta Project
Annex	Environmental License	No.	Description	Validity
Annex 1	Concomitant Environmental License (CEL1)	2102/2023	Preliminary License (LP) + Installation License (LI) + Operating License (LO) 1) Mineral Treatment Unit (MTU) - 1,500,000 t/year 2) Open Pit Mining - 1,500,000 t/year 3) Waste Pile - 54 ha	10/25/2034
Annex 2	Authorization for Environmental Intervention (AIA)	100334930	Authorization for Environmental Intervention - 116.64 ha 1) Removal of Native Vegetation 2) Intervention in Permanent Preservation Area (APP) 3) Cutting of Isolated Native Trees	10/25/2034
Annex 3	Grant Certificate - Well ALT 01	1105063/2024	Groundwater Collection by Tubular Well – flow rate 7.2 m³/h	10/25/2034
Annex 4	Grant Certificate - Well ATL 02	1105064/2024	Groundwater Collection by Tubular Well - flow rate 10 m³/h	10/25/2034
Annex 5	Grant Certificate - Well ATL 03	1105065/2024	Groundwater collection by tubular well - flow rate 7.4 m³/h	10/25/2034
Annex 6	Certificate of Grant – Deviation	1105062/2024	Partial diversion of the São José Stream - 466.5 m	10/25/2034
Annex 7	Certificate of Grant - Hydrogeological Survey	1105067/2024	Groundwater Collection for Hydrogeological Research Purposes
1) Authorization for Drilling and Collection of Groundwater - 05 Wells: Atlas P9 - flow rate 7.2 m³/h; Atlas P10 - 9.4 m³/h; Atlas P13 - 6.5 m³/h; Atlas P14 - 6.5 m³/h; Atlas P16 - 7.8 m³/h;
			2) Hydrogeological Research	10/25/2027

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 365

17.1.5	Expansion of the Anitta Project – Delimitation and Progress

After the technical surveys and environmental studies required to file the licensing request for the Anitta Project were completed, Atlas Lítio Brasil continued to develop mineral research and diamond drilling work. The aim was to discover new mineralized pegmatite bodies, as well as to obtain a better understanding of the dimensions and volume of the Anitta Project deposit. The technical data aids to consolidate the understanding of Pit 1 and to define if the new deposit in the area ANM Process 833.356/2007 is sufficient for Pit 2 implying the need to license an expansion of the Anitta Project.

To prepare for the Environmental Impact Study (EIS), studies were carried out in several areas according to the summary of the baseline. A list of the environmental impact studies completed is provided in Table 17-6:

Table 17-6 List of Environmental Impact Studies Completed

Area	Description
Land use	The land is currently used for subsistence farming including animals (cattle, pigs, and chickens) and crops (corn, beans, and cassava).
Flora	Seasonal Deciduous Forest (FED) in Initial Stage and Pasture Areas of Consolidated Use - Atlantic Forest Biome – studies realize in two seasons (wet and dry).
Archaeology and cultural heritage	No archaeological sites, indigenous lands or quilombo communities were identified in the project´s area of influence.
Special areas	No special areas were identified. The project site is not located within a conservation unit.
Fauna	The studies conducted included avifauna (birds), herpetofauna (reptiles and amphibians), terrestrial macrofauna (large and medium-sized mammals) and flying mammal fauna. A low number of endemic and specialist species were recorded in the field, demonstrating that the remaining natural areas have little capacity to support species that cannot withstand human-induced changes to their habitats. studies realize in two seasons (wet and dry).
Climate	The climate is continental-dry and hot, and has two clearly defined and distinct seasons, one dry, coinciding with winter in the southern hemisphere, and the other rainy, coinciding with summer.
Water	The Project is in the Jequitinhonha River basin, spatially occupying the sub-basins of the Araçuaí River.
Soils	It is based on podzolic and latosol soils, with a predominance of the first type.
Caves	No caves were identified.

The pictures presented in Figure 17-1 show examples of the avifauna, herpetofauna, terrestrial and flying mammalian fauna respectively, that were recorded on the Anitta project property.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 366

Figure 17-1 Collage of Avifauna, Herpetofauna, Terrestrial and Flying Mammalian Fauna

Avifauna

Herpetofauna

Terrestrial mammalian

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 367

Flying mammalian

The purpose of this authorization is to allow environmental intervention in an area of approximately 64.48 ha of removal of native vegetation and intervention in permanent preservation area. Current legislation (Federal Law 11.428/2006) allows intervention in the form of clearing vegetation that is in an intermediate stage of regeneration and removal of protected species, provided that they are duly included in an inventory list and the proposed reforestation plan is legally executed. The Environmental Intervention Authorization listed in Table 17-7 will be applicable to the project.

17.1.6	Water Use Authorization

The water supply was previously authorized and is sufficient for the project and expansion.

17.1.7	Final Considerations about the Permit

These areas and activities for the Expansion of Anitta Project are subject to environmental licensing under the Concomitant Environmental Licensing modality - LAC1, comprising the simultaneous obtaining of the Preliminary License (LP), Installation License (LI) and Operating License (LO) from the Regional Management Directorate (DRG) of the State Environmental Foundation of the State of Minas Gerais (FEAM-MG) through Administrative Process SLA PA No. 4709/2024 / formalized on 12/21/2024 through publication in the Official Gazette of the State of Minas Gerais and SEI process no. 2090.01.0001026/2025-05.

Table 17-7 provides the environmental, authorizations and operations process related to the area of the expansion project.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 368

Table 17-7 Environmental, Authorizations and Operations Process List

		Expansion Anitta Project
Annex	Environmental License	No.	Description	Status
Annex 8	Concomitant Environmental License (LAC1)	4709/2024

Preliminary License (LP) + Installation License (LI) + Operating License (LO)

1) Waste Pile - 17,61 ha

2) Road for transporting ore/waste outside the limits of mining projects – 3,64 km

3) Open Pit Mining - 1,500,000 t/year

				Process in Analysis in the Environmental Agency
Annex 9	Authorization for Environmental Intervention (AIA)	2090.01.0031471/2024-68	Authorization for Environmental Intervention - 64,48 ha 1) Removal of Native Vegetation 2) Intervention in Permanent Preservation Area (APP)	Process in Analysis in the Environmental Agency
Annex 10	Grant 1 - Exempt Use Crossing (Córrego São José)	12.05.0000865.2024	Authorization to cross a stream	Granted
Annex 11	Grant 2 - Exempt Use Crossing (Córrego São José)	12.05.0000866.2024	Authorization to cross a stream	Granted
Annex 12	Grant 3 - Exempt Use Crossing (Córrego São José)	12.05.0000919.2024	Authorization to cross a stream	Granted

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 369

17.2	Requirements, Plans for Waste, Tailings Disposal, Site Monitoring, Water Management

The provisions for storage of tailings and other waste products and for the closure of mines are set forth in the Brazilian Mining Code, National Environmental Policy, Federal Constitution, mine closure legislation, specific regulations for tailings storage, ANM regulations and other applicable norms. Please see below some of the key provisions that need to be made:

●	Environmental Impact Assessments – the environmental impact assessments include plans for waste management, tailings storage, and mine closure.

●	Waste Management Plans – waste management plans detailing types of waste, including tailings, overburden, and other by-products, how they will by managed, stored and disposed.

●	Tailings Storage Facilities – tailings storage facilities to store the waste materials produced during the ore processing.

●	Mine Closure Plan – mine closure plans that provide the steps and activities to be taken to safely and responsibly close the mine once its operation is no longer economically viable or sustainable.

Section 17.2.1 to Section 17.2.4 provides a list of the Environmental Programs required for the environmental licensing of the Anitta Project, which are detailed in the Anitta Project PCA (target Pit 1) and in the Expansion PCA (target Pit 2) (more information about these programs are presented at Section 17.5):

17.2.1	Physical Environment Programs

●	Program for Environmental Management of Work;

●	Program for Monitoring the Quality of Surface Water;

●	Water Monitoring Program;

●	Program for Controlling Erosive Processes and Implementing and Maintaining Storm Drainage Systems;

●	Program for Monitoring Atmospheric Effluents;

●	Program for Controlling and Monitoring Noise Levels;

●	Program for Controlling and Monitoring Vibrations and Acoustic Pressure Resulting from Detonations;

●	Solid Waste Management Program;

●	Liquid and Oily Effluent Control and Monitoring Program;

●	Hydrogeological Monitoring Program.

17.2.2	Biotic Environment Programs

●	Germplasm Rescue Program;

●	Vegetation Suppression Control Program;

●	Local Wildlife Rescue and Repelling Program;

●	Trampled Animal Monitoring Program;

●	Fauna Monitoring Program;

●	Legal Reserve Permanent Preservation Areas Maintenance and Conservation Program.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 370

17.2.3	Socioeconomic Environment Programs

●	Social Communication Plan;

●	Environmental Education Program;

●	Monitoring Program for Socioeconomic Indicators;

●	Program for Valuing and Strengthening the Local Economy;

●	Program for Prioritizing and Professional Training of Local Labor and Suppliers.

17.2.4	Specific Plans/Programs

●	Risk Management and Emergency Response Program;

●	Degraded Areas Recovery Plan (PRAD);

●	Mine Closure Plan.

17.3	Contextualization of the Anitta Project and Expansion

Figure 17-2 outlines in tan the area of the Anitta Project that has been licensed and in red the area that is currently being licensed.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 371

Figure 17-2 Map of Anitta Project Licensing Status

41°56'15"W
41°55'30"W
41°54'45"W
41°54'W
17°1'30"S
17°2'15"S
N
São José Stream
São José Stream
Pit 1 Expansion
UTM Sump and Support Area
Accesses
Accesses
Pit 2 Sedimentation Basin
Pit 2
Explosives Storage
Explosives Storage
Explosives Storage
Accesses
PDE 2 Waste Pile

LEGEND

Road

Classification of Natural Watercourses

Ephemeral

Intermittent

Not characterized

Expansion of the Anitta Project (in licensing)

Anitta Project in Atlas property (licensee)

LOCATION

BA
GO
DF
MG
ES
MS
SP
RJ
PR

Datum: SIRGAS 2000

PROJECT:

PROJECT ANITTA

TITLE:

SPATIALIZATION OF THE EXPANSION PROJECT IN RELATION TO THE ANITTA PROJECT

P.NUMBER: 23670491			Scale: 1:12.000
GIS	Daiane Miranda	may/2025	**Figure**
REV	Maira Nogueira	00

Figure 17-3 outlines the Master Plan of the Anitta Project including all its facilities, structures, mining, and the installation and operation of the Mineral Treatment Unit.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 372

Figure 17-3 Anitta Project Master Plan

41°56'15"W
41°55'30"W
41°54'45"W
41°54'W
17°1'30"S
17°2'15"S
N
São José Stream
São José Stream

LEGEND

Road

Classification of Natural Watercourses

Ephemeral

Intermittent

Not characterized

Access

Access structures

Access axis

Limit access

Slopes

Master Plan

Anitta Project

Sedimentation Basin

Balances

Infrastructure

ROM Pile

Waste Dump and Tailings 1 (PDER 1)

Topsoil

UTM Support Area

Support and administrative unit

Expansion of the Anitta Project

Pit 1 Expansion

Explosives Storage

Pit 2

PDE 2 Waste Pile

Sump

Maneuvering/support area

Anitta Project in Atlas property (licensee)

LOCATION

BA
GO
DF
MG
ES
MS
SP
RJ
PR

Datum: SIRGAS 2000

PROJECT:

PROJECT ANITTA

TITLE:

MASTER PLAN

P.NUMBER: 23670491			Scale: 1:12.000
GIS	Daiane Miranda	may/2025	**Figure**
REV	Maira Nogueira	00

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 373

17.4	Community Engagement

During the development of the EIA studies for the Expansion of the Anitta Project, prepared by WSP, the Area of Direct Influence for the Socioeconomic Environment identified the locations surrounding the Area Directly Affected by the project, namely:

●	Nossa Senhora das Neves;

●	São José das Neves; and

●	Ribeirão Calhauzinho das Neves

The locations most directly subject to the impacts of vehicle traffic along the access route to the project, given the concentration of residences close to the road, are:

●	Aguada Nova; and

●	Ribeirão Calhauzinho das Neves (already considered in the previous criterion).

It is worth noting that the Baixa Quente community, although not classified as an AID, will be the target of labor prioritization actions and monitoring of socioeconomic indicators – the latter with the aim of verifying the potential impact of the arrival of the project on changes in living conditions in the area, considering the network of socioeconomic relations with neighboring communities.

It is important to clarify that access for maintaining economic and social ties between Aguada Nova and Baixa Quente is completely different from the route that will be used by the project, that is, the route and traffic between the communities are not affected in any way by the Expansion of the Anitta Project.

The areas surrounding the project are sparsely populated, with little vehicular traffic. The villages are mainly concentrated along BR 367 and in the municipal district of Araçuaí, which has approximately 40,000 inhabitants. The main economic activities of the region are subsistence agriculture and small livestock farming.

Atlas maintains an open dialogue channel and close relationship with the communities surrounding the project and in the Municipality of Araçuaí as a whole, having held regular consultation meetings with the communities directly affected by the project.

The development of mining activities by Atlas in the Jequitinhonha Valley is viewed positively by the communities of Nossa Senhora das Neves, São José das Neves, Calhauzinho and Aguada Nova as well as by the Municipal Government, being recognized as an important economic driver in the region and an opportunity for employment and professional development.

In support of relationships with the local community, Atlas signed a Memorandum of Understanding with the Municipality of Araçuaí with the objective of establishing a partnership for improvements in infrastructure, health, education, access to water, among others.

In this sense, actions are being developed in partnership with the Municipality of Araçuaí and other companies, with emphasis on improving existing access roads, especially when compared to the conditions of the roads prior to the company’s activities, as well as various actions to support the communities, based on knowledge of local needs.

In general terms, the following actions are planned for the communities of Calhauzinho, São José das Neves, Nossa Senhora das Neves and Aguada Nova, among others, within the scope of the Anitta Project as a whole. These actions are related to the implementation of small water storage dams, improvements and graveling of roads, donation of machinery and equipment, construction of infrastructure, in addition to support, donations and sponsorships, as listed in Table 17-8 below:

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 374

Table 17-8 Community Support Program for Implementation

Action	Information
Little Water storage dams	●	14 units built and renovated for local residents
Improvements and graveling of roads	●	Calhauzinho Road;
	●	Access to the Municipal School and the Community of São José das Neves;
	●	Hill of the Cardoso Community;
	●	Access to and Hill of the community of Nossa Senhora das Neves.
Support with donation of machinery and equipment	●	Improvement of the entire access to Chapada do Lagoão together with the City Hall of Araçuaí;
	●	Paving of the community of Nossa Senhora das Neves together with the City Hall of Araçuaí;
	●	Earthworks for a mobile phone tower in the community of Nossa Senhora das Neves;
	●	Water trucks supply the communities and wet the roads.
Infrastructure	●	Complete construction of the teachers’ accommodation at the State School of the Calhauzinho Community;
	●	Complete construction of the sidewalk, accessibility ramp, playground and improvement of the canteen at the Municipal School of the Community of São José das Neves;
	●	Complete construction of the support house, kitchen and patio of the Church of the São José das Neves Community;
	●	Renovation and painting of the church of the Nossa Senhora das Neves Community in partnership with the outsourced company Eco Sonda gem;
	●	Renovation and painting of the church of the São José das Neves Community.
	●	Support / Donations / Sponsorships • Sponsor and supporter of the Feast of Our Lady of the Snows in the Nossa Senhora das Neves Community in 2023 and 2024, being the main local festival;
Support / Donations / Sponsorships	●	Sponsor and supporter of the Patron Saint of Our Lady of the Snows in the Nossa Senhora das Neves Community in 2023 and 2024, being the main local festival;
	●	Donation of trash cans and native tree seedlings to the Calhauzinho Community State School;
	●	Support during environmental week with an educational environmental lecture by collaborator Marco Aurélio followed by an ecological visit with students from the Calhauzinho Community State School in the Chapada do Lagoão APA;
	●	Donation, negotiation and regularization of an artesian well together with the City of Araçuaí and COPANOR to fully supply the Nossa Senhora das Neves Community;
	●	Support for costs to conduct a pumping test and technical study of an artesian well to supply the Calhauzinho community State School;
	●	Sponsorship of the São Sebastião Festival in the Nossa Senhora das Neves Community;
	●	Donation and support for the Children’s Day party in the Nossa Senhora das Neves and Aguada Nova communities;
	●	Donation of food for the New Year’s Eve dinner of the Evangelical Church of the Calhauzinho Community;
	●	Donation of food for the graduation of students from the Baixa Quente Community School;
	●	Donation of food for the Christmas party of students from the Calhauzinho and São José Community State Schools.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 375

During the licensing process, Atlas held 14 (fourteen) meetings in 2023, 2024 and 2025 with representatives of communities within the Area of Direct Influence of the project. These meetings provided opportunities for Atlas to understand the community’s expectations for the Project. A summary of these meetings is:

●	Meetings in 2023:

○	June 15 – Calhauzinho Community

●	June 15 – Nossa Senhora das Neves Community

○	June 15 – São José das Neves Community

○	June 15 – Feedback São José das Neves Community

○	June 15 – Feedback Calhauzinho Community

●	June 15 – Feedback Nossa Senhora das Neves Community

●	Meetings in 2024:

○	June 15 - Calhauzinho Community

○	June 15 – São José das Neves Community

●	June 15 – Nossa Senhora das Neves Community

○	June 15 – Feedback Calhauzinho Community

○	June 15 – Feedback São José das Neves Community

●	June 15 – Feedback Nossa Senhora das Neves Community

●	Meetings in 2025:

○	April 12 – Aguada Nova Community

○	April 13 – Feedback Aguada Nova Community

Furthermore, important to mention that Girau Quilombola community and the Malhada Preta sector, although not part of the Area of Direct Influence, were considered in the ECR and were consulted by anthropologists in previous meetings, held on October 28 and 29, 2023, in addition to a feedback meeting on December 16, 2023, which had the spontaneous participation of residents who were informed of the Anitta Project and the objectives of the meeting within the scope of preparing the Socioenvironmental Diagnosis (MF Projetos Socio Ambientais, 2023). In addition, a Physical and Biotic Environment Impact Assessment study (WSP, 2024) was also presented, and it was found that the community in question does not suffer any impact in relation to the project due to the physical barrier existing between the project and where they are located.

17.5	Mine Closure

The rehabilitation and closure plan consist of three main stages:

1.	Decommissioning planning

2.	Execution of decommissioning

3.	Implementation of the socio-environmental and geotechnical follow-up and monitoring actions of the post-closing. Waste piles will be graded as needed, capped with a vegetation suppression layer and revegetated with herbaceous-shrub species. A final protective cover can be placed over the pile to facilitate revegetation and minimize erosion, at which point the sedimentation pond may be decommissioned. A cap layer of soil will be placed and seeded on the open pit berm areas. A fence will be built around the open pits, and all mine haul roads will be blocked off.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 376

Table 17-9 summarizes the measures that have been planned to minimize environmental impact.

Table 17-9 Planned Measures to Minimize Environmental Impact

Mitigation Measures	Description
General
Construction Management Program	Establish and implement efficient technical and managerial tools that allow the full and safe development of the project’s construction activities and the monitoring of the actions described in the Environmental Programs. Assisting the contracted companies and their employees, during the progress and demobilization of the works, to ensure the prevention and minimization of the expected impacts and the adoption of corrective measures, when necessary.
Degraded Areas Recovery Plan	Promote the recovery of areas affected by the implementation and operation of the Anitta Project Expansion project, with a view to recovering the environments, minimizing the action of erosive agents, even on a small scale, considering the specific interventions associated with the control measures of these activities.
Risk Management and Emergency Response Plan	Present the necessary actions to prevent and mitigate dangerous events identified in the APP as being of marginal and critical severity.
Mine Closure Plan	Plan the closure of mining exploration activities, promote the recovery of degraded areas, promote physical, chemical and biological stability and provide balance to the anthropic environment of the project’s area and its surroundings.
Physical Environment
Surface Water Quality Monitoring Program	Monitor the evolution of water quality in watercourses in the Area of Influence of the Anitta Project Expansion and verify the efficiency of the control systems implemented.
Water Monitoring Program	Monitor the flow rates of the main watercourses in the Area of Direct Influence, as well as points downstream and upstream of the structures that will be implemented. Ensure compliance with environmental law regarding the maintenance of residual flow in the water bodies This monitoring program will be able to confirm the operational efficiency of the control agents.
Program for Controlling Erosion Processes and Implementing and Maintenance of Storm Drainage Systems	Present a set of actions aimed at monitoring and tracking erosional processes and silting of drainage. Propose control and corrective measures as needed.
Atmospheric Effluent Monitoring Program	Promote monitoring of the environmental quality of the atmosphere in the areas of influence of the project. Control and monitor atmospheric emissions while considering emissions of particulate matter and combustion gases, in accordance with legal standards.
Noise Level Control and Monitoring Program	Ensure noise emission levels resulting from the project’s activities cause the least possible impact on its surroundings and on the employees involved in the implementation and operation of the project. In addition, the program aims to guide procedures for monitoring and controlling noise.
Program for Controlling and Monitoring Vibrations and Acoustic Pressure Resulting from Detonations	Ensure that vibration and acoustic pressure levels, resulting from detonations to dismantle rock for the Anitta Project Expansion, do not exceed regulatory limits. Ensure the comfort of the surrounding communities is not affected by the activities, meeting vibration and acoustic pressure references in relation to human reaction and constructions.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 377

Solid Waste Management Program	Ensure environmentally correct management of solid waste from the project’s activities, including its implementation, operation and closure stages, in accordance with the law.
Liquid and Oil Effluent Control and Monitoring Program	Control the environmental aspect of effluent generation, through specific operational procedures during the implementation, operation and closure stages of the Anitta Project Expansion and monitor the sources responsible for effluent generation as a way of verifying the efficiency of the control systems and operational procedures adopted.
Hydrogeological Monitoring Program	Monitor the water level, the quality of groundwater, and register springs and water points. In quantitative terms, the purposes are to evaluate the hydrodynamics of the aquifer being evaluated and the interrelationship between the water table level and the dynamics of the aquifer(s) with surface water resources. Specifically in qualitative terms, the purpose is to characterize and monitor the evolution and seasonality of water quality in the area of influence.
Biotic Environment
Germplasm Rescue Program	Mitigate the impacts resulting from the implementation of the Anitta Project Expansion on local floral biodiversity. The program seeks to minimize the loss of individuals and genetic resources of populations of native plant species (with emphasis on endangered, immune to cutting and endemic species) present in the Directly Affected Area.
Vegetation Suppression Control Program	Establish guidelines for vegetation removal activities in the area where the Anitta Project Expansion is being implemented. Minimize the impacts generated on the ecosystem and promote better use of woody material resulting from the removal of vegetation cover.
Local Fauna Scaring and Rescue Program	Minimize the adverse impacts resulting from the implementation of the Anitta Project Expansion and, more specifically, from vegetation suppression activities that cause harm to the wildlife populations present in the project area.
Roadkill Monitoring Program	Systematically monitor potentially run-over fauna, as well as propose and implement mitigation and control measures to reduce run-overs in all internal and external accesses to Anitta Project Expansion.
Wildlife Monitoring Program	Monitor the populations of animal species, especially those that are endangered, endemic, indicators of environmental quality and of medical importance.
Program for Maintenance and Conservation of Permanent Preservation Areas – Legal Reserves	Monitor the Permanent Preservation Areas and Legal Reserves within the boundaries of Atlas’ property, to guarantee the conservation status of these areas.
Socioeconomical Environment
Social Communication Program	Announce the measures adopted by the company to minimize and/or mitigate environmental impacts attributed to and related to the production process, enhance its socio-environmental actions, the Environmental Education Program and its activities, in addition to maintaining the flow of general information about the enterprise with the public in a clear, direct and agile manner.
Environmental Education Program	Share responsibilities and motivate social groups impacted by the project to carry out a set of teaching-learning actions and processes that provide conditions for these actors to avoid. Control or mitigate socio-environmental impacts, as well as strengthen local potential, thus complying with COPAM Normative Resolutions No. 214 and No. 238.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 378

Socioeconomic Indicators Monitoring Program	Monitor the indicators related to the local public service infrastructure and productive structure in the AID of the Anitta Project Expansion, specifically in the locations of Nossa Senhora das Neves, São José das Neves, Ribeirão Calhauzinho das Neves and Baixa Quente, all belonging to the city of Araçuaí/MG. If necessary, develop support processes to reduce the negative impacts of the project.
Local Labor and Suppliers Training and Prioritization Program	Ensure training and objective conditions in order for the workers from the municipalities of Araçuaí and from the communities of Nossa Senhora das Neves, Ribeirão Calhauzinho and São José das Neves can engage in employment opportunities with Atlas Lítio Brasil or contractors during the implementation and operation stages of the project.
Program for Enhancement and Strengthening of the Local Economy	Develop actions that promote the continuity of rural practices in communities and enhance their growth opportunities, improving their quality of life, as well as training public authorities with the structuring of a culture of innovation, modernization and valorization of local production.

17.6	Commitments to Local Procurement or Hiring

Procurement by a mining operation is the single largest potential economic impact in a host country, more than payments in taxes, wages and community investment combined.

Mining companies themselves also have an economic interest in purchasing more goods and services closer to their sites of activity, in the form of improved relations with stakeholders and lower supply chain costs in the long run. In addition, bilateral and multilateral aid providers and development organizations have an important role to play to support economic development planning utilizing the procurement spending of mining companies.

Mining companies can’t do everything themselves. Whether they are just beginning to explore an area or have been in production for years, mining companies rely on the products and services of many other businesses.

Furthermore, mining companies often hire people full-time to provide the services that could be sub-contracted out to local businesses.

Global Standard sets the minimum requirements to ensure that programs are in place to identify and provide employment and business opportunities that can deliver sustainable mutual benefits to local stakeholders. The stakeholder benefits are intended to align with the targeted outcomes of the Community Investment Strategy.

Atlas Lítio Brasil Ltda. in its Environmental Control Plan (PCA, Brazilian acronym) establishes the Program for Training and Prioritization of Local Labor and Suppliers. This program included in the PCA of the environmental licensing establishes an Atlas’ formal commitment to the environmental agency regarding its actions to favor, directly involve, and hire local/regional workforce.

This program aims to optimize the absorption of local manpower, offering professional training and the people productive inclusion in the job market, providing workforce training. This strategy has been increasingly used by companies that aim to get good performance results, professional quality, and increased productivity.

The project will be of great importance for the regional development of “Jequitinhonha Valley”, Minas Gerais State, Brazil, as it will provide an objective change in the occupational structure and in service provision for the population. “Jequitinhonha Valley” is a region marked by social vulnerability and low income, so this impact presents itself as a significant social and economic contribution to its very relevant and positive development.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 379

As part of the installation and operation of the Anitta Project, a significant number of job vacancies will be generated in the municipality of Araçuaí, Minas Geris State (MG), and in this region of Brazil.

During the in loco work development for the socio-environmental diagnosis, it was found that there was a great need to enhance the positive effects of the project implementation and operation on the municipality, to promote expansion and favor access conditions to the local labor vacancies.

Therefore, the entrepreneur will institutionalize and establish criteria for the selection of human resources needed for the enterprise implementation and operation, as well as its support structures.

Considering the unavailability of skilled workers in the municipality, training is planned for the future hiring of employees during the project implementation and operation phases, as well as throughout its development. This action is related to the policy adopted by the company to mainly prioritize local manpower and suppliers.

The Program for Training and Prioritization of Local Labor and Suppliers aims to establish objective conditions so the workers from the municipalities of Araçuaí, especially from the AID communities, can effectively take advantage of the employment opportunities that will be generated.

The specific objectives are:

○	Systematize and maintain as a policy the prioritization of labor from the locations covered by the Program for Training and Prioritization of Local Labor and Suppliers;

○	Enhance the positive social and economic effects of the project in Araçuaí;

○	Minimize the attraction of labor contingents from other municipalities, contributing to reducing pressure on infrastructure and public services;

○	Develop and implement project(s), possibly in partnership with other companies and/or public authorities, that values and strengthens the local economy.

As a methodology, basic surveys will initially be carried out to support training opportunities. During the project implementation phase, the program will focus on prioritizing local labor. Companies responsible for implementing the project will be instructed to hire workers residing in Araçuaí, preferably.

During the project’s operational phase, local workers will continue to be prioritized. However, this will be combined with the workforce qualification process. The courses offered are based on the knowledge and skills needed to fill the jobs during the operational phase.

In addition to training local labor and suppliers, this program also includes the development of a project that establishes actions to enhance and strengthen the local economy, focusing on the region’s natural and cultural vocations. The actions to be carried out include:

○	Systematization and dissemination of the policy of prioritizing local labor and service providers

○	Selection of partner entities for the preparation and implementation of qualification courses

○	Communication, mobilization and selection of candidates for Professional Training

○	Development of Qualification Courses

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 380

This program will constitute an internal policy of the company since its initial insertion in the municipality of Araçuaí. By developing these actions and activities, the Company will be facilitating, enabling, and prioritizing the local hiring of workers, service providers, and hiring in local market.

As this situation is currently known, meeting this need in the region is already underway, that is, hiring workers and outsourcing services with local companies and suppliers. This program aims to strengthen and consolidate the actions that are already developed by the entrepreneur. For example, the “Women’s Trainee” is a program in which four young mining technician students are already working in the company to better train themselves and gain experience to be hired after graduating.

In the same sense, the SUB-PROGRAM is also planned: Project for the Valorization and Strengthening of the Local Economy with the main objective of developing actions that promote the continuity of rural practices in communities, enhancing their growth opportunities, improving their quality of life, as well as training public authorities with the structuring of a culture of innovation, modernization and valorization of local production.

The project goal is to generate employment and income, contributing to the development of local communities, mainly around the project and specially in Araçuaí. It stands out among the communities “Neves, Calhauzinho, and São José das Neves”, which are currently prioritized in the initial and survey activities in hiring workers and providing services from outsourced survey companies as well as direct workers from Atlas.

Therefore, the target public for this program is made up of people interested in working at Atlas Lítio Brasil for improving their technical knowledge through courses offered and projects to enhance and strengthen the economy, with a focus on the AID communities, plus the Baixa Quente community.

For the Sub-Program for the Enhancement and Strengthening of the Local Economy, the target audience is producers, artisans, traders and other actors involved in local production and economic chains, with a focus on the AID communities.

Among the activities of this program, it is emphasizing the importance of those responsible for defining the best communication strategies so that workers are aware of this fact and, thus, can register as applicants for the job vacancies offered. Whenever needed, it is proposed to disseminate the activities of general interest with verbal communication, local radio, posters, and other effective forms in highly visible places in the communities to target the audience.

Obtaining inputs from local and regional suppliers is of fundamental importance to boost the economy. The benefits are countless, and everyone wins, especially, the population. This is an important practice that will be adopted by the company especially because Araçuaí, despite being a smaller city, is the closest urban center to the project area. Local market is also extremely important in generating indirect jobs for the population. These opportunities may arise in different segments. When choosing local suppliers, there is always the consequence of strengthening the economy and opening up more expansion possibilities. Increasing demand in local market leads to positive impacts, resulting in generating new jobs in this place.

In terms of logistics and storage, being able to purchase products from nearby suppliers becomes a very positive factor for the enterprise, mainly due to reducing transport and storage costs.

The installation of a new mineral industry unit and the strengthening of local market will directly reflect on the collection of municipal, state, and federal taxes (CFEM, Brazilian acronym); this impact has a positive effect on the population, and these values directly result in infrastructure improvements, safety, and better living conditions in general.

It should be noted that the prioritization, hiring, and training the workers will be the responsibility of the entrepreneur, who may designate a specialized company to carry out the procedures required for its effective application.

The execution of actions to hire local manpower will begin with the identification of its need in the project implementation and operation phases and will be extended, depending on the possible need to replace manpower during the enterprise development.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 381

17.7	Planning and Design

Local Procurement and Employment Plans or equivalent will be developed and integrated with cross functional business strategies to optimize procurement and employment opportunities for key stakeholder groups by promoting:

●	Local employability and skills development

●	Diversity of workforce

●	Small business development for locals, indigenous, women and/or minority business owners

●	Sustainable business opportunities

Local Procurement and Employment Plans will define and prioritize procurement and employment objectives as well as identify key performance indicators to measure program successes and opportunities for improvement.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 382

18	CAPITAL AND OPERATING COSTS

18.1	Basis of Estimates

The capital expenditures (CAPEX) and operating expenditures (OPEX) of the Project were estimated at a feasibility study level and should provide further guidance for the project implementation phase. The estimate parameters are as follows:

●	Target accuracy initial capital costs: +15% / -10%

●	Target accuracy sustaining capital costs: +15% / -10%

●	Target accuracy operating costs: +15% / -15%

●	Estimate period: Q2 2025

●	Estimate currency: United States Dollars (USD)

The estimate was developed for the 2025 FS based on the SGS/Atlas standard commodity coding structure for mineral projects. A work breakdown structure (WBS) was developed for the Project to organize the estimate in a logical structure based on function and location. Table 18-1 presents CAPEX CBS – Cost Breakdown Structure.

Table 18-1 CAPEX CBS – Cost Breakdown Structure

CBS - Cost Breakdown Structure
Bins & Conveyors
Buildings
DMS
Effluent
MV Subs & Automation
Piping
Screens - Prep & sizing
Spares
Steelwork & Platework
Tanks
Taxes
Water Supply
Weighbridge
Civils
Commissioning
Crushing Area
Contract Mining
Earth works
Engineering
Generators
Installation
Owners team OPS
Project Development
Shipping

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 383

The operating cost estimate was broken down as follows:

●	Mining (drill and blast, load and haul, geology, maintenance, dewatering, other).

●	Crushing (crushing, screening).

●	DMS process Cost Plant - Processing (storage and reclaim, DMS, concentrate handling, laboratory, tailings handling, ore feed, maintenance, cost to transport from the Plant to TSP, other).

●	Power Supply (genset rental, diesel supply, others).

●	Freight – Road Cost and Port Cost (cost to transport from transhipment to Port and storage in Port).

●	G&A Services (office, security, health and safety, environment, warehouse, other).

OPEX are inclusive of labour, consumables, power, and maintenance materials, as well as general and administration (G&A) costs.

18.1.1	General

The mining capital and operating cost estimates were developed by Atlas and Promon to include all costs related to the mine operating contract, including mine mobile equipment, (primary, secondary, support, auxiliary, and ancillary equipment) and pre-production mine development.

Mining infrastructure, including haul roads, mine facilities, explosives storage, and processing plant CAPEX, was developed by Promon.

The capital cost estimates for the process plant were developed by Promon with input from Atlas, Prominas, DF+ and SGS (including processing plant design, bulk quantities and equipment lists).

The operating cost estimates for the process plant were developed by Atlas with input from Promon, Prominas, DF+ and SGS (including processing plant design, bulk quantities and equipment lists).

The tailings and overall site water management capital and operating cost estimates were developed by Atlas with input from DF+ and WSP.

Costs pertaining to the power generation with generator sets, the internal site power line and associated facilities were provided by Atlas and Promon and are based on contract pricing received from an RFQ process.

The road between the Project site and the city of Araçuaí is adequate for the Project’s transportation needs, except at the entrance to the Project site. Some modifications were carried out in previous years in partnership with the City Hall, and their costs were allocated to the sunk cost. Near the Project area, further works will be carried out and managed by Atlas.

The initial CAPEX estimate includes all Project direct and indirect costs to be expended during the implementation phase of the Project. The initial CAPEX estimate covers the period from the Pre-approval date by Atlas of this report, when detailed engineering would commence, to the successful completion of the Plant commissioning phase. Any costs beyond the Plant commissioning phase are captured with the sustaining CAPEX, or OPEX. Various studies phases, testwork, and preliminary engineering, as well as permitting activities, processing equipment by CDM, are excluded from the estimate as these are considered sunk costs as of the effective date of this report.

SGS has reviewed the cost estimates developed by Atlas and considers them reasonable.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 384

18.1.2	Mining

The CAPEX estimate reflects the project scope below

●	Construction of Explosives Magazine;

●	Fuel Station Infrastructure (equipment such as tanks, pumps, and others will be provided under a loan agreement).

●	Waste Pile Infrastructure.

●	Pre-Stripping Operations (Mobilization, Temporary facilities, Site maintenance, Loading of weathered waste from the mine to the pile, Transport of waste, Spreading of waste in deposits).

Mining development will be arranged by a mining contractor, responsible to all mining services. The CAPEX estimate is based on firm prices received from mining contractors

The Pre-stripping budget encompasses all direct and indirect costs associated with initial overburden removal activities. Direct operating costs include expenditures for equipment operation, such as fuel, electricity, maintenance components, operator labor, and consumables (e.g., tires). Indirect costs comprise labor related to mine supervision, management, and technical support from mine company. All these components are fully integrated into the overall pre-stripping cost structure.

18.1.3	Processing Plant and Infrastructure

The physical conceptual design is prepared in accordance with the WBS where all the tasks and areas were developed in enough detail to establish a class 2 estimate based on the American Association of Cost Engineers (AACE). A general contingency of 7% was generated using Promon expertise.

The process plant costs were established by obtaining prices for more than 80% of the process and ancillary equipment from multiple suppliers. Detailed material take-offs (MTOs) were prepared for all bulk materials, i.e., concrete, primary and secondary steel, architectural items, cable trays, electrical cables, instruments, and piping (steel and HDPE). Prices were obtained for most of the bulk material packages.

Quotes were obtained for all prefabricated buildings, including the Ore Stockpile Dome and the Warehouse. The cost of the main electrical generator substation and generators were based on prices obtained from the selected supplier.

The material takes offs for earthworks, including the waste and tailings dump, are based on physical material take-offs from detailed design prepared by Promon. Unit costs are based on quotations received.

Quotations were received for the sewage treatment plant and other ancillary buildings, and temporary / construction infrastructure. The remaining equipment and material costs were based on budgetary bid processes, quotes, the consultant’s historical data, and in-house databases, or benchmarked from previous projects. The power supply costs are based bidding contract for generator cost estimates.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 385

18.2	Capital Cost Estimates

The capital cost estimate summary is presented in Table 18-2 and Table 18-3, show all necessity capital to building and manager construction phase

Table 18-2 Capital Breakdown Structure CapEx (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Buildings	3.52
MV Subs & Automation	2.78
Spares	0.05
Water Supply	0.85
Weighbridge	0.06
Civils	6.25
Commissioning	1.09
Crushing Area	6.89
Contract Mining	6.90
Earth works	9.45
Engineering	0.80
Generators	1.34
Installation	12.15
Shipping	1.65
Contingency	3.77
Total	57.56

Table 18-3 Corporate Cost Breakdown Structure (USD Million)

CBS - Corporate Costs Breakdown	Estimate to Complete
Taxes	0.90
Owners team OPS	11.86
Insurance	0.34
Contingency	1.08
Total	14.17

The following assumptions apply to the capital cost estimate:

●	All equipment and materials will be new.

●	The labour rate build-up is based on the statutory laws governing benefits to workers.

●	Fuel Cost: R$ 5,70/L

●	Foreign exchange rate: BRL 6/USD.

●	Construction phase: Two shifts per day for earthworks, civil work and assembly activities will be conducted on 1 shift per day.

●	All labor-related costs, including wages, benefits, and associated charges, are in full compliance with current Brazilian labor legislation.

●	Transfer of tailings to the PDER-1 (Waste Dump) will be via 40t haul trucks.

●	No provision for rework or repair of equipment and material delivered to site.

●	No rework to field-erected and installed equipment and material.

●	No provision for potential increase in salaries necessary to attract skilled trades workers.

●	Costs for pre-start-up operations and maintenance training are applied in this estimate

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 386

Exclusions (CAPEX)

●	Escalation (or de-escalation) is excluded from the CAPEX.

●	Costs relating to certain agreements with third parties.

●	Cost relating to financing and interest.

●	Work stoppages resulting from community relations dispute.

●	Any and all scope changes.

●	All G&A costs from the construction phase.

18.2.1	Buildings

A capital expenditures summary for buildings is presented in Table 18-4. The main infrastructures and civil works are included, as listed below:

Site Buildings:

●	Administrative / Main office

●	Canteen

●	Gatehouses

●	Locker Room

●	Control Room

●	Waste deposit

●	Radioactive Items Bunker

●	Control Room

●	Canteen

●	Maintenance/Workshops

●	Warehouse Stores

TSP:

●	Laboratory

●	Truck Weigh Station

●	Gatehouse

●	Waiting building for truck drivers

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 387

Table 18-4 Building CapEx Expenditures (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Administrative & Operational Buildings	1.93
Laboratory	1.59
Total	3.52

18.2.2	MV Substation & Automation

A summary of the capital expenditures for medium voltage substation, power distribution, electrical material, instrumentation, and telecom system and equipment are presented in Table 18-5.

Table 18-5 Electrical and Communications Capital Expenditures (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Telecom System + Equipment	0.53
Instrumentation	0.17
MV Substation & Automation	2.08
Total	2.78

18.2.3	Spares

The CAPEX estimate for spares are for utilities from the water supply and sewage system, all other spare parts to the process plant are in sunk costs, CDM supply.

Table 18-6 Spares (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Spares	0.05
Total	0.05

18.2.4	Water Supply

The water supply CAPEX consists of the Capital Expenditure for the acquisition of pumps for water distribution, water treatment plant, sewage treatment plant, filters for raw water, equipment tanks for water boreholes (pumps and accessories), bulk material for piping, valves and fire system material (fire fighter equipment was in CDM scope in sunk cost).

Table 18-7 Water Supply (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Pumps	0.03
Water Treatment Plant	0.29
Sewage Treatment Plant	0.10
Fire System Material	0.13
Water Boreholes (equipment)	0.05
Piping Materials	0.24
Total	0.85

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 388

18.2.5	Weighbridge

The capital expenditure for the weighbridge includes the acquisition of a truck scale to weigh trucks prior to dispatching the concentrate to the port.

Table 18-8 Weighbridge (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Weighbridge	0.06
Total	0.06

18.2.6	Civil Works

The capital cost estimate for civil works includes all necessary activities to enable the proper installation and functioning of process plant infrastructure. The scope comprises:

●	Mobilization and demobilization of workforce, equipment, and construction materials;

●	Construction and maintenance of site infrastructure and temporary facilities during the execution phase;

●	Execution of reinforced concrete foundations and equipment support bases;

●	Construction of reinforced concrete superstructures, including columns, beams, and structural walls;

●	Installation of reinforced concrete floors for operational and equipment areas;

●	Implementation of the electrical grounding mesh system, ensuring compliance with applicable safety standards;

●	Final demobilization activities upon completion of the civil construction phase.

●	This scope is based on detailed engineering quantities and unit costs derived from contractor proposals and historical benchmarks.

Table 18-9 Civil Works Capital Expenditures (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Civil Works - CIV-02	6.25
Total	6.25

18.2.7	Commissioning

The capital cost estimates for commissioning encompass expenses associated with the engagement of specialized commissioning firms, responsible for supporting the preparation, testing, and validation of systems and equipment. Additionally, this estimate includes the procurement of essential consumables and materials required for the initial start-up phase of the plant, such as ferrosilicon. These costs are presented in Table 18-10.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 389

Table 18-10 Commissioning Capital Expenditures (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
FeSi-Supply	0.32
Commissioning Support (services + material)	0.75
Minor Suppliers	0.02
Total	1.09

18.2.8	Crushing Area

The capital cost estimate for the crushing area comprises the supply and installation of all major and auxiliary equipment necessary for the full operation of the system. This includes the acquisition and mechanical assembly of three crushers (one jaw crusher and two cone crushers) along with the complete set of conveyor belts required for material handling within the circuit. Additionally, the estimate covers the procurement and installation of screening equipment, various auxiliary machines, and all associated electrical and mechanical materials, structural steel components necessary for equipment support, platforms, walkways, and access structures. Furthermore, the scope includes all related civil works, such as foundations, equipment bases to ensure the complete implementation and operational readiness of the crushing facility are presented in Table 18-11.

Table 18-11 Crushing Area (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Equipment + Material	3.44
Assembly – Electromechanical + Automation	2.07
Civil works	1.38
Total	6.89

18.2.9	Contract Mining (Pre-Operational Phase)

The capital cost estimate for the pre-operational mining phase are presented Table 18-12:

●	Construction of the explosives magazine;

●	Development of fuel station infrastructure (with equipment such as tanks, pumps, and others to be supplied under a loan agreement);

●	Implementation of the waste pile infrastructure;

●	Execution of pre-stripping operations, including mobilization, installation of temporary facilities, site maintenance, excavation and loading of weathered waste material, transportation to the designated waste dump, and spreading of material in the disposal areas.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 390

Mining development will be conducted by a third-party contractor, who will be fully responsible for the execution of all mining services. The CAPEX estimate is based on firm quotations and commercial proposals received from qualified service providers.

Table 18-12 Contract Mining- Pre-Operational Phase (USD Million)

CBS - CapEx Breakdown	USD Million
Explosives Magazine	0.61
Fuel Station Infrastructure	0.17
Waste Piles	3.46
Pre-Stripping	2.66
Total	6.90

18.2.10	Earthworks

The capital cost estimates for the earthworks of the process and TSP, are presented below, and the cost is provided in Table 18-13.

●	Mobilization and subsequent demobilization of labor, equipment, and materials;

●	This package includes all costs associated with personnel lodging and catering, as well as the provision of electrical power throughout the construction phase;

●	Setup and ongoing maintenance of the construction site infrastructure;

●	Execution of earthworks for the industrial area, comprising land clearing, cut and fill operations, grading, and installation of surface drainage systems;

●	Application of primary surfacing for internal access roads within both the industrial and transshipment areas;

●	Installation of underground electrical duct banks across the industrial and transshipment zones;

●	Earthworks related to the formation and shaping of ponds;

●	Implementation of comprehensive drainage systems within the industrial and transshipment areas;

●	Supply and installation of HDPE (High-Density Polyethylene) water pipelines in both industrial and transshipment zones;

●	Construction and installation of concrete inspection boxes throughout the industrial and transshipment areas.

Table 18-13 Earthworks (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Earthworks	9.45
Total	9.45

18.2.11	Engineering

The detailed engineering scope is substantially complete, with only a limited number of activities pending final verification and cross-checking for consistency. The costs presented below refer exclusively to these remaining activities. Expenditures related to the overall detailed engineering phase are considered sunk costs and, therefore, are not included in the current capital expenditure estimate. The cost is presented Table 18-14.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 391

Table 18-14 Engineering Capital Expenditures (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Engineering	0.80
Total	0.80

18.2.12	Generators

The estimated capital cost for the power supply to Atlas’s temporary facilities and for equipment commissioning includes the rental of diesel generators and the provision of diesel fuel to ensure energy availability. It is important to note that the power supply required by contractors and assemblers is their own responsibility, in accordance with the commercial proposals used for budget development. Costs are presented in Table 18-15.

Table 18-15 Generators Capital Expenditures (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Rental Generators (Construction and Commissioning Phase)	0.44
Fuel (Diesel)	0.90
Total	1.34

18.2.13	Installation

The estimated capital cost for assembly comprises both direct and indirect costs, including labor (direct and indirect), temporary facilities with associated maintenance, bulk materials, equipment, vehicles, tools, and applicable taxes. The provision of energy through generators, as well as the supply of water for both consumption and operational use, falls under the responsibility of the contractors, in accordance with the terms established in their respective agreements.

Main Structure and services are described below.

●	Water Treatment Stations – Assembly of equipment, piping, valves, and instrumentation for raw, process, and potable water treatment units.

●	Fire Water System / Fire Fighting System – Installation of fire pumps, hydrants, deluge systems, and emergency piping in compliance with fire safety regulations.

●	Automation and Control System – Integration of PLCs, control panels, field instruments, and SCADA systems throughout the plant.

●	MV Substation / Generators – Assembly of medium-voltage substations and diesel generators, including switchgear and power distribution.

●	Raw/Gland Water System – Assembly of pumps, tanks, and piping

●	Sewage Collection & Treatment – Installation of sewage handling infrastructure including piping networks, tanks, and treatment systems.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 392

●	Maintenance Facilities / Workshops – Assembly of mechanical and electrical maintenance facilities with utilities and equipment.

●	Utility Power Supply – Installation of power distribution infrastructure and transformers for utility supply to the Tailings Storage.

●	Instruments – Installation and commissioning of field instrumentation and associated cabling.

●	Potable Water System – Assembly of water treatment units, tanks, and distribution lines for drinking water supply.

●	Feed Preparation Area – Installation of feeders, screens, and conveyors for ore preparation.

●	Interstage Screening – Assembly of vibrating screens and supporting structures for intermediate material classification.

●	Primary DMS (Dense Media Separation) – Installation of DMS cyclones, vessels, mixing tanks, and associated pumps and piping.

●	Compressed Air System – Assembly of compressors, dryers, and air distribution network.

●	Pipe Rack / Pipe Way – Assembly of pipe racks and installation of interconnecting pipelines across all plant areas.

●	Thickening Area – Installation of thickeners, underflow pumps, and associated slurry piping and instrumentation.

●	Filtration Area – Assembly of filters, vacuum or pressure units, filtrate recovery, and cake discharge systems.

●	Secondary DMS – Installation of additional DMS units for fine particle separation, including support equipment.

●	Primary Floats Stockpile – Construction of infrastructure and mechanical systems for material handling and stockpiling of primary floats.

●	Final Product Stockpile – Installation of conveying and stacking equipment for final product storage.

●	Process Water System – Assembly of tanks, pumps, and recirculation lines for process water recovery and distribution.

●	Service Air System – Installation of utility air supply network for general plant services.

Table 18-16 Installation Capital Expenditures (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Installation (Assembly – Electromechanical + Automation)	12.15
Total	12.15

18.2.14	Shipping

The capital cost estimate includes the logistics and freight expenses associated with transporting the process plant equipment from its current storage location to the project site, as well as the transportation costs for other remaining components. Additionally, storage costs incurred up to the time of shipment are included in this estimate. It is important to note that the international freight costs related to the shipment of the process plant from South Africa to Brazil have already been incurred and are therefore classified as sunk costs, not included in the current estimate.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 393

Table 18-17 Shipping Capital Expenditures (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Shipping & Freight	1.65
Total	1.65

18.2.15	Contingency

A contingency provision has been incorporated into the capital cost estimate to mitigate potential cost impacts resulting from uncertainties, scope variations, and unforeseen conditions that may arise during project execution. This allowance reflects the current level of engineering definition and the associated risk profile, and has been established at 7.0% of the total capital cost indicated in the CAPEX estimate. Direct contingency is presented in Table 18-18. The contingency applied to corporate-related costs will be presented in a subsequent section.

Table 18-18 Contingency Capital Expenditures (USD Million)

CBS - CapEx Breakdown	Estimate to Complete
Contingency Capex	3.77
Total	3.77

18.3	Corporate Cost Breakdown

To ensure greater clarity in the cost structure, the following values refer to project-specific indirect costs, which will hereafter be classified as Corporate Costs. These costs are exclusive to the execution of this project and do not include the company’s general and administrative (G&A) overheads.

18.3.1	Taxes

The capital cost allocated to duties and taxes encompasses all expenses related to the importation of the process plant, including customs clearance procedures, import duties, and other taxes and fees applicable to the internalization of equipment and materials, is presented Table 18-19.

Table 18-19 Taxes Capital Expenditures (USD Million)

CBS - Corporate Costs Breakdown	Estimate to Complete
Taxes	0.90
Total	0.90

18.3.2	Owners Team & Management Services

The capital cost estimate includes a comprehensive set of corporate and project support services required during the construction phase. This encompasses the management and operational teams, supervision of assembly activities, human resources support, training programs, and technical assistance to construction. It also includes the engagement of specialized consultants in areas such as geotechnics, concrete, and materials. Supporting infrastructure such as electronic document management systems (EDM), technical archives, and communication tools are included. Additional provisions cover the rental of temporary offices, software licenses, travel and accommodation expenses, service and utility vehicles (including ambulance – first aid and rescue), topographic surveying, water and sewage treatment station operations, road maintenance, and the general service center to support on-site logistics and site security. These costs are summarized in Table 18-20.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 394

Table 18-20 Owners Team & Management Services Capital Expenditures (USD Million)

CBS - Corporate Costs Breakdown	Estimate to Complete
Owners Team & Management Services	8.16
Total	8.16

18.3.3	Land Acquisition

The capital cost estimate to complete acquisition of land required for the implementation of project-related areas is USD 1.14 million. These costs are summarized in Table 18-21.

Table 18-21 Land Acquisition (USD Million)

CBS - Corporate Costs Breakdown	Estimate to Complete
Land Acquisition	1.14
Total	1.14

18.3.4	Environment & Social - Permits and Programs

The estimated capital cost includes all expenses associated with the acquisition of environmental licenses and the payment of regulatory fees required to secure the necessary permits for project execution. This scope also comprises the implementation of compensatory measures mandated by environmental agencies, as well as the execution of all environmental programs and commitments applicable to the construction phase, total corporate cost estimated to this scope is USD 2.2 million.

18.3.5	Temporary Facilities

The capital cost estimate includes provisions for the maintenance and operation of Atlas’s temporary facilities throughout the construction and project management phases. This scope covers minor but necessary expenditures related to the upkeep of provisional infrastructure, utilities, and basic services essential to support day-to-day activities during project execution, total corporate cost estimated to this scope is USD 0.36 million.

18.3.6	Insurance

The total capital cost allocated for the acquisition of construction-phase insurance is estimated at 0.35% of the total project value, including equipment costs. This provision accounts for the coverage of potential risks associated with construction activities, in accordance with standard industry practices, the total corporate cost estimated to this scope is USD 0.34 million.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 395

18.3.7	Contingency

A contingency provision has been incorporated into the corporate cost estimate to mitigate potential cost impacts resulting from uncertainties, scope variations, and unforeseen conditions that may arise during project execution. This allowance reflects the current level of engineering definition and the associated risk profile and has been established at 8.2% of the total capital cost indicated in the Corporate Cost Estimate, the total corporate cost estimated to this scope is USD 1.08 million.

18.4	CAPEX and Corporate Cost

The following section presents a consolidated overview of the capital expenditures (CAPEX) and project-specific corporate costs, along with their respective proportional representation in relation to the total estimated project investment. This breakdown provides details regarding the distribution of financial resources across key project components.

Table 18-22 Capital Expenditures Breakdown

CBS - CapEx Breakdown	Estimate to Complete	% Breakdown
Buildings	3.52	6%
MV Subs & Automation	2.78	5%
Spares	0.05	0%
Water supply	0.85	1%
Weighbridge	0.06	0%
Civils	6.25	11%
Commissioning	1.09	2%
Crushing Area	6.89	12%
Contract Mining	6.90	12%
Earth works	9.45	16%
Engineering	0.80	1%
Generators	1.34	2%
Installation	12.15	21%
Shipping	1.65	3%
Contingency	3.77	7%
Total	57.56	100%

The data above is represented graphically below.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 396

Figure 18-1 Capital Expenditure Breakdown

Absolute Values & % Representation
3.77, 7%
3.52, 6%
2.78, 5%
0.05, 0%
0.85, 2%
0.06, 0%
1.65, 3%
12.15, 21%
6.25, 11%
1.09, 2%
6.89, 12%
1.34, 2%
0.80, 1%
9.45, 16%
6.90, 12%
Buildings
MV Subs & Automation
Spares
Watersupply
Weighbrigde
Civils
Commissioning
Crushing Area
Contract Mining
Earth works
Engineering
Generators
Installation
Shipping airfreight
Contingency

For the corporate costs, the following is a summary and the percentage representation of each item in relation to the total corporate cost structure.

Table 18-23 Corporate Costs Breakdown

CBS - Corporate Costs Breakdown	Estimate to Complete	% Breakdown
Taxes	0.90	6%
Owners Team Management Services	8.16	58%
Land Acquisition	1.14	8%
Environment & Social	2.20	15%
Temporary Facilities	0.36	3%
Insurance	0.34	2%
Contingency	1.08	8%
Total	14.17	100%

The data above is represented graphically below.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 397

Figure 18-2 Corporate Costs Breakdown

Absolute Values & % Representation
1.08, 8%
0.90, 6%
0.34, 2%
0.36, 3%
2.20, 15%
8.16, 58%
1.14, 8%
Taxes
Owners Team Management Services
Land Acquisition
Environment&Social
Temporary Facilities
Insurance
Contingency

18.5	Sunk Cost

All expenditures incurred up to the date of this report have been classified as sunk costs and are already financed. The sunk costs are applied against taxation in the financial model. The incurred values are sourced from Atlas’s SAP database, which records all disbursements along with the applicable exchange rates at the time of payment.

Table 18-24 provides a detailed summary of the realized costs, based on contractual obligations that are either concluded or currently in progress.

Table 18-24 Cost Breakdown Structure

CBS - Cost Breakdown Structure	SUNK COST
Bins & Conveyors	2.99
Buildings	0.45
DMS	5.86
Effluent	2.93
MV Subs & Automation	2.20
Piping	0.76
Screens - Prep & sizing	1.64
Spares	1.35
Steelwork & Platework	1.56
Tanks	0.64
Water Supply	0.03
Civils	0.00
Commissioning	0.01
Earth works	0.21
Engineering	2.86
Project Development	3.66
Shipping	2.91
Total	30.04

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 398

The CDM contract represents the most significant portion of the sunk costs, and comprises the scope for the process plant as described below:

Conveyors including:

●	Belt specification of Class 400/3 ply, 5 mm top, 2 mm bottom, M Class

●	Primary scraper with T3 blades

●	Secondary scraper with T3 blades

●	Plough scraper with PU blades

●	Skirting

●	Impact systems and material flow have been tested and modelled with flow analysis software.

●	Standardized (where possible) pulleys, drives, cleaning, skirting, impact, idlers, etc.

●	Single-side walkway 750 mm wide

●	Gravity take-ups

●	Three screw take-ups

●	Non-belt-scale belts

●	Belt-scale belts

●	Head chutes allowing for fitment of cross stream samplers at four locations.

●	Guards

●	Heads, tails, discharge/feed chutes, trestles and gantry/stringer sections.

Belt Feeders including:

●	Two 900 mm wide

●	One 600 mm wide (Cleaner Feed)

●	Belt specification of Class 630/3 ply, 6 mm top, 2 mm bottom, M Class

●	Primary scraper with T3 blades

●	Secondary scraper with T3 blades

●	Plough scraper with PU blades

●	Skirting

●	Impact systems

●	Standardized pulleys, drives, cleaning, skirting, impact, idlers, etc.

●	Single-side walkway 750 mm wide

●	Screw take-ups.

●	Guards

●	Heads, tails, discharge/feed chutes, trestles and gantry/stringer sections.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 399

DMS Module:

●	Primary DMS Module

●	Secondary DMS module

Effluent handling module and ancillaries:

●	Thickener c/w torque control, lifting, fully bolted construction

●	Civil layout

●	Flocculant system

●	Underflow pumps

●	Standalone electrical supply and control (only cable in, not multiple cables from distant MCC)

●	Surge storage and agitation

●	Filtration sub-module

●	Feed pumps

●	Water injection

●	Spillage pumps

●	Filtrate sump

●	Grit/fines discharge platework

●	Walkways, structures and access points

●	Suction piping

●	Valves

●	Needle tank for process water

●	Process water pumps

●	Firewater skid c/w diesel pump, container, electric pump, jockey pump, all piping in container, all electrics in container, i/o for comms with Scada

●	Compressor modules (running and s/by) c/w refrigerant dryers, auto condensation drains, receiver, filters.

●	Additional flocculant plant for belt filter feed flocculant (as per flocculant plant for thickener)

Tramp magnet and tanks:

●	Auto-Cleaning Tramp Magnet and Drive

●	Modular Tank 800 m3

●	Modular Tank 150 m3

●	Modular Tank 200 m3

●	Needle Tank (configured to thickener and process water tank)

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 400

Screening buildings, chutes, sumps, and samplers:

●	Chutes with VRN and ceramic liners

●	Interstage and Feed-Prep complete structures

●	Underflow sumps with lining

●	Cross stream head samplers

●	Thickener underflow vezin sampler

Buffer tanks, agitators, and screen cleaning:

●	Bolted together modular tanks

●	Tank top steelwork

●	Walkway and handrailing

●	Baffle plates

●	Rubber lining

●	Nozzles

●	Agitators suitable for these tanks

Feed Prep:

●	Feed Prep Screen

●	Sink Sizing Screen (Secondary Desliming)

●	Underpan to suit

Pumps, piping and valves:

●	Supply of pumps, bases, drives and guards, motors

●	Pre-Fabricated Spool Pieces (Ceramic Lined, Rubber Lined and HDPE)

●	Steel Piping

●	HDPE Piping

●	Pipe Supports

●	Fasteners and U-Bolts

●	Hoses

●	Valves

●	Fittings

●	Couplings

●	Spray Nozzles

●	Gauges

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 401

Electrical, control and instrumentation:

●	DMS Modules smart switchgear, PLCs and i/o

●	Smart switchgear and MCCs for remainder of process plant

●	PLCs for remainder of process plant

●	Control room c/w a/c room, IT Cabinet, Desks, Chairs, PC, UPS, flooring

●	Belt scales

●	PA nuclear

●	Plant instruments - Flow meters, pressure indication, transmitters, level control

●	Conveyor instruments - blocked chute, alignment, rip detect, pull wire, start warning, limits, stop/starts

●	Cable Racking Plant (outside of DMS modules)

●	Cable Glands

●	Instrument Cable (outside of DMS modules)

Steelwork and platework:

●	Support Steel (filter and thickener feed)

●	Feed Bins

●	Transfer Towers

●	MCC Structure

Spare Parts:

●	Belt filter - 2-year operational spares, commissioning spares, critical spares

●	Thickener - 2-year operational spares, commissioning spares, critical spares

●	Flocculant Plants - 2-year operational spares, commissioning spares, critical spares

●	Belt scale spares

●	Spare cyclones - high chrome (Primary and Secondary)

●	Thickener control panel upgrade

●	Belt filter guards along bottom sides of belt filter

●	Rubber lining of thickener cone

18.6	Sustaining Capital

Sustaining projects are primarily aimed at ensuring the continuity, safety, and efficiency of existing operations, by maintaining the integrity and productive capacity of the company’s assets over time. Unlike growth projects, which focus on expanding installed capacity, sustaining initiatives are essential to preserve operational performance, comply with regulatory requirements, and mitigate risks related to obsolescence, natural wear, or critical failures.

To fulfill the purpose of sustaining projects, ensuring continuity, safety, and efficiency of existing operations, while maintaining the integrity and productive capacity of the company’s assets over time—a value equivalent to 3% of all equipment and direct cost services was adopted. In other words, 3% of the sunk cost value was added as a separate line item under the CAPEX estimate.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 402

However, due to certain specific items that were individually assessed, some costs were considered outside the standard 3% rate. These items were included in the respective years in which they will be required and are referred to as “special sustaining” items, such as:

Table 18-25 Sustaining Capital

Sustaining Capital Year 1	7.79
PDER-1 Tailing Phase 2	1.26
PDE-2 Tailing Phase 2	3.05
Access Mine x Plant	3.49
Sustaining Capital Year 2	2.58
PDER-1 Tailing Phase 3	2.58

These special sustaining items were evaluated separately, both technically and financially, and incorporated into the CAPEX estimate according to their expected timing and criticality.

18.7	Operating Cost Estimate

The operating cost estimate (OPEX) includes mining, crushing, DMS plant process cost, G&A, product freight and port costs, which will be in Ilhéus Port, in the state of Bahia. Operating costs are summarized in Table 18-26. The table also presents the costs grouped per tonne of spodumene concentrate with a base grade of 5.5% Li₂O (SC 5.5).

Table 18-26 Operating Costs Summary

Item	Total Cost (USD million)	Unit Cost (USD/t of SC5.5)	Unit Cost (USD/t Ore)
Mining	274	288.0	37.8
Crushing	14	14.6	1.9
DMS Plant Cost	88	92.4	12.1
G&A	49	51.6	6.8
Freight & Port Cost	40	41.9	5.5
Total	464.6	488.5	64.1

Notes:

1.	Numbers may not add due to rounding.

2.	The costs above are presented net of tax credits.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 403

Table 18-27 shows a summary of the annual production and Table 18-28 shows a detailed LOM operating cost including mining, crushing, DMS plant cost, G&A and freight & port cost.

Table 18-27 Annual Production

Project Year	-2	-1	1	2	3	4	5	6	7	Total Production
Waste mined (kt)	-	1,227	12,823	19,497	22,728	24,630	21,704	15,684	2,945	120,011
Ore mined (kt)	-	126	1,108	813	1,362	1,127	1,232	1,145	339	7,127
Ore processed (kt)	-	-	879	1,131	1,131	1,177	1,151	1,152	633	7,253
SC5.5 produced (kt)	-	-	120	151	151	151	150	151	78	951

Notes:

1.	Numbers may not add due to rounding.

Table 18-28 Total Operating Costs Summary (USD million)

Description	Total	1	2	3	4	5	6	7
Mining	273.9	29.3	42.7	50.5	54.3	49.9	39.2	8.0
Crushing	13.9	2.1	2.2	2.2	2.2	2.1	2.1	1.1
DMS Plant Cost	87.8	13.5	13.8	13.6	13.5	13.3	13.0	7.1
G&A	49.0	7.2	7.3	7.3	7.3	7.3	7.2	5.4
Freight & Port Cost	39.9	5.0	6.3	6.3	6.3	6.3	6.3	3.2

Total OPEX	464.6	57.1	72.3	80.0	83.5	78.9	67.8	24.9
Total Cost/t Ore Processed	64.1	51.6	89.0	58.7	74.1	64.1	59.2	73.3
Total Cost/t Spodumene Concentrate (dry)	488.5	477.1	480.3	530.1	553.7	525.5	449.9	318.9

Notes:

The following items are not included in the costs shown in Table 18-28:

1.	Royalties

2.	CFEM (Government Mining Royalty)

18.7.1	Mining Operating Costs Summary

The mine operating cost was calculated based on the following factors:

1.	Waste and ore sequencing developed by the company Prominas, aiming to meet the processing plant capacity of approximately 1.2 MTPY and achieve an annual production of 150,000 tonnes of spodumene concentrate.

2.	Mine sequencing based on ore grades, maintaining the assumption of 150,000 tonnes of spodumene concentrate produced per year.

3.	Market quotations from leading companies with proven expertise in open-pit mining execution and operations.

The mine operating cost includes the following: services drilling, blasting, loading and hauling of waste and ore, waste spreading, ore stockpile rehandling, secondary breakage using hydraulic excavators, equipment rental for infrastructure improvements, access road maintenance, water trucks for road dust suppression, personnel, consulting services, and other indirect costs.

Also included are the necessary consumables for performing the above activities: diesel fuel, explosives, blasting accessories, and dust control polymers for road treatment.

The average mining cost during operations is estimated at USD 2.15/t mined.

Load and hauling waste are the major mining cost activity representing 44% of total costs, followed by Diesel (19%), and drilling/blasting waste (12%).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 404

The mining OPEX is estimated to be USD 37.8/t processed or USD 288.0/t of spodumene concentrate produced.

Table 18-29 shows, in a consolidated manner, the mine operating costs, the cost per tonne of ore fed, the cost per tonne of spodumene concentrate, the percentage share of each item in the total mine cost, and the percentage share in the cost of spodumene concentrate.

Table 18-29 Total Mining Operating Cost (USD Million)

Mining costs	Total	US$/t of ore	% of mining costs	US$/t of SC5.5	% of SC5.5 costs
Total Mining costs	273.9	37.8	100%	288.0	59%
Overburden drilling and blasting services	33.9	4.7	12%	35.6	7%
Overburden load and hauling services	121.7	16.8	44%	128.0	26%
Pegmatite drilling and blasting services	3.3	0.5	1%	3.5	1%
Pegmatite load and hauling services	17.4	2.4	6%	18.3	4%
Payroll	10.5	1.4	4%	11.0	2%
Diesel	52.3	7.2	19%	55.0	11%
Grade control services	1.2	0.2	0%	1.3	0%
Infrastructure Equipment services	20.9	2.9	8%	22.0	4%
Fixed costs	12.8	1.8	5%	13.4	3%

18.7.2	Crushing Processing Cost Summary

The crushing cost includes the plant feed service using loaders, the cost of consumable spare parts as quoted by the supplier, maintenance costs calculated using an annual factor of 5% over the investment value, power costs related to diesel consumption by the generators for plant operation, and other minor costs.

To estimate diesel consumption, the installed power was calculated based on the equipment list, and a consumption rate of 262 liters of diesel per MWh was applied, as indicated by the supplier.

The crushing processing OPEX includes operating and maintenance labour, and indirect charges associated with the crushing plant. Based on these cost assumptions, inclusions and exclusions, the OPEX is estimated to be USD 1.9/t processed or USD 14.64/t of spodumene concentrate produced.

18.7.3	DMS Plant Operating Cost Summary

The DMS plant cost is composed of the following items:

●	Reagents – costs related to the use of ferrosilicon for DMS plant operation and polymers used in the thickening and filtration processes.

●	Maintenance costs – calculated using an annual factor of 5% of the installed equipment capital costs.

●	Payroll - Salaries, charges, and benefits for the operations, maintenance, and process teams.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 405

●	Diesel - Diesel consumption related to power generators as well as to the rented equipment used for plant feeding, and for the handling of concentrate and plant tailings.

●	Rental of power generators - Generator rental services, which include operation and maintenance.

●	Rental Equipment – includes wheel loaders, trucks, and water trucks for internal waste movement, DMS plant feeding, and loading of concentrate trucks.

●	Fixed costs – include personnel expenses and other minor costs.

●	Concentrate transportation – service for transporting the concentrate from the DMS plant to the transshipment area.

●	Transshipment cost (included under ‘Other’ line) – includes truck loading for shipment to the Port of Ilhéus, as well as maintenance and other operational services.

●	Laboratory (included under ‘Other’ line) – includes the costs of services contracted from SGS Laboratories for chemical and particle size analyses required for full operation.

Note: the laboratory will be installed in the transshipment area and operated by SGS under Atlas coordination.

All costs were estimated based on quotations obtained from suppliers in the market, such as:

●	Ferrosilicon – DMS Powders

●	Polymers – SNF

●	Equipment rental – Conec and RED

●	Concentrate transportation (Mine trucks) – G7 Transportadora

●	Laboratory services – SGS Outsourcing

●	The power cost refers to the rental service of gensets and the diesel consumption required for their operation. The gensets rental cost was based on the rental agreement signed between Atlas Lithium and the company Tecnogera. This agreement includes not only the rental of the generator sets but also all costs related to 24/7 operation and maintenance.

●	The estimated diesel consumption of 262 liters per MWh was also provided by the supplier and used here for cost calculation. The power demand was calculated by Promon Engenharia based on the installed equipment power, load factor, and utilization factor of the DMS plant. Based on these cost assumptions, inclusions and exclusions, the OPEX to Power is estimated to be USD 5.4/t processed or USD 41.3/t of spodumene concentrate produced.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 406

The Plant DMS Cost is estimated to be USD 12.1/t processed or USD 92.4/t of spodumene concentrate produced. Table 18-30 presents the respective costs and their percentage contribution to the total production cost of spodumene concentrate.

Table 18-30 Total DMS Plant Operating Cost (USD Million)

DMS Plant	Total	US$/t of ore	% of DMS costs	US$/t of SC5.5	% of SC5.5 costs
Total DMS plant costs	87.9	12.1	100%	92.4	19%
Reagents	4.3	0.6	5%	4.5	1%
Maintenance	6.0	0.8	7%	6.3	1%
Payroll	13.4	1.9	15%	14.1	3%
Diesel	33.7	4.6	38%	35.5	7%
Rental of power generators	5.5	0.8	6%	5.8	1%
Rental equipment	15.1	2.1	17%	15.8	3%
Transportation to TSP	5.0	0.7	6%	5.3	1%
Other	4.9	0.7	6%	5.2	1%

18.7.4	G&A Cost Summary

G&A services include general management, accounting and finance, IT, Legal, environmental and social management, human resources, supply chain, camp, surface support, health and safety, engineering & project management, security and facilities operating cost.

The G&A OPEX is estimated to be USD 6.8/t processed or USD 51.6/t of spodumene concentrate produced.

18.7.5	Freight and Port Operating Cost Summary

The concentrate transportation cost was estimated based on the use of the Port of Ilhéus, located in the southwest of the state of Bahia, approximately 555 km from the transshipment area located in the city of Araçuaí, Minas Gerais.

The transportation will be carried out using tipper trucks with load capacities ranging from 40 to 60 tonnes.

The Port of Ilhéus, located in southern Bahia, has an operational capacity to handle up to 1 million tonnes of cargo per year. In 2023, the port recorded its highest throughput since 2008, with a total of 556,597 tonnes.

The port is capable of handling vessels of up to 60,000 deadweight tonnes, serving medium-sized ships.

The unit costs for road freight operations, storage, and port-related expenses were quoted with logistics and transportation companies as well as agents operating at the Port of Ilhéus. Table 18-31 below presents the assumed unit costs.

Table 18-31 Unitary Cost to Freight and Port Expenses (USD)

Logistics	Total	% of SC5.5 costs
Total logistics costs	39.9	41.9
Road freight from site to Port of Ilhéus	30.6	32.2
Port Operations	8.2	8.6
Port charges	1.1	1.2

The total costs in the table above are unit prices based on a metric tonne, that is, including an estimated moisture content of 5%.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 407

19	ECONOMIC ANALYSIS

The evaluation of the Project economics considers all relevant costs and revenues associated with the development and execution of the Project. These are used to derive a set of industry standard measures of economic performance. The Project Net Present Value (NPV) is re-calculated for range of values at a discount rate of 7% for some of the key inputs so that the sensitivity of the NPV (considered a key indicator) can be assessed.

Taxation and royalties in Brazil are levied on a federal, state and local level across most activities and commodities. Several taxation incentives are in place to encourage project development. To ensure that the taxation and royalty basis of the economic analysis was applied appropriately Atlas’ Tax Department reviewed the economic model and applied taxes and tax incentives where appropriate. The outcomes of this review have been incorporated into the results reported herein and a summary of that treatment is presented in Appendix A.

All dollar values in this section are in United States dollars (US$ or USD) or unless otherwise stated.

19.1	Project Economic Headline Results

Table 19-1 and Table 19-2 show the Project headline economic results before and after taxation for a flat Spodumene 5.5% Li (SC5.5) price of:

●	US$1,700/t

Table 19-1 Project Economic Model Headline Results Before Taxation

Item	Unit	Results
Net cash flow	US$M	906,155
NPV	US$M	629,040
IRR	%	162%

Table 19-2 Project Economic Model Headline Results After Taxation

Item	Unit	Results
Net cash flow	US$M	779,639
NPV	US$M	539,225
IRR	%	145%

19.2	General Criteria

Atlas prepared a cash flow and financial analysis model (the model) based on inputs derived from mining and processing schedules reflecting capital and operating cost estimates including applicable royalties for the Project. The mining schedule used for the model (which drove processing and revenue) was developed on a monthly basis for the mine life. The construction schedule was broken down in a monthly basis. All inputs are consolidated annually in this report.

The model was based on the following:

●	100% equity ownership by Atlas

●	Costing from April 2025

●	18-month pre-production period for preparation for plant construction and for plant construction

●	All costs reported in US$ and where costs were estimated in Brazilian Reais the exchange rate used was 6.00 Reais (BRL) to the US$.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 408

The objective of preparing the cash flow model was to:

●	Assess the economic viability of the Project and assess project sensitivity to changes in input parameters.

●	Collate all the inputs for the following disciplines into a single model:

○	Mining

○	Processing

○	Metallurgical

○	Metal pricing

○	Pre-production capital costs

○	Production sustaining capital

○	Operating costs

●	Environmental costs

●	Royalties (CFEM)

○	Taxation.

●	Be sufficiently flexible to enable options (capital and operating configurations) to be evaluated.

●	Provide sufficient information to management so that they are supported in any decision-making process.

●	Provide the basis for future studies and a decision whether to proceed.

The model was interrogated to determine the following values after taxation:

●	Headline values:

○	Net cash flow

○	NPV at 7% discount rate (NPV)

○	IRR

○	Breakeven (NPV) SC5.5 price

○	C1 cost per tonne of SC5.5

○	Production year payback.

●	KPIs:

○	Mining costs/t SC5.5

○	Processing costs/t SC5.5

○	Total costs/t SC5.5

○	AISC costs/t SC5.5

○	Production payback years.

○	Capital intensity

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 409

19.3	Economic Model Inputs

Table 19-3 shows the inputs used in the model under the base case scenario.

Table 19-3 Model Inputs

Item	Unit	Value	Source
Pre-production period	months	18	Atlas Engineering team
Life of Project production	years	6.8	Prominas schedule
LOM ore mined and processed	kt	7,253	Prominas schedule
LOM waste mined	kt	121,238	Prominas schedule
LOM average strip ratio	t	16.8	Prominas schedule
LOM average Li2O grade	%	1.17	Prominas schedule
LOM metallurgical recovery	%	61.7	CDM Plant design
LOM average product – Li2O grade	%	5.5	CDM Plant design
Plant throughput (average)	Mt/a	1.1	CDM Plant design
LOM SC5.5 price	US$/t	1,700	Assumption

19.4	Economic Model Results

The model results are shown in Table 19-4 below.

Table 19-4 Project Economic Performance (Post Taxation)

Item	Unit	Value
Net cash flow	US$M	779,639
NPV	US$M	539,225
IRR	%	145%
Breakeven (NPV) SC5.5 price	US$/t	735
Mining costs	US$/t ore	38
Mining costs	US$/t SC5.5	288
C1 Cost[1]	US$/t SC5.5	489
All in Sustaining cost[2]	US$/t SC5.5	594
Production year payback	Years	0.92
LOM Li recovered	Kt	52
Average SC5.5 production at 1.2 Mt/a ore	kt/a	146
Total revenue	US$M	1,541
Total production costs	US$M	465
Operating cash flow	US$M	871
Capital intensity – Initial capex/t lithium	$US/t SC5.5	96

1 C1 costs include cash expenses incurred during mining, processing, administration and delivery of the SC5.5 in the port in Brazil.

2 All-in Sustaining Costs include C1 costs plus royalties and sustaining CAPEX.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 410

19.5	Production and Cashflow Summary

The annual project physicals are shown in Table 19-5. They are based on the mining schedule developed by Prominas (Section 13- Mining), and the process plant performance predicted by CDM (Sections 10 and 14 - Process Plant).

Table 19-5 Production Physicals per Year

Project Year	-2	-1	1	2	3	4	5	6	7	Total
Waste mined (kt)	-	1,227	12,823	19,497	22,728	24,630	21,704	15,684	2,945	121,238
Ore mined (kt)	-	126	1,108	813	1,362	1,127	1,232	1,145	339	7,253
Li2O grade % of ore mined (average)	0.00%	0.94%	1.25%	1.17%	1.19%	1.13%	1.17%	1.17%	1.04%	1.17%
Ore processed (kt)	-	-	879	1,131	1,131	1,177	1,151	1,152	633	7,253
Li2O grade % of ore processed (average)	0.00%	0.00%	1.21%	1.19%	1.19%	1.14%	1.16%	1.17%	1.10%	1.17%
SC5.5 produced (kt)	-	-	120	151	151	151	150	151	78	951

The annual after-tax cash flow generated in the model based on the physicals are shown in Table 19-6.

Table 19-6 Project Financials Per Year – After Taxation

Project period	-2	-1	1	2	3	4	5	6	7	Total
Revenue (US$M)	-	-	194	244	244	244	243	244	126	1,541
Operating costs (US$M)	-	-	47	80	72	83	77	70	35	465
Capital expenditure (US$M)	1	65	9	5	2	2	2	2	1	91
Net cash flow (US$M)	(1)	(70)	92	137	128	127	129	137	100	779
C1 cost (US$/t SC5.5)	-	-	396	534	475	551	513	464	447	489

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 411

19.6	Cash Flow Statement

Table 19-7 below presents the annualized cash flow statement for the based on the model prepared:

Table 19-7 Annualized Cash Flow Statement (in US$’000)

		Years
Cash Flow	Total	-2	-1	1	2	3	4	5	6	7	>7
Net revenues
Gross revenues	1,540,602	-	-	193,964	244,007	244,340	244,413	243,386	244,218	126,274	-

Royalties	(46,218)	-	-	(5,819)	(7,320)	(7,330)	(7,332)	(7,302)	(7,327)	(3,788)	-
CFEM	(30,812)	-	-	(3,879)	(4,880)	(4,887)	(4,888)	(4,868)	(4,884)	(2,525)	-
Net revenues	1,463,572	-	-	184,266	231,806	232,123	232,192	231,217	232,007	119,960	-

Freight / Port	(39,884)	-	-	(5,039)	(6,337)	(6,338)	(6,333)	(6,298)	(6,301)	(3,238)	-
Cost of goods sold (Cash)	(375,670)	-	-	(35,165)	(66,811)	(58,077)	(69,459)	(63,487)	(56,466)	(26,205)	-
Gross Margin	1,048,019	-	-	144,063	158,658	167,709	156,401	161,431	169,241	90,517	-

Other operating costs	(1,522)	-	(318)	-	-	-	-	-	-	(1,204)	-
G&A	(49,030)	-	-	(7,245)	(7,302)	(7,292)	(7,282)	(7,271)	(7,245)	(5,393)	-
EBITDA	997,467	-	(318)	136,818	151,356	160,417	149,119	154,160	161,995	83,919	-

Income tax	(126,516)	-	-	(12,546)	(18,198)	(21,169)	(19,346)	(19,978)	(23,456)	(11,823)	-

∆ need of working capital	-	(34)	(4,127)	(22,716)	8,374	(8,778)	(728)	(2,791)	453	29,776	571
Accounts payable	-	-	345	4,823	1,400	99	388	(196)	(674)	(6,186)	-
Li inventories	-	-	-	(9,676)	8,111	(8,246)	(469)	(1,893)	2,195	9,978	-
Accounts receivable	-	-	-	(20,251)	(250)	139	211	(250)	69	20,333	-
Payroll	-	-	-	287	(0)	0	0	0	0	(287)	-
Taxes	-	(34)	(4,472)	2,101	(887)	(770)	(857)	(453)	(1,137)	5,937	571

Operating cash flow	870,951	(34)	(4,444)	101,555	141,533	130,469	129,045	131,391	138,993	101,872	571

Sustaining CAPEX	(24,111)	-	-	(8,556)	(4,995)	(2,457)	(2,262)	(2,262)	(2,262)	(1,319)	-
Construction CAPEX	(53,030)	(393)	(52,035)	(602)	-	-	-	-	-	-	-
Capitalized corporate costs	(14,170)	(947)	(13,097)	(127)	-	-	-	-	-	-	-
Cash flow from investing activities	(91,312)	(1,340)	(65,132)	(9,285)	(4,995)	(2,457)	(2,262)	(2,262)	(2,262)	(1,319)	-
Post tax
Monthly cash in / (out) flow	779,639	(1,373)	(69,576)	92,271	136,538	128,012	126,784	129,129	136,731	100,552	571
Cumulative cash in / (out) flow		(1,373)	(70,949)	21,322	157,859	285,872	412,655	541,785	678,516	779,068	779,639

Pre tax
Monthly cash in / (out) flow	906,155	(1,373)	(69,576)	104,817	154,736	149,182	146,130	149,107	160,187	112,375	571
Cumulative cash in / (out) flow		(1,373)	(70,949)	33,867	188,603	337,785	483,915	633,022	793,208	905,584	906,155

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 412

Figure 19-1 below summarizes the annual net cash flow used/generated by the Project and the cumulative cash exposure/generation:

Figure 19-1 Post-Taxes Annualized Cash Flow Generation (in US$’000)

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 413

Figure 19-2 below details the monthly and cumulative cash burn / generation of years -1 and 1 (months -12 to 12), representing the transition from construction into production phase. Given the low cost per tonne produced and the quick ramp up of the plant, the Project becomes a positive cash flow generator in the fourth month of operations. Maximum cash exposure achieves US$78 million.

Figure 19-2 Cash Flow Generation Transitioning from Construction into Operations (in US$’000)

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 414

19.7	Sensitivity Analysis

The model was used to prepare a sensitivity analysis for the NPV for the Project after taxation. The sensitivity analysis was completed on the following variables:

●	Price of SC5.5

●	Metallurgical recovery

●	BRL Exchange rate

●	Discount rate

●	Total CAPEX

●	Mining costs

The sensitivity analysis determines how the NPV is affected by changes to one variable while holding the other variables constant. The results of the sensitivity analysis are presented in Table 19-8.

Table 19-8 Sensitivity Table for NPV (in US$’000), After Taxation

	-30%	-20%	-10%	0%	10%	20%	30%
Price of SC5.5	260,095	353,192	446,225	539,225	632,211	725,185	818,155
Metallurgical recovery	280,538	366,809	453,030	539,225	625,408	711,581	797,749
BRL Exchange rate	392,126	453,468	501,125	539,225	570,387	596,348	618,310
Discount rate	601,568	579,961	559,192	539,225	520,028	501,566	483,811
Total CAPEX	563,440	555,368	547,297	539,225	531,154	523,082	515,010
Mining costs	589,793	572,937	556,081	539,225	522,369	505,512	488,656

The sensitivity chart is presented in Figure 19-3 and covers a range of variable changes from -30% to +30%.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 415

Figure 19-3 Sensitivity to NPV (in US$’000) for Changes in Various Key Inputs

Figure 19-3 shows that the Project’s NPV is most sensitive to SC5.5 price and metallurgical recovery. This is expected as these two factors directly affect revenue. The SC5.5 price for the Project is US$1,700/t. The metallurgical recovery in the plant is well supported by metallurgical test work and detailed plant design (Sections 10 and 14).

The next most sensitive factor is the BRL exchange rate. The US$/BRL rate of 6.0 used for the operating and capital cost build up is higher than the prevailing market rate of 5.55 as at the date of this study. Figure 19-3 shows that the Project’s NPV is relatively insensitive to the other factors considered.

19.8	Breakeven Analysis

An after taxation breakeven analysis was undertaken for both NPV and net cash flow. This analysis is conducted on the sensitivity analysis data and provides the SC5.5 price which will bring either the NPV or net cash flow to $0. The results of this analysis are presented in Table 19-9.

Table 19-9 Breakeven Analysis After Taxation

Item	Unit	Breakeven price
Net cash flow	US$/t SC5.5	705
NPV	US$/t SC5.5	735

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 416

19.9	Conclusion

The economic analysis demonstrates that the Project presents a compelling economic case for the development and execution of the project using a SC5.5 price of US$1,700/t over its 6.8-year life. In view of the predicted strengthening of the commodity price, the case presented is regarded as robust with significant upside.

The Project requires investment of approximately US$80 million, including construction related costs, corporate costs, sustaining CAPEX, general and administrative expenses and working capital, to enable it to reach to its positive cash flow generation phase, with a payback period lower than 1 year, generating an NPV of US$539 million with an IRR of 145% per annum.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 417

20	ADJACENT PROPERTIES

The region is home to other notable lithium mines and projects, including the Companhia Brasileira de Lítio’s (CBL) Cachoeira mine, which has been producing lithium since 1993; Lithium Ionic’s properties (Itinga Lithium Project and Salinas Lithium Project); and Sigma Lithium’s Grota do Cirilo project (Phase 1 production having commenced from Xuxa deposit in 2023. Production is expected to be approximately tripled by 2024 via a Phase 2 & 3 expansion through the development of the nearby Barreiro and NDC deposits). The Latin Resources Colina Project had completed the PEA Technical Studies on November 2023. The Neves property is approximately 104 kilometers straight distance from the Colina Project.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 418

21	OTHER RELEVANT DATA AND INFORMATION

No other information or explanation is necessary to take this TRS understandable and not misleading.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 419

22	INTERPRETATION AND CONCLUSIONS

This TRS was prepared at the request of Atlas Lithium Corporation, a company existing under the laws of USA, trading under the symbol “ATLX” on the National Association of Securities dealers (NASDAQ) Exchange with its U.S. corporate office at 1200 N Federal Hwy, Suite 200, Boca Raton, FL 33432.

This document presents the results of the feasibility study evaluation of the Neves Project (“Neves”) and focuses primarily on the Neves deposit, together with an initial exploration summary of the Gaia project (“Gaia”).

This TRS is a feasibility study completed for Atlas’s Neves Project and is the second TRS for the Project filed with the United States Securities and Exchange Commission (SEC).

Atlas Lithium initiated geological reconnaissance and literature reviews of the Neves area in 2021 including detailed geological mapping on pegmatites with historical mine workings located within the exploration areas. As a result, 91 new pegmatite bodies were identified at Neves and a drilling campaign was commenced in 2021 and is currently ongoing. To date, a total of 536 exploration holes (RC and DD holes) for 100,403 m of drilling were completed.

The Gaia project was initiated in 2025 with exploration mapping, sampling and soli geochemistry, with over 70 pegmatite bodies being identified. A short drilling campaign on the most prospective pegmatites was completed, with six holes being drilled for 501 meters of core.

The Neves Project has a combined open pit constrained Mineral Resource at Anitta 1, Anitta 2, Anitta 2.5, Anitta 3, Anitta 3N and Anitta 4 containing a Measured resource of 8.46 Mt at 1.20% Li2O, and an Inferred Mineral Resource of 0.15 Mt at 0.81% Li2O.

Metallurgical test work conducted on samples collected from Anitta 1 pit by SGS Lakefield produced a spodumene concentrate that could be sold to a Chemical Plant for conversion into lithium carbonate and hydroxide. Current laboratory test work conducted at SGS Lakefield in Canada indicated that the DMS process is a suitable technology to recover the spodumene from the deposit. Based on the DMS test and SGS proprietary model, the expected lithium recovery in the future commercial plant will be around 61.7% with a concentrate grade around 5.5% of Li2O. Additional HLS testing conducted on variability samples collected from Anitta 2, Anitta 2.5, Anitta 3 and Anitta 4 by SGS Geosol in Belo Horizonte indicated similar or better lithium recovery consistent with producing a 5.5% Li2O concentrate.

Based on the test work, two stages of DMS in a rougher and cleaner configuration have been utilized in the process design, with the secondary DMS treating the primary DMS concentrate. As DMS is not effective in the treatment of fine material, the minus 0.85 mm material will be dewatered and then report to the tailings in the current process design.

Besides HLS and DMS pilot tests, SGS Lakefield also conducted additional beneficiation studies, including flotation tests on the combined material from DMS middlings and minus 0.85 mm material, DMS middlings re-crush and DMS tests, and magnetic separation experiments on the final DMS concentrate. These tests indicated additional opportunities for potential future operations, which are described in Section 1.5 and Section 23.3.

The capital cost estimates are detailed and suitable at a feasibility study level. Capital components are identified and costed with back up multiple quotations from vendors and contractors.

The operating cost estimates are consistent with the mine plan, and are suitably costed for feasibility study.

The project shows robust economics with an after tax NPV of $542M USD and an IRR of 145%.

The lithium price assumptions are conservative, based on price forecasts and trailing average calculations.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 420

23	RECOMMENDATIONS

23.1	Geology

The Neves Lithium Project contains within-pit Measured, Indicated and Inferred Mineral Resources that are associated with well-defined mineralized trends and models. The deposit is open along strike and at depth.

Given the prospective nature of the Neves Deposit, it is the QP’s opinion that the Project merits further exploration and that a proposed plan for further work by Atlas is justified. A proposed work program by Atlas will help advance the Project and will provide key inputs required to evaluate the economic viability of the Project.

The QP is recommending Atlas conduct further exploration, subject to funding and any other matters which may cause the proposed exploration program to be altered in the normal course of its business activities or alterations which may affect the program as a result of exploration activities themselves.

23.1.1	Neves Project

The Neves Lithium Project contains within-pit Measured and Inferred Mineral Resources that are associated with well-defined mineralized trends and models. The deposit is open along strike and at depth.

Given the prospective nature of the Neves Deposit, it is the QP’s opinion that the Project merits further exploration. It is recommended that Atlas continue with their surface mapping and sampling and soil sampling and extensional drilling programs.

23.1.2	Gaia Project

It is recommended that Atlas continue with their surface mapping, sampling and soil sampling over the Gaia project and develop a diamond drill program to bring the project to a mineral resource status.

23.1.3	Geological Model Maintenance and Quality Control

As outlined in section 13 and the planned organizational structure of the project, it is recommended to maintain a qualified team composed of geologists and mining technicians, responsible for:

●	Systematic updating of the block model.

●	Quality control of mining operations (QA/QC).

●	Improving mineral predictability to support short-term mine planning.

23.2	Mineral Processing

Based on the metallurgical tests conducted and the site visit, some risks and opportunities are identified and corresponding recommendations are summarized below.

●	During the site visit, relatively large spodumene crystals in numerous ore samples were pointed out by Atlas lithium personnel to the SGS QPs. Based on the information provided by Atlas Lithium geologists, most of the spodumene in this deposit consists of relatively large crystals. This situation usually corresponds to an elevated DMS recovery of spodumene. A larger crush size for DMS feed with DMS middling re-crushing can be further explored in a future test program or future operation to optimize the lithium recovery.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 421

●	SGS Lakefield conducted flotation tests on the combined material of minus 0.85 mm material and DMS middlings and indicated that at least 50% of the lithium in the material can be recovered to the final concentrate having a potential product grade of 5.5% lithium oxide. Though flotation is not included in the current process design, it is a future opportunity for consideration.

●	Micaceous material was observed at the mine site during SGS QPs visit, this type of material will be difficult to remove by the DMS process. If this material contaminates the final spodumene concentrate, a reflux classifier or magnetic separator can be considered to remove these impurities and further improve the concentrate grade.

●	There was a significant portion of lithium present in the minus 0.85 mm material as revealed by the metallurgical tests. To further optimize the lithium recovery, the dense media separation size range could possibly be further lowered to 0.5 mm or so to optimize the overall lithium recovery.

●	If there is a market for a lower grade petalite concentrate, recovering the petalite mineral through DMS can be further explored.

●	As concentrate dispatch costs are an important contributor to the operating costs, it is recommended to investigate concentrate dispatch cost reduction by drying of the final concentrate prior to transportation.

23.3	Mining Methods and Mineral Reserves

SGS offers the following recommendations regards mining:

●	Conduct a dilution study to determine the optimal block size and confirm the value of diluted content in the model. Analyze operational strategies to support minimizing dilution to the ROM.

●	Modeling of surface and groundwater flows that will report to the open pits is recommended for future studies. These flows should be predicted throughout the proposed life of the pit. A pit dewatering system should be developed and incorporated into the overall water management plan.

●	As currently planned, develop a slope monitoring program and a ground control management plan for the operations phase.

●	Refine the open pit designs and mining schedule to maximize profitability.

23.3.1	Mine Planning Scenario Validation

The proposed operational sequencing scenario represents the best technical alternative identified, based on the analyses and simulations carried out using the current block model.

It is recommended that any revisions to the mine plan be made only in the event of significant changes in the following:

●	Geological block model.

●	Geotechnical parameters that directly impact slope stability or pit geometry.

23.3.2	Operational Monitoring of Mining Activities

Maintain a team of mining technicians and supervisors dedicated to daily operational monitoring, focused on:

●	Guiding selective loading to minimize ore dilution and waste contamination.

●	Ensuring compliance with mine plan boundaries.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 422

23.3.3	Rock Blasting Activity, Fragmentation, Explosives and Storage

Execute blasting operations according to the technical parameters defined in the project to ensure:

●	Adequate ore fragmentation to facilitate selectivity and handling.

●	Preservation of slope stability.

It is recommended to develop additional studies to optimize fragmentation as the mining operation advances.

The next steps for the project include advancing the detailed engineering design, ensuring full alignment with the assumptions and guidelines established in the basic design. Additionally, it is necessary to proceed with the application for the Explosives Use Registration (CR) from the Brazilian Army, a mandatory requirement for drilling and blasting operations. The development of a comprehensive Safety Plan for explosives-related activities is also required, covering operational procedures, risk mitigation, and emergency protocols, to be submitted as part of the explosives storage authorization process. Furthermore, the Blast Design (Blast Plan) must be periodically updated according to mine progress, with adjustments to blasting parameters to optimize rock fragmentation for both ore and waste, considering operational performance and local geological conditions.

23.3.4	Topography and Slope Shaping

Ensure continuous monitoring of mining execution by the surveying team, as foreseen within the OPEX activities, to:

●	Ensure accurate execution of slopes, ramps, and berms as per the design.

●	Ensure proper positioning of accesses and adherence to the mine plan.

23.3.5	Access Infrastructure and Operational Cycles

According to the fleet sizing plan, it is recommended to:

●	Maintain access roads to ensure operational regularity and safety.

●	Implement effective dust control to ensure visibility, operational safety, and compliance with planned cycle times.

23.3.6	Geotechnical Investigation and Instrumentation Monitoring

The SGS QP offers the following recommendations related to geotechnical investigations for the following:

Implement and maintain continuous monitoring using control instruments, as defined in the instrumentation plan. Action plans must be developed and executed in response to deviations identified through instrumentation readings.

●	It is recommended to establish and maintain a standardized geological, structural, and geotechnical mapping protocol to be consistently applied throughout all phases of the mine life cycle.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 423

For improvements in geotechnical geological information, it is suggested:

●	Complete geotechnical description of all boreholes;

●	New geotechnical tests of rocks such as UCS test, triaxial test, indirect tensile test and direct shear test parallel perpendicular and at 65º to the foliation;

●	Structural geological and geotechnical mapping of the pit opening;

●	Pressure water loss tests (Packer test) and installation of piezometers;

23.3.7	Visual Monitoring and Regulatory Compliance

●	Maintain routine visual inspections of critical geotechnical structures.

●	Ensure full compliance with technical standards and operational procedures related to construction and structural stability of the project.

23.4	Infrastructure

The infrastructure engineering designs have been developed to a detailed level, incorporating the technical specifications and data provided by equipment manufacturers during their respective design phases. It is recommended to carry out a comprehensive review focused on the coordination and integration of the suppliers’ final designs with the final designs for civil works and electromechanical installations, in order to ensure full compatibility, avoid interferences, and mitigate potential construction and assembly risks.

23.5	Mine Waste Storage Facilities

The SGS QP recommends the following additional validation to refine the detailed design of the WRTSF, OPSF and WMPs, in addition to the geotechnical investigations:

●	Consider staged consolidation and slope stability analysis, given the presence of undrained foundation conditions.

●	Develop an instrumentation and monitoring program for construction and operation of the WRTSF with established threshold alert levels and an appropriate response framework.

23.6	Waste Dumps (PDER-1 and PDE-2 Waste Project)

It is recommended that the following additional work be included in the detailed engineering phase:

●	Detailing of the access roads and water drainage areas during all the construction phases of the project.

●	Design of dumping phases aimed at reducing initial installation costs and maintenance costs over the useful life of the mine.

23.7	Water Management

The SGS QP recommends the following studies related to water management to support future detailed design:

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 424

23.8	Hydrogeology

●	It is recommended to maintain the continuous update of hydrogeological numerical models according to the progress of mining activities.

●	Carry out routine monitoring of groundwater levels, following the hydrogeological report guidelines, as the systematic collection and analysis of piezometric data to monitor/understand water table dynamics related to dewatering, slope stability, and environmental controls throughout the mine’s operational life.

23.9	Environmental Studies and Permitting

The QP offers the following recommendation related to the environment:

●	It is recommended to ensure full compliance with all environmental conditions and compensation measures established in the project’s environmental license, in accordance with applicable legal and regulatory requirements.

●	Additionally, the implementation of all actions defined in the Environmental Control Plan (PCA) to ensure proper execution/mitigation, monitoring, and corrective measures.

●	Maintain transparent, continuous, and constructive communication with stakeholders—including regulatory agencies, local communities, and other interested parties.

●	Atlas will facilitate with the Environmental Agency the granting of the Concomitant Environment License (LAC 1) and Authorization for Environmental Intervention (AIA) of Anitta 3 and PDE-2, still in the process of analysis by the Agency.

23.10	Power Supply

Power is the second largest process operating cost, and further use of renewables is recommended, as well as trying to obtain power from sources cheaper than diesel fuel (natural gas pipeline, high voltage overland power lines, etc.) if availability becomes suitable for the project timeline.

23.11	Commissioning

In accordance with the operational schedule and as illustrated in the operational histogram, Atlas is responsible for ensuring the timely mobilization of the Operational Readiness and Mine Development Management teams. Furthermore, as detailed in the current Owner’s Team budget, Atlas shall proactively conduct all required training programs for its personnel to ensure readiness and alignment with project milestones.

23.12	Economic Analysis

●	Based on the current economics, this project should progress to the detailed engineering and development / Life of Mine budgeting phase.

●	Detailed monthly bench plans should be developed with the selected mining contractor to ensure compliance to plan

23.13	Overall

Develop Detail Engineering for Bulk Earthworks and Construction Support facilities (i.e. roads and facilities platforms, and service hub, raw water supply, etc.) to allow for an immediate construction start after investment decision, while detail engineering for the rest of the plant and facilities can be performed during the first year of construction.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 425

24	REFERENCES

ABNT. 2004. Associação Brasileira de Normas Técnicas. ABNT. NBR 10.004: Solid Waste – Classification. Rio de Janeiro, November 2004.

ABNT. 2017. Associação Brasileira de Normas Técnicas. ABNT. NBR 13.028: Mining – Preparation and presentation of design of tailings, sediments and/or water dams - Requirements. Rio de Janeiro, November 2017.

ABNT. 2017. Associação Brasileira de Normas Técnicas. ABNT. NBR 13.029: Mining – Elaboration and presentation of a mining waste disposal design. Rio de Janeiro, July 2017.

Alkmim, F. F., Kuchenbecker, M., Reis, H. L., & Pedrosa-Soares, A. C. 2017. The Araçuaí Belt. São Francisco craton, eastern Brazil: Tectonic genealogy of a miniature continent, 255-276.

Geophysical Survey with the Very Low Frequency (VLF) Method for the Feasibility Groundwater Capture, Atlas Lítio Brasil Ltda. Prepare by Lito Logica, Dandra Santos Rodrigues dated December 2023

Chapter Situation of Mining Law-National Mining Agency Environmental Licensing – Project Anitta. Report Created by CREA on September/2023.

Relatorio Diagnostico Estrada Rural Municipal Trecho Araçuaí,-Baxia Quente, Dated August 20. 2023

Technical Report Summary on Neves Lithium Project, Brazil S-K 1300 Report for Brazil Minerals Inc with Effective Date: August 10,2022.

Karous, M. R. and Hjelt, S. E. 1983. Linear Filtering of VLF Dip Angle Measurements. Geophysical Prospecting, Vol.31, pp.782-794.

NBR 12212 - Poço tubular - Construção de poço tubular para captação de água subterrânea.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 426

Plans and Diagrams:

2608-XGN3-100(01)-REV3 - AREA 420- DP1 - PROCESS FLOW DIAGRAM

2608-XGN3-200(01)-REV2 - AREA 440- DP2 - PROCESS FLOW DIAGRAM

ATL001-CAL-PR-001 RevC – PROCESS MASS BALANCE

ATL-B-DU-170-PRO-E-0001-REV0 – SINGLE LINE DIAGRAM

CG217-F141-320-001-REVC - AREA 320 - MOBILE CRUSHING- PROCESS FLOW DIAGRAM

CG217-F141-410-001-REVD - AREA 410 - FEED PREPARATION - PROCESS FLOW DIAGRAM

CG217-F141-420-001-REVD - AREA 420 - PRIMARY DMS - PROCESS FLOW DIAGRAM

CG217-F141-430-001-REVD - AREA 430 - INTERSTAGE - PROCESS FLOW DIAGRAM

CG217-F141-440-001-REVC - AREA 440A - CLEANER PPA - PROCESS FLOW DIAGRAM

CG217-F141-450-001-REVD - AREA 450 - DEWATERING AND GRIT - PROCESS FLOW DIAGRAM

CG217-F141-510-001-REVC - AREA 510 - TAILS - PROCESS FLOW DIAGRAM

CG217-F141-530-001-REVD - AREA 530 - PRODUCT - PROCESS FLOW DIAGRAM

CG217-F141-600-001-REVC - AREA 600 - WATER - PROCESS FLOW DIAGRAM

CG217-F141-610-001-REVA - AREA 610 - COMPRESSED AIR - PROCESS FLOW DIAGRAM

NEV-B-DS-215-DFM-F-0001_A - PDER 1 - FASE II - PLANTA, SECAO TIPICA E DETALHE

NEV-B-DS-215-DFM-F-0002_A - PDE 2 - FASE I - PLANTA, SECAO TIPICA E DETALHE

NEV-B-DS-215-DFM-F-0003_A - PDER 1 - FASE III - PLANTA, SECAO TIPICA E DETALHE

NEV-B-DS-215-DFM-F-0004_A - PDE 2 - FASE II - PLANTA, SECAO TIPICA E DETALHE

NEV-B-DS-215-DFM-F-0013_A - DRENAGEM INTERNA - ARRANJO GERAL - PLANTA

NEV-B-DS-215-DFM-F-0014_A - DRENAGEM INTERNA - PDER-01 - PLANTA, PERFIL E DETALHES TIPICOS - FL.01/02

NEV-B-DS-215-DFM-F-0015_A - DRENAGEM INTERNA - PDER-1 - PLANTA, PERFIL E DETALHES TIPICOS - FL.02/02

NEV-B-DS-215-DFM-F-0016_A - DRENAGEM INTERNA - PDE2 - PLANTA, PERFIL E DETALHES TIPICOS

NEV-B-DS-215-DFM-F-0017_B - DIAGRAMACAO DA DRENAGEM - PLANTA - PDER-1 - FASES I E II

NEV-B-DS-215-DFM-F-0018_B - DIAGRAMACAO DA DRENAGEM - PLANTA - PDER-1 - FASE III

NEV-B-DS-215-DFM-F-0023_A - INSTRUMENTACAO - PLANTA - PDER-1

NEV-B-DS-215-DFM-F-0024_A - INSTRUMENTACAO - SECOES INSTRUMENTADAS - PDER-1 - FL. 01/02

NEV-B-DS-215-DFM-F-0025_A - INSTRUMENTACAO - SECOES INSTRUMENTADAS E DETALHES - PDER-1 - FL. 02/02

NEV-B-DS-215-DFM-F-0026_A - INSTRUMENTACAO - PLANTA - PDE-2

NEV-B-DS-215-DFM-F-0029_B - DIAGRAMACAO DA DRENAGEM - PLANTA - PDE-2 - FASE I

NEV-B-DS-215-DFM-F-0030_B - DIAGRAMACAO DA DRENAGEM - PLANTA - PDE-2 - FASE II

NEV-B-DS-215-DFM-F-0031_A - INSTRUMENTACAO - SECOES INSTRUMENTADAS E DETALHES - PDE-2

NEV-B-MD-215-DFM-F-0002_A - BASIC DESIGN – WASTE PILE – PDER-1 AND PDE-2 – SUMMARY REPORT

NEV-B-RL-215-DFM-F-0002_A - PDER-1 E PDE-2 - CONSOLIDAÇÃO DE DADOS - RELATÓRIO TÉCNICO

NEV-B-RL-215-DFM-F-0003_A - ANÁLISE DE ESTABILIDADE - RELATORIO TECNICO

NEV-B-RL-215-DFM-F-0006_A - TRATAMENTO DE FUNDACAO E DRENAGEM INTERNA - RELATORIO TECNICO

NEV-B-RL-215-DFM-F-0007_A - ESTUDOS HIDROLOGICOS E HIDRAULICOS - PDER-1 - RELATORIO TECNICO

NEV-B-RL-215-DFM-F-0008_A - ESTUDOS HIDROLOGICOS E HIDRAULICOS - PDE-2 - RELATORIO TECNICO

NEV-B-RL-600-WSP-Z-0001_J – Modelo Hidrogeológico Conceitual e Numérico da Região das Cavas II e III – Projeto Anitta

ORB-B-DS-100-PRO-P-0001_B – General Arrangement of Processing Plant Area

ORB-B-DS-800-PRO-P-0001_C – General Arrangement of Transshipment Area

ORB-B-DS-717-PRO-A-0012_A – Waste Deposit – Plan, side and isometric views

ORB-B-DS-721-PRO-A-0015_A – Laboratory – Plan, side and isometric views

ORB-B-DS-723-PRO-A-0017_C – Workshop – Plan, side and isometric views

ORB-B-DS-724-PRO-A-0018_C – Warehouse – Plan, side and isometric views

ORB-D-MD-700-PRO-A-0007_0 – Architecture Descriptive Memorial – Modular Buildings

ORB-D-MD-700-PRO-A-0006_0 – Architecture Descriptive Memorial – Vinyl Canvas Buildings

ORB-D-MD-700-PRO-A-0007_0 – Architecture Descriptive Memorial – Masonry buildings

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 427

25	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT

In cases where the study QP have relied on contributions from third parties, the conclusions and recommendations are exclusively those of the particular QP. The QPs have reviewed the information provided by third parties for which the results and opinions outlined in this TRS are dependent and have used all means necessary in their professional judgement to verify it and have no reasons to doubt its reliability and have determined it to be adequate for the purposes of this TRS. The QPs do not disclaim any responsibility for the information, conclusions, and estimates contained in this TRS.

The QP have relied on the registrant for property ownership and mineral tenure in Section 3. The QP deem it reasonable to rely on the registrant for this information.

The QP have relied on the registrant’s information obtained through Benchmark Mineral Intelligence for assistance with the lithium price forecast. The QP deem it reasonable to rely on the registrant for this information since Atlas Lithium economic evaluation are supported by third party evaluation as well as lithium market expertise.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 428

APPENDIX A

Taxation Report

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 429

1	TAXATION

The Brazilian Constitution lists the competences for taxable events in the different government levels: Federal, State and Municipal.

The administrative-political autonomy, which is an essential characteristic of our Federative System, confers to each level of government the possibility of creating new taxes, fees (due to its police power or to the use of public services), improving charges (due to public works), as well as granting incentives, which remains being the main Brazilian strategy to attract investments.

The tax analysis for the Neves Project (“the Project”) was developed by Atlas Lithium’s financial department taking into consideration the existing current tax laws and the tax changes incorporated by the Brazilian Complementary Law 214/2025 (“Law 214/2025”), which will be in force from January 1, 2026. Tax analysis was applied to capital costs, operating costs, sales of Lithium concentrate and profits.

The work was developed from the basic taxes applicable to various activities of the Project and the tax benefits provided for by the legislation of each tax at Federal, State or municipal level.

The relevant taxes included in the analysis are the following:

Federal level

II: Imposto de Importação

IPI: Imposto sobre Produtos Industrializados

IRPJ: Imposto de Renda da Pessoa Jurídica

CSLL: Contribuição Social sobre o Lucro Líquido

COFINS: Contribuição para o Financiamento da Seguridade Social

PIS: Programa de Integração Social

CFEM: Compensação Financeira pela Exploração de Recursos Minerais

AFRMM: Adicional ao Frete para Renovação da Marinha Mercante

CIDE: Contribuições de Intervenção no Domínio Econômico

IBS: Imposto sobre bens e serviços (established by law 214/2025)

CBS: Contribuição sobre bens e serviços (established by law 214/2025)

State level

ICMS: Imposto sobre Operações Relativas à Circulação de Mercadorias e sobre Prestação de Serviços de Transporte Interestadual e Intermunicipal e de Comunicação

DIFAL: Additional ICMS to be paid in case tax rates from states involved are different.

TFRM: Taxa de Controle, Acompanhamento e Fiscalização das Atividades de Pesquisa, Lavra, Exploração e Aproveitamento de Recursos Minerários

Municipal level

ISSQN: Imposto sobre Serviços de Qualquer Natureza

1.1	Taxes on Lithium Concentrate Sales

The analysis below takes into consideration the fact that the totality of the Project’s production is expected to be exported.

1.1.1	Federal level taxes: PIS, COFINS and IPI

PIS - According to the art.5 of Law nº 10,637 of December 30th, 2002, PIS is charged on gross revenues from sales, except for exports which are exempted to pay PIS.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 430

COFINS - According to the art.6 of law nº 10,833 of December 29th, 2003, COFINS is charged on gross revenues from sales, except for exports which are exempted to pay COFINS.

IPI - According to the Federal Constitution of October 05th, 1988, article 153, § 3, item III, IPI is charged on gross revenues from sales of manufactured items, except for exports which are exempted to pay IPI.

1.1.2	State of Minas Gerais tax: ICMS

Following the ICMS regulation approved by the Decree 43,080 from Minas Gerais state, the ICMS is charged on general sales of goods and intermunicipal and interstate transportation. Export sales of products are exempt from the incidence of ICMS as stated in the Federal Constitution of October 05th, 1988, article 155, § 2, X, a) and corroborated by article 153, III, of the Minas Gerais state ICMS regulation.

1.1.3	Royalties

CFEM - Government Royalty

Royalty paid to the Federal Government – Compensação Financeira pela Exploração de Recursos Minerais (CFEM). The Federal Constitution of Brazil has established that the States, Municipalities, the Federal District and certain agencies of the federal administration are entitled to receive royalties for the exploitation of mineral resources by holders of mining concessions (including extraction permits).

It is owed by legal entities in the mining business that exploit or extract mineral resources and payable upon sale of the mining product from the mine or other mining deposit or beneficiation of the mining product or its consumption by the mining entity.

CFEM is applied on the exploited Lithium ore. In accordance with law 13,540/2017, CFEM is due on the first exit of the mined product, which can occur on the sale of the product or on the transformation of it. In the Project situation, first exit is represented by the sale of the Lithium Concentrate.

CFEM is calculated as a percentage of gross revenues, depending on the material mined. For Lithium, it represents 2% of gross revenues.

Landowners Rights

The ownership of mineral resources, including those in the subsoil, belong to the Union, as stated in the Federal Constitution of 1988 in articles 20, IX and 176, § ,1 and it is up to the Union to grant or authorize the exploration and the exploitation even if on private property. Such grant or authorization shall be established by means of a research authorization permit.

The Constitution is clear in demonstrating that the landowner is not always the owner of the right of research and exploitation, quite contrary, the owner may be obliged to authorize the use of the land for others to exploit it, thus there is a limitation on the right of ownership.

As a compensation, the constitutional provision guarantees the landowner a share of the results generated by the exploration and exploitation of respective subsoil:

“Art. 176 – (...), § 2) The landowner is guaranteed to participate in the results of the mining, in the form and value stated by the law”.

Compensation to the owner during the research and exploration period is also ensured by the Mining Code, as well as the damage and damage caused by the explorer.

The current Mining Code determines that the participation of the landowner in the results of the mining will be 50% (fifty percent) of the amount due to the States, Federal District, Municipalities and the Union, as CFEM- Financial Compensation for the Exploitation of Mineral Resources.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 431

In the case of the Project, the mineral substance to be mined is Lithium, therefore the landowner will have the right to receive an amount equivalent to 1.0% of gross revenues, that is 50% of the rate of 2.0% that Atlas Lithium will pay monthly as CFEM to the Government, according to the mining results.

Depending on the negotiation with the landowner, the compensation can be included in the amounts paid for the acquisition of the area and no future royalties will be due in this case.

1.1.4	TFRM – State Tax on Mineral Resources

The state Law No. 19,976/2011 (Minas Gerais state) was establish to create a tax for the purposes of Control, Monitoring and Supervision of Research, Mining, Exploration and Exploitation activities of Mining Resources – (TFRM).

The taxable event of TFRM is the regular exercise of the police power conferred to the State in which mineral resources are located over the activities of research, mining, exploration and exploitation.

The value of TFRM will be equivalent to one Fiscal Standard Units of the State of Minas Gerais - UFEMG, in force on the date of payment, per ton of ore extracted.

In accordance with the article 7, III of Law 19,976/2011, mining activities developed on the SUDENE (Northeast Development Superintendence) area are exempted of TFRM. The Project is located in an area covered by SUDENE and therefore is exempted to pay TFRM.

1.2	TAXES ON CAPEX:

The tax analysis was elaborated based on CAPEX developed by Promon for the Feasibility Study (“FS”), based on firm and budgetary quotes received from potential providers and estimates based on Promon and Atlas database. The tax classification was a detailed work, based on the General Rules of the Common External Tariff (TEC) of Mercosur and also on the Industrialized Products Tax Table (TIPI), defined in the legislation. Based on the fiscal classification, tax incidence at federal, state and municipal levels was applied, as well as the tax benefits provided for by legislation, taking into account the activity and location of the project.

As a general rule, taxes are incurred on all CAPEX items, such as: services, materials, domestic and imported machinery and equipment.

Due to the characteristics of each tribute, incidences and tax benefits, the CAPEX items were divided according to their origins, imported or domestic.

1.2.1	Tax incurrence on imported items

From the Common External Tariff (TEC) of Mercosur and the Industrialized Products Tax Table (TIPI) the tax incurrence on imported items is as follows:

a)	Imposto de Importação (II): Federal level, tax rates from 0% to 14.0%;
b)	Imposto de Produtos Industrializados (IPI): Federal level, tax rates from 0% to 20.0%;
c)	Contribuição da Seguridade Social Importação (COFINS-i): Federal level, tax rates from 7.60% (services) to 10.65%;
d)	Programa de Integração Social Importação (PIS-i): Federal level, tax rates from 1.65% (services) to 2.10%;
e)	Contribuição de Intervenção no Domínio Econômico (CIDE): Federal level, tax rates of 10.0%
f)	Imposto de Renda Retido na Fonte (IRRF): Federal level, tax rates of 15.0%
g)	Imposto sobre as Operações Relativas à Circulação de Mercadorias e sobre as Prestações de Serviços de transporte interestadual, intermunicipal e de comunicação (ICMS): State level, tax rates from up to 18.0%;
h)	Imposto sobre Serviços de Qualquer Natureza (ISSQN): Municipal level rate from 3.0% to 5%;
i)	Adicional de Frete e Renovação da Marinha Mercante (AFRMM): Federal level tax levied on international freight at a rate of 8.0%.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 432

1.2.2	Tax Incurrence on domestic items

Domestic items are also classified according to the Common External Tariff (TEC) of Mercosur and the Industrialized Products Tax Table (TIPI). The relevant taxes incurred on domestic items are the following:

a)	Imposto de Produtos Industrializados (IPI): Federal level, tax rates from 0% to 20.0%;
b)	Contribuição da Seguridade Social (COFINS): Federal level, tax rates from 3.0% to 7.60%;
c)	Programa de Integração Social (PIS): Federal level, tax rates from 0.65% to 1.65%;
d)	Imposto sobre as Operações Relativas à Circulação de Mercadorias e sobre as Prestações de Serviços de transporte interestadual, intermunicipal e de comunicação (ICMS): State level, tax rates up to to 18.0% (reduced to 0% following state tax benefits disclosed in section 3.0);
e)	Diferencial de alíquotas de ICMS (DIFAL): State level, tax rates up to 18.0%
f)	Imposto sobre Serviços de Qualquer Natureza (ISSQN): Municipal level, tax rates from 3.0% to 5%.

1.2.3	Taxes on domestic freight:

Taxes levied on road freight are the following:

a)	PIS – As a general rule, the rate is 1.65% (adopted). The calculation basis is the value of the freight contract;
b)	COFINS – As a general rule, the rate is 7.60% (adopted). The calculation basis is the value of the freight contract;
c)	ICMS – rates are variable according to the region of origin:
i. 7.0% for the freight originated in the South or Southeast regions;
ii. 12.0% for the freight originated in the North, Northeast or Central-West;
iii. 18% fro the freight in the same state;
d)	ICMS DIFAL– The rates are the following:
i. 11.0% for the freight originated in the South or Southeast regions;
ii. 6.0% for the freight originated in the North, Northeast or Central-West.

1.3	TAXES ON OPEX:

The tax analysis on OPEX was elaborated on the estimates prepared by Atlas for the FS. The tax classification was based on the General Rules of the Common External Tariff (TEC) of Mercosur and also on the Industrialized Products Tax Table (TIPI), defined in the legislation.

1.3.1	Tax incurrence on imported items

From the Common External Tariff (TEC) of Mercosur and the Industrialized Products Tax Table (TIPI) the tax incurrence on imported items are as follows:

a)	Imposto de Importação (II): Federal level, tax rate 0%;
b)	Imposto de Produtos Industrializados (IPI): Federal level, tax rates at 0%;
c)	Contribuição da Seguridade Social Importação (COFINS-i): Federal level, tax rates from 7.60% (services) to 10.65%;
d)	Programa de Integração Social Importação (PIS-i): Federal level, tax rates from 1.65% (services) to 2.10%;
e)	Imposto sobre as Operações Relativas à Circulação de Mercadorias e sobre as Prestações de Serviços de transporte interestadual, intermunicipal e de comunicação (ICMS): State level, tax rate of 18.0% (reduced to 0% following state tax benefits disclosed in section 3.0).

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 433

1.3.2	Tax Incurrence on domestic items

Domestic items are also classified according to the Common External Tariff (TEC) of Mercosur and the Industrialized Products Tax Table (TIPI). The relevant taxes incurred on domestic items are the following:

a)	Imposto de Produtos Industrializados (IPI): Federal level; rates from 0% to 15.0%;
b)	Contribuição da Seguridade Social (COFINS): Federal level; rates of 3.00% and 7.60%;
c)	Programa de Integração Social (PIS): Federal level; rate of 0.65% and 1.65%;
d)	Imposto sobre as Operações relativas à Circulação de Mercadorias e sobre as Prestações de Serviços de transporte interestadual, intermunicipal e de comunicação (ICMS): State level; rates up to 18.0% (reduced to 0% following state tax benefits disclosed in section 3.0);
e)	Imposto sobre Serviços de Qualquer Natureza (ISSQN): Municipal level; rate from 3.0% to 5.0%.
f)	Imposto sobre bens e serviços (IBS): Federal level and valid after the tax change instituted by law 214/2025. Rate at 18.7% (See section 4 for Tax Reform details)
g)	Contribuição sobre bens e serviços (CBS): Federal level and valid after the tax change instituted by law 214/2025. Rate at 9.3% (See section 4 for Tax Reform details)

1.4	TAXES ON PROFITS:

1.4.1	Corporate income tax (IRPJ):

The regulations of the Imposto de Renda (IRPJ) in force are consolidated under Decree nº 3,000 of March 26th, 1999. These regulations apply to all taxpayers. Only the federal government may charge income tax, however, part of the income tax collected is transferred to states and municipalities.

Brazilian corporate income tax is charged on the net taxable income at a basic rate of 15.0%, plus a surtax of 10.0% on the annual income exceeding R$240k. Totaling a 25.0% load.

1.4.2	Social contribution on net profits (CSLL):

The Contribuição Social sobre Lucro Líquido (CSLL) was introduced to fund social and welfare programs and is paid in addition to the corporate income tax for tax purposes. Social contribution tax basis is similar to the tax basis for the corporate income tax, although some specific adjustments may be applicable to one tax and not to the other. The applicable rate is 9% on net income. There are no tax benefits.

2	FEDERAL LEVEL TAX BENEFITS:

RECAP, EX-TARIFÁRIO, DRAWBACK AND SUDENE: The benefits considered on items, including machinery, equipment and instrumentation, are the following:

2.1	RECAP:

The RECAP suspends the payment of the PIS/COFINS applicable on items classified in the TEC and TIPI as Capital Goods, i.e. new, domestic and imported machinery and equipment to be purchased as initial investment (CAPEX) by Exporting companies. To enjoy the benefit, Atlas needed to obtain an authorization from the Secretaria da Receita Federal-SRF (Federal Revenue).

The legal basis for the RECAP is in effect and provided for in articles 12 to 16 of Law No. 11,196 of November 21, 2005 and the list of items marked “BK” are included in Federal Decree No. 6,581 of September 26, 2008.

Atlas was able to apply RECAP in the acquisition of the majority of the equipment acquired domestically and abroad.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 434

2.2	EX-TARIFÁRIO

Reduction of Import Tax (II) from 14.0% to 0% to equipment without any similar manufactured in Brazil. Those equipment are classified as Ex-Tariffs in the CAPEX database. The Project requested the benefit to the Foreign Trade Secretariat which is a branch of the Ministry of Industry, Foreign Trade and Services (MDIC) with respect to the acquisition of the DMS plant.

The EX-TARIFÁRIO has resulted in an estimated savings of US$3 million in total CAPEX.

2.3	DRAWBACK

The Drawback regime in Brazil is a special customs mechanism designed to enhance the competitiveness of Brazilian exports by reducing or eliminating taxes on inputs used in the production of goods destined for international markets. Established by Decree-Law No. 37/1966, this regime offers significant cost savings for exporters by allowing tax exemptions or suspensions on imported or domestically acquired raw materials, intermediate goods, and packaging materials that are incorporated into exported products.

Through the drawback benefit, Atlas is able to import or acquire domestically, without immediate tax payment, goods that will be used in the manufacturing of products intended for export. Taxes such as Import Duty (II), Industrialized Product Tax (IPI), Social Integration Program (PIS), Contribution for the Financing of Social Security (COFINS), the Additional Freight for the Renewal of the Merchant Marine (AFRMM) and ICMS (this specific tax is only suspended in import processes) are suspended. Once the final product is exported within the stipulated timeframe, the suspension becomes a definitive exemption.

Atlas applied the drawback benefit in the acquisition of FeSi to be used in the lithium processing plant.

2.4	SUDENE AGENCY:

2.4.1	IRPJ Reduction due to Project Implementation:

SUDENE - INCOME TAX (Law 13,799 from January 3rd, 2019) – The Company is subject to corporate income tax in Brazil at a rate of 25% and to social contribution tax at a rate of 9%. The Company is entitled to a special Brazilian tax incentive granted by SUDENE which provides a 75% reduction of the corporate income tax (IRPJ) payable for eligible projects.

Atlas is required to apply for the incentive to be analyzed and approved by SUDENE. Once approved, Atlas will be entitled to the SUDENE tax incentive for a 10 years period commencing in the year of receipt of the Appraisal Certificate from SUDENE.

Legal basis: Federal supplementary Law nº 124, of January 3rd, 2007. Overall burden can be reduced from a combined rate of 34% to 15.25%.

This understanding is based on meeting the following requirements:

a)	The project consists of the implementation of a new mining-industrial complex consisting of extraction and processing activities to produce Lithium Concentrate;
b)	According to the Federal Decree nº 4,212/2002 (art. 2), the Project is in a priority sector for purposes of INCOME TAX benefits;
c)	The main economic activity of the Project is listed in the referred Decree, in its section “V” features: “of the extractive industry of metallic minerals, represented by productive complexes for the use of mineral resources of the region”;
d)	The implementation of a new production unit in SUDENE area constitutes fundamental requirement for the granting of the benefit of IRPJ reduction as article 5, subparagraph “IV” of the Ordinance nº 283/2013.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 435

2.4.2	Incentivized Accelerated Depreciation:

The benefits from SUDENE also include the possibility of accounting for an accelerated depreciation of the assets, in order to reduce the calculation basis of income taxes payable. This accelerated depreciation of assets may represent significant tax savings, especially for high intensity capital projects like the Project.

Legal basis: art. 31 of Law nº 11,196 of November 21st, 2005; Decree nº 5,988, of October 19th, 2006; Decree Nº 4,212, of April 26th, 2002; and Decree nº 4,213, of April 26th, 2002.

2.4.3	PIS and COFINS credits anticipation:

Utilization of PIS and COFINS in 12 months from the acquisition (when the asset is ready to be operated) of the assets in which the credits have been originated rather than following the depreciation period, legal basis: art. 31 of Law nº 11,196 of November 21st, 2005; item III of §1 of art. 3 of Law nº 10,637 of December 30th, 2002; item III of §1 of art. 3 of Law nº 10,833 of December 29th, 2003; paragraph 4 of art.15 of Law nº 10,865 of April 30th, 2004; Decree nº 5,988, of December 19th, 2006; Decree nº 5,789, of May 25th, 2006; Decree nº 4,212, of April 26th, 2002; and Decree nº 4,213, of April 26th, 2002.

3	STATE BENEFITS

3.1	ICMS EXEMPTION

The Secretariat of State for Finance (SEFAZ) is responsible for the analysis and granting of ICMS benefits to companies planning to invest in the State of Minas Gerais.

The State of Minas Gerais, after analysing Atlas’ investments plan, put together a special ruling through which it granted Atlas an ICMS exemption on specific transactions. We have considered that the Project meets the conditions proposed by Minas Gerais State incentive requirements and applied the following benefit for the ICMS on Atlas CAPEX determination:

a)	Exemption of the ICMS on imports of machinery and equipment for the fixed assets, for which there is no similar item produced in Minas Gerais.

The ICMS state benefit has resulted in an estimated savings of US$3.6 million in total CAPEX.

4	TAX REFORM IN BRAZIL: COMPLEMENTARY LAW 214/2025

Aiming to simplify the tax regime in Brazil, in 2025 the Brazilian Congress and the Government approved the complementary Law n. 214, which states the fundaments of the tax change supposed to be valid from January 01, 2026.

The essential change brought by the tax reform is the replacement of 5 existing taxes (PIS, COFINS, IPI, ICMS and ISS) for 2 new taxes: IBS and CBS. Another important topic is that IBS and CBS will follow a non-cumulative regime, where the entirety of taxes paid on purchases of materials and services will be available to offset future tax payments and the excess of credits, if applicable, will be reimbursed by the government.

SGS Geological Services

S-K 1300 Technical Report – FS Neves Lithium Project – Minas Gerais, Brazil	Page 436

The transition from the old regime to the new tax regime will take 7 years to be completed, as described below:

2026 – Testing phase with marginal rates for IBS and CBS. No impact on amounts payable, but taxpayers need to start complying with IBS/CBS tax returns.

2027 – CBS starts being fully charged in all materials and services and PIS, COFINS and IPI are discontinued. Expected rate to CBS is 9.3%, however it still depends on tax authorities’ final regulation.

2028 – Testing phase of state and municipal pieces of IBS. No material impacts on amounts payable.

2029 – ICMS and ISS rates charged at 90% of their respective rates and IBS charged at 10% of its expected rate (18.7%, subject to final regulation from tax authorities).

2030 – ICMS and ISS rates charged at 80% of their respective rates and IBS charged at 20% of its expected rate (18.7%, subject to final regulation from tax authorities).

2031 – ICMS and ISS rates charged at 70% of their respective rates and IBS charged at 30% of its expected rate (18.7%, subject to final regulation from tax authorities).

2032 – ICMS and ISS rates charged at 60% of their respective rates and IBS charged at 40% of its expected rate (18.7%, subject to final regulation from tax authorities).

2033 – IBS and CBS fully adopted and ICMS and ISS fully discontinued.

The Project’s cash flow model considers the transition of the tax rates throughout the tax reform transition period.

5	LEGISLATION REFERENCE:

a)	Federal Law 10.637 of December 30, 2002 (PIS-Non cumulative)
b)	Federal Law 10.833 of December 29, 2003 (COFINS-Non cumulative)
c)	Federal Law 11.196 of November 21, 2005 (RECAP)
d)	Federal Law 13,540/2017 (CFEM)
e)	Federal Law 13,799/2019 (SUDENE projects)
f)	Federal Law 124/2007 (creation SUDENE)
g)	Federal Decree 6.581 of September 26, 2008 (list of “BK” items).
h)	Federal Decree-Law No. 37/1966 (Drawback)
i)	Federal Decree-Law No. 227 of February 28, 1967, Law No. 6,567 of September 24, 1978, Law No. 7,805 of July 18, 1989, and part of Law No. 13,575 of December 26, 2017 and the Federal Constitution of 1988 (BRAZILIAN MINING CODE).
j)	Federal Complementary Law 214/2025 (Tax reform)
k)	Minas Gerais state decree 43,080 – ICMS regulation
l)	Minas Gerais state Law No. 19,976/2011 (TFRM)

SGS Geological Services